EXECUTION VERSION

SECOND AMENDED AND RESTATED CREDIT AGREEMENT
dated as of
March 29, 2019,
among
TUPPERWARE BRANDS CORPORATION,
as the Parent Borrower,
TUPPERWARE NEDERLAND B.V.,
ADMINISTRADORA DART, S. DE R.L. DE C.V.
and TUPPERWARE BRANDS ASIA PACIFIC PTE. LTD.,
as the Subsidiary Borrowers,
The LENDERS Party Hereto
and
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent,
___________________________
JPMORGAN CHASE BANK, N.A., CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, HSBC SECURITIES (USA) INC., MIZUHO BANK, LTD. and WELLS FARGO SECURITIES, LLC,
as Joint Lead Arrangers and Joint Bookrunners,
CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, HSBC SECURITIES (USA) INC., MIZUHO BANK, LTD. and WELLS FARGO SECURITIES, LLC,
as Syndication Agents

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SECTION 9.11.	Headings	134
SECTION 9.12.	Confidentiality	134
SECTION 9.13.	Interest Rate Limitation	135
SECTION 9.14.	Certain Notices	136
SECTION 9.15.	Conversion of Currencies	136
SECTION 9.16.	Effect of Restatement	136
SECTION 9.17.	Release of Liens and Guarantees	137
SECTION 9.18.	Parent Borrower as Agent of Subsidiary Borrowers	138
SECTION 9.19.	No Fiduciary Relationship	139
SECTION 9.20.	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	139
SECTION 9.21.	Intercreditor Agreement	140

SCHEDULES:

Schedule 1.01	Pricing Schedule
Schedule 2.01	Revolving Commitments
Schedule 2.05	LC Commitments
Schedule 3.03	Government Authorizations and Other Consents
Schedule 3.13	Certain Dart Information
Schedule 6.01	Existing Liens
Schedule 6.02	Existing Subsidiary Debt

EXHIBITS:

Exhibit A	Form of Assignment and Assumption
Exhibit B	Form of Borrowing Request
Exhibit C	Form of Interest Election Request
Exhibit D	Form of Mexican Promissory Note
Exhibit E	Form of Compliance Certificate
Exhibit F-1	Form of U.S. Tax Certificate (for Non-U.S. Lenders that are Not Partnerships)
Exhibit F-2	Form of U.S. Tax Certificate (for Non-U.S. Participants that are Not Partnerships)
Exhibit F-3	Form of U.S. Tax Certificate (for Non-U.S. Participants that are Partnerships)
Exhibit F-4	Form of U.S. Tax Certificate (for Non-U.S. Lenders that are Partnerships)
Exhibit G	Form of Master Guaranty Agreement
Exhibit H	Form of Master Collateral Agreement
Exhibit I-1	Form of Perfection Certificate
Exhibit I-2	Form of Supplemental Perfection Certificate

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THIS SECOND AMENDED AND RESTATED CREDIT AGREEMENT dated as of March 29, 2019, among TUPPERWARE BRANDS CORPORATION, a Delaware corporation (the “Parent Borrower”), TUPPERWARE NEDERLAND B.V. (formerly known as Tupperware International Holdings B.V.), a besloten vennootschap met beperkte aansprakelijkheid organized under the laws of the Netherlands, registered with the Dutch trade register under number 27119364 (the “Dutch Subsidiary Borrower”), ADMINISTRADORA DART, S. DE R.L. DE C.V., a limited liability corporation (sociedad de responsabilidad limitada de capital variable) organized under the laws of Mexico (the “Mexican Subsidiary Borrower”), TUPPERWARE BRANDS ASIA PACIFIC PTE. LTD., a private limited liability company incorporated under the laws of Singapore (the “Singaporean Subsidiary Borrower” and, together with the Dutch Subsidiary Borrower and the Mexican Subsidiary Borrower, the “Subsidiary Borrowers”), the LENDERS party hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent.
R E C I T A L S:
The Parent Borrower, the Dutch Subsidiary Borrower, certain Lenders and the Administrative Agent are parties to that certain Amended and Restated Credit Agreement dated as of September 11, 2013 (as amended and restated prior to the Second Restatement Date, the “Existing Credit Agreement”).
The parties hereto wish to amend and restate the Existing Credit Agreement pursuant to, and on the terms and conditions set forth in, this Agreement.
Accordingly, the parties hereto agree as follows:
ARTICLE I

DEFINITIONS
SECTION 1.01.    Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan is, or the Loans comprising such Borrowing are, bearing interest at a rate determined by reference to the Alternate Base Rate.
“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person (other than by means of the exercise of secured creditor or similar remedies in respect of any Indebtedness owed by such Person), (b) the acquisition of more than 50% of the issued and outstanding Equity Interests in any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary) in which the surviving entity is the Parent Borrower or a Subsidiary (including any Person that becomes a Subsidiary as a result of the consummation thereof).

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“Additional Guarantee and Collateral Requirement” means the requirement that:
(a)the Administrative Agent shall have received from the Parent Borrower and each Designated Subsidiary either (i) a counterpart of each of the Master Guaranty Agreement and the Master Collateral Agreement, in each case, duly executed and delivered on behalf of such Person, or (ii) in the case of any Subsidiary that becomes a Designated Subsidiary after the initial execution and delivery of the Master Guaranty Agreement and the Master Collateral Agreement, a supplement to each of the Master Guaranty Agreement and the Master Collateral Agreement, in each case, in the form specified therein, duly executed and delivered on behalf of such Subsidiary;
(b)    the Administrative Agent shall have received, with respect to the Parent Borrower and each Designated Subsidiary, (i) a completed Perfection Certificate, dated as of the applicable date and signed by a Responsible Officer of the Parent Borrower, together with all attachments contemplated thereby, including the results of a search of the Uniform Commercial Code filings made with respect to the Parent Borrower or such Designated Subsidiary in the jurisdictions contemplated by the Perfection Certificate and copies of the financing statements disclosed by such search, and (ii) such customary legal opinions, evidence of authority, officer’s certificates, secretary’s certificates and other documents and instruments as the Administrative Agent may reasonably request;
(c)    the Administrative Agent shall, to the extent required by the Master Collateral Agreement, have received (i) certificates or other instruments representing all Equity Interests owned by the Parent Borrower and each Designated Subsidiary, together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank, and (ii) all promissory notes, if any, owned by the Parent Borrower and each Designated Subsidiary, together with undated instruments of transfer with respect thereto endorsed in blank; and
(d)    all documents and instruments, including Uniform Commercial Code financing statements, required by applicable law or reasonably requested by the Administrative Agent to be filed, registered or recorded to create the Liens intended to be created by the Security Documents and perfect such Liens to the extent required by, and with the priority required by, the Security Documents, shall have been filed, registered or recorded or delivered to the Administrative Agent for filing, registration or recording.
Notwithstanding the foregoing:
(i)nothing in this definition or in any Security Document shall require the creation or perfection of Liens on any Excluded Assets;
(ii)    this definition shall not require the creation or perfection of Liens on, or the obtaining of legal opinions or other deliverables with respect to, particular assets of the Parent Borrower or the Designated Subsidiaries if and for so long as the Administrative Agent determines, after consultation with the Parent Borrower, that the cost of creating or perfecting such Liens on such assets, or obtaining such legal opinions

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or other deliverables in respect of such assets, shall be excessive in relation to the benefit to be afforded to the Lenders therefrom;
(iii)    the Administrative Agent may grant extensions of time for the creation and perfection of Liens on, or the obtaining of legal opinions or other deliverables with respect to, particular assets or particular Designated Subsidiaries where it determines, after consultation with the Parent Borrower, that such action cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required to be accomplished by this Agreement or the Security Documents;
(iv)    nothing in this definition shall require obtaining any landlord waivers, estoppels, collateral access letters or similar third party agreements;
(v)    nothing in this definition shall require delivery of (A) certificates or other instruments representing, or any stock powers or other instruments of transfer in respect of, any Equity Interests in any Subsidiary that is not a Material Subsidiary or that is an Excluded Asset or (B) any promissory note evidencing Indebtedness of less than US$2,500,000 (or equivalent thereof) (it being understood that such Equity Interests or promissory notes may nonetheless constitute Collateral);
(vi)    nothing in this definition shall require perfection of a Lien on any letter of credit rights, other than the filing of Uniform Commercial Code financial statements or an equivalent thereof in appropriate form in the applicable jurisdictions;
(vii)    except with respect to any such Security Document or actions in any Material Foreign Jurisdiction, in each case, with respect to any Material IP Collateral, no Security Documents governed under the laws of any jurisdiction outside of the United States, and no actions in any jurisdiction outside of the United States or that are necessary to create or perfect any security interest in assets located or titled outside of the United States, shall be required; and
(viii)    nothing in this definition shall require obtaining control agreements with respect to deposit accounts or securities accounts.
“Adjusted LIBO Rate” means, with respect to any Eurocurrency Borrowing denominated in Dollars for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.
“Administrative Agent” means JPMorgan, in its capacity as administrative agent for the Lenders hereunder and under the other Loan Documents, or any successor appointed in accordance with Article VIII.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

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“Affected Lender” has the meaning set forth in Section 2.19.
“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with such Person.
“Aggregate Global Tranche Revolving Commitments” means, at any time, the sum of the Global Tranche Revolving Commitments in effect at such time.
“Aggregate Global Tranche Revolving Credit Exposure” means, at any time, the aggregate amount of (a) the sum of the Dollar Equivalents of all the Global Tranche Revolving Loans outstanding at such time, (b) the total LC Exposure at such time and (c) the total Swingline Exposure at such time.
“Aggregate Mexican Tranche Revolving Commitments” means, at any time, the sum of the Mexican Tranche Revolving Commitments in effect at such time.
“Aggregate Mexican Tranche Revolving Credit Exposure” means, at any time, the sum of the Dollar Equivalents of all the Mexican Tranche Revolving Loans outstanding at such time.
“Aggregate Revolving Credit Exposure” means, at any time, the sum of the Aggregate Global Tranche Revolving Credit Exposure, the Aggregate Mexican Tranche Revolving Credit Exposure and the Aggregate Singaporean Tranche Revolving Credit Exposure at such time.
“Aggregate Singaporean Tranche Revolving Commitments” means, at any time, the sum of the Singaporean Tranche Revolving Commitments in effect at such time.
“Aggregate Singaporean Tranche Revolving Credit Exposure” means, at any time, the sum of the Dollar Equivalents of all the Singaporean Tranche Revolving Loans outstanding at such time.
“Agreement” means this Second Amended and Restated Credit Agreement.
“Agreement Currency” has the meaning set forth in Section 9.15(b).
“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% per annum and (c) the Adjusted LIBO Rate on such day (or if such day is not a Business Day, the immediately preceding Business Day) for a deposit in Dollars with a maturity of one month plus 1% per annum. For purposes of clause (c) above, the Adjusted LIBO Rate for any day shall be based on the Screen Rate at approximately 11:00 a.m., London time, on such day for deposits in Dollars with a maturity of one month (or, if the Screen Rate is not available for a maturity of one month with respect to Dollars but is available for periods both longer and shorter than such period, the Interpolated Screen Rate as of such time). Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO

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Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.13, then for purposes of clause (c) above the Adjusted LIBO Rate shall be deemed to be zero.
“Anti-Corruption Laws” means, with respect to a Person, the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, the Mexican Ley General del Sistema Nacional Anticorrupción and all other laws, rules, and regulations of any jurisdiction applicable to such Person concerning or relating to bribery or corruption.
“Applicable Borrower” means, with respect to any Loan or other amount owing hereunder or any matter pertaining to such Loan or other amount, whichever of the Borrowers is the primary obligor on such Loan or other amount and, with respect to any Letter of Credit, whichever of the Global Tranche Borrowers is the account party with respect thereto.
“Applicable Creditor” has the meaning set forth in Section 9.15(b).
“Applicable Indemnitor” has the meaning set forth in Section 7.01(h).
“Applicable Lending Installation” has the meaning set forth in Section 2.02(e).
“Applicable Rate” means, for any day, with respect to interest on any Loan or with respect to the commitment fees payable hereunder, the applicable rate per annum set forth on Schedule 1.01 opposite the appropriate caption, based upon the Status (as defined in such Schedule) in effect on such day.
“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Arrangers” means JPMorgan, Crédit Agricole Corporate and Investment Bank, HSBC Securities (USA) Inc., Mizuho Bank, Ltd. and Wells Fargo Securities, LLC, in each case in their capacity as the joint lead arrangers and joint bookrunners for the credit facilities provided herein.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.
“Attributable Indebtedness” means, on any date, (a) in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease or similar payments under the

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relevant lease or other applicable agreement or instrument that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease or other agreement or instrument were accounted for as a Capitalized Lease and (c) all Synthetic Debt of such Person.
“Audited Financial Statements” means, collectively, the audited consolidated balance sheet of the Parent Borrower and its then Subsidiaries for the fiscal year ended December 29, 2018, and the related consolidated statements of income and comprehensive income, shareholders’ equity and cash flows for such fiscal year of the Parent Borrower and its then Subsidiaries, including the notes thereto.
“Availability Period” means the period from and including the Second Restatement Date to but excluding the earlier of the Revolving Maturity Date and the date of termination of the Revolving Commitments in accordance with the terms of this Agreement.
“Bail-In Action” means, with respect to any EEA Financial Institution, the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of such EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“Bankruptcy Event” means, with respect to any Person, that such Person becomes the subject of a bankruptcy (quiebra) or insolvency proceeding (concurso mercantil), or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors, visitador, conciliador, síndico or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for

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purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“Board” means the Board of Governors of the Federal Reserve System of the United States of America.
“Borrowers” means the Parent Borrower and the Subsidiary Borrowers.
“Borrowing” means (a) Revolving Loans of the same Class, Type and currency, made, converted or continued on the same date to the same Applicable Borrower and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect or (b) a Swingline Loan.
“Borrowing Minimum” means (a) with respect to a Revolving Borrowing, (i) in the case of a Revolving Borrowing denominated in Dollars, US$5,000,000, (ii) in the case of a Revolving Borrowing denominated in Euros, €5,000,000, (iii) in the case of a Revolving Borrowing denominated in Sterling, £5,000,000 and (iv) in the case of a Revolving Borrowing denominated in Mexican Pesos, Mex$10,000,000, and (b) with respect to a Swingline Loan, (i) in the case of a Swingline Loan denominated in Dollars, US$1,000,000, (ii) in the case of a Swingline Loan denominated in Euros, €1,000,000 and (iii) in the case of a Swingline Loan denominated in Sterling, £1,000,000.
“Borrowing Multiple” means (a) with respect to a Revolving Borrowing, (i) in the case of a Revolving Borrowing denominated in Dollars, US$1,000,000, (ii) in the case of a Revolving Borrowing denominated in Euros, €1,000,000, (iii) in the case of a Revolving Borrowing denominated in Sterling, £1,000,000 and (iv) in the case of a Revolving Borrowing denominated in Mexican Pesos, Mex$5,000,000, and (b) with respect to a Swingline Loan, (i) in the case of a Swingline Loan denominated in Dollars, US$100,000, (ii) in the case of a Swingline Loan denominated in Euros, €100,000 and (iii) in the case of a Swingline Loan denominated in Sterling, £100,000.
“Borrowing Request” means a request by the Parent Borrower for a Borrowing in accordance with Section 2.03 or 2.04, which shall be substantially in the form of Exhibit B or any other form approved by the Administrative Agent and the Parent Borrower.
“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that (a) when used in connection with a LIBOR Loan denominated in any currency, the term “Business Day” shall also exclude any day on which banks are not open for dealings in deposits for such currency in the London interbank market, (b) when used in connection with a EURIBOR Loan, the term “Business Day” shall also exclude any day that is not a TARGET Day, (c) when used in connection with a TIIE Loan, the term “Business Day” shall also exclude any day on which banks are not open for general business in Mexico City, Mexico, and (d) when used in connection with a Loan to any Subsidiary Borrower organized in a jurisdiction other than the United States of America, the term “Business Day” shall also exclude any day on which

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commercial banks in the jurisdiction of organization of such Subsidiary Borrower are authorized or required by law to remain closed.
“CAM Exchange” means the exchange of the Lenders’ interests provided for in Section 7.02.
“CAM Exchange Date” means the first date on which there shall occur (a) any Event of Default under Section 7.01(f) in respect of the Parent Borrower or (b) an acceleration of Loans pursuant to Section 7.01.
“CAM Percentage” means, with respect to each Lender, a fraction, expressed as a decimal, of which (a) the numerator shall be the sum of the Dollar Equivalents (determined on the CAM Exchange Date on the basis of Exchange Rates on such date) of the aggregate Designated Obligations owed to such Lender (whether or not at the time due and payable) immediately prior to the CAM Exchange and (b) the denominator shall be the sum of the Dollar Equivalents (as so determined) of the aggregate Designated Obligations owed to all the Lenders (whether or not at the time due and payable) immediately prior to the CAM Exchange.
“Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, as in effect from time to time, subject to Section 1.04, recorded as capitalized leases.
“Cash Management Services” means cash management and related services provided to the Parent Borrower, including treasury, depository, return items, overdraft, controlled disbursement, cash sweeps, zero balance arrangements, merchant stored value cards, e-payables, electronic funds transfer, interstate depository network and automatic clearing house transfer (including the Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system) services and credit cards, credit card processing services, debit cards, stored value cards and commercial cards (including so-called “‘purchase cards”, “procurement cards” or “p-cards”) arrangements.
“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980.
“CFC” means (a) any Person that is a “controlled foreign corporation” (within the meaning of Section 957), but only if a U.S. Person that is an Affiliate of a Loan Party is, with respect to such person, a “United States shareholder” (within the meaning of Section 951(b)) described in Section 951(a)(1), and (b) each Subsidiary of any Person described in clause (a). For purposes of this definition, all Section references are to the Code.
“CFC Holdco” means any direct or indirect Domestic Subsidiary substantially all of the assets of which consist (directly or indirectly through Persons that are treated as disregarded entities for United States Federal income tax purpose) of Equity Interests in and/or Indebtedness of one or more CFCs.
“Change in Law” means the occurrence, after the Second Restatement Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b)

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any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority, or (c) the making or issuance of any request, rules, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided, however, that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof, and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed a “Change in Law” regardless of the date enacted, adopted, issued or implemented.
“Change of Control” means an event or series of events by which:
(a)    any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of the Parent Borrower or its Subsidiaries and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of 35% or more of the Voting Equity Interests in the Parent Borrower;
(b)    during any period of 24 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Parent Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body;
(c)    any Subsidiary Borrower shall cease to be a wholly owned Subsidiary; or
(d)    any “Change of Control” (or similar term) shall occur under (and as defined in) any document or instrument governing or evidencing any Permitted Senior Notes Indebtedness or any other Material Indebtedness.
“Charges” has the meaning set forth in Section 9.13.
“Class”, when used in reference to (a) any Revolving Loan or Revolving Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Global Tranche Revolving Loans, Mexican Tranche Revolving Loans or Singaporean Tranche Revolving Loans, (b) any Revolving Commitment, refers to whether such Revolving Commitment is a Global Tranche Revolving Commitment, a Mexican Tranche Revolving

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Commitment or a Singaporean Tranche Revolving Commitment, (c) any Revolving Credit Exposure, refers to whether such Revolving Credit Exposure is Global Tranche Revolving Credit Exposure, Mexican Tranche Revolving Credit Exposure or Singaporean Tranche Revolving Credit Exposure and (d) any Lender, refers to whether such Lender is a Global Tranche Lender, a Mexican Tranche Lender or a Singaporean Tranche Lender. It is understood that (i) Global Tranche Revolving Loans, Global Tranche Revolving Commitments, Swingline Loans, Letters of Credit, Global Tranche Revolving Credit Exposure and Global Tranche Lenders are of the same Class, (ii) Mexican Tranche Revolving Loans, Mexican Tranche Revolving Commitments, Mexican Tranche Revolving Credit Exposure and Mexican Tranche Lenders are of the same Class and (iii) Singaporean Tranche Revolving Loans, Singaporean Tranche Revolving Commitments, Singaporean Tranche Revolving Credit Exposure and Singaporean Tranche Lenders are of the same Class.
“Code” means the Internal Revenue Code of 1986, as amended.
“Collateral” means any and all assets, whether tangible or intangible, on which Liens are purported to be granted pursuant to the Security Documents as security for the Obligations, it being understood that prior to the execution and delivery by the parties thereto of the Master Collateral Agreement the term “Collateral”, as defined herein, means the “Collateral” as defined in the Dart Security Agreement.
“Collateral Agent” has the meaning set forth in the Intercreditor Agreement. As of the Second Restatement Date, the Collateral Agent is JPMorgan.
“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, the Collateral Agent, any Lender or any Issuing Bank by means of electronic communications, including through an Electronic System.
“Compliance Certificate” means a certificate substantially in the form of Exhibit E or any other form approved by the Administrative Agent.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated EBITDA” means, with respect to any Measurement Period, an amount equal to Consolidated Net Income of the Parent Borrower and its Subsidiaries for such Measurement Period, plus, without duplication, (a) the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Charges; (ii) the provision for Federal, state, local and foreign income taxes payable (including franchise and similar taxes based on net income); (iii) depreciation and amortization expense; (iv) extraordinary, unusual or non-recurring non-cash charges, expenses or losses (including, without duplication, non-cash reengineering and impairment charges and write-off of goodwill and intangibles) and non-cash charges for deferred tax asset valuation allowances; (v) any non-cash impairment charges or

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asset write-off resulting from the application of ASC 350; (vi) any non-cash expense realized or resulting from any employee benefit plans, post-employment benefit plans, deferred stock compensation plan or grants of stock appreciation or similar rights, stock options, restricted stock or other rights to officers, directors and employees of the Parent Borrower or any of its Subsidiaries; (vii) any write-off of deferred costs incurred in connection with the Existing Credit Agreement and related interest rate Swap Contracts and any other losses arising from the early extinguishment of Indebtedness or obligations under Swap Contracts; and (viii) non-cash losses or expenses resulting from fair value accounting required by Auditing Standards Update No. 133; in each case, of or by the Parent Borrower and its Subsidiaries for such Measurement Period, and minus, without duplication, (b) (i) to the extent included in calculating such Consolidated Net Income, Federal, state, local and foreign income tax credits; (ii) any amounts paid in cash during such Measurement Period in respect of any non-cash charges, expenses or losses added back pursuant to clause (a)(iv) above in any prior period; (iii) to the extent included in calculating such Consolidated Net Income, all extraordinary, unusual or non-recurring non-cash items increasing Consolidated Net Income; and (iv) gains arising from the early extinguishment of Indebtedness or obligations under Swap Contracts, in each case of or by the Parent Borrower and its Subsidiaries for such Measurement Period; provided that Consolidated EBITDA shall be calculated so as to exclude the effect of any gain or loss that represents after-tax gains or losses attributable to any Disposition, other than Dispositions of inventory or other Dispositions in the ordinary course of business. For the purposes of calculating Consolidated EBITDA for any Measurement Period, if at any time during such Measurement Period the Parent Borrower or any Subsidiary shall have made any Material Disposition or Material Acquisition, then the Consolidated EBITDA for such Measurement Period shall be calculated after giving Pro Forma Effect thereto.
“Consolidated Funded Indebtedness” means, as of any date of determination, for the Parent Borrower and its Subsidiaries on a consolidated basis, the sum, in each case, without duplication, of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Loans outstanding hereunder) and all obligations evidenced by bonds, debentures, notes or other similar instruments, (b) all purchase money Indebtedness, (c) all outstanding reimbursement obligations in respect of drawings made under letters of credit (including standby and commercial letters of credit constituting Indebtedness), bankers’ acceptances, bank guaranties and similar instruments, (d) all obligations to pay the deferred purchase price of property or services to the extent constituting Indebtedness (other than any obligations in respect of an Employee Benefit Arrangement), (e) all Attributable Indebtedness, (f) all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (e) above of Persons other than the Parent Borrower or any Subsidiary, and (g) all Indebtedness of the types referred to in clauses (a) through (f) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Parent Borrower or a Subsidiary is a general partner or joint venturer to the extent that the Parent Borrower or such Subsidiary is legally liable therefor as a result of its ownership interest in such entity or is contractually liable therefor by operation of its charter or other governing documents, unless such Indebtedness is expressly made non-recourse to the Parent Borrower or such Subsidiary.

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“Consolidated Interest Charges” means, for any Measurement Period, the sum, without duplication, of (a) all interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money or Swap Contracts (excluding any impairment charge arising by reason of the refinancing of any Indebtedness), or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP and (b) the portion of rent expense under Capitalized Leases that is treated as interest in such Measurement Period in accordance with GAAP, in each case, of or by the Parent Borrower and its Subsidiaries. For the purposes of calculating Consolidated Interest Charges for any Measurement Period, if at any time during such Measurement Period the Parent Borrower or any Subsidiary shall have made any Material Disposition or Material Acquisition, then the Consolidated Interest Charges for such Measurement Period shall be calculated after giving Pro Forma Effect thereto.
“Consolidated Interest Coverage Ratio” means, at any date of determination, the ratio of (a) Consolidated EBITDA for the then most recently completed Measurement Period to (b) the Consolidated Interest Charges for such Measurement Period.
“Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness as of the last day of the then most recently completed Measurement Period to (b) Consolidated EBITDA for such Measurement Period.
“Consolidated Net Income” means, with respect to any Measurement Period, the net income of the Parent Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, for such Measurement Period.
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Dart” means Dart Industries Inc., a Delaware corporation and a Subsidiary of the Parent Borrower.
“Dart Guaranty” means the Guaranty dated as of June 2, 2011, made by Dart in favor of the Administrative Agent for the benefit of the Guaranteed Parties (as defined therein), as reaffirmed and amended by the Second Reaffirmation Agreement.
“Dart IP Security Agreement” means the Intellectual Property Security Agreement dated as of June 2, 2011, made by and between Dart and the Collateral Agent for the benefit of the Secured Parties (as defined in the Dart Security Agreement), as reaffirmed by the Second Reaffirmation Agreement.

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“Dart Security Agreement” means the Security Agreement dated as of June 2, 2011, made by and between Dart and the Collateral Agent for the benefit of the Secured Parties (as defined therein) with respect to Dart’s interest in the Material Marks and other Collateral (as defined therein), as reaffirmed by the Second Reaffirmation Agreement.
“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, examinership, court protection, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, judicial management, reorganization, or similar debtor relief laws of the United States, Mexico, the Netherlands or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally, including the Mexican Ley de Concursos Mercantiles, the Dutch Bankruptcy Act (Faillissementswet), the Tax Collection Act of the Netherlands (Invorderingswet 1990) and the Social Insurance Financing Act of the Netherlands (Wet Financiering Sociale Verzekeringen).
“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.
“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, (i) to fund any portion of its Loans, (ii) in the case of a Lender that is a Global Tranche Lender, to fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) to pay over to any Specified Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular Default, if any) has not been satisfied, (b) has notified the Parent Borrower or any Specified Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular Default, if any) to funding a Loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Specified Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations to fund prospective Loans and, in the case of a Lender that is a Global Tranche Lender, participations in then outstanding Letters of Credit and Swingline Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Specified Party’s receipt of such certification in form and substance reasonably satisfactory to it and the Administrative Agent, or (d) has become the subject of a Bankruptcy Event or Bail-In Action.
“Designated Cash Management Obligations” means the due and punctual payment and performance of all obligations of the Parent Borrower in respect of any Cash Management Services provided to the Parent Borrower that are (a) owed to the Administrative Agent, any Arranger or an Affiliate of any of the foregoing, or to any Person that, at the time

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such obligations were incurred, was the Administrative Agent, an Arranger or an Affiliate of any of the foregoing, (b) owed on the Second Restatement Date to a Person that is a Lender or an Affiliate of a Lender as of the Second Restatement Date or (c) owed to a Person that is a Lender or an Affiliate of a Lender at the time such obligations are incurred, including, in each case, obligations with respect to fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including obligations accruing, at the rate specified therein, or incurred during the pendency of any proceeding under any Debtor Relief Law, regardless of whether allowed or allowable in such proceeding); provided that, other than any such obligations owing to the Administrative Agent or an Affiliate thereof, obligations in respect of such Cash Management Services have been designated as “Designated Cash Management Obligations” by written notice from the Parent Borrower to the Administrative Agent in form and detail reasonably satisfactory to the Administrative Agent.
“Designated Obligations” means all obligations of the Borrowers with respect to (a) principal of and interest on the Revolving Loans, (b) participations in Swingline Loans funded (or required to be funded as provided in Section 7.02) by the Global Tranche Lenders, (c) unreimbursed LC Disbursements and interest thereon and (d) all commitment fees and Letter of Credit participation fees.
“Designated Person” means any Person listed on a Sanctions List.
“Designated Subsidiary” means (a) Dart and (b) each other Domestic Subsidiary of the Parent Borrower, other than, in the case of this clause (b), (i) any Domestic Subsidiary that is not wholly owned by the Parent Borrower, (ii) unless otherwise agreed by the Parent Borrower, any Domestic Subsidiary that is not a Material Subsidiary, (iii) any Domestic Subsidiary that is prohibited or restricted by applicable law or, in the case of any Domestic Subsidiary that is acquired after the Second Restatement Date, by any Contractual Obligation existing on the date such Domestic Subsidiary is acquired (and not created in anticipation thereof) from providing a Guarantee of the Obligations or that would require consent, approval, license or authorization of any Governmental Authority to provide a Guarantee of the Obligations (unless such consent, approval, license or authorization has been received), (iv) any Domestic Subsidiary that is a captive insurance Subsidiary, (v) any Domestic Subsidiary that is a not-for-profit Subsidiary, (vi) any Domestic Subsidiary with respect to which the Administrative Agent, after consultation with the Parent Borrower, determines that the cost of providing a Guarantee of the Obligations shall be excessive in relation to the benefit to be afforded to the Lenders therefrom and (vii) any Domestic Subsidiary that is a CFC or CFC Holdco; provided that (A) any Domestic Subsidiary that is excluded from being a Designated Subsidiary under any of the foregoing clauses shall automatically cease to be so excluded at such time as the condition causing it to be so excluded shall be remedied or shall cease to be in effect and (B) any Subsidiary that Guarantees any Permitted Senior Notes Indebtedness shall, notwithstanding anything to the contrary set forth above, be a Designated Subsidiary.
“Designated Swap Obligations” means the due and punctual payment and performance of all obligations of the Parent Borrower and the Subsidiaries under each Swap Contract that (a) is with a counterparty that is, or was on the Second Restatement Date, the

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Administrative Agent, an Arranger or an Affiliate of any of the foregoing, whether or not such counterparty shall have been the Administrative Agent, an Arranger or an Affiliate of any of the foregoing at the time such Swap Contract was entered into, (b) is in effect on the Second Restatement Date with a counterparty that is a Lender or an Affiliate of a Lender as of the Second Restatement Date or (c) is entered into after the Second Restatement Date with a counterparty that is a Lender or an Affiliate of a Lender at the time such Swap Contract is entered into, including, in each case, obligations with respect to payments for early termination, fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including obligations accruing, at the rate specified therein, or incurred during the pendency of any proceeding under any Debtor Relief Law, regardless of whether allowed or allowable in such proceeding); provided that, if such obligations are owing to any Person other than the Administrative Agent or an Affiliate thereof, such obligations shall be “Designated Swap Obligations” only if so designated by written notice from the Parent Borrower to the Administrative Agent in form and detail reasonably satisfactory to the Administrative Agent.
“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including pursuant to a sale and leaseback transaction or by way of merger or consolidation) of any property (including the Equity Interests in a Subsidiary, but excluding Equity Interests in the Parent Borrower) of any Person by such Person (including the issuance by any Subsidiary of Equity Interests, other than directors’ qualifying shares and other nominal amounts of Equity Interests that are required to be held by other Persons under applicable law).
“Dividing Person” has the meaning set forth in the definition of “Division”.
“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.
“Division Successor” means any Person that, upon the consummation of a Division of a Dividing Person, holds all or any portion of the assets, liabilities and/or obligations previously held by such Dividing Person immediately prior to the consummation of such Division. A Dividing Person that retains any of its assets, liabilities and/or obligations after a Division shall be deemed a Division Successor upon the occurrence of such Division.
“Dollar Equivalent” means, on any date of determination, (a) with respect to any amount in Dollars, such amount, and (b) with respect to any amount in any Foreign Currency, the equivalent in Dollars of such amount, determined by the Administrative Agent pursuant to Section 1.05(a) using the Exchange Rate or the LC Exchange Rate, as applicable, with respect to such Foreign Currency at the time in effect under the provisions of such Section.
“Dollars” or “US$” means lawful money of the United States of America.
“Domestic Subsidiary” means a Subsidiary organized under the laws of any State of the United States or the District of Columbia.

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“Dutch Subsidiary Borrower” has the meaning set forth in the preamble hereto.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country that is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country that is a parent of an institution described in clause (a) above or (c) any financial institution established in an EEA Member Country that is a subsidiary of an institution described in clause (a) or (b) above and is subject to consolidated supervision with its parent.
“EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Electronic Signature” means an electronic signature, sound, symbol or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.
“Electronic System” means any electronic system, including e-mail, e-fax, Intralinks®, ClearPar®, DebtDomain, SyndTrak and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Administrative Agent or any of its Related Parties or any other Person, providing for access to data protected by passcodes or other security system.
“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person, other than, in each case, a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person) or the Parent Borrower or any Subsidiary or other Affiliate thereof.
“Employee Benefit Arrangement” means any employee benefit plan, program, policy, practice or other arrangement providing benefits to any current or former employee, officer or director of the Parent Borrower or any of its Subsidiaries or any beneficiary or dependent thereof that is sponsored or maintained by the Parent Borrower or any of its Subsidiaries or to which the Parent Borrower or any of its Subsidiaries contributes or is obligated to contribute, including any employee welfare benefit plan within the meaning of Section 3(1) of ERISA, any employee pension benefit plan within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to ERISA) and any bonus, incentive, deferred compensation, vacation, stock purchase, stock option, restricted stock, severance, employment, change of control or fringe benefit plan, agreement, program or policy.
“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions by any Governmental Authority relating to pollution and the protection of the environment or the release of any

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materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.
“Equity Interests” means, with respect to any Person, all of the shares of capital stock in (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock in (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock in (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting; provided that Indebtedness that is convertible into any such Equity Interests shall not, prior to the conversion thereof, constitute an Equity Interest.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Parent Borrower within the meaning of Section 414(b) or 414(c) of the Code (and Sections 414(m) and 414(o) of the Code for purposes of provisions relating to Section 412 or 430 of the Code).
“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Parent Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Parent Borrower or any ERISA Affiliate from a Multiemployer Plan; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC

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premiums due but not delinquent under Section 4007 of ERISA or routine claims for benefits, upon the Parent Borrower or any ERISA Affiliate.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“EURIBO Rate” means, with respect to any Revolving Loan denominated in Euro for any Interest Period, the applicable Screen Rate as of the Specified Time on the Quotation Day.
“EURIBOR”, when used in reference to any Loan or Borrowing, refers to whether such Loan is, or the Loans comprising such Borrowing are, bearing interest at a rate determined by reference to the EURIBO Rate.
“Euro” or “€” means the single currency unit of the Participating Member States.
“Eurocurrency”, when used in reference to any Loan or Borrowing, refers to whether such Loan is, or the Loans comprising such Borrowing are, bearing interest at a rate determined by reference to the Adjusted LIBO Rate, the LIBO Rate, the EURIBO Rate or the TIIE Rate.
“Event of Default” has the meaning set forth in Section 7.01.
“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.
“Exchange Rate” means, on any day, for purposes of determining the Dollar Equivalent of any Foreign Currency, the rate at which such Foreign Currency may be exchanged into Dollars on such day as last provided (either by publication or as may otherwise be provided to the Administrative Agent) by the applicable Reuters source on the Business Day (determined based on New York City time) immediately preceding such day of determination (or, if a Reuters source ceases to be available or Reuters ceases to provide such rate of exchange, as last provided by such other publicly available information service that provides such rate of exchange at such time as shall be selected by the Administrative Agent from time to time in its reasonable discretion in consultation with the Parent Borrower). Notwithstanding the foregoing provisions of this definition or the definition of the term “Dollar Equivalent”, each Issuing Bank may, solely for purposes of computing the fronting fees owed to it under Section 2.11(b), compute the Exchange Rate for purposes of determining the LC Exposure attributable to any Letter of Credit issued by it that is denominated in a Foreign Currency by reference to exchange rates determined using any reasonable method customarily employed by it for such purpose.
“Exchange Rate Date” means (a) with respect to any Loan denominated in any Foreign Currency, each of (i) the date of the commencement of the initial Interest Period therefor (or, in the case of a Swingline Loan, the date on which such Swingline Loan is made) and (ii) the date of the commencement of each subsequent Interest Period therefor, (b) with respect to

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any Letter of Credit denominated in a Foreign Currency, each of (i) the date on which such Letter of Credit is issued, (ii) the first Business Day of each calendar month commencing after the date of issuance of such Letter of Credit and (iii) the date of any amendment of such Letter of Credit that has the effect of increasing the amount thereof and (c) if an Event of Default has occurred and is continuing, any Business Day designated as an Exchange Rate Date by the Administrative Agent in its sole discretion.
“Excluded Assets” means (a) any motor vehicles and other assets subject to certificates of title, except to the extent perfection of a security interest therein may be accomplished by the filing of a Uniform Commercial Code financing statement or an equivalent thereof in appropriate form in the applicable jurisdiction; (b) commercial tort claims as to which the claim thereunder is less than US$2,500,000, (c) (i) any assets to the extent a security interest may not be granted in such assets as a matter of applicable law and (ii) any lease, license, contract or agreement or any rights or interests thereunder if and for so long as the grant of a security interest therein would (A) constitute or result in (1) the unenforceability of any right, title or interest of the Parent Borrower or any Subsidiary Guarantor in or (2) a breach or termination pursuant to the terms of, or a default under, such lease, license, contract or agreement (other than to the extent that any such law or term would be rendered ineffective pursuant to the anti-non assignment provisions of the Uniform Commercial Code or other applicable law), or (B) require a governmental or other third party consent, approval, license or authorization (after giving effect to the anti-non assignment provisions of the Uniform Commercial Code or other applicable law), (d) any property subject to a purchase money security interest or Capitalized Lease if and for so long as the grant of a security interest therein would constitute or result in a breach or a default under the related agreements (other than to the extent that such breach or default would be rendered ineffective pursuant to the anti-non assignment provisions of the Uniform Commercial Code or other applicable law), (e) any governmental licenses or state or local franchises, charters and authorizations if and for so long as the grant of a security interest therein is prohibited or restricted thereby (other than to the extent that such restriction or prohibition would be rendered ineffective pursuant to the anti-non assignment provisions of the Uniform Commercial Code or other applicable law), (f) Equity Interests in any Person that is not a wholly owned Subsidiary to the extent a security interest therein would be prohibited under Organization Documents or shareholder agreements of such Person (and the Parent Borrower and the Subsidiary Guarantors shall not be required to seek the consent of third parties thereunder), (g) any intent−to−use trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, but only to the extent that the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable United States Federal law, (h) any assets to the extent a security interest in such assets would result in material adverse tax consequences to the Parent Borrower and its Subsidiaries, as reasonably determined by the Parent Borrower, provided that such assets shall have been identified by the Parent Borrower in writing to the Administrative Agent, (i) “letter of credit rights”, except to the extent constituting a “supporting obligation” of other Collateral as to which perfection of a security interest therein may be accomplished by the filing of a Uniform Commercial Code financing statement or an equivalent thereof in appropriate form in the applicable jurisdiction, (j) any voting Equity Interests of (i) any CFC and (ii) any CFC Holdco, in each case, in excess of 65% of the issued and outstanding voting

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Equity Interests of any such Person, or (k) any real property, whether owned or leased; provided that the term “Excluded Assets” shall not include any proceeds or products of any of the foregoing (unless such proceeds or products themselves would constitute assets described in clauses (a) through (k) above).
“Excluded Swap Obligation” means, with respect to any Subsidiary Guarantor, any Designated Swap Obligation if, and to the extent that, all or a portion of the Guarantee by such Subsidiary Guarantor of, or the grant by such Subsidiary Guarantor of a security interest to secure, such Designated Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule or regulation promulgated thereunder or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Subsidiary Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to any “keepwell, support or other agreement”, as defined in the Commodity Exchange Act, that supports the obligations of such Subsidiary Guarantor and any and all Guarantees of such Subsidiary Guarantor’s Swap Obligations by the other Loan Parties) at the time the Guarantee of such Subsidiary Guarantor becomes effective with respect to such Swap Obligations or such Swap Obligations become secured by such security interest.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, Singaporean, Dutch or U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Parent Borrower under Section 2.18) or (ii) such Lender changes its lending office, except, in each case, to the extent that, pursuant to Section 2.16, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.16(f), (d) any U.S. federal withholding Taxes imposed under FATCA and (e) any Mexican withholding Taxes imposed on amounts payable under this Agreement or any other Loan Document to or for the account of any Lender in excess of the Mexican withholding Taxes that would have been imposed had the Lender been a Qualified Lender at the time of payment. Notwithstanding anything contained to the contrary herein, any Taxes arising as a result of the operation of the CAM Exchange shall not be “Excluded Taxes.”
“Existing Credit Agreement” has the meaning set forth in the recitals hereto.
“Existing Letters of Credit” means the letters of credit issued pursuant to the Existing Credit Agreement and outstanding on the Second Restatement Date.

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“FATCA” means Sections 1471 through 1474 of the Code, as of the Second Restatement Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, and any agreement entered into pursuant to Section 1471(b)(1) of the Code and any intergovernmental agreements entered into in connection with the implementation of such Sections of the Code.
“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depository institutions (as determined in such manner as the NYFRB shall set forth on its public website from time to time) and published on the next succeeding Business Day by the NYFRB as the federal funds effective rate; provided that if such rate shall be less than zero, such rate shall be deemed to be zero.
“Foreign Currency” means Euros, Sterling and Mexican Pesos.
“Foreign Government Scheme or Arrangement” has the meaning set forth in Section 3.12(d).
“Foreign Plan” has the meaning set forth in Section 3.12(d).
“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.
“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that, subject to Section 1.04, are applicable to the circumstances as of the date of determination, consistently applied.
“GDPR” means the European Union General Data Protection Regulation, Regulation (EU) 2016/679 of the European Parliament and of the Council of 27 April 2016 and the Dutch GDPR Implementation Act (Uitvoeringswet Algemene verordening gegevensbescherming).
“Global Tranche Borrowers” means (a) the Parent Borrower and (b) the Dutch Subsidiary Borrower.
“Global Tranche Lender” means a Lender with a Global Tranche Revolving Commitment or a Global Tranche Revolving Credit Exposure.
“Global Tranche Percentage” means, with respect to any Global Tranche Lender at any time, the percentage of the Aggregate Global Tranche Revolving Commitments represented by such Global Tranche Lender’s Global Tranche Revolving Commitment at such time; provided that, for purposes of Section 2.19 when a Defaulting Lender that is a Global Tranche Lender shall exist, the term “Global Tranche Percentage” shall mean, with respect to

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any Global Tranche Lender at any such time, the percentage of the Aggregate Global Tranche Revolving Commitments (disregarding such Defaulting Lender’s Global Tranche Revolving Commitment) represented by such Lender’s Global Tranche Revolving Commitment at such time. If the Global Tranche Revolving Commitments have terminated or expired, the Global Tranche Percentages shall be determined based upon the Global Tranche Revolving Commitments most recently in effect, giving effect to any assignments and to any Global Tranche Lender’s status as a Defaulting Lender at the time of determination.
“Global Tranche Revolving Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Global Tranche Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Global Tranche Revolving Credit Exposure hereunder, as such commitment may be (a) reduced or increased from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Global Tranche Revolving Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption or the Incremental Commitments Agreement pursuant to which such Lender shall have assumed or provided its Global Tranche Revolving Commitment, as applicable. As of the Second Restatement Date, the aggregate amount of the Global Tranche Revolving Commitments is US$550,000,000.
“Global Tranche Revolving Credit Exposure” means, with respect to any Lender at any time, the aggregate amount of (a) the sum of the Dollar Equivalents of such Lender’s outstanding Global Tranche Revolving Loans at such time, (b) such Lender’s LC Exposure at such time and (c) such Lender’s Swingline Exposure at such time.
“Global Tranche Revolving Loans” means Loans made by the Lenders pursuant to Section 2.01(a).
“Governmental Authority” means the government of the United States, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national body exercising such powers or functions, such as the European Union or the European Central Bank).
“Guarantee” means, as to any Person, without duplication, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the

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primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien) up to the value of such assets; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, mold, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
“Hostile Acquisition” means any Acquisition that has not been approved by the board of directors or similar body of the Person to be acquired.
“Idle Properties” means the following properties: (a) an unimproved parcel located in Rio de Janeiro, Brazil, (b) the unimproved real estate located in Jerome, Idaho, (c) the unimproved real estate located in Neshanic Station, New Jersey, (d) an unimproved parcel in Reservoir, Victoria, Australia, (e) the real estate located in or around Tours, France, together with the buildings, warehouse, office space and improvements thereof, and (f) the real estate located in or around Carrollton, Texas, together with the buildings, warehouse, office space and improvements thereof (i.e., the former BeautiControl, Inc. facility).
“Incremental Commitments Agreement” has the meaning set forth in Section 2.08(d).
“Incremental Lenders” has the meaning set forth in Section 2.08(d).
“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:
(a)    all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
(b)    the maximum amount of all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial letters of

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credit, but excluding cash-collateralized letters of credit to the extent such cash collateral is permitted under Section 6.01), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;
(c)    net obligations of such Person under any Swap Contract;
(d)    all obligations of such Person to pay the deferred purchase price of property or services (other than (i) trade accounts payable in the ordinary course of business and not past due for more than 90 days after the date on which such trade account was by its terms due, (ii) deferred compensation payable to directors, officers or employees of such Person and (iii) any earn-out or other purchase price adjustment incurred in connection with an Acquisition);
(e)    indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;
(f)    all Attributable Indebtedness of such Person; and
(g)    all Guarantees of such Person in respect of any of the foregoing of any other Person.
For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer to the extent that such Person is legally liable therefor as a result of its ownership interest in such entity or is contractually liable therefor by operation of its charter or other governing documents, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any Loan Party under any Loan Document and (b) Other Taxes.
“Indemnitee” has the meaning set forth in Section 9.03(b).
“Index Debt” means the senior unsecured long-term indebtedness for borrowed money of the Parent Borrower that is not subject to any credit enhancement.
“Information” has the meaning set forth in Section 9.12.
“Information Memorandum” means the Confidential Information Memorandum dated February 2019 relating to the Parent Borrower and the Transactions.

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“Intercreditor Agreement” means the Intercreditor and Collateral Agency Agreement dated as of June 2, 2011, among the Parent Borrower, Dart, the Collateral Agent, the Administrative Agent, Wells Fargo Bank, National Association, as Trustee under the Senior Indenture, and any Additional Secured Debt Representative (as defined therein) party thereto.
“Interest Election Request” means a request by the Parent Borrower to convert or continue a Revolving Borrowing in accordance with Section 2.07, which shall be substantially in the form of Exhibit C or any other form approved by the Administrative Agent and the Parent Borrower.
“Interest Payment Date” means (a) with respect to any ABR Loan (other than a Swingline Loan), the last day of each March, June, September and December, (b) with respect to any Eurocurrency Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid.
“Interest Period” means (a) with respect to any LIBOR Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one or two weeks (in the case of Global Tranche Revolving Loans and Singapore Tranche Revolving Loans only) or one, two, three or six months thereafter, as the Parent Borrower may elect, (b) with respect to any EURIBOR Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one week or one, three or six months thereafter, as the Parent Borrower may elect, and (c) with respect to any TIIE Borrowing, the period commencing on the date of such Borrowing and ending 28 days thereafter; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a LIBOR Borrowing or a EURIBOR Borrowing for an Interest Period of one month or longer, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) in the case of any LIBOR Borrowing or any EURIBOR Borrowing, any Interest Period of one month or longer that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
“Internal Control Event” means a material weakness in, or fraud that involves management or other employees who have a significant role in the Parent Borrower’s internal controls over financial reporting, in each case as described in the Securities Laws.
“Interpolated Screen Rate” means, with respect to any LIBOR Borrowing or any EURIBOR Borrowing for any Interest Period or clause (c) of the definition of the term “Alternate Base Rate”, a rate per annum (rounded to the same number of decimal places as the applicable

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Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the applicable Screen Rate for the longest maturity for which a Screen Rate is available that is shorter than the applicable period; and (b) the Screen Rate for the shortest maturity for which a Screen Rate is available that is longer than the applicable period, in each case, as of the time the Interpolated Screen Rate is otherwise required to be determined in accordance with this Agreement; provided that the Interpolated Screen Rate shall in no event be less than zero.
“IP Collateral” means any Collateral in the form of IP Rights.
“IP Rights” has the meaning set forth in Section 3.17.
“IRS” means the United States Internal Revenue Service.
“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).
“Issuing Bank” means (a) JPMorgan and (b) each other Lender that shall have become an Issuing Bank hereunder as provided in Section 2.05(i) (other than any Person that shall have ceased to be an Issuing Bank as provided in Section 2.05(i)), each in its capacity as an issuer of Letters of Credit hereunder. Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate (it being agreed that such Issuing Bank shall cause such Affiliate to comply with the requirements of Section 2.05 with respect to such Letters of Credit).
“Issuing Bank Agreement” has the meaning set forth in Section 2.05(i).
“JPMorgan” means JPMorgan Chase Bank, N.A., a national banking association, and its successors.
“Judgment Currency” has the meaning set forth in Section 9.15(b).
“LC Commitment” means, with respect to any Issuing Bank, the maximum permitted amount of the LC Exposure that may be attributable to Letters of Credit issued by such Issuing Bank. The initial amount of each Issuing Bank’s LC Commitment is set forth on Schedule 2.05 or, in the case of any Issuing Bank that becomes an Issuing Bank hereunder pursuant to Section 2.05(i), in its Issuing Bank Agreement. The LC Commitment of any Issuing Bank may be increased or reduced by written agreement between such Issuing Bank and the Parent Borrower, provided that a copy of such written agreement shall have been delivered to the Administrative Agent.
“LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit. The amount of any LC Disbursement made by an Issuing Bank in a Foreign

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Currency and not reimbursed by or on behalf of the Applicable Borrower shall be determined as set forth in Section 2.05(e) or 2.05(k), as applicable.
“LC Exchange Rate” means, on any day, for purposes of determining the Dollar Equivalent of any Foreign Currency, the rate at which Dollars may be exchanged into such Foreign Currency on such day as last provided (either by publication or as may otherwise be provided to the Administrative Agent) by the applicable Reuters source on the Business Day (determined based on New York City time) immediately preceding such day of determination (or, if a Reuters source ceases to be available or Reuters ceases to provide such rate of exchange, as last provided by such other publicly available information service that provides such rate of exchange at such time as shall be selected by the Administrative Agent from time to time in its reasonable discretion).
“LC Exposure” means, at any time, (a) the sum of the Dollar Equivalents of the undrawn amounts of all outstanding Letters of Credit at such time plus (b) the sum of the Dollar Equivalents of the amounts of all LC Disbursements that have not yet been reimbursed by or on behalf of the Applicable Borrowers at such time. The LC Exposure of any Lender at any time shall be its Global Tranche Percentage of the total LC Exposure at such time, adjusted to give effect to any reallocation under Section 2.19 of the LC Exposure of Defaulting Lenders in effect at such time.
“LC Participation Calculation Date” means, with respect to any LC Disbursement made by any Issuing Bank or any refund of a reimbursement payment made by any Issuing Bank to any Borrower, in each case in a Foreign Currency, (a) the date on which such Issuing Bank shall advise the Administrative Agent that it purchased with Dollars the Foreign Currency used to make such LC Disbursement or refund or (b) if such Issuing Bank shall not advise the Administrative Agent that it made such a purchase, the date on which such LC Disbursement or refund is made.
“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption or an Incremental Commitments Agreement, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender.
“Letter of Credit” means (a) any Existing Letter of Credit and (b) any letter of credit issued pursuant to this Agreement, in each case, other than any such Letter of Credit that shall have ceased to be a Letter of Credit outstanding hereunder pursuant to Section 9.05.
“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the applicable Issuing Bank.
“LIBO Overnight Rate” means, with respect to any Swingline Loan or LC Disbursement denominated in Euro or Sterling, a rate per annum equal to the London interbank offered rate as administered by the ICE Benchmark Administration (or any other Person that

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takes over the administration of such rate) for overnight deposits in such currency as displayed on the applicable Reuters screen page (currently LIBOR01 or LIBOR02) (or, in the event such rate does not appear on a page of the Reuters screen, on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion, in consultation with the Parent Borrower) at approximately 11:00 a.m., London time, on such day; provided that if such rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.
“LIBO Overnight Rate Loan” means any Swingline Loan that bears interest at a rate determined by reference to the LIBO Overnight Rate.
“LIBO Rate” means, with respect to any Revolving Loan denominated in any currency (other than Euro or Mexican Pesos) for any Interest Period, the applicable Screen Rate as of the Specified Time on the Quotation Day.
“LIBOR”, when used in reference to any Loan or Borrowing, refers to whether such Loan is, or the Loans comprising such Borrowing are, bearing interest at a rate determined by reference to the LIBO Rate or the Adjusted LIBO Rate.
“Lien” means any mortgage, pledge, deed of trust, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).
“Loan Document Obligations” means (a) the due and punctual payment by the Borrowers of (i) the principal of and premium, if any, and interest (including interest accruing, at the rate specified herein, during the pendency of any proceeding under any Debtor Relief Law, regardless of whether allowed or allowable in such proceeding) on all Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (ii) each payment required to be made by any Borrower under any Loan Document in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon (including interest accruing, at the rate specified herein, during the pendency of any proceeding under any Debtor Relief Law, regardless of whether allowed or allowable in such proceeding) and obligations to provide cash collateral, and (b) the due and punctual payment or performance by the Borrowers of all other monetary obligations under this Agreement and by each Loan Party of all other monetary obligations under any other Loan Document to which it is a party, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations accruing, at the rate specified herein or therein, or incurred during the pendency of any proceeding under any Debtor Relief Law, regardless of whether allowed or allowable in such proceeding).
“Loan Documents” means, collectively, (a) this Agreement, (b) the Parent Guaranty, (c) each of the Dart Guaranty, the Dart Security Agreement, the Dart IP Security

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Agreement and the Intercreditor Agreement, (d) the Second Reaffirmation Agreement, (e) upon the execution and delivery thereof, each of the Master Guaranty Agreement, the Master Collateral Agreement, the Master IP Security Agreements and the other Security Documents (to the extent not referred to in clause (c) above), (f) each Incremental Commitments Agreement, (g) each other agreement or document so designated by the Parent Borrower and the Administrative Agent and (h) other than for purposes of Section 9.02, (i) any promissory note issued pursuant to this Agreement and (ii) each Issuing Bank Agreement and any agreement between the Parent Borrower and any Issuing Bank regarding such Issuing Bank’s LC Commitment.
“Loan Parties” means, collectively, the Borrowers and, at any time the Dart Guaranty is in effect, Dart; provided that if a Non-Investment Grade Ratings Event shall have occurred, the term “Loan Parties” shall also include each Subsidiary Guarantor.
“Loans” means the loans made by the Lenders to the Borrowers pursuant to this Agreement.
“Local Time” means (a) with respect to a Loan or Borrowing denominated in Dollars or any Letter of Credit, New York City time and (b) with respect to a Loan or Borrowing denominated in any Foreign Currency, London time.
“Majority in Interest”, when used in reference to Lenders of any Class, means, at any time, Lenders of such Class that would constitute the Required Lenders if such Class was the sole Class of Lenders hereunder.
“Master Collateral Agreement” means the Collateral Agreement among the Parent Borrower, the Subsidiaries party thereto and the Administrative Agent, substantially in the form of Exhibit H, together with all supplements thereto.
“Master Guaranty Agreement” means the Master Guaranty Agreement among the Parent Borrower, the Subsidiaries party thereto and the Administrative Agent, substantially in the form of Exhibit G, together with all supplements thereto.
“Master IP Security Agreements” has the meaning set forth in the Master Collateral Agreement.
“Material Acquisition” means any Acquisition that involves the payment of consideration by the Parent Borrower and its Subsidiaries in excess of US$15,000,000.
“Material Adverse Effect” means (a) any event, development or circumstance that has had a material adverse effect on the business, financial condition or results of operations of the Parent Borrower and its Subsidiaries, taken as a whole; (b) a material impairment of the rights and remedies of the Administrative Agent, the Collateral Agent or the Lenders, taken as a whole, under any Loan Document, including any impairment with respect to the validity or the enforceability of any material Loan Document; or (c) a material impairment of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party.

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“Material Disposition” means any Disposition or a series of related Dispositions by the Parent Borrower or any of its Subsidiaries of all or substantially all the issued and outstanding Equity Interests in any Person that are owned by the Parent Borrower and its Subsidiaries or all or substantially all of the assets of a Person, or of any business or division of a Person; provided that the aggregate consideration therefor exceeds US$15,000,000.
“Material Foreign Jurisdictions” means each of the European Union (European Community trademarks), France, Germany, Mexico, South Africa and Switzerland; provided that any such jurisdiction shall cease to be a “Material Foreign Jurisdiction” if such jurisdiction ceases to permit the granting, recordation or perfection of security interests in the IP Collateral.
“Material Indebtedness” means Indebtedness (other than the Loans, Letters of Credit and Guarantees under the Loan Documents), or obligations in respect of one or more Swap Contracts, of any one or more of the Parent Borrower and the Subsidiaries in an aggregate principal amount at least equal to the Threshold Amount. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Parent Borrower or any Subsidiary in respect of any Swap Contract at any time shall be the Swap Termination Value in respect thereof as of such time.
“Material IP Collateral” means (a) subject to the provisions of Section 8 of the Dart Security Agreement, the Material Marks and (b) all other IP Collateral, other than any such other IP Collateral that is not material to the business, financial condition or results of operations of the Parent Borrower and its Subsidiaries, taken as a whole, as reasonably determined by the Parent Borrower and advised in writing to the Administrative Agent.
“Material Marks” has the meaning set forth in the Dart Security Agreement.
“Material Subsidiary” means, at any date of determination, any Subsidiary of the Parent Borrower that, together with its Subsidiaries, (a) has consolidated revenues in an amount equal to at least 5% of the consolidated revenues of the Parent Borrower and its Subsidiaries, (b) has consolidated operating profits in an amount equal to at least 5% of the consolidated operating profits of the Parent Borrower and its Subsidiaries or (c) has consolidated total assets in an amount equal to at least 5% of the consolidated total assets of the Parent Borrower and its Subsidiaries, in each case, as determined for or as of the end of the most recent Measurement Period; provided that if, at any time after the occurrence of a Non-Investment Grade Ratings Event, at the end of or for any Measurement Period the combined consolidated revenues, operating profits or total assets of all Subsidiaries that under clauses (a), (b) and (c) above would not constitute Material Subsidiaries shall have exceeded 10% of the consolidated revenues, consolidated operating profits or consolidated total assets of the Parent Borrower and its Subsidiaries, then one or more of such excluded Subsidiaries shall for all purposes of this Agreement be deemed to be Material Subsidiaries in descending order based on the amounts of their consolidated revenues, consolidated operating profits or consolidated total assets, as the case may be, until such excess shall have been eliminated.
“Maximum Rate” has the meaning set forth in Section 9.13.

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“Measurement Period” means, at any date of determination, the most recently completed four fiscal quarters of the Parent Borrower for which financial statements have been delivered (or are required to have been delivered) pursuant to Section 5.01(a) or 5.01(b) (or, prior to the first such delivery, the period of four fiscal quarters of the Parent Borrower ended December 29, 2018).
“Mexican Income Tax Law” means the Ley del Impuesto sobre la Renta of Mexico.
“Mexican Promissory Note” has the meaning set forth in Section 2.09(e).
“Mexican Pesos” or “Mex$” means the lawful currency of Mexico.
“Mexican Subsidiary Borrower” has the meaning set forth in the preamble hereto.
“Mexican Tranche Borrowers” means (a) the Parent Borrower and (b) the Mexican Subsidiary Borrower.
“Mexican Tranche Lender” means a Lender with a Mexican Tranche Revolving Commitment or a Mexican Tranche Revolving Credit Exposure.
“Mexican Tranche Revolving Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Mexican Tranche Revolving Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Mexican Tranche Revolving Credit Exposure hereunder, as such commitment may be (a) reduced or increased from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Mexican Tranche Revolving Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption or the Incremental Commitments Agreement pursuant to which such Lender shall have assumed or provided its Mexican Tranche Revolving Commitment, as applicable. As of the Second Restatement Date, the aggregate amount of the Mexican Tranche Revolving Commitments is US$75,000,000.
“Mexican Tranche Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the Dollar Equivalents of such Lender’s outstanding Mexican Tranche Revolving Loans at such time.
“Mexican Tranche Revolving Loans” means Loans made by the Lenders pursuant to Section 2.01(b).
“Mexico” means the United Mexican States.
“MNPI” means material information concerning the Parent Borrower or any of the Subsidiaries or any of its or their respective securities that has not been disseminated in a manner that would constitute “public disclosure,” within the meaning of Regulation FD under the Exchange Act. For purposes of this definition, “material information” means information concerning the Parent Borrower, the Subsidiaries or any of its or their respective securities that

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could reasonably be expected to be material for purposes of the United States federal securities laws.
“Moody’s” means Moody’s Investors Service, Inc. and any successor to its ratings agency business.
“Moody’s Rating” means, at any time, the rating issued by Moody’s of the Index Debt in effect at such time.
“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA to which the Parent Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.
“Non-Defaulting Lender” means, at any time, any Lender that is not a Defaulting Lender at such time.
“Non-Investment Grade Ratings Event” shall be deemed to have occurred if, at any time after the Second Restatement Date, (a) the Moody’s Rating in effect at such time shall be Ba2 or lower or (b) the S&P Rating in effect at such time shall be BB or lower.
“Non-U.S. Lender” means a Lender that is not a U.S. Person.
“NPL” means the National Priorities List under CERCLA.
“NYFRB” means the Federal Reserve Bank of New York.
“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if both such rates are not published for any day that is a Business Day, the NYFRB Rate shall be the rate quoted for such day for a federal funds transaction at 11:00 a.m., New York City time, on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero.
“Obligations” means (a) the Loan Document Obligations and (b) if a Non-Investment Grade Ratings Event shall have occurred, (i) the Designated Cash Management Obligations and (ii) the Designated Swap Obligations, excluding, with respect to any Subsidiary Guarantor, Excluded Swap Obligations with respect to such Subsidiary Guarantor.
“OFAC” means the Office of Foreign Assets Control of the U.S. Department of Treasury.
“Organization Documents” means (a) with respect to any corporation, the certificate or articles of incorporation (escritura constitutiva) and the bylaws (estatutos sociales vigentes) (or equivalent or comparable constitutive documents with respect to any non-U.S.

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jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation (escritura constitutiva) or organization and operating agreement estatutos sociales vigentes) (or equivalent or comparable documents with respect to any non-U.S. jurisdiction); and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Taxes (other than a connection arising from such Recipient having executed, delivered, enforced, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to, or enforced, this Agreement or any other Loan Document, or sold or assigned an interest in this Agreement or any other Loan Document).
“Other Taxes” means any present or future stamp, transfer, court, documentary, intangible, recording, filing or similar excise or property Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, or from the registration, receipt or perfection of a security interest under, or otherwise with respect to, this Agreement, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment pursuant to Section 2.18(b) or the CAM Exchange).
“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight Eurocurrency borrowings by US-managed banking offices of depository institutions (as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time) and published on the next succeeding Business Day as an Overnight Bank Funding Rate (from and after such date as the NYFRB shall commence to publish such composite rate).
“Parent Borrower” has the meaning set forth in the preamble hereto.
“Parent Guaranty” means the Guaranty dated as of June 2, 2011, made by the Parent Borrower in favor of the Administrative Agent for the benefit of the Guaranteed Parties (as defined therein), as reaffirmed and amended by the Second Reaffirmation Agreement.
“Participant” has the meaning set forth in Section 9.04(g).
“Participant Register” has the meaning set forth in Section 9.04(g).
“Participating Member State” means any member state of the European Communities that adopts or has adopted the Euro as its lawful currency in accordance with the legislation of the European Community relating to the Economic and Monetary Union.

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“PBGC” means the Pension Benefit Guaranty Corporation.
“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Parent Borrower or any ERISA Affiliate or to which the Parent Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.
“Perfection Certificate” means a certificate in the form of Exhibit I-1 or any other form approved by the Administrative Agent.
“Permitted Senior Notes Indebtedness” means (a) the Senior Notes and (b) any Indebtedness of the Parent Borrower that refinances any of the Senior Notes (any Senior Notes so refinanced, the “Original Indebtedness”, and any such refinancing Indebtedness, “Refinancing Indebtedness”); provided that, with respect to clause (b) above for purposes of Sections 6.01 and 6.02, (i) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount of such Original Indebtedness except by an amount not greater than accrued and unpaid interest on such Original Indebtedness, any original issue discount applicable to such Refinancing Indebtedness and any fees, premiums and expenses relating to such refinancing, (ii) such Refinancing Indebtedness shall not be Guaranteed by any Subsidiary other than (A) for so long as the Dart Guaranty is in effect, Dart or (B) any Subsidiary Guarantor (including, if it shall be a Subsidiary Guarantor, Dart) and (iii) such Refinancing Indebtedness shall not be secured by any Lien on any assets of the Parent Borrower or any Subsidiary, other than any Lien on the “Collateral” (as defined in the Dart Security Agreement) created pursuant to the terms of the Dart Security Agreement.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by the Parent Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.
“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent, in consultation with the Parent Borrower) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent, in consultation with the Parent Borrower). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.
“Principal Property” has the meaning set forth in the Senior Indenture, as in effect on the Second Restatement Date.

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“Pro Forma Effect” means, with respect to any computation of any financial metric set forth herein to give effect to any Material Acquisition or Material Disposition consummated subsequent to the commencement of the Measurement Period for which such financial metric is determined, the computation of such financial metric giving effect to such Material Acquisition or Material Disposition, as the case may be, as if it occurred on the first day of the applicable Measurement Period, which shall reflect, to the extent applicable, (a) the historical earnings and cash flows associated with the assets acquired or disposed of and any related incurrence, assumption or reduction of Indebtedness, and (b) any projected synergies or similar benefits expected to be realized as a result of such event to the extent such synergies or similar benefits would be permitted to be reflected in financial statements prepared in compliance with Regulation S-X under the Securities Act.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Qualified Lender” means any Mexican Tranche Lender (or, if such Mexican Tranche Lender acts through a branch or agency, the principal office of such Mexican Tranche Lender) that is (a) a Mexican bank or (b) a non-Mexican bank, investment bank or financial institution that (i) is the beneficial owner of the payments made by the Mexican Subsidiary Borrower hereunder or any other Loan Document, (ii) meets the requirements imposed by Article 166, section I, paragraph a), subparagraph 2 (or any other successor provision) of the Mexican Income Tax Law and delivers to the Mexican Subsidiary Borrower the information described in rules 3.18.19. and/or 3.18.20, as applicable, of the Tax Resolution (or any successor provisions), (iii) provides to the Mexican Subsidiary Borrower its tax residency certificate (or any equivalent document), (iv) is a resident for tax purposes of a country with which Mexico has entered into a treaty for the avoidance of double taxation that is in effect and (v) meets the requirements set forth in such treaty to apply the withholding tax rates set forth therein.
“Qualified Non-Wholly Owned Subsidiary” means any Foreign Subsidiary that is a non-wholly owned Subsidiary so long as 100% of the Equity Interests issued by such Subsidiary (other than directors’ qualifying shares and Equity Interests that are required to be held by foreign nationals under the laws of the jurisdiction of incorporation, organization or formation of such Foreign Subsidiary) is beneficially owned, directly or indirectly, by the Parent Borrower and its wholly owned Subsidiaries, and the economic interests in such Foreign Subsidiary are, directly or indirectly, owned for the benefit of the Parent Borrower and its wholly owned Subsidiaries.
“Quotation Day” means (a) with respect to any Revolving Loan denominated in Dollars for any Interest Period, the day two Business Days prior to the first day of such Interest Period, (b) with respect to any Revolving Loan denominated in Euro for any Interest Period, the day two TARGET Days before the first day of such Interest Period and (c) with respect to any Revolving Loan denominated in Sterling for any Interest Period, the first day of such Interest Period, in each case unless market practice differs for loans such as the applicable Revolving Loan priced by reference to rates quoted in the Relevant Interbank Market, in which case the Quotation Day for such currency shall be determined by the Administrative Agent in accordance

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with market practice for such loans priced by reference to rates quoted in the Relevant Interbank Market (and if quotations would normally be given by leading banks for such loans priced by reference to rates quoted in the Relevant Interbank Market on more than one day, the Quotation Day shall be the last of those days).
“Rating” means a Moody’s Rating or S&P Rating.
“Real Properties” means, at any time, a collective reference to each of the facilities and parcels of real properties owned, leased or operated by the Parent Borrower or any Subsidiary at such time.
“Recipient” means, as applicable, (a) the Administrative Agent, (b) any Lender, (c) any Issuing Bank, (d) any Affiliate of a Lender or an Issuing Bank or Applicable Lending Installation and (e) any other recipient of any payment to be made by or on account of any obligation of the Loan Parties hereunder.
“Register” has the meaning set forth in Section 9.04(e).
“Registered Public Accounting Firm” has the meaning specified by the Securities Laws and shall be independent of the Parent Borrower as prescribed by the Securities Laws.
“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.
“Relevant Interbank Market” means (a) with respect to Dollars or Sterling, the London interbank market, (b) with respect to Euros, the European interbank market and (c) with respect to Mexican Pesos, the Mexican interbank market.
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.
“Required Lenders” means, at any time, Lenders having Revolving Credit Exposures and unused Revolving Commitments representing more than 50% of the sum of the total Revolving Credit Exposures and total unused Revolving Commitments at such time; provided that, for purposes of this definition, a Global Tranche Lender shall be deemed to have Swingline Exposure under clause (a) of the definition of such term only to the extent such Global Tranche Lender shall have funded its participation in the outstanding Swingline Loans.
“Responsible Officer” means (a) the chief executive officer, president, chief financial officer, treasurer or assistant treasurer, chief legal officer or controller of a U.S. Loan Party, (b) the foreign equivalents of such officers of any Loan Party that is a Foreign Subsidiary and (c) in respect of the Dutch Subsidiary Borrower, a managing director (directeur or bestuurder). Without limiting the representations and warranties of the Loan Parties set forth in the Loan Documents, any document delivered under any Loan Document that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized

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by all necessary corporate or other organizational action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.
“Reuters” means Thomson Reuters Corporation, a corporation incorporated under and governed by the Business Corporations Act (Ontario), Canada, or a successor thereto.
“Revolving Borrowing” means a Borrowing comprised of Revolving Loans.
“Revolving Commitment” means a Global Tranche Revolving Commitment, a Mexican Tranche Revolving Commitment or a Singaporean Tranche Revolving Commitment.
“Revolving Credit Exposure” means a Global Tranche Revolving Credit Exposure, a Mexican Tranche Revolving Credit Exposure or a Singaporean Tranche Revolving Credit Exposure.
“Revolving Loan” means a Global Tranche Revolving Loan, a Mexican Tranche Revolving Loan or a Singaporean Tranche Revolving Loan.
“Revolving Maturity Date” means March 29, 2024; provided that if such date shall not be a Business Day, then the “Revolving Maturity Date” shall be the immediately preceding Business Day.
“S&P” means S&P Global Ratings, a division of S&P Global Inc., or any successor to its ratings agency business.
“S&P Rating” means, at any time, the rating issued by S&P of the Index Debt in effect at such time.
“Sanctioned Country” means, at any time, a country, region or territory that is at such time itself the subject or target of any Sanctions.
“Sanctions” means economic or financial sanctions or trade embargoes against any country, region or territory imposed, administered or enforced from time to time by (a) the US federal government and administered by OFAC, the US State Department, the US Department of Commerce or the US Department of the Treasury, (b) the United Nations Security Council, (c) the European Union, (d) Her Majesty’s Treasury of the United Kingdom (e) the Netherlands or (f) Singapore.
“Sanctions List” means any of the lists of specifically designated nationals or designated persons or entities (or equivalent) officially published in the public record by the US federal government and administered by OFAC, the US State Department, the US Department of Commerce or the US Department of the Treasury or the United Nations Security Council or any similar list maintained by the European Union, Her Majesty’s Treasury of the United Kingdom, the Netherlands or Singapore, in each case as the same may be amended, supplemented or substituted from time to time.

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“Sarbanes-Oxley” means the Sarbanes-Oxley Act of 2002.
“Securities Act” means the United States Securities Act of 1933, as amended, and the regulations promulgated thereunder.
“Screen Rate” means (a) in respect of the LIBO Rate for any Interest Period, or in respect of any determination of the Alternate Base Rate pursuant to clause (c) of the definition thereof, a rate per annum equal to the London interbank offered rate as administered by the ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for deposits in the applicable currency (for delivery on the first day of such Interest Period) with a term equivalent to the relevant period as displayed on the Reuters screen page that displays such rate (currently LIBOR01 or LIBOR02) (or, in the event such rate does not appear on a page of the Reuters screen, on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion, in consultation with the Parent Borrower) and (b) in respect of the EURIBO Rate for any Interest Period, the rate per annum determined by the European Money Market Institute (or any other Person that takes over the administration of such rate) as the rate at which interbank deposits in Euro are being offered by one prime bank to another within the EMU zone for such Interest Period, as set forth on the Reuters screen page that displays such rate (currently EURIBOR01) (or, in the event such rate does not appear on a page of the Reuters screen, on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion, in consultation with the Parent Borrower); provided that (i) if, as to any currency, no Screen Rate shall be available for a particular period at such time but Screen Rates shall be available for maturities both longer and shorter than such period at such time, than the Screen Rate for such period shall be the Interpolated Screen Rate as of such time and (ii) if the Screen Rate, determined as provided above, would be less than zero, the Screen Rate shall be deemed to be zero.
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“Second Reaffirmation Agreement” means the Second Reaffirmation Agreement dated as of the Second Restatement Date, made by the Parent Borrower and Dart for the benefit of the Administrative Agent and the Collateral Agent.
“Second Restatement Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02 of the Existing Credit Agreement).
“Secured Parties” means, collectively, (a) the Administrative Agent, (b) the Arrangers, (c) the Lenders, (d) the Issuing Banks, (e) if a Non-Investment Grade Ratings Event shall have occurred, each provider of Cash Management Services the obligations under which constitute Designed Cash Management Obligations, (f) if a Non-Investment Grade Ratings Event shall have occurred, each counterparty to any Swap Contract the obligations under which constitute Designated Swap Obligations, (g) the beneficiaries of each indemnification obligation

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undertaken by any Loan Party under any Loan Document, (h) the holder of any other Obligation and (i) the successors and assigns of any of the foregoing.
“Securities Laws” means the Securities Act, the Exchange Act, Sarbanes-Oxley, and, in each case, the rules and regulations of the SEC promulgated thereunder, and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the Public Company Accounting Oversight Board, as each of the foregoing may be amended and in effect on any applicable date under this Agreement.
“Security Documents” means (a) the Dart Security Agreement and (b) if a Non-Investment Grade Ratings Event shall have occurred, the Master Collateral Agreement and the Master IP Security Agreements, upon execution and delivery thereof, and each other security agreement or other instrument or document executed and delivered pursuant to Section 5.15 to secure the Obligations.
“Senior Indenture” means the Indenture dated as of June 2, 2011, among the Parent Borrower, Dart and Wells Fargo Bank, National Association, as Trustee.
“Senior Notes” means those certain senior secured notes of the Parent Borrower due June 2, 2021, issued pursuant to the Senior Indenture on June 2, 2011.
“Significant Collateral Security Failure Event” means, with respect to the United States or any Material Foreign Jurisdiction, that the security interest created under the Dart Security Agreement ceases to be in full force and effect for a period of more than 30 consecutive days; provided that no such cessation will be considered to be a Significant Collateral Security Failure Event if it occurs (a) in accordance with the terms of this Agreement and the other Loan Documents or (b) as a result of a change in law in the United States or any Material Foreign Jurisdiction.
“Singaporean Subsidiary Borrower” has the meaning set forth in the preamble hereto.
“Singaporean Tranche Borrowers” means (a) the Parent Borrower and (b) the Singaporean Subsidiary Borrower.
“Singaporean Tranche Lender” means a Lender with a Singaporean Tranche Revolving Commitment or a Singaporean Tranche Revolving Credit Exposure.
“Singaporean Tranche Revolving Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Singaporean Tranche Revolving Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Singaporean Tranche Revolving Credit Exposure hereunder, as such commitment may be (a) reduced or increased from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Singaporean Tranche Revolving Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption or the Incremental Commitments

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Agreement pursuant to which such Lender shall have assumed or provided its Singaporean Tranche Revolving Commitment, as applicable. As of the Second Restatement Date, the aggregate amount of the Singaporean Tranche Revolving Commitments is US$25,000,000.
“Singaporean Tranche Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the Dollar Equivalents of such Lender’s outstanding Singaporean Tranche Revolving Loans at such time.
“Singaporean Tranche Revolving Loans” means Loans made by the Lenders pursuant to Section 2.01(c).
“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s property would constitute unreasonably small capital and (e) with respect to any Person incorporated under the laws of Mexico, that such Person does not satisfy the requirements to be declared in concurso mercantil or quiebra under Mexico’s Ley de Concursos Mercantiles. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
“Specified Florida Properties” means the Real Properties located in Orange and/or Osceola Counties, Florida owned by the Parent Borrower or any of its Subsidiaries as of the Second Restatement Date and that are unimproved as of the Second Restatement Date.
“Specified Party” means the Administrative Agent, any Issuing Bank, the Swingline Lender or any other Lender.
“Specified Time” means (a) with respect to the LIBO Rate, 11:00 a.m., London time and (b) with respect to the EURIBO Rate, 11:00 a.m., Brussels time.
“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurocurrency Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such

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Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
“Sterling” or “£” means the lawful currency of the United Kingdom of Great Britain and Northern Ireland.
“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which Equity Interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.
“Subsidiary” means any subsidiary of the Parent Borrower.
“Subsidiary Borrowers” has the meaning set forth in the preamble hereto.
“Subsidiary Debt” means, in respect of any Subsidiary, all Indebtedness of such Subsidiary, other than (a) net obligations of such Subsidiary under any Swap Contract and (b) Guarantees by such Subsidiary of the Indebtedness of other Subsidiaries.
“Subsidiary Guarantor” means any Subsidiary that is party to the Master Guaranty Agreement.
“Supplemental Perfection Certificate” means a certificate in the form of Exhibit I-2 or any other form approved by the Administrative Agent.
“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

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“Swap Obligation” means any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined in accordance therewith or, in the absence of any such determination, as determined based upon one or more mid-market or other readily available quotations reasonably provided by any recognized dealer in such Swap Contracts, which may include a Lender or any Affiliate of a Lender.
“Swingline Dollar Loan” means a Swingline Loan denominated in Dollars.
“Swingline Exposure” means, at any time, the sum of the Dollar Equivalents of the outstanding principal amount of all the Swingline Loans at such time. The Swingline Exposure of any Lender at any time shall be the sum of (a) its Global Tranche Percentage of the total Swingline Exposure at such time (excluding, in the case of the Lender that is the Swingline Lender, the portion thereof attributable to the Swingline Loans outstanding at such time to the extent that the other Global Tranche Lenders shall not have funded their participations in such Swingline Loans), adjusted to give effect to any reallocation under Section 2.19 of the Swingline Exposure of Defaulting Lenders in effect at such time, and (b) in the case of the Lender that is the Swingline Lender, the total Swingline Exposure at such time less any portion thereof with respect to which the other Global Tranche Lenders shall have funded their participations in the Swingline Loans.
“Swingline Foreign Currency Loan” means a Swingline Loan denominated in Euro or Sterling.
“Swingline Lender” means JPMorgan, in its capacity as a lender of Swingline Loans hereunder.
“Swingline Loan” means a Loan made pursuant to Section 2.04.
“Synthetic Debt” means, with respect to any Person as of any date of determination thereof, all obligations of such Person in respect of transactions entered into by such Person that are intended to function primarily as a borrowing of funds (including any minority interest transactions that function primarily as a borrowing) but are not otherwise included in the definition of “Indebtedness” or as a liability on the consolidated balance sheet of such Person and its Subsidiaries in accordance with GAAP.
“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property (including sale and leaseback transactions), in each case, creating

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obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).
“TARGET” means the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET2) payment system (or, if such payment system ceases to be operative, such other payment system (if any) determined by the Administrative Agent to be a replacement thereof for purposes hereof).
“TARGET Day” means any day on which both (a) banks in London are open for general business and (b) the TARGET is open for the settlement of payments in Euro.
“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges, imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Tax Resolution” means the Resolución Miscelánea Fiscal of Mexico in effect for fiscal year 2019, or any successor administrative regulations.
“Threshold Amount” means US$50,000,000.
“TIIE”, when used in reference to any Loan or Borrowing, refers to whether such Loan is, or the Loans comprising such Borrowing are, bearing interest at a rate determined by reference to the TIIE Rate.
“TIIE Rate” means, for any Interest Period, the Interbank Equilibrium Interest Rate (Tasa de Interés Interbancaria de Equilibrio) (a) for a term of 28 days or (b) such other period so published as is most nearly equal to 28 days, as determined by the Administrative Agent, all as published by Banco de México, the central bank of Mexico, in the Diario Oficial de la Federación on the Business Day that is one Business Day prior to the first day of such Interest Period; provided that if the TIIE Rate, determined as provided above, would be less than zero, the TIIE Rate shall be deemed to be zero.
“Transaction” means, collectively, (a) the execution and delivery by each Loan Party of the Loan Documents to which it is to be a party and, in case of the Borrowers, the borrowing of the Loans and obtaining of Letters of Credit and (b) the payment of the fees and expenses incurred in connection with the consummation of the foregoing.
“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate, the LIBO Rate, the EURIBO Rate, the TIIE Rate or the Alternate Base Rate.
“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s

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assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 or 430 of the Code for the applicable plan year.
“United States” and “U.S.” mean the United States of America.
“USA PATRIOT Act” means the Uniting And Strengthening America By Providing Appropriate Tools Required To Intercept And Obstruct Terrorism (USA Patriot Act of 2001).
“U.S. Loan Party” means any Loan Party that is organized under the laws of one of the states of the United States or the laws of the District of Columbia.
“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.
“U.S. Tax Certificate” has the meaning set forth in Section 2.16(f)(ii)(D)(2).
“Voting Equity Interests” means, with respect to any Person, Equity Interests in such Person the holders of which are ordinarily, and not only upon the occurrence of contingencies, entitled to vote for the election of members of the board of directors or equivalent governing body of such Person.
“wholly owned” means, as to any Subsidiary, that all the Equity Interests in such Subsidiary (other than directors’ qualifying shares and other nominal amounts of Equity Interests that are required to be held by other Persons under applicable law) are owned, directly or indirectly, by the Parent Borrower.
“Withholding Agent” means the Loan Parties and the Administrative Agent.
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
SECTION 1.02.    Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Global Tranche Revolving Loan”) or by Type (e.g., a “Eurocurrency Loan”) or by Class and Type (e.g., a “Eurocurrency Global Tranche Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Global Tranche Revolving Borrowing”) or by Type (e.g., a “Eurocurrency Borrowing”) or by Class and Type (e.g., a “Eurocurrency Global Tranche Revolving Borrowing”).
SECTION 1.03.    Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “law” shall be construed as referring to all statutes, treaties, rules, regulations, ordinances, codes, executive orders and administrative or judicial precedents or

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authorities and other laws, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law. The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement (including any Loan Document), instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, amended and restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein), (c) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof and (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement.
SECTION 1.04.    Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Parent Borrower notifies the Administrative Agent that the Parent Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Second Restatement Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Parent Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change or the application thereof shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith; provided further that the Parent Borrower and the Lenders constituting the Required Lenders will negotiate in good faith any such amendment to preserve the original intent thereof in light of such change in GAAP or in the application thereof. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, in a manner (a) such that any obligations relating to a lease (or similar arrangement conveying the right to use) that, in accordance with GAAP as in effect on December 31, 2017, would be accounted for by the Parent Borrower or any Subsidiary as an operating lease shall be accounted for as obligations relating to an operating lease and not as obligations relating to a Capitalized Lease (and shall not constitute Indebtedness hereunder) and (b) without giving effect to (i) any election under Accounting Standards Codification 825‑10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness of the Parent

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Borrower or any of its Subsidiaries at “fair value” as defined therein and (ii) any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof.
SECTION 1.05.    Foreign Currency Calculations. (a) For purposes of determining the Dollar Equivalent of any Loan or Letter of Credit denominated in a Foreign Currency or any related amount, the Administrative Agent shall determine the Exchange Rate as of each applicable Exchange Rate Date with respect to each Foreign Currency in which any requested or outstanding Loan or Letter of Credit is denominated and shall apply such Exchange Rates to determine such amount (in each case after giving effect to any Loan to be made or repaid or Letter of Credit issued on or prior to the applicable date for such calculation), and each such amount shall be the Dollar Equivalent of such Loan or Letter of Credit until the next required calculation thereof pursuant to this paragraph; provided that the Administrative Agent shall in addition determine the Dollar Equivalent of any Letter of Credit denominated in any Foreign Currency as provided in Sections 2.05(e) and 2.05(k).
(b)    For purposes of any determination under Section 6.01, 6.02 or 6.04 or under Article VII, all amounts incurred, outstanding or proposed to be incurred or outstanding in currencies other than Dollars shall be translated into the Dollar Equivalent at the currency exchange rates in effect on the date of such determination (with such currency exchange rates being determined by the Parent Borrower in good faith); provided that no Default shall arise as a result of any limitation set forth in Section 6.01, 6.02 or 6.04 being exceeded solely as a result of changes in currency exchange rates from the currency exchange rates applicable at the time or times the applicable transaction was initially consummated in reliance on the applicable exception to the limitation set forth in such Section.
ARTICLE II

THE CREDITS
SECTION 2.01.    Revolving Commitments.
(a)    Global Tranche Commitments. Subject to the terms and conditions set forth herein, each Global Tranche Lender agrees to make Loans denominated in Dollars, Euros and Sterling to the Global Tranche Borrowers from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Lender’s Global Tranche Revolving Credit Exposure exceeding such Lender’s Global Tranche Revolving Commitment, (ii) the Aggregate Global Tranche Revolving Credit Exposure exceeding the Aggregate Global Tranche Revolving Commitments or (iii) the Aggregate Revolving Credit Exposure as to which the Subsidiary Borrowers are the Applicable Borrowers exceeding US$325,000,000. Within the foregoing limits and subject to the terms and conditions set forth herein, the Global Tranche Borrowers may borrow, prepay and reborrow Global Tranche Revolving Loans.

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(b)    Mexican Tranche Commitments. Subject to the terms and conditions set forth herein, each Mexican Tranche Lender agrees to make Loans denominated in Dollars to the Mexican Tranche Borrowers or in Mexican Pesos to the Mexican Subsidiary Borrower, in each case, from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Lender’s Mexican Tranche Revolving Credit Exposure exceeding such Lender’s Mexican Tranche Revolving Commitment, (ii) the Aggregate Mexican Tranche Revolving Credit Exposure exceeding the Aggregate Mexican Tranche Revolving Commitments or (iii) the Aggregate Revolving Credit Exposure as to which the Subsidiary Borrowers are the Applicable Borrowers exceeding US$325,000,000. Within the foregoing limits and subject to the terms and conditions set forth herein, the Mexican Tranche Borrowers may borrow, prepay and reborrow Mexican Tranche Revolving Loans.
(c)    Singaporean Tranche Commitments. Subject to the terms and conditions set forth herein, each Singaporean Tranche Lender agrees to make Loans denominated in Dollars, Euros and Sterling to the Singaporean Tranche Borrowers from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Lender’s Singaporean Tranche Revolving Credit Exposure exceeding such Lender’s Singaporean Tranche Revolving Commitment, (ii) the Aggregate Singaporean Tranche Revolving Credit Exposure exceeding the Aggregate Singaporean Tranche Revolving Commitments or (iii) the Aggregate Revolving Credit Exposure as to which the Subsidiary Borrowers are the Applicable Borrowers exceeding US$325,000,000. Within the foregoing limits and subject to the terms and conditions set forth herein, the Singaporean Tranche Borrowers may borrow, prepay and reborrow Singaporean Tranche Revolving Loans.
SECTION 2.02.    Loans and Borrowings. (a) Each Revolving Loan shall be made as part of a Revolving Borrowing consisting of Revolving Loans of the same Class, Type and currency made to the same Borrower by the Lenders ratably in accordance with their respective Revolving Commitments of the applicable Class. Each Swingline Loan shall be made in accordance with the procedures set forth in Section 2.04. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Revolving Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.
(b)    Subject to Section 2.13, (i) each Revolving Borrowing denominated in Dollars shall be comprised entirely of (A) in the case of any such Borrowing made to the Parent Borrower, ABR Loans or LIBOR Loans, as the Parent Borrower may request in accordance herewith, and (B) in the case of any such Borrowing made to a Subsidiary Borrower, LIBOR Loans, (ii) each Revolving Borrowing denominated in Euros shall be comprised entirely of EURIBOR Loans, (iii) each Revolving Borrowing denominated in Sterling shall be comprised entirely of LIBOR Loans and (iv) each Revolving Borrowing denominated in Mexican Pesos shall be comprised entirely of TIIE Loans. Each Swingline Dollar Loan shall be an ABR Loan, and each Swingline Foreign Currency Loan shall be a LIBO Overnight Rate Loan.
(c)    At the commencement of each Interest Period for any Eurocurrency Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral

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multiple of the Borrowing Multiple and not less than the Borrowing Minimum (or, in the case of any Borrowing made to the Dutch Subsidiary Borrower, such greater amount as may be required in order for each Loan comprising such Borrowing to be at least €100,000 (or other amount required by the applicable Dutch law) or, in the case of any Loan denominated in a currency other than Euro, is at least the equivalent thereof, determined on the basis consistent with the definition of the term “Exchange Rate”, mutatis mutandis); provided that a Eurocurrency Revolving Borrowing of any Class that results from a continuation of an outstanding Eurocurrency Revolving Borrowing of such Class may, subject to the foregoing parenthetical clause, be in an aggregate amount that is equal to such outstanding Eurocurrency Revolving Borrowing. At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of US$100,000 and not less than US$1,000,000; provided that an ABR Revolving Borrowing of any Class may be in an aggregate amount that is equal to the entire unused balance of the total Revolving Commitments of such Class or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e). Each Swingline Loan shall be in an amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum (or, in the case of a Swingline Loan made to the Dutch Subsidiary Borrower, such greater amount as may be required in order that each Global Tranche Lender’s Global Tranche Percentage of such Swingline Loan is at least €100,000 (or other amount required by the applicable Dutch law) or, in the case of any Swingline Loan denominated in a currency other than Euro, is at least the equivalent thereof, determined on the basis consistent with the definition of the term “Exchange Rate”, mutatis mutandis). Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of 15 Eurocurrency Revolving Borrowings outstanding.
(d)    Notwithstanding any other provision of this Agreement, the Borrowers shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Revolving Maturity Date.
(e)    Notwithstanding any other provision of this Agreement, each Lender at its option may make any ABR Loan or Eurocurrency Loan by causing any domestic or foreign office, branch or Affiliate of such Lender (an “Applicable Lending Installation”) to make such Loan that has been designated by such Lender by written notice to the Administrative Agent and the Parent Borrower. All terms of this Agreement shall apply to any such Applicable Lending Installation of such Lender and the Loans and any Notes issued hereunder shall be deemed held by such Lender for the benefit of any such Applicable Lending Installation. Each Lender may, by written notice to the Administrative Agent and the Parent Borrower, designate replacement or additional Applicable Lending Installations through which Loans will be made by it and for whose account Loan payments are to be made.
SECTION 2.03.    Requests for Revolving Borrowings. To request a Revolving Borrowing, the Parent Borrower (on behalf of itself or the applicable Subsidiary Borrower) shall submit to the Administrative Agent, by fax or email, a completed Borrowing Request signed by a Responsible Officer of the Parent Borrower (a) in the case of a Eurocurrency Revolving Borrowing, not later than 1:00 p.m., Local Time, three Business Days before the date of the

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proposed Borrowing or (b) in the case of an ABR Revolving Borrowing, not later than 1:00 p.m., Local Time, on the date of the proposed Borrowing; provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e) may be given not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing. Each such Borrowing Request shall be irrevocable and shall specify the following information in compliance with Section 2.02:
(i)    the identity of the Applicable Borrower;
(ii)    the aggregate principal amount of the requested Borrowing;
(iii)    the currency in which such Borrowing is to be denominated;
(iv)    the date of such Borrowing, which shall be a Business Day;
(v)    the Class of such Borrowing;
(vi)    in the case of a Borrowing denominated in Dollars and made to the Parent Borrower, whether such Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing;
(vii)    in the case of a Eurocurrency Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and
(viii)    (A) the location and number of the Applicable Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06, provided that if the Parent Borrower shall fail to specify an account, the account shall be deemed to be the account specified in the then most recent Borrowing Request that shall have specified such account, or (B) in the case of any ABR Revolving Borrowing requested to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e), the LC Disbursement intended to be reimbursed.
If no election as to the Type of Revolving Borrowing is specified, then the requested Revolving Borrowing shall be an ABR Borrowing, unless such Revolving Borrowing is denominated in a Foreign Currency or is made to a Subsidiary Borrower, in which case such Revolving Borrowing shall be a Eurocurrency Borrowing of the applicable Type. If no Interest Period is specified with respect to any requested Eurocurrency Revolving Borrowing, then the Parent Borrower shall be deemed to have selected an Interest Period of one month’s duration, in the case of LIBOR Borrowings and EURIBOR Borrowings, and an Interest Period of 28 days, in the case of TIIE Borrowings. Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each Lender of the applicable Class of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

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SECTION 2.04.    Swingline Loans. (a) Subject to the terms and conditions set forth herein, the Swingline Lender may, in its sole discretion, make Loans denominated in Dollars, Euro or Sterling to the Global Tranche Borrowers from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the Swingline Exposure exceeding US$100,000,000, (ii) the Global Tranche Revolving Credit Exposure of any Lender exceeding the Global Tranche Revolving Commitment of such Lender, (iii) the Aggregate Global Tranche Revolving Credit Exposure exceeding the Aggregate Global Tranche Revolving Commitments and (iv) in the case of a Swingline Loan to any Global Tranche Borrower that is a Subsidiary Borrower, the Aggregate Revolving Credit Exposure as to which the Subsidiary Borrowers are the Applicable Borrowers exceeding US$325,000,000; provided that no more than four Swingline Loans may be outstanding at any time. Within the foregoing limits and subject to the terms and conditions set forth herein, the Global Tranche Borrowers may, subject to the sole discretion of the Swingline Lender as set forth above, borrow, prepay and reborrow Swingline Loans.
(b)    To request a Swingline Loan, the Parent Borrower (on behalf of itself or the Dutch Subsidiary Borrower) shall submit to the Administrative Agent, by fax or email, a completed Borrowing Request signed by a Responsible Officer of the Parent Borrower (i) in the case of a Swingline Dollar Loan, not later than 2:00 p.m., Local Time, on the day of the proposed Swingline Loan or (ii) in the case of a Swingline Foreign Currency Loan, not later than 10:00 a.m., Local Time, on the day of the proposed Swingline Loan. Each such notice shall be irrevocable and shall specify (A) the identity of the Applicable Borrower, (B) the amount of the requested Swingline Loan, (C) the currency in which such Swingline Loan is to be denominated, (D) the requested date of such Swingline Loan, which shall be a Business Day, and (E) in the case of any Swingline Dollar Loan requested to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e), the LC Disbursement intended to be reimbursed. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Parent Borrower. If the Swingline Lender determines, in its sole discretion, to make the requested Swingline Loan, the Swingline Lender shall make such Swingline Loan available to the Applicable Borrower by means of a credit to the general deposit account of the Applicable Borrower with the Swingline Lender (or, in the case of a Swingline Dollar Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e), by remittance to the applicable Issuing Bank) by 3:00 p.m., Local Time, on the requested date of such Swingline Loan.
(c)    The Swingline Lender may, by written notice given to the Administrative Agent not later than 12:00 noon, New York City time, on any Business Day, require the Global Tranche Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount and currencies of the Swingline Loans in which the Global Tranche Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Global Tranche Lender, specifying in such notice such Lender’s Global Tranche Percentage of such Swingline Loan or Loans and the currencies thereof. Each Global Tranche Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above with respect to such Swingline Loan or Loans, to pay to the Administrative Agent, for the account of the Swingline Lender,

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such Lender’s Global Tranche Percentage of such Swingline Loan or Loans. Each Global Tranche Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or Event of Default or reduction or termination of the Global Tranche Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Global Tranche Lender further acknowledges and agrees that, in making any Swingline Loan, the Swingline Lender shall be entitled to rely, and shall not incur any liability for relying, upon the representation and warranty of the Parent Borrower deemed made pursuant to Section 4.02. Each Global Tranche Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds in the applicable currency promptly (and, in any event, by the next Business Day), in the same manner as provided in Section 2.06 with respect to Loans made by such Global Tranche Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Global Tranche Lenders pursuant to this paragraph), and the Administrative Agent shall promptly remit to the Swingline Lender the amounts so received by it from the Global Tranche Lenders. The Administrative Agent shall notify the Parent Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Applicable Borrower (or other party on behalf of the Applicable Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Global Tranche Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Applicable Borrower for any reason. The purchase of participations in any Swingline Loan pursuant to this paragraph shall not relieve the Applicable Borrower of any default in the payment thereof.
SECTION 2.05.    Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, (i) any Global Tranche Borrower may request the issuance of Letters of Credit for its own account and (ii) the Parent Borrower may, so long as the Parent Borrower shall be a joint and several co-applicant with respect thereto, request the issuance of Letters of Credit for the account of any Subsidiary (other than a Subsidiary Borrower), in each case, denominated in Dollars, Euro or Sterling and in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Bank, at any time and from time to time during the Availability Period. The Parent Borrower unconditionally and irrevocably agrees that, in connection with any Letter of Credit issued for the account of any Subsidiary as provided in clause (ii) above, the Parent Borrower will be fully responsible for the reimbursement of LC Disbursements, the payment of interest thereon and the payment of fees due under Section 2.11(b)  in respect thereof to the same extent as if it were the sole account party in respect of such Letter of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any Letter of Credit Application or other agreement submitted by any Global Tranche Borrower to, or entered into by the

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Applicable Borrower with, an Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. On the Second Restatement Date, each Existing Letter of Credit shall, without any further action by any Person, be deemed to have been issued as a Letter of Credit hereunder (without any breakage or transfer charges in connection therewith) and shall for all purposes hereof (including paragraphs (d) and (e) of this Section 2.05) be treated as and constitute a Letter of Credit.
(b)    Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit, other than an automatic renewal permitted pursuant to paragraph (c) of this Section 2.05), the Parent Borrower shall submit to the applicable Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension), by fax or email, a written notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the Applicable Borrower, the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section 2.05), the amount of such Letter of Credit, the currency in which such Letter of Credit is to be denominated, the name and address of the beneficiary thereof and such other information as shall be necessary to enable the applicable Issuing Bank to prepare, amend, renew or extend such Letter of Credit. If requested by the applicable Issuing Bank, the Applicable Borrower also shall submit a Letter of Credit Application. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Parent Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, (i) the LC Exposure shall not exceed US$50,000,000, (ii) the amount of the LC Exposure attributable to Letters of Credit issued by any Issuing Bank shall not exceed the LC Commitment of such Issuing Bank, (iii) the Global Tranche Revolving Credit Exposure of any Lender shall not exceed the Global Tranche Revolving Commitment of such Lender, (iv) the Aggregate Global Tranche Revolving Credit Exposures shall not exceed the Aggregate Global Tranche Revolving Commitments and (v) the Aggregate Revolving Credit Exposure as to which the Subsidiary Borrowers are the Applicable Borrowers shall not exceed US$325,000,000. No Issuing Bank shall be obligated to issue commercial or trade Letters of Credit, or Letters of Credit denominated in any Foreign Currency, in each case, if such issuance would not be in accordance with its internal policies or procedures.
(c)    Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Revolving Maturity Date; provided that any Letter of Credit may contain customary automatic renewal provisions agreed upon by the Parent Borrower and the applicable Issuing Bank pursuant to which the expiration date of such Letter of Credit shall automatically be extended for a period of up to 12 months (but not to a date later than the date set forth in clause (ii) above), subject to a right on the part of such Issuing Bank to prevent any such renewal from occurring by giving notice to the

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beneficiary at least a specified time (as agreed upon by the Parent Borrower and the applicable Issuing Bank) in advance of any such renewal.
(d)    Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the Global Tranche Lenders, the Issuing Bank that is the issuer thereof hereby grants to each Global Tranche Lender, and each Global Tranche Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Global Tranche Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Global Tranche Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable Issuing Bank, such Lender’s Global Tranche Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Applicable Borrower on the date due as provided in paragraph (e) of this Section 2.05, or of any reimbursement payment in respect of any LC Disbursement required to be refunded to the Applicable Borrower for any reason. Such payment by the Global Tranche Lenders shall be made (i) if the currency of the applicable LC Disbursement or reimbursement payment shall be in Dollars, then in Dollars and (ii) subject to paragraph (k) of this Section 2.05, if the currency of the applicable LC Disbursement or reimbursement payment shall be a Foreign Currency, then in Dollars in an amount equal to the Dollar Equivalent of such LC Disbursement or reimbursement payment, calculated by the Administrative Agent using the LC Exchange Rate on the applicable LC Participation Calculation Date. Each Global Tranche Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit, the occurrence and continuance of a Default or Event of Default, any reduction or termination of the Global Tranche Revolving Commitments or any force majeure or other event that under any rule of law or uniform practices to which any Letter of Credit is subject (including Section 3.14 of the ISP) permits a drawing to be made under such Letter of Credit after the expiration thereof or of the Global Tranche Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Global Tranche Lender further acknowledges and agrees that, in issuing, amending, renewing or extending any Letter of Credit, the applicable Issuing Bank shall be entitled to rely, and shall not incur any liability for relying, upon the representation and warranty of the Parent Borrower deemed made pursuant to Section 4.02.
(e)    Reimbursement. If an Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Applicable Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount in the currency of such LC Disbursement equal to such LC Disbursement not later than 12:00 noon, New York City time, on the date that such LC Disbursement is made, if the Applicable Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Applicable Borrower prior to such time on such date, then not later than 12:00 noon, New York City time, on (i) the Business Day that the Applicable Borrower receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the

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day of receipt, or (ii) the Business Day immediately following the day that the Applicable Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that the Parent Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.04 that such payment be financed with an ABR Revolving Borrowing or a Swingline Loan denominated in the same currency and in an equivalent amount and, to the extent so financed, the Applicable Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan. If the Applicable Borrower fails to make such payment when due, then, if the currency of the applicable LC Disbursement is a Foreign Currency, the Applicable Borrower’s obligation to reimburse such LC Disbursement shall automatically and with no further action required be converted into an obligation to reimburse the Dollar Equivalent of such LC Disbursement, calculated by the Administrative Agent using the LC Exchange Rate on the applicable LC Participation Calculation Date, and (ii) the applicable Issuing Bank shall promptly notify the Administrative Agent, and the Administrative Agent shall notify each Global Tranche Lender of the applicable LC Disbursement, the amount and currency of the payment then due from the Applicable Borrower in respect thereof and such Lender’s Global Tranche Percentage thereof. Promptly following receipt of such notice (and, in any event, by the next Business Day), each Global Tranche Lender shall pay to the Administrative Agent in Dollars its Global Tranche Percentage of the payment then due from the Applicable Borrower, in the same manner as provided in Section 2.06 with respect to Loans made by such Global Tranche Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Global Tranche Lenders pursuant to this paragraph), and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Global Tranche Lenders. Promptly following receipt by the Administrative Agent of any payment from the Applicable Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Global Tranche Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Global Tranche Lenders and such Issuing Bank as their interests may appear. Any payment made by a Global Tranche Lender pursuant to this paragraph to reimburse an Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Applicable Borrower of its obligation to reimburse such LC Disbursement.
(f)    Obligations Absolute. The Applicable Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section 2.05 shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by any Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, (iv) any force majeure or other event that under any rule of law or uniform practices to which any Letter of Credit is subject (including Section 3.14 of the ISP) permits a drawing to be made under such Letter of Credit after the stated expiration date thereof or of the Revolving Commitments or (v)

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any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.05, constitute a legal or equitable discharge of, or provide a right of setoff against, the Applicable Borrower’s obligations hereunder. None of the Administrative Agent, the Lenders, the Issuing Banks or any of their Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of any Issuing Bank; provided that the foregoing shall not be construed to excuse any Issuing Bank from liability to the Applicable Borrower to the extent of any direct damages (as opposed to special, indirect consequential or punitive damages, claims in respect of which are hereby waived by the Applicable Borrower to the extent permitted by applicable law) suffered by the Applicable Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, unless a court of competent jurisdiction shall have determined in a final and nonappealable judgment that in making any such determination the applicable Issuing Bank acted with gross negligence or willful misconduct, such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the applicable Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.
(g)    Disbursement Procedures. The applicable Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The applicable Issuing Bank shall promptly notify the Administrative Agent and the Applicable Borrower by telephone (confirmed by fax or email) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Applicable Borrower of its obligation to reimburse such Issuing Bank and the Global Tranche Lenders with respect to any such LC Disbursement.
(h)    Interim Interest. If an Issuing Bank shall make any LC Disbursement, then, unless the Applicable Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Applicable Borrower reimburses such LC Disbursement, (i) in the case of any LC Disbursement made in Dollars, and at all times following the conversion to Dollars of the reimbursement obligation with respect to any LC Disbursement made in Euro or Sterling pursuant to paragraph (e) or (k) of this Section 2.05, at the rate per annum then applicable to ABR Revolving Loans

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and (ii) in the case of any LC Disbursement made in Euro or Sterling, at all times prior to the conversion of the reimbursement obligation with respect thereto to Dollars pursuant to paragraph (e) or (k) of this Section 2.05, at a rate equal to the applicable LIBO Overnight Rate plus the Applicable Rate used to determine interest applicable to Eurocurrency Loans; provided that, if the Applicable Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section 2.05, then Section 2.12(g) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Global Tranche Lender pursuant to paragraph (e) of this Section 2.05 to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment, and shall be payable on demand or, if no demand has been made, on the date on which the Applicable Borrower reimburses the applicable LC Disbursement in full.
(i)    Designation of Additional Issuing Banks; Replacement of Issuing Banks. (i) From time to time, the Parent Borrower may by notice to the Administrative Agent and the Global Tranche Lenders designate as additional Issuing Bank one or more Global Tranche Lenders that agree to serve in such capacity as provided below. The acceptance by a Global Tranche Lender of any appointment as an Issuing Bank hereunder shall be evidenced by an agreement (an “Issuing Bank Agreement”), which shall be in a form satisfactory to the Parent Borrower and the Administrative Agent, shall set forth the LC Commitment of such Global Tranche Lender and shall be executed by such Global Tranche Lender, the Parent Borrower and the Administrative Agent. The Issuing Bank Agreement of any Issuing Bank may limit the currencies in which and the Borrowers for the account of which such Issuing Bank will issue Letters of Credit, and any such limitations will, as to such Issuing Bank, be deemed to be incorporated into this Agreement.
(ii)    An Issuing Bank may be replaced at any time by written agreement among the Parent Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank (it being understood that such successor Issuing Bank shall be designated and appointed as an Issuing Bank hereunder in accordance with the immediately preceding paragraph). The Administrative Agent shall notify the Global Tranche Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, the Parent Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.11(b).
(iii)    From and after the effective date of any such appointment or replacement, (A) the additional or successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (B) references herein to the term “Issuing Bank” shall be deemed to refer to such additional or successor Issuing Bank or, in the case of a replacement, to any previous Issuing Bank, or to such additional or successor Issuing Bank and, in the case of a replacement, all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of

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an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.
(j)    Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Parent Borrower receives notice from the Administrative Agent or the Required Lenders demanding the deposit of cash collateral pursuant to this paragraph, the Parent Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Global Tranche Lenders and the Issuing Banks, an amount in cash and in the currency of such Letter of Credit equal to (i) in the case of any Letter of Credit denominated in Dollars, 100% of the LC Exposure as of such date attributable to such Letter of Credit, plus any accrued and unpaid interest thereon, and (ii) in the case of any Letter of Credit denominated in a Foreign Currency, 105% of the LC Exposure as of such date attributable to such Letter of Credit, plus any accrued and unpaid interest thereon; provided that (A) amounts payable in respect of any Letter of Credit denominated in a Foreign Currency in respect of which the Applicable Borrower’s reimbursement obligations have been converted to obligations in Dollars as provided in paragraph (e) or (k) of this Section 2.05, and interest accrued thereon, shall be payable in Dollars and (B) the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to any Borrower described in Section 7.01(f). The Parent Borrower shall also deposit cash collateral in Dollars in accordance with this paragraph as and to the extent required by Sections 2.10 and 2.19. Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrowers under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Parent Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall, notwithstanding anything to the contrary in Section 2.17(b), be applied by the Administrative Agent to reimburse any Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrowers for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to, in the case of any such application at a time when any Global Tranche Lender is a Defaulting Lender (and only if, after giving effect thereto, the remaining cash collateral in respect of the LC Exposure shall be less than the aggregate LC Exposure of all the Defaulting Lenders), the consent of each Issuing Bank), be applied to satisfy other obligations of the Borrowers under this Agreement. If the Parent Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Parent Borrower within three Business Days after all Events of Default have been cured or waived. If the Parent Borrower is required to provide an amount of cash collateral hereunder pursuant to Section 2.19, such amount (to the extent not applied as aforesaid) shall be returned to the Parent Borrower within three Business Days to the extent that, after giving effect to such return, no Issuing Bank shall have any exposure in respect of any outstanding Letter of Credit that is not fully covered by the Revolving Commitments of the Non-Defaulting

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Lenders that are Global Tranche Lenders and/or the remaining cash collateral and no Event of Default shall have occurred and be continuing.
(k)    Conversion. In the event that the Loans become immediately due and payable on any date pursuant to Section 7.01, all amounts (i) that any Borrower is at the time or becomes thereafter required to reimburse or otherwise pay to the Administrative Agent in respect of LC Disbursements made under any Letter of Credit denominated in a Foreign Currency (other than amounts in respect of which the Parent Borrower has deposited cash collateral, if such cash collateral was deposited in the applicable currency), (ii) that the Global Tranche Lenders are at the time or become thereafter required to pay to the Administrative Agent (and the Administrative Agent is at the time or becomes thereafter required to distribute to the applicable Issuing Bank) pursuant to paragraph (e) of this Section in respect of unreimbursed LC Disbursements made under any Letter of Credit denominated in a Foreign Currency and (iii) of each Global Tranche Lender’s participation in any Letter of Credit denominated in a Foreign Currency under which an LC Disbursement has been made shall, automatically and with no further action required, be converted into the Dollar Equivalent, calculated using the LC Exchange Rate on such date (or in the case of any LC Disbursement made after such date, on the date such LC Disbursement is made), of such amounts. On and after such conversion, all amounts accruing and owed to the Administrative Agent, any Issuing Bank or any Global Tranche Lender in respect of the obligations described in this paragraph shall accrue and be payable in Dollars at the rates otherwise applicable hereunder.
(l)    Letter of Credit Amounts. For all purposes of this Agreement, the amount of a Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases (other than any such increase consisting of the reinstatement of an amount previously drawn thereunder and reimbursed), whether or not such maximum stated amount is in effect at the time of determination.
SECTION 2.06.    Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by (i) in the case of Eurocurrency Revolving Loans, 1:00 p.m., Local Time, and (ii) in the case of ABR Revolving Loans, by the later of (x) 1:00 p.m., Local Time, or (y) the time that is one hour after the time the applicable Borrowing Request shall have been received by the Administrative Agent, in each case, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.04. The Administrative Agent will make such Loans available to the Applicable Borrower by promptly crediting or wiring the amounts so received, in like funds, to an account of the Applicable Borrower designated by the Parent Borrower in the applicable Borrowing Request; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank.

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(b)    Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section 2.06 and may, in reliance upon such assumption, make available to the Applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Applicable Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, (x) the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation (in the case of a Borrowing denominated in Dollars) or (y) the greater of the rate determined (which determination shall be conclusive absent manifest error) by the Administrative Agent to be the cost to it of funding such amount (which, in the case of a Borrowing denominated in Euro or Sterling, shall in any event be deemed not to be less than the LIBO Overnight Rate) and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation (in the case of a Borrowing denominated in a Foreign Currency) or (ii) in the case of the Applicable Borrower, (A) the interest rate applicable to ABR Loans (in the case of a Borrowing denominated in Dollars) or (B) the interest rate applicable to the subject Loan (in the case of a Borrowing denominated in a Foreign Currency). If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing. If the applicable Lender and the Applicable Borrower shall both pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Applicable Borrower the amount of such interest paid by the Applicable Borrower for such period. Any such payment by any Borrower shall be without prejudice to any claim such Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
SECTION 2.07.    Interest Elections. (a) Each Revolving Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurocurrency Revolving Borrowing, shall have an initial Interest Period as specified in such Borrowing Request or as otherwise provided in Section 2.03. Thereafter, the Parent Borrower may elect to convert such Borrowing to a different Type, in the case of Borrowings denominated in Dollars, or to continue such Borrowing and, in the case of a Eurocurrency Revolving Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.07. The Parent Borrower may elect different options with respect to different portions of the affected Revolving Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section 2.07 shall not apply to Swingline Borrowings, which may not be converted or continued. Notwithstanding any other provision of this Section 2.07 to the contrary, the Parent Borrower may not (x) change the currency of any Borrowing, (y) elect an Interest Period for any Eurocurrency Borrowing that does not comply with

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Section 2.02(d) or (z) convert any Borrowing to a Borrowing of a different Class or to a Type not available with respect thereto.
(b)    To make an election pursuant to this Section 2.07, the Parent Borrower shall submit to the Administrative Agent, by fax or email a completed Interest Election Request signed by a Responsible Officer of the Parent Borrower by the time that a Borrowing Request would be required under Section 2.03 if the Parent Borrower were requesting a Revolving Borrowing of the Class and Type and denominated in the currency resulting from such election to be made on the effective date of such election. Each such Interest Election Request shall be irrevocable and shall specify the following information in compliance with Section 2.03:
(i)    the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
(ii)    the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
(iii)    whether the resulting Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing; and
(iv)    if the resulting Borrowing is to be a Eurocurrency Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.
If any such Interest Election Request requests a Eurocurrency Borrowing but does not specify an Interest Period, then the Parent Borrower shall be deemed to have selected an Interest Period of one month’s duration, in the case of LIBOR Borrowings and EURIBOR Borrowings, and an Interest Period of 28 days, in the case of TIIE Borrowings.
(c)    Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the applicable Class of the details thereof and of such Lender’s portion of each resulting Borrowing.
(d)    If the Parent Borrower fails to deliver a timely Interest Election Request with respect to a Eurocurrency Revolving Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing (unless such Borrowing is denominated in a Foreign Currency or made to a Subsidiary Borrower, in which case such Borrowing shall be continued as a Eurocurrency Borrowing with an Interest Period of one month’s duration, in the case of LIBOR Borrowings and EURIBOR Borrowings, and an Interest Period of 28 days, in the case of TIIE Borrowings, in each case, commencing on the last day of such Interest Period). Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders,

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so notifies the Parent Borrower (provided that no such notice or request shall be required in the case of an Event of Default described in Section 7.01(f)), then, so long as an Event of Default is continuing (i) no outstanding Revolving Borrowing may be converted to or (except as contemplated in clause (iii) below) continued as a Eurocurrency Borrowing, (ii) unless repaid, each Eurocurrency Revolving Borrowing denominated in Dollars and made to the Parent Borrower shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto, and (iii) unless repaid, each Eurocurrency Revolving Borrowing denominated in a Foreign Currency or made to a Subsidiary Borrower shall be continued as a Eurocurrency Revolving Borrowing with an Interest Period of one month’s duration, in the case of LIBOR Borrowings and EURIBOR Borrowings, and an Interest Period of 28 days, in the case of TIIE Borrowings.
SECTION 2.08.    Termination, Reduction and Increase of Revolving Commitments. (a) General. Unless previously terminated, the Revolving Commitments shall terminate on the Revolving Maturity Date.
(b)    Voluntary Reduction of Revolving Commitments. The Parent Borrower may at any time terminate, or from time to time reduce, the Revolving Commitments of any Class; provided that (i) each reduction of the Revolving Commitments of any Class shall be in an amount that is an integral multiple of US$1,000,000 and not less than US$5,000,000, (ii) the Parent Borrower shall not terminate or reduce the Revolving Commitments of any Class if, after giving effect to any concurrent prepayment of Loans in accordance with Section 2.10, the Aggregate Global Tranche Revolving Credit Exposures would exceed the Aggregate Global Tranche Revolving Commitments, the Aggregate Mexican Tranche Revolving Exposure would exceed the Aggregate Mexican Tranche Revolving Commitments or the Aggregate Singaporean Tranche Revolving Exposure would exceed the Aggregate Singaporean Tranche Revolving Commitments and (iii) the Parent Borrower shall not terminate the Revolving Commitments of any Class without a concurrent termination of the Revolving Commitments of each other Class and shall not reduce the Revolving Commitments of any Class without a ratable (based on the aggregate amount of the Revolving Commitments of each Class) reduction in the Revolving Commitments of each other Class.
(c)    Notice of Election to Voluntarily Reduce Revolving Commitments. The Parent Borrower shall notify the Administrative Agent of any election to terminate or reduce the Revolving Commitments of any Class under paragraph (b) of this Section 2.08 at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Parent Borrower pursuant to this Section 2.08 shall be irrevocable; provided that a notice of termination or reduction of the Revolving Commitments of any Class delivered by the Parent Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or the occurrence of one or more other events specified therein, in which case such notice may be revoked by the Parent Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Revolving Commitments of any Class shall be permanent. Each reduction of the Revolving Commitments

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of any Class shall be made ratably among the Lenders of such Class in accordance with their respective Revolving Commitments of such Class.
(d)    Increase of Commitments. On up to three occasions after the Second Restatement Date, the Parent Borrower at its option may, from time to time, seek to increase the Revolving Commitments by up to an aggregate amount of US$200,000,000 (resulting in maximum total Revolving Commitments of US$850,000,000) upon at least three Business Days’ prior written notice to the Administrative Agent, which notice shall specify the Class of the Revolving Commitments requested to be increased and the amount of any such increase (which shall not be less than US$10,000,000). After delivery of such notice, the Administrative Agent or the Parent Borrower, in consultation with the Administrative Agent, may offer the increase (which may be declined by any Lender in its sole discretion) in the Revolving Commitments on either a ratable basis to the Lenders or on a non pro-rata basis to one or more Lenders and/or other Persons reasonably acceptable to the Administrative Agent and the Parent Borrower; provided that any such Person that is not a Lender shall be subject to the prior written approval of the Administrative Agent and, in the case of an increase in Global Tranche Revolving Commitments, each Issuing Bank and the Swingline Lender (each such approval not to be unreasonably withheld, conditioned or delayed). No increase in the Revolving Commitments shall become effective until the Lenders or other Persons providing such increase (such Lenders or other Persons, the “Incremental Lenders”), the Parent Borrower and the Administrative Agent shall have entered into a written agreement (the “Incremental Commitments Agreement”), which shall be in form and substance reasonably satisfactory to the Administrative Agent, pursuant to which (i) each such Incremental Lender that is a Lender agrees to the amount of an increase in its Revolving Commitment of the applicable Class, (ii) any such Incremental Lender that is not then a Lender agrees to extend a Revolving Commitment of the applicable Class and in the amount specified therein and agrees to assume and accept the obligations and rights of a Lender (and a Lender of the applicable Class) hereunder, (iii) the Parent Borrower accepts such incremental Revolving Commitments, (iv) the effective date of any increase in the Revolving Commitments is specified and (v) the Parent Borrower certifies that on such date the conditions for a new Loan set forth in Section 4.02 are satisfied; provided that such effectiveness shall also be subject to receipt by the Administrative Agent from the Parent Borrower and the other Loan Parties of such supplemental legal opinions, resolutions, officer’s and secretary’s certificates, reaffirmation agreements and other documents as the Administrative Agent may reasonably request. Upon the effectiveness of any increase in the Revolving Commitments pursuant hereto, (A) each Incremental Lender of any Class shall be deemed to have accepted an assignment from the existing Lenders of such Class, and the existing Lenders of such Class shall be deemed to have made an assignment to each Incremental Lender of such Class, of an interest in each then outstanding Revolving Loan of the applicable Class (in each case, on the terms and conditions set forth in the Assignment and Assumption) to the extent necessary for the Revolving Loans of such Class to be held ratably by the Lenders of such Class in proportion to their Revolving Commitments of such Class and (B) in the case of an increase in the Global Tranche Revolving Commitments, the Swingline Exposure and LC Exposure of the Global Tranche Lenders (including the Incremental Lenders) shall be automatically adjusted to give effect to any change in the Global Tranche Percentages of the Global Tranche Lenders resulting from such increase in the Global Tranche Revolving Commitments. Assignments pursuant to the preceding sentence

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shall be made in exchange for, and substantially contemporaneously with the payment to the assigning Lenders of, the principal amount assigned plus accrued and unpaid interest thereon. Payments received by assigning Lenders pursuant to this Section 2.08(d) in respect of the principal amount of any Eurocurrency Loan shall, for purposes of Section 2.15, be deemed prepayments of such Loan. Except as expressly set forth above in this Section 2.08(d), no consent of any Lender shall be required for any incremental Revolving Commitment provided pursuant to this Section 2.08(d).
SECTION 2.09.    Repayment of Loans; Evidence of Debt. (a) Each Applicable Borrower hereby unconditionally promises to pay (i) to the Swingline Lender the then unpaid principal amount of each Swingline Loan made to such Applicable Borrower on the earlier of the Revolving Maturity Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least two Business Days after such Swingline Loan is made; provided that on each date that a Global Tranche Revolving Borrowing is made, each Applicable Borrower shall repay each Swingline Loan made to such Applicable Borrower then outstanding, and (ii) to the Administrative Agent for the account of each applicable Lender the then unpaid principal amount of each Revolving Loan made to such Applicable Borrower on the Revolving Maturity Date.
(b)    Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender by each Applicable Borrower from time to time hereunder.
(c)    The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and, in the case of Eurocurrency Loans, the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Applicable Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.
(d)    The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section 2.09 shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Applicable Borrowers to repay the Loans in accordance with the terms of this Agreement.
(e)    Any Lender may request that the Loans of any Class made by it be evidenced by a promissory note. In such event, the Applicable Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent; provided that in the case of a promissory note, executed and delivered by the Mexican Subsidiary Borrower, such promissory note (each such note, a “Mexican Promissory Note”) shall qualify as a pagaré under Mexican law and shall be substantially in the form of Exhibit D and shall be duly issued by the Mexican Subsidiary Borrower. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant

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to Section 9.04) be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).
SECTION 2.10.    Prepayment of Loans. (a) The Borrowers shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section 2.10.
(b)    The Parent Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) in writing submitted by fax or email of any prepayment hereunder (i) in the case of prepayment of a Eurocurrency Borrowing, not later than 11:00 a.m., Local Time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., Local Time, on the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, Local Time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that a notice of optional prepayment of any Borrowing may state that such notice is conditioned upon the occurrence of one or more events specified therein, in which case such notice may be revoked by the Parent Borrower (by notice to the Administrative Agent on or prior to the specified date of prepayment) if such condition is not satisfied. Promptly following receipt of any such notice relating to a prepayment, the Administrative Agent shall advise the Lenders of the applicable Class of the contents thereof. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12.
(c)    If at any time the aggregate Revolving Credit Exposure of any Class exceeds the aggregate Revolving Commitments of such Class (other than solely as a result of a redetermination of the Dollar Equivalents in accordance with Section 1.05(a)), the Borrowers shall immediately prepay Loans of such Class in the amount of such excess and, to the extent that, after the prepayment of all Loans of such Class an excess of the aggregate Revolving Credit Exposure of such Class over the aggregate Revolving Commitments of such Class still exists, the Parent Borrower shall promptly cash collateralize the Letters of Credit in the manner described in Section 2.05(j) in an amount sufficient to eliminate such excess.
(d)    If at any time the aggregate Revolving Credit Exposure of any Class exceeds the aggregate Revolving Commitments of such Class, then (i) on the last day of any Interest Period for any Eurocurrency Revolving Borrowing of such Class and (ii) on each other Business Day on which any ABR Revolving Borrowing or, in the case of such excess with respect to the Global Tranche Revolving Commitments, any Swingline Loan shall be outstanding, the Borrowers shall prepay Loans of such Class in an aggregate amount equal to the lesser of (A) the amount of such excess and (B) the amount of the applicable Borrowings or Loans referred to in clause (i) or (ii) above. If at any time the aggregate Revolving Credit Exposure of any Class exceeds 105% of the aggregate Revolving Commitments of such Class, then the Borrowers shall immediately prepay Loans of such Class in the amount of such excess and, in the case of such excess with respect to the Global Tranche Revolving Commitments, to the extent that, after the

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prepayment of all Loans of the applicable Class an excess of the Aggregate Global Tranche Revolving Credit Exposure over the Aggregate Global Tranche Revolving Commitments still exists, the Parent Borrower shall promptly cash collateralize the Letters of Credit in the manner described in Section 2.05(j) in an amount sufficient to eliminate such excess.
SECTION 2.11.    Fees. (a) The Parent Borrower agrees to pay to the Administrative Agent for the account of each Lender of any Class a commitment fee, which shall accrue at the Applicable Rate on the daily amount of the difference between the Revolving Commitment of such Class of such Lender and the Revolving Credit Exposure (excluding, in the case of Global Tranche Revolving Credit Exposure, the Swingline Exposure) of such Class of such Lender during the period from and including the Second Restatement Date to but excluding the date on which such Revolving Commitment terminates. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the Second Restatement Date. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
(b)    The Parent Borrower agrees to pay (i) to the Administrative Agent for the account of each Global Tranche Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to Eurocurrency Revolving Loans on the average daily amount of such Global Tranche Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Second Restatement Date to but excluding the later of the date on which such Global Tranche Lender’s Global Tranche Revolving Commitment terminates and the date on which such Global Tranche Lender ceases to have any LC Exposure, and (ii) to each Issuing Bank a fronting fee equal to 0.125% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) attributable to Letters of Credit issued by such Issuing Bank during the period from and including the Second Restatement Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any such LC Exposure, as well as each Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Second Restatement Date; provided that all such fees shall be payable on the date on which the Global Tranche Revolving Commitments terminate and any such fees accruing after the date on which the Global Tranche Revolving Commitments terminate shall be payable on demand. Any other fees payable to any Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

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(c)    The Parent Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Parent Borrower and the Administrative Agent.
(d)    All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the applicable Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders of the applicable Class. Fees paid shall not be refundable under any circumstances.
SECTION 2.12.    Interest. (a) The Loans comprising each ABR Borrowing (including each Swingline Dollar Loan) shall bear interest at the Alternate Base Rate plus the Applicable Rate.
(b)    The Loans comprising each LIBOR Borrowing denominated in Dollars shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.
(c)    The Loans comprising each LIBOR Borrowing denominated in Sterling shall bear interest at the LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.
(d)    The Loans comprising each EURIBOR Borrowing shall bear interest at the EURIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.
(e)    The Loans comprising each TIIE Borrowing shall bear interest at the TIIE Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.
(f)    Each Swingline Foreign Currency Loan shall bear interest at the applicable LIBO Overnight Rate plus the Applicable Rate.
(g)    Notwithstanding the foregoing, if any principal of or interest on any Loan, any LC Disbursement or any fee or other amount payable by any Applicable Borrower hereunder is not paid when due (after giving effect to any grace period with respect thereto provided in Section 7.01(a)), whether at stated maturity, upon acceleration or otherwise, such overdue amount shall (upon, if applicable, the expiration of such grace period) bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan or any LC Disbursement or any interest on any Loan or any LC Disbursement, 2% plus the rate otherwise applicable to such Loan or LC Disbursement as provided in the preceding paragraphs of this Section 2.12 or in Section 2.05(h) or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section 2.12.
(h)    Accrued interest on each Loan shall be payable by the Applicable Borrower in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans of any Class, upon termination of the Revolving Commitments of such Class; provided that (i) interest accrued pursuant to paragraph (g) of this Section 2.12 shall be payable by the Applicable Borrower on demand, (ii) in the event of any repayment or prepayment of any Loan

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(other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurocurrency Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.
(i)    All interest hereunder shall be computed on the basis of a year of 360 days, except that (i) interest on Borrowings denominated in Sterling shall be computed on the basis of a year of 365 days and (ii) interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate, LIBO Rate, LIBO Overnight Rate, EURIBO Rate or TIIE Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
SECTION 2.13.    Alternate Rate of Interest. (a) If prior to the commencement of any Interest Period for a Eurocurrency Borrowing denominated in any currency:
(i)    the Administrative Agent determines (which determination shall be conclusive absent manifest error) that deposits in the applicable currency are not being offered to banks in the Relevant Interbank Market for the applicable amount and Interest Period for such Eurocurrency Borrowing or adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the LIBO Rate, the EURIBO Rate or the TIIE Rate, as the case may be, for such Interest Period; or
(ii)    the Administrative Agent is advised by the Majority in Interest of Lenders of the applicable Class that the Adjusted LIBO Rate, the LIBO Rate, the EURIBO Rate or the TIIE Rate, as the case may be, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;
then the Administrative Agent shall give notice thereof to the Parent Borrower and the Lenders by fax or email as promptly as practicable thereafter and, until the Administrative Agent notifies the Parent Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (A) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Eurocurrency Borrowing denominated in such currency and for such Interest Period shall be ineffective, (B) the affected Eurocurrency Borrowing that is requested to be continued shall (1) if such Borrowing is denominated in US Dollars and made to the Parent Borrower, unless repaid, be converted to an ABR Borrowing or (2) otherwise, be repaid, in each case, on the last day of the then current Interest Period applicable thereto and (C) any Borrowing Request for a Eurocurrency Borrowing denominated in such currency shall (1) if such Borrowing is denominated in Dollars and made to the Parent Borrower, be made as an ABR Borrowing or (2) otherwise, be ineffective. If the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the LIBO Overnight Rate with respect to any

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Foreign Currency, then the Administrative Agent shall give notice thereof to the Parent Borrower, the Swingline Lender and the Issuing Banks by fax or email as promptly as practicable thereafter and, until the Administrative Agent notifies the Parent Borrower, the Swingline Lender and the Issuing Banks that the circumstances giving rise to such notice no longer exist (x) the Swingline Lender shall have no obligation to make Swingline Loans denominated in such Foreign Currency and any Swingline Loan denominated in such Foreign Currency then outstanding shall be repaid by the Applicable Borrower on the first Business Day following the date on which the Parent Borrower receives such notice (and, prior to the repayment thereof, shall bear interest at a rate per annum equal to the sum of the rate determined (which determination shall be conclusive absent manifest error) by the Swingline Lender to be the cost to it of funding such Swingline Loan plus the Applicable Rate) and (y) any LC Disbursement that, pursuant to Section 2.05(h), on any day bears interest by reference to the LIBO Overnight Rate shall instead bear interest on such day at a rate per annum equal to the sum of the rate determined (which determination shall be conclusive absent manifest error) by the applicable Issuing Bank to be the cost to it of funding such LC Disbursement plus the Applicable Rate used to determine interest applicable to Eurocurrency Loans.
(b)    If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in paragraph (a)(i) of this Section 2.13 have arisen (including because the applicable Screen Rate is not available or published on a current basis) and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in paragraph (a)(i) of this Section 2.13 have not arisen but either (w) the supervisor for the administrator of the applicable Screen Rate has made a public statement that the administrator of the applicable Screen Rate is insolvent (and there is no successor administrator that will continue publication of the applicable Screen Rate), (x) the administrator of the applicable Screen Rate has made a public statement identifying a specific date after which the applicable Screen Rate will permanently or indefinitely cease to be published by it (and there is no successor administrator that will continue publication of the applicable Screen Rate), (y) the supervisor for the administrator of the applicable Screen Rate has made a public statement identifying a specific date after which the applicable Screen Rate will permanently or indefinitely cease to be published or (z) the supervisor for the administrator of the applicable Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the applicable Screen Rate may no longer be used for determining interest rates for loans, then the Administrative Agent and the Parent Borrower shall endeavor to establish an alternate rate of interest to the Adjusted LIBO Rate, the LIBO Rate, the EURIBO Rate or the TIIE Rate, as the case may be, that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans denominated in the applicable currency in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable (but for the avoidance of doubt, such related changes shall not include a reduction of the Applicable Rate); provided that, if such alternate rate of interest as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. Notwithstanding anything to the contrary in Section 9.02, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five Business Days of the date a copy of such amendment is provided to the Lenders, a written notice from the Required Lenders

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stating that the Required Lenders object to such amendment. Until an alternate rate of interest shall be determined in accordance with this paragraph (but, in the case of the circumstances described in clause (ii)(w), clause (ii)(x) or clause (ii)(y) of the first sentence of this paragraph, only to the extent the applicable Screen Rate for such Interest Period is not available or published at such time on a current basis), clauses (A), (B) and (C) of paragraph (a) of this Section 2.13 shall be applicable.
SECTION 2.14.    Increased Costs. (a) If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or any Issuing Bank;
(ii)    impose on any Lender or any Issuing Bank or the Relevant Interbank Market any other condition affecting this Agreement or Eurocurrency Loans made by such Lender or any Letter of Credit or participation therein; or
(iii)    subject any Recipient to any Taxes on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (e) of the definition of Excluded Taxes and (C) Connection Income Taxes);
and (A) the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making or maintaining any Eurocurrency Loan (or of maintaining its obligation to make any Loan) or to increase the cost to such Lender, such Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender, such Issuing Bank or such other Recipient hereunder (whether of principal, interest or otherwise) and (B) such Lender, such Issuing Bank or such other Recipient, as the case may be, is generally demanding similar compensation from its other similar borrowers in similar circumstances, then the Parent Borrower will pay to such Lender, such Issuing Bank or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, such Issuing Bank or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered.
(b)    If any Lender or any Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy and liquidity) and such Lender or such Issuing Bank or applicable holding company, as the case may be, is generally

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demanding similar amounts from its other similar borrowers in similar circumstances, then the Parent Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.
(c)    A certificate of a Lender, an Issuing Bank or other Recipient setting forth the amount or amounts necessary to compensate such Lender, such Issuing Bank or such other Recipient, or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section 2.14 shall be delivered to the Parent Borrower and shall be conclusive absent manifest error. The Parent Borrower shall pay such Lender, such Issuing Bank or such other Recipient, as the case may be, the amount shown as due on any such certificate within 30 days after receipt thereof.
(d)    Failure or delay on the part of any Lender, any Issuing Bank or any other Recipient to demand compensation pursuant to this Section 2.14 shall not constitute a waiver of such Lender’s, such Issuing Bank’s or such other Recipient’s right to demand such compensation; provided that the Parent Borrower shall not be required to compensate a Lender, an Issuing Bank or any other Recipient pursuant to this Section 2.14 for any increased costs or reductions incurred more than 270 days prior to the date that such Lender, such Issuing Bank or such other Recipient, as the case may be, notifies the Parent Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s, such Issuing Bank’s or such other Recipient’s, as the case may be, intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.
SECTION 2.15.    Break Funding Payments. In the event of (a) the payment of any principal of any Eurocurrency Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion or continuation of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurocurrency Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.10(b) and is revoked in accordance therewith) or (d) the assignment or deemed assignment of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto pursuant to Section 2.08(d) or as a result of a request by the Parent Borrower pursuant to Section 2.18(b) or the CAM Exchange, then, in any such event, the Parent Borrower shall compensate each Lender for the loss, cost and expense (but not any lost profit) attributable to such event; provided that, notwithstanding the foregoing, each Lender hereby waives any entitlement under this Section 2.15 to any and all amounts which would otherwise have been payable hereunder in respect of the consummation on the Second Restatement Date of the transactions contemplated by Section 4.01(e). In the case of a Eurocurrency Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate, the LIBO Rate, the EURIBO Rate or the TIIE Rate, as the case may be, that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period

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therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in the applicable currency of a comparable amount and period from other banks in the Relevant Interbank Market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.15 shall be delivered to the Parent Borrower and shall be conclusive absent manifest error. The Parent Borrower shall pay such Lender the amount shown as due on any such certificate within 30 days after receipt thereof.
SECTION 2.16.    Taxes. (a) Withholding of Taxes; Gross-Up. Each payment by or on account of any Loan Party under any Loan Document shall be made without withholding for any Taxes, unless such withholding is required by any law. If any Withholding Agent determines, in its sole discretion exercised in good faith, that it is so required to withhold Taxes, then such Withholding Agent may so withhold and shall timely pay the full amount of withheld Taxes to the relevant Governmental Authority in accordance with applicable law. If such Taxes are Indemnified Taxes, then the amount payable by such Loan Party shall be increased as necessary so that, net of such withholding (including such withholding applicable to additional amounts payable under this Section 2.16), the applicable Recipient receives the amount it would have received had no such withholding been made.
(b)    Payment of Other Taxes by the Loan Parties. (i) Each Loan Party shall timely pay any Other Taxes applicable to such Loan Party, or arising as a result of such Loan Party being a party to any of the Loan Documents, in each case, to the relevant Governmental Authority in accordance with applicable law and (ii) to the extent any Other Taxes are not paid or payable under clause (i) above, the Parent Borrower shall timely pay such Other Taxes to the relevant Governmental Authority in accordance with applicable law.
(c)    Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes by any Loan Party to a Governmental Authority, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(d)    Indemnification by the Parent Borrower. The Parent Borrower shall indemnify each Recipient for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.16) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this Section 2.16(d) shall be paid within 30 days after the applicable Recipient delivers to the Parent Borrower a certificate stating the amount of any Indemnified Taxes so paid or payable by such Recipient and describing the basis for the indemnification claim. Such certificate shall be conclusive of the amount so paid or payable

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absent manifest error. Such Recipient shall deliver a copy of such certificate to the Administrative Agent.
(e)    Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent for any Taxes (but, in the case of any Indemnified Taxes, only to the extent that a Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so) attributable to such Lender (including any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(g) relating to the maintenance of a Participant Register) that are paid or payable by the Administrative Agent in connection with any Loan Document and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this Section 2.16(e) shall be paid within 10 days after the Administrative Agent delivers to the applicable Lender a certificate stating the amount of Taxes so paid or payable by the Administrative Agent. Such certificate shall be conclusive of the amount so paid or payable absent manifest error.
(f)    Status of Lenders. (i) Any Recipient that is entitled to an exemption from, or reduction of, any applicable withholding Tax with respect to any payments under any Loan Document shall deliver to the Parent Borrower and the Administrative Agent, at the time or times reasonably requested by the Parent Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Parent Borrower or the Administrative Agent as will permit such payments to be made without, or at a reduced rate of, withholding. In addition, any Recipient, if requested by the Parent Borrower or the Administrative Agent, shall deliver such other documentation prescribed by law or reasonably requested by the Parent Borrower or the Administrative Agent as will enable the Parent Borrower or the Administrative Agent to determine whether or not such Recipient is subject to any withholding (including backup withholding) or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 2.16(f)(ii)(A) through (f)(ii)(E) below) shall not be required if in the Recipient’s judgment such completion, execution or submission would subject such Recipient to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Recipient. Upon the reasonable request of the Parent Borrower or the Administrative Agent, the applicable Recipient shall update any form or certification previously delivered pursuant to this Section 2.16(f). If any form or certification previously delivered pursuant to this Section 2.16(f) expires or becomes obsolete or inaccurate in any respect with respect to a Recipient, such Recipient shall promptly (and in any event within 10 days after such expiration, obsolescence or inaccuracy) notify the Parent Borrower and the Administrative Agent in writing of such expiration, obsolescence or inaccuracy and update the form or certification if it is legally eligible to do so.
(ii)    Without limiting the generality of the foregoing, if the Borrower to which such Lender may be required to make Loans hereunder is a U.S. Person, any Lender with respect to such Borrower shall, if it is legally eligible to do so, deliver to such Borrower and the Administrative Agent (in such number of copies reasonably

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requested by such Borrower and the Administrative Agent) on or prior to the date on which such Lender becomes a party hereto, duly completed and executed originals of whichever of the following is applicable:
(A)    in the case of a Lender that is a U.S. Person, IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;
(B)    in the case of a Non-U.S. Lender claiming the benefits of an income tax treaty to which the United States is a party (1) with respect to payments of interest under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (2) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(C)    in the case of a Non-U.S. Lender for whom payments under any Loan Document constitute income that is effectively connected with such Lender’s conduct of a trade or business in the United States, IRS Form W-8ECI;
(D)    in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code both (1) IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, and (2) a certificate substantially in the form of Exhibit F-1, F-2, F-3 or F-4, as applicable (a “U.S. Tax Certificate”) to the effect that such Lender is not (a) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (b) a “10 percent shareholder” of the Parent Borrower within the meaning of Section 871(h)(3)(B) of the Code (c) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (d) conducting a trade or business in the United States with which the relevant interest payments are effectively connected;
(E)    in the case of a Non-U.S. Lender that is not the beneficial owner of payments made under any Loan Document (including a partnership or a participating Lender) (1) an IRS Form W-8IMY on behalf of itself and (2) the relevant forms prescribed in clauses (A), (B), (C), (D) and (F) of this paragraph (f)(ii) that would be required of each such beneficial owner or partner of such partnership if such beneficial owner or partner were a Lender; provided, however, that if the Lender is a partnership and one or more of its partners are claiming the exemption for portfolio interest under Section 881(c) of the Code, such Lender may provide a U.S. Tax Certificate on behalf of such partners; or
(F)    any other form prescribed by law as a basis for claiming exemption from, or a reduction of, U.S. Federal withholding Tax together with such supplementary documentation necessary to enable the Borrowers or the

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Administrative Agent to determine the amount of Tax (if any) required by law to be withheld.
(iii)    If a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Withholding Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Withholding Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Withholding Agent as may be necessary for the Withholding Agent to comply with its obligations under FATCA, to determine that such Lender has or has not complied with such Lender’s obligations under FATCA and, as necessary, to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.16(f)(iii), “FATCA” shall include any amendments made to FATCA after the Second Restatement Date.
(iv)    Status of Administrative Agent. The Administrative Agent shall deliver to the Parent Borrower on or before the date on which it becomes the Administrative Agent under this Agreement (and from time to time thereafter upon the reasonable request of the Parent Borrower) (x) if the Administrative Agent is a U.S. Person, executed originals of IRS Form W-9, and (y) if the Administrative Agent is not a U.S. Person, (A) executed originals of IRS Form W-8ECI with respect to any amounts payable to the Administrative Agent for its own account and (B) executed originals of IRS Form W-8IMY with respect to any amounts payable to the Administrative Agent for the account of others, certifying that it is a “U.S. branch,” that the payments it receives for the account of others are not effectively connected with the conduct of its trade or business within the United States and that it is using such form as evidence of its agreement with the Parent Borrower to be treated as a U.S. person with respect to such payments (and the Parent Borrower and the Administrative Agent agree to so treat the Administrative Agent as a U.S. person with respect to such payments as contemplated by Section 1.1441-1(b)(2)(iv) of the United States Treasury Regulations).
(g)    Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.16 (including additional amounts paid pursuant to this Section 2.16), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.16 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including any Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid to such indemnified party pursuant to the previous sentence (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this

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Section 2.16(g), in no event will any indemnified party be required to pay any amount to any indemnifying party pursuant to this Section 2.16(g) if such payment would place such indemnified party in a less favorable position (on a net after-Tax basis) than such indemnified party would have been in if the Tax subject to indemnification had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid. This Section 2.16(g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the indemnifying party or any other Person.
(h)    Survival. Each party’s obligations under this Section 2.16 shall survive any assignment of rights by, or the replacement of, a Lender, the termination of the Revolving Commitments and the repayment, satisfaction or discharge of all other obligations under this Agreement.
(i)    Issuing Bank. For purposes of Sections 2.16(e) and 2.16(f), the term “Lender” includes any Issuing Bank.
SECTION 2.17.    Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) Each of the Borrowers shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.14, 2.15 or 2.16, or otherwise) prior to the time expressly required hereunder or under such other Loan Document for such payment or, if no such time is expressly required, prior to 12:00 noon, Local Time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent to such account as the Administrative Agent shall from time to time specify in one or more notices delivered to the Parent Borrower, except that payments to be made directly to an Issuing Bank or the Swingline Lender as expressly provided herein shall be so made and except that payments pursuant to Sections 2.14, 2.15, 2.16 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder of (i) principal or interest in respect of any Loan shall be made in the currency in which such Loan is denominated, (ii) reimbursement obligations shall be made in the currency in which the Letter of Credit in respect of which such reimbursement obligation exists is denominated, except as otherwise expressly provided in Sections 2.05(e) and 2.05(k), or (iii) any other amount due hereunder or under another Loan Document shall be made in Dollars. Any payment required to be made by the Administrative Agent hereunder shall be deemed to have been made by the time required if the Administrative Agent shall at or before such time have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Administrative Agent to make such payment.

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(b)    Subject to Section 7.03, if at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.
(c)    If any Lender shall, by exercising any right of set off or counterclaim or otherwise, obtain payment in respect of any principal of any of its Revolving Loans or participations in LC Disbursements or Swingline Loans or accrued interest thereon resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any of the Borrowers pursuant to and in accordance with the express terms of this Agreement (for the avoidance of doubt, as it may be amended from time to time) or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements or Swingline Loans to any Eligible Assignee or participant, other than to the Borrowers or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each of the Borrowers consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Applicable Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Applicable Borrower in the amount of such participation.
(d)    Unless the Administrative Agent shall have received notice from the Applicable Borrower prior to the date on which any payment is due to the Administrative Agent for the account of any Lender or any Issuing Bank hereunder that the Applicable Borrower will not make such payment, the Administrative Agent may assume that the Applicable Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to such Lender or such Issuing Bank, as the case may be, the amount due. In such event, if the Applicable Borrower has not in fact made such payment, then each applicable Lender or the applicable Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Bank with interest thereon, for each day from and including the date such amount is

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distributed to it to but excluding the date of payment to the Administrative Agent, (i) at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation (in the case of an amount denominated in Dollars) and (ii) the greater of the rate determined (which determination shall be conclusive absent manifest error) by the Administrative Agent to be the cost to it of funding such amount (in the case of an amount denominated in a Foreign Currency) and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
(e)    If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(c), 2.05(d), 2.05(e), 2.06(b), 2.17(d) or 9.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.
(f)    In the event that any financial statements delivered under Section 5.01(a) or 5.01(b), or any Compliance Certificate delivered under Section 5.02(b), shall prove to have been inaccurate, and such inaccuracy shall have resulted in the payment of any interest or fees at rates lower than those that were in fact applicable for any period (based on the actual Consolidated Leverage Ratio), then, if such inaccuracy is discovered prior to the termination of the Revolving Commitments and the repayment in full of the principal of all Loans and the reduction of the LC Exposure to zero, the Parent Borrower shall pay to the Administrative Agent, for distribution to the Lenders (or former Lenders) as their interests may appear, the accrued interest or fees that should have been paid but were not paid as a result of such misstatement.
SECTION 2.18.    Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.14, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Parent Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)    If any Lender requests compensation under Section 2.14, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, or if any Lender becomes a Defaulting Lender or an Affected Lender, then the Parent Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Parent Borrower shall have received the prior written consent

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of the Administrative Agent (and if a Global Tranche Revolving Commitment or LC Exposure or Swingline Exposure, as applicable, is being assigned, each Issuing Bank and the Swingline Lender), which consent shall not unreasonably be withheld or delayed, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Parent Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Parent Borrower to require such assignment and delegation cease to apply. Each party hereto agrees that an assignment and delegation required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Parent Borrower, the Administrative Agent and the assignee and that the Lender required to make such assignment and delegation need not be a party thereto.
SECTION 2.19.    Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
(a)    commitment fees shall cease to accrue on the unfunded portion of the Revolving Commitment of such Defaulting Lender pursuant to Section 2.11(a);
(b)    the Revolving Commitments and Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders or Majority in Interest of Lenders of any Class have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 9.02), provided that any amendment, waiver or other modification requiring the consent of all Lenders or all Lenders affected thereby shall, except as otherwise provided in Section 9.02, require the consent of such Defaulting Lender in accordance with the terms hereof;
(c)    if any Swingline Exposure or LC Exposure exists at the time a Global Tranche Lender becomes a Defaulting Lender then:
(i)    the Swingline Exposure and the LC Exposure of such Defaulting Lender (other than (x) any portion of such Swingline Exposure referred to in clause (b) of the definition of the term “Swingline Exposure” and (y) any portion of such Swingline Exposure or LC Exposure with respect to which such Defaulting Lender shall have funded its participation as contemplated by Section 2.04(c) or Sections 2.05(d) and 2.05(e), as applicable) shall be reallocated among the Non-Defaulting Lenders that are Global Tranche Lenders in proportion to their respective Global Tranche Percentages, but only to the extent the sum of all such Non-Defaulting Lenders’ Global Tranche Revolving Credit Exposures plus such Defaulting Lender’s Swingline Exposure (other than any portion thereof referred to in the parenthetical clause above) plus such Defaulting Lender’s LC Exposure (other than any portion thereof referred to in the parenthetical

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clause above) does not exceed the sum of all such Non-Defaulting Lenders’ Global Tranche Revolving Commitments;
(ii)    if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Global Tranche Borrowers shall within five Business Days following notice by the Administrative Agent (x) first, prepay the portion of such Defaulting Lender’s Swingline Exposure (other than any portion thereof referred to in the first parenthetical clause in such clause (i)) that has not been reallocated as set forth in such clause (i) and (y) second, in the case of the Parent Borrower, cash collateralize for the benefit of the Issuing Banks such Defaulting Lender’s LC Exposure (other than any portion thereof referred to in the first parenthetical clause in such clause (i)) that has not been reallocated in accordance with the procedures set forth in Section 2.05(j) for so long as such LC Exposure is outstanding;
(iii)    if the Parent Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Parent Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.11(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;
(iv)    if the LC Exposure of such Defaulting Lender is reallocated pursuant to clause (i) above, then the fees payable to the Non-Defaulting Lenders pursuant to Sections 2.11(a) and 2.11(b) shall be adjusted in accordance with the amounts of LC Exposure reallocated to the Non-Defaulting Lenders; and
(v)    if all or any portion of such Defaulting Lender’s LC Exposure that is subject to reallocation pursuant to clause (i) above is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of the Issuing Banks or any other Lender hereunder, all letter of credit fees payable under Section 2.11(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Banks (and allocated among them ratably based on the amount of such portion of the LC Exposure of such Defaulting Lender attributable to Letters of Credit issued by each Issuing Bank) until and to the extent that such LC Exposure is reallocated and/or cash collateralized; and
(d)    so long as a Global Tranche Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan and any Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding Swingline Exposure and LC Exposure will be 100% covered by the Revolving Commitments of the Non-Defaulting Lenders that are Global Tranche Lenders and/or cash collateral will be provided by the Parent Borrower in accordance with Section 2.19(c), and participating interests in any such newly made Swingline Loan or newly issued or increased Letter of Credit shall be allocated among Global Tranche Lenders that are Non-Defaulting Lenders in a manner consistent with Section 2.19(c)(i) (and such Defaulting Lender shall not participate therein).

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If (i) a Bankruptcy Event or Bail-In Action with respect to any Person of which any Global Tranche Lender is a subsidiary shall occur following the Second Restatement Date and for so long as such event shall continue or (ii) the Swingline Lender or any Issuing Bank has a good faith belief that any Global Tranche Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Global Tranche Lender commits to extend credit (any Global Tranche Lender in either such case, an “Affected Lender”), the Swingline Lender shall not be required to fund any Swingline Loan and any Issuing Bank shall not be required to issue, amend or increase any Letter of Credit unless the Swingline Lender or such Issuing Bank, as the case may be, shall have entered into arrangements with the Parent Borrower or such Affected Lender satisfactory to the Swingline Lender or such Issuing Bank, as the case may be, to defease any risk to it in respect of such Affected Lender hereunder.
In the event that the Administrative Agent, the Parent Borrower, the Swingline Lender and the Issuing Banks each agrees that a Defaulting Lender or an Affected Lender of any Class has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then (i) if such Defaulting Lender or Affected Lender is a Global Tranche Lender, the Swingline Exposure and the LC Exposure of the Global Tranche Lenders shall be readjusted to reflect the inclusion of such Global Tranche Lender’s Global Tranche Revolving Commitment and (ii) on such date such Lender shall purchase at par such of the Revolving Loans of the other Lenders of such Class, and, in the case of the any such Global Tranche Lender, such funded participations in Swingline Loans and LC Disbursements, as the Administrative Agent shall determine may be necessary in order for the Lenders of such Class to hold such Revolving Loans and, in the case of the Global Tranche Lenders, such funded participations in accordance with their respective Global Tranche Percentages and such Lender shall thereupon cease to be a Defaulting Lender (but shall not be entitled to receive any fees accrued during the period when it was a Defaulting Lender, and all amendments, waivers or other modifications effected without its consent in accordance with the provisions of Section 9.02 and this Section 2.19 during such period shall be binding on it). The rights and remedies against, and with respect to, a Defaulting Lender under this Section 2.19 are in addition to, and cumulative and not in limitation of, all other rights and remedies that the Administrative Agent and each Lender, the Swingline Lender, each Issuing Bank, the Parent Borrower or any other Loan Party may at any time have against, or with respect to, such Defaulting Lender.
ARTICLE III

REPRESENTATIONS AND WARRANTIES
The Parent Borrower represents and warrants to the Administrative Agent and the Lenders, on the Second Restatement Date and on each other date on which representations and warranties are required to be, or are deemed to be, made under the Loan Documents, that (it being agreed that the representation and warranty set forth in Section 3.26 shall not be made, or deemed to be made, unless and until a Non-Investment Grade Ratings Event shall have occurred and the Master Collateral Agreement (in the case of Section 3.26(a)) or the Master IP Security Agreement (in the case of Section 3.26(b)) are executed and delivered):

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SECTION 3.01.    Existence, Qualification and Power. The Parent Borrower and each of its Subsidiaries (a) is duly incorporated, organized or formed, validly existing and in good standing, to the extent such concept is relevant in such jurisdiction, under the laws of the jurisdiction of its incorporation, organization or formation, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party and consummate the Transaction and (c) is duly qualified and is licensed and in good standing, to the extent such concept is relevant in such jurisdiction, under the laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, except (i) in the case of the Loan Parties, in each case referred to in clause (a) (other than with respect to any Borrower or Dart), (b)(i) or (c), to the extent that failure to do so, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect and (ii) in the case of any Subsidiary that is not a Loan Party, to the extent that failure to do so, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
SECTION 3.02.    Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is or is to be a party and, in the case of any Borrower, the borrowing of the Loans and the obtainment of Letters of Credit hereunder have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents, (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment (other than any payments referred to in Section 4.01(e)) to be made under, (i) any material Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject or (c) violate any material law in any material respect.
SECTION 3.03.    Governmental Authorization; Other Consents. Other than as set forth in Schedule 3.03 or as required to perfect Liens created under the Security Documents, no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person which has not already been obtained is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, or for the consummation of the Transaction.
SECTION 3.04.    Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, judicial management, examinership, court protection, reorganization, moratorium or similar laws (including the Mexican Ley de Concursos Mercantiles) affecting the enforceability of creditors’ rights generally

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and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
SECTION 3.05.    Financial Statements; No Material Adverse Effect. (a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present in all material respects the consolidated financial position of the Parent Borrower and its Subsidiaries, as of the date thereof, and their consolidated results of operations and cash flows for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein.
(b)    Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect. Between the date of the Audited Financial Statements and the Second Restatement Date (including the Second Restatement Date), no Internal Control Event has occurred.
SECTION 3.06.    Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Parent Borrower after due and diligent investigation, threatened in writing at law, in equity, in arbitration or before any Governmental Authority, by or against the Parent Borrower or any of its Subsidiaries or against any of their properties or revenues that (a) as of the Second Restatement Date, purport to affect or pertain to the consummation of the Transaction, (b) purport to affect or pertain to this Agreement or any material Loan Document or (c) either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
SECTION 3.07.    No Default. Neither the Parent Borrower nor any Subsidiary is in default under, or with respect to, any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing.
SECTION 3.08.    Ownership of Property. The Parent Borrower and each of its Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all real property used in the ordinary conduct of its business, except for Liens permitted under Section 6.01 and such defects in title or interests as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
SECTION 3.09.    Environmental Compliance. Except where the Parent Borrower or its Subsidiaries would have an indemnity claim against Mondelēz International Inc. (successor to Kraft Foods, Inc.) or where the failure or related circumstance described below could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:
(a)    Each of the Real Properties and all operations at the Real Properties are and, for the past three years, have been in compliance with all applicable Environmental Laws and permits, there is no violation of any Environmental Law or permit with respect to the Real

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Properties or the businesses of the Parent Borrower and its Subsidiaries, and there are no conditions relating to the Real Properties or the Businesses that could reasonably be expected to give rise to liability under any applicable Environmental Laws.
(b)    None of the Real Properties contains, or to the Parent Borrower’s knowledge has previously contained, any Hazardous Materials at, on or under the Real Properties in amounts or concentrations that constitute or constituted a violation of, or could reasonably be expected to give rise to liability under, Environmental Laws and none of the properties currently or formerly owned or operated by the Parent Borrower or any of its Subsidiaries is listed or proposed for listing on the NPL.
(c)    Neither the Parent Borrower nor any of its Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to any Governmental Authority or the requirements of any Environmental Law. Neither the Parent Borrower nor any Subsidiary has received any written or verbal notice of, or inquiry from any Governmental Authority regarding any violation, alleged violation, noncompliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Real Properties or the Businesses, nor does any Responsible Officer of the Parent Borrower have knowledge or reason to believe that any such notice will be received or is being threatened.
(d)    Hazardous Materials have not been transported or disposed of from the Real Properties, or generated, treated, stored or disposed of at, on or under any of the Real Properties or any other location, in violation of, or in a manner that could reasonably be expected to give rise to liability under, any applicable Environmental Law.
(e)    No judicial proceeding or governmental or administrative action is pending or, to the best knowledge of the Responsible Officers of the Parent Borrower, threatened, under any Environmental Law to which the Parent Borrower or any Subsidiary is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Parent Borrower or any Subsidiary, the Real Properties, or the businesses of the Parent Borrower and its Subsidiaries.
(f)    There has been no release or threat of release of Hazardous Materials at or from the Real Properties, or arising from or related to the operations (including disposal) of the Parent Borrower or any Subsidiary in connection with the Real Properties or otherwise in connection with the businesses of the Parent Borrower and its Subsidiaries, in violation of or in amounts or in a manner that could reasonably be expected to give rise to liability under Environmental Laws.
SECTION 3.10.    Insurance. The properties of the Parent Borrower and its Subsidiaries are insured with insurance companies the Parent Borrower reasonably believes to be financially sound and reputable, in such amounts (after giving effect to self-insurance

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compatible with the following standards), with such deductibles and covering such risks as are customarily carried by companies engaged in same or similar businesses and owning similar properties in localities where the Parent Borrower or the applicable Subsidiary operates.
SECTION 3.11.    Taxes. The Parent Borrower and its Subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material Taxes levied or imposed upon them or their properties, income or assets otherwise due and payable, except (a) those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP or (b) to the extent that the failure to make any such filings and payments, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. There is no proposed tax assessment against the Parent Borrower or any Subsidiary that, either individually or in the aggregate, could be reasonably expected to have a Material Adverse Effect.
SECTION 3.12.    ERISA Compliance. (a) Except as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) each Plan is in compliance with the applicable provisions of ERISA, the Code and other Federal or state laws, and (ii) the Parent Borrower and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver pursuant to Section 412 of the Code has been made with respect to any Plan. Each Plan that is intended to qualify under Section 401(a) of the Code so qualifies and, to the best knowledge of the Parent Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification.
(b)    There are no pending or, to the best knowledge of the Parent Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that, either individually or in the aggregate, has resulted or could reasonably be expected to result in a Material Adverse Effect.
(c)    (i) No ERISA Event has occurred or reasonably is expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability in excess of US$50,000,000; (iii) neither the Parent Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Parent Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Parent Borrower nor any ERISA Affiliate has engaged in a transaction that could reasonably be expected to be subject to Section 4069 or 4212(c) of ERISA, except for an event described in clause (i), (iii) or (iv) above, which, individually or in the aggregate with all other such events, could not reasonably be expected to have a Material Adverse Effect.

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(d)    Except where such event, individually or in the aggregate with all other such events, could not reasonably be expected to have a Material Adverse Effect, with respect to each scheme or arrangement mandated by a government other than the United States (a “Foreign Government Scheme or Arrangement”) and with respect to each employee benefit plan maintained or contributed to by the Parent Borrower or any Subsidiary that is not subject to United States law (a “Foreign Plan”):
(i)    any employer and employee contributions required by law or by the terms of any Foreign Government Scheme or Arrangement or any Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices;
(ii)    the fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with applicable generally accepted accounting principles; and
(iii)    each Foreign Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities.
SECTION 3.13.    Subsidiaries. As of the Second Restatement Date, the Parent Borrower has no active Subsidiaries other than those specifically disclosed in the Parent Borrower’s Form 10-K filed with the SEC for the fiscal year ended December 29, 2018. Set forth on Schedule 3.13 is, with respect to Dart and as of the Second Restatement Date, the jurisdiction of its incorporation, the address of its principal place of business and its U.S. taxpayer identification number.
SECTION 3.14.    Margin Regulations; Investment Company Act. (a) The Parent Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board). The value of the assets of the Parent Borrower and its Subsidiaries that constitute margin stock does not exceed an amount equal to 25% of the value of all assets of the Parent Borrower and its Subsidiaries.
(b)    None of the Loan Parties is or is required to be registered as an “investment company” under the Investment Company Act of 1940.
SECTION 3.15.    Disclosure. The Parent Borrower has disclosed to the Administrative Agent and the Lenders all matters known to it that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other written information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case as modified or supplemented by other information so furnished), taken

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as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected and pro forma financial information, the Parent Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time such projected and pro forma financial information was prepared, it being recognized by the Administrative Agent and the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount.
SECTION 3.16.    Compliance with Laws. The Parent Borrower and each of its Subsidiaries is in compliance with the requirements of all laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
SECTION 3.17.    Intellectual Property; Licenses, Etc. The Parent Borrower and each of its Subsidiaries owns, or possesses the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, licenses and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses, except for IP Rights that are not material to the conduct of the business of the Parent Borrower and its Subsidiaries, taken as a whole. Subject to the provisions of the Dart Security Agreement, Dart is the owner of all right, title and interest in and to the Material Marks, no Liens exist on the Material Marks other than Liens created under the Loan Documents and no other Persons have any right, title and interest in and to the Material Marks other than (a) licensing and rights arrangements with the Parent Borrower and its Subsidiaries and (b) the rights of manufacturers or distributors of the Subsidiaries pursuant to limited licenses implied by law and/or contained in manufacturing or distribution agreements with any Subsidiary and non-exclusive licenses granted in the ordinary course of business. To the best of the Parent Borrower’s knowledge, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Parent Borrower or any of its Subsidiaries infringes upon any proprietary rights held by any other Person and no claim or litigation regarding any of the foregoing is pending or threatened in writing, in any of the foregoing cases, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
SECTION 3.18.    Solvency. Before and after the execution and delivery of the Loan Documents and the consummation of the transactions contemplated thereby, (a) each of the Parent Borrower, each Subsidiary Borrower and Dart is Solvent and (b) the Parent Borrower and its Subsidiaries, on a consolidated basis, are Solvent.
SECTION 3.19.    OFAC and Anti-Corruption Laws. The Parent Borrower and its Subsidiaries and, to the Parent Borrower’s knowledge, their respective directors, officers and

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employees have conducted their business in material compliance with applicable Anti-Corruption Laws and applicable Sanctions. The Parent Borrower and its Subsidiaries have instituted and maintain policies and procedures designed to promote and achieve compliance by the Parent Borrower and its Subsidiaries and their respective directors, officers, employees and agents and representatives with applicable Anti-Corruption Laws and applicable Sanctions. None of the Parent Borrower or any of its Subsidiaries or, to the Parent Borrower’s knowledge, their respective directors, officers, employees or agents or representatives acting or receiving a direct financial benefit (other than by virtue of the general benefits arising out of credit being made available to the Borrowers pursuant hereto) in any capacity in connection with this Agreement: (i) is a Designated Person; (ii) is a Person that is owned or controlled by a Designated Person; (iii) is located, organized or resident in a Sanctioned Country; or (iv) has knowingly directly or indirectly engaged in, or is now knowingly directly or indirectly engaged in, any dealings or transactions (1) with any Designated Person, (2) in any Sanctioned Country, or (3) otherwise in violation of applicable Sanctions.
SECTION 3.20.    USA Patriot Act. Each Loan Party is in compliance in all material respects with the USA Patriot Act.
SECTION 3.21.    Ranking of Obligations. The obligations of each Subsidiary Borrower under the Loan Documents to which it is a party rank at least equally with all of the unsecured unsubordinated Indebtedness of such Subsidiary Borrower, and ahead of all subordinated Indebtedness, if any, of such Subsidiary Borrower.
SECTION 3.22.    No Immunity. Each Subsidiary Borrower is subject to civil and commercial laws with respect to its obligations under the Loan Documents to which it is a party, and the execution, delivery and performance by such Subsidiary Borrower of any Loan Document to which it is a party constitute and will constitute private and commercial acts and not public or governmental acts. None of the Subsidiary Borrowers or any of its properties has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of the jurisdiction in which such Subsidiary Borrower is incorporated, organized or formed in respect of its obligations under any Loan Document to which it is a party.
SECTION 3.23.    Proper Form; No Recordation. With respect to each Subsidiary Borrower, each Loan Document to which it is a party is in proper legal form under the laws of the jurisdiction in which such Subsidiary Borrower is incorporated, organized or formed for the enforcement thereof against such Subsidiary Borrower under the laws of such jurisdiction and to ensure the legality, validity, enforceability, priority or admissibility in evidence of such Loan Document. It is not necessary, in order to ensure the legality, validity, enforceability, priority or admissibility in evidence of any Loan Document to which any Subsidiary Borrower is a party that such Loan Document be filed, registered or recorded with, or executed or notarized before, any court or other Governmental Authority in the jurisdiction in which such Subsidiary Borrower is incorporated, organized or formed and existing or that any registration charge or stamp or similar tax be paid on or in respect of such Loan Document, except for (a) any such filing, registration, recording, execution or notarization as has been made or is not required to be made

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until the applicable Loan Document is sought to be enforced and (b) any charge or Tax (including any fees relating to the registration or recordation of any Liens created under the Security Documents) as has been timely paid by such Subsidiary Borrower.
SECTION 3.24.    Centre of Main Interest. For the purposes of the Council of the European Union Regulation No. 2015/848 on Insolvency Proceedings, as amended, the Dutch Subsidiary Borrower has its centre of main interests (as that term is used in Article 3(1) therein) situated in the Netherlands.
SECTION 3.25.    EEA Financial Institutions. No Loan Party is an EEA Financial Institution.
SECTION 3.26.    Collateral Matters. (a) The Master Collateral Agreement, upon execution and delivery thereof by the parties thereto, will create in favor of the Administrative Agent, for the benefit of the Secured Parties (as defined therein), a valid and enforceable security interest in the Collateral (as defined therein) and (i) when the Collateral constituting certificated securities (as defined in the Uniform Commercial Code) is delivered to the Administrative Agent, together with instruments of transfer duly endorsed in blank, the security interest created under the Master Collateral Agreement will constitute a fully perfected security interest in all right, title and interest of the Loan Parties party thereto in such Collateral, prior and superior in right to any other Person, except for rights secured by Liens permitted under Section 6.01, and (ii) when Uniform Commercial Code financing statements (or equivalent) in appropriate form are filed in the applicable filing offices, the security interest created under the Master Collateral Agreement will constitute a fully perfected security interest in all right, title and interest of the Loan Parties party thereto in the remaining Collateral (as defined therein) to the extent perfection can be obtained by filing Uniform Commercial Code financing statements (or equivalent), prior and superior to the rights of any other Person, except for rights secured by Liens permitted under Section 6.01.
(b)    Upon the execution and delivery of the Master IP Security Agreements by the parties thereto and the recordation of the Master IP Security Agreements with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, and the filing of the financing statements referred to in paragraph (a) of this Section 3.26, the security interest created under the Master Collateral Agreement will constitute a fully perfected security interest in all right, title and interest of the Loan Parties party thereto in the IP Collateral (to the extent constituting Collateral as defined in the Master Collateral Agreement) in which a security interest may be perfected by filing in the United States, in each case prior and superior to the rights of any other Person, except for rights secured by Liens permitted under Section 6.01 (it being understood that subsequent recordings in the United States Patent and Trademark Office or the United States Copyright Office may be necessary to perfect a security interest in the IP Collateral acquired by the Loan Parties party thereto after the date of the Non-Investment Grade Ratings Event).
SECTION 3.27.    Privacy and Data Security. The Parent Borrower and its Subsidiaries are in compliance with all applicable United States and international privacy and data security laws and regulations, including GDPR, in each case, except where the failure to

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do so, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
ARTICLE IV

CONDITIONS
SECTION 4.01.    Second Restatement Date. The effectiveness of the amendment and restatement of the Existing Credit Agreement to be in the form of this Agreement, and the obligations of the Lenders to make Loans and of the Issuing Bank to issue or continue Letters of Credit hereunder, shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02 of the Existing Credit Agreement):
(a)    The Administrative Agent shall have executed a counterpart hereof and shall have received from the Parent Borrower, each Subsidiary Borrower and each Person whose name is set forth on Schedule 2.01 (i) a counterpart of this Agreement executed by each party hereto or (ii) written evidence satisfactory to the Administrative Agent (which may include facsimile transmission or other electronic imaging) that each such Person has signed a counterpart of this Agreement.
(b)    The Administrative Agent shall have received from the Parent Borrower and Dart (i) a counterpart of the Second Reaffirmation Agreement executed by such Person or (ii) written evidence satisfactory to the Administrative Agent (which may include facsimile transmission or other electronic imaging) that each such Person has signed a counterpart of the Second Reaffirmation Agreement.
(c)    The Administrative Agent shall have received the following:
(i)    a Mexican Promissory Note (pagaré) duly issued, executed and delivered by the Mexican Subsidiary Borrower in favor of each Mexican Tranche Lender requesting such Mexican Promissory Note (pagaré);
(ii)    a promissory note executed by each other Borrower in favor of each Lender requesting such a promissory note;
(iii)    in respect of each Loan Party, a certificate of such Loan Party, dated the Second Restatement Date and executed by the secretary, an assistant secretary or a director of such Loan Party, attaching (A) a copy of each Organization Document of such Person, which shall, to the extent applicable, be certified as of the Second Restatement Date or a recent date prior thereto by the appropriate Governmental Authority, (B) signature and incumbency certificates of the officers of, or other authorized persons acting on behalf of, such Loan Party executing each Loan Document, (C) resolutions of the board of directors or similar governing body of such Loan Party (and, if customary or required in the jurisdiction of incorporation, organization or formation of such Loan Party, of the equityholders of such Loan Party) approving and

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authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, certified as of the Second Restatement Date by such secretary, assistant secretary or director as being in full force and effect without modification or amendment; provided that, in case of the Mexican Subsidiary Borrower, such resolutions shall be duly formalized before a Mexican notary (with evidence that the public deed containing the formalization of such resolutions has been filed for registration at the applicable public registry of commerce) and shall also approve (1) the granting in favor of the relevant officers of the Mexican Subsidiary Borrower the necessary powers of attorney to execute and deliver this Agreement and each other Loan Documents to which it is to be a party and including authority for acts of ownership (poder para actos de dominio), acts of management (poder para actos de administración) and poder para suscribir títulos de crédito conforme al artículo 9 de la Ley General de Títulos y Operaciones de Crédito and (2) granting a special irrevocable power-of-attorney in favor of the Parent Borrower to act as its agent for service of process for purposes of Section 9.09(e), and (D) to the extent such concept is applicable in such jurisdiction, a good standing certificate from the applicable Governmental Authority of such Loan Party’s jurisdiction of incorporation, organization or formation, dated the Second Restatement Date or a recent date prior thereto, all in form and substance reasonably satisfactory to the Administrative Agent;
(iv)    a favorable opinion of each of (A) Sidley Austin LLP, special New York counsel to the Loan Parties, (B) Richards, Layton & Finger, LLP, special Delaware counsel to the Loan Parties, (C) Baker & McKenzie, special IP counsel to the Loan Parties, (D) Baker & McKenzie Amsterdam N.V., special Dutch counsel to the Loan Parties, (E) Avalos y Abogados, S.C., special Mexican counsel to the Loan Parties, (F) Baker & McKenzie, Wong & Leow, special Singaporean counsel to the Loan Parties, and (G) Béndiksen, Diedrich, Enríquez, Salazar, Santoyo & Yanar, S.C., special Mexican counsel to the Loan Parties, in each case, dated the Second Restatement Date and addressed to the Administrative Agent and each Lender, in form and substance reasonably satisfactory to the Administrative Agent;
(v)    a favorable opinion of the Chief Legal Officer to the Parent Borrower, dated the Second Restatement Date and addressed to the Administrative Agent and each Lender, in form and substance reasonably satisfactory to the Administrative Agent;
(vi)    a certificate of the Parent Borrower, dated the Second Restatement Date and executed by a Responsible Officer of the Parent Borrower, certifying that, after giving effect to the Transaction, (A) the representations and warranties of the Loan Parties contained in this Agreement and each other Loan Document are true and correct in all material respects (other than in respect of representations and warranties that are subject to a Material Adverse Effect qualifier, in which case such representations and warranties are be true and correct as stated and so qualified) on and as of the Second Restatement Date and (B) no Default shall have occurred and be continuing; and

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(vii)    a certificate from the Chief Financial Officer or the Treasurer of the Parent Borrower, dated the Second Restatement Date, attesting that, after giving effect to the Transaction, (A) each of the Parent Borrower, the Subsidiary Borrowers and Dart is Solvent and (B) the Parent Borrower and its Subsidiaries, on a consolidated basis, are Solvent.
(d)    The Lenders, the Administrative Agent and the Arrangers shall have received all fees required to be paid on, and the Administrative Agent shall have received all expenses required to be reimbursed on, the Second Restatement Date pursuant to the Loan Documents or any other agreements entered into by the Parent Borrower and the Administrative Agent or any Arranger in connection with this Agreement, provided that invoices therefor shall have been presented to the Parent Borrower no later than two Business Days prior to the Second Restatement Date.
(e)    All principal, interest, fees and other amounts owing by the Parent Borrower and the Dutch Subsidiary Borrower under the Existing Credit Agreement shall have been (or substantially concurrently with the occurrence of the Second Restatement Date shall be) repaid in full, it being understood that such repayment may be made out of the proceeds of Loans hereunder made on the Second Restatement Date.
(f)    At least five days prior to the Second Restatement Date, the Lenders shall have received all documentation and other information in respect of each Loan Party requested to satisfy the requirements of bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and the Beneficial Ownership Regulation, to the extent requested in writing (which may be by email) at least 10 days prior to the Second Restatement Date, and a Beneficial Ownership Certification from each Subsidiary Borrower that is a “legal entity customer” under the Beneficial Ownership Regulation.
The Administrative Agent shall notify the Parent Borrower and the Lenders of the occurrence of the Second Restatement Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the Second Restatement Date shall not occur, and the obligations of the Lenders to make Loans and of any Issuing Bank to issue Letters of Credit hereunder shall not become effective, in each case, unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02 of the Existing Credit Agreement) at or prior to 5:00 p.m., New York City time, on March 29, 2019.
SECTION 4.02.    Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing (other than any conversion or continuation of any Loan), and of any Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the occurrence of the Second Restatement Date and the satisfaction of the following conditions:
(a)    The representations and warranties of the Parent Borrower and each other Loan Party contained in the Loan Documents (other than, after the Second Restatement Date, the representations and warranties set forth in Sections 3.05(b) and 3.06(c)) shall be true and correct in all material respects (other than in respect of representations and warranties that are

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subject to a Material Adverse Effect qualifier, in which case such representations and warranties will be true and correct as stated and so qualified) on and as of the date of such Borrowing or the date of such issuance, amendment, renewal or extension of such Letter of Credit, as applicable, except to the extent that any such representation and warranty specifically refers to an earlier date, in which case such representation and warranty shall be true and correct in all material respects (other than in respect of representations and warranties that are subject to a Material Adverse Effect qualifier, in which case such representations and warranties will be true and correct as stated and so qualified) as of such earlier date.
(b)    At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.
On the date of any Borrowing (other than any conversion or continuation of any Loan) or the issuance, amendment, renewal or extension of any Letter of Credit, the Parent Borrower shall be deemed to have represented and warranted that the conditions specified in paragraphs (a) and (b) of this Section 4.02 have been satisfied.
ARTICLE V

AFFIRMATIVE COVENANTS
So long as any Lender shall have any Revolving Commitment hereunder, any Loan or other Obligation hereunder (other than contingent obligations for indemnification, expense reimbursement or tax or yield protection as to which no claim has been made) shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Parent Borrower covenants and agrees that:
SECTION 5.01.    Financial Statements. The Parent Borrower will deliver to the Administrative Agent, for distribution to each Lender:
(a)    as soon as available, but in any event within 90 days after the end of each fiscal year of the Parent Borrower (or, if earlier, 15 days after the date required to be filed with the SEC, without giving effect to any extension), a consolidated balance sheet of the Parent Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all prepared in accordance with GAAP, such consolidated statements to be audited and accompanied by a report and opinion of a Registered Public Accounting Firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards, shall not contain any “going concern” or like qualification, exception or emphasis or any qualification, exception or emphasis as to the scope of such audit and shall state that such consolidated financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of the Parent Borrower and its Subsidiaries on a consolidated basis as of the end of and for such year in accordance with GAAP;

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(b)    as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Parent Borrower (or, if earlier, 5 days after the date required to be filed with the SEC, without giving effect to any extension), a consolidated balance sheet of the Parent Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal quarter and for the portion of the Parent Borrower’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all certified by the chief executive officer, chief financial officer, controller or the treasurer of the Parent Borrower as presenting fairly, in all material respects, the financial position, results of operations and cash flows of the Parent Borrower and its Subsidiaries on a consolidated basis as of the end of and for such fiscal quarter and such portion of the fiscal year in accordance with GAAP, subject only to normal year-end adjustments and the absence of footnotes; and
(c)    as soon as available, but in any event within 180 days after the end of each fiscal year of the Mexican Subsidiary Borrower, an audited consolidated balance sheet of the Mexican Subsidiary Borrower and its Subsidiaries as at the end of such fiscal year, and the related audited consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all prepared in accordance with statutory accounting principles in effect in Mexico.
As to any information contained in materials furnished pursuant to Section 5.02(d), the Parent Borrower shall not be separately required to furnish such information under clause (a) or (b) of this Section 5.01, but the foregoing shall not be in derogation of the obligation of the Parent Borrower to furnish the information and materials described in any such clause at the times specified therein.
SECTION 5.02.    Certificates; Other Information. The Parent Borrower will deliver to the Administrative Agent, for distribution to each Lender:
(a)    within 10 days of the earlier of (i) each filing of the financial statements referred to in Section 5.01(a) or 5.01(b) with the SEC and (ii) each delivery of such financial statements to the Administrative Agent, a duly completed Compliance Certificate, signed by a Responsible Officer of the Parent Borrower, setting forth the information required pursuant to the Compliance Certificate;
(b)    if a Non-Investment Grade Ratings Event shall have occurred, within 90 days after the end of each fiscal year of the Parent Borrower, a duly completed Supplemental Perfection Certificate, signed by a Responsible Officer of the Parent Borrower, setting forth the information required pursuant to the Supplemental Perfection Certificate;
(c)    promptly after any request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters and, to the extent permitted by such Registered Public Accounting Firm, recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Parent Borrower or any Subsidiary by any

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Registered Public Accounting Firm in connection with the accounts or books of the Parent Borrower or any of its Subsidiaries, or any audit of any of them;
(d)    promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Parent Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Parent Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Exchange Act, or with any national securities exchange, and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto; and
(e)    promptly after request, such additional information as the Administrative Agent or any Lender may from time to time reasonably request regarding the Parent Borrower or any Subsidiary or the compliance with the terms of any Loan Document, including information regarding any Loan Party, in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and the Beneficial Ownership Regulation.
Information required to be delivered pursuant to Section 5.01(a), 5.01(b) or 5.02(d) shall be deemed to have been delivered if such information, or one or more annual or quarterly reports containing such information, shall have been posted by the Administrative Agent on an Electronic System to which the Lenders have been granted access or shall be publicly available on the website of the SEC at http://www.sec.gov. Information required to be delivered pursuant to Sections 5.01 and 5.02 may also be delivered by electronic communications pursuant to procedures approved by the Administrative Agent. In the event any financial statements delivered under Section 5.01 shall be restated, the Parent Borrower shall, promptly after such restated financial statements become available, deliver to the Administrative Agent duly completed Compliance Certificates with respect to the periods covered by such financial statements, signed by a Responsible Officer of the Parent Borrower, setting forth the information required pursuant to the Compliance Certificate after giving effect to such restatement. The Administrative Agent shall have no obligation to request the delivery or to maintain copies of any of the information or documents referred to above, and in any event shall have no responsibility to monitor compliance by the Parent Borrower with any such delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such information and documents.
SECTION 5.03.    Notices. The Parent Borrower shall, promptly after a Responsible Officer of the Parent Borrower obtains knowledge thereof, deliver to the Administrative Agent written notice of:
(a)    the occurrence of any Default;
(b)    any event, development or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect;
(c)    the occurrence of any ERISA Event;

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(d)    any change in the information provided in any Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in such Beneficial Ownership Certification; and
(e)    the occurrence of a Non-Investment Grade Ratings Event.
Each notice pursuant to this Section 5.03 shall be accompanied by a statement of a Responsible Officer of the Parent Borrower setting forth details of the occurrence referred to therein and, in the case of clause (a) above, describing with particularity any and all provisions of this Agreement and any other Loan Document that have been breached (if any) and stating what action the Parent Borrower or relevant Subsidiary has taken and proposes to take with respect thereto.
SECTION 5.04.    Payment of Taxes. The Parent Borrower shall, and shall cause each Subsidiary to, pay and discharge as the same shall become due and payable all Taxes, unless (a) the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Parent Borrower or such Subsidiary or (b) the failure to pay and discharge such Taxes could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
SECTION 5.05.    Preservation of Existence and Rights.
(a)    The Parent Borrower shall, and shall cause each Subsidiary to, preserve, renew and maintain in full force and effect its legal existence and good standing, to the extent such concept is relevant in such jurisdiction, under the laws of the jurisdiction of its incorporation, organization or formation, except, in the case of any Subsidiary that is not Dart or a Subsidiary Borrower, where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered IP Rights the non-preservation of which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; provided that nothing in this Section 5.05 shall prohibit any transaction expressly permitted by Section 6.03 or 6.04.
SECTION 5.06.    Maintenance of Properties. The Parent Borrower shall, and shall cause each Subsidiary to, maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; provided that nothing in this Section 5.06 shall prevent the Parent Borrower or any Subsidiary from discontinuing the operation and maintenance of any of its properties or equipment if such discontinuance is, in the reasonable commercial judgment of the Parent Borrower, desirable in the conduct of its business and could not, individually or in the aggregate, have a Material Adverse Effect.
SECTION 5.07.    Maintenance of Insurance. The Parent Borrower shall, and shall cause each Subsidiary to, maintain, with insurance companies the Parent Borrower

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reasonably believes to be financially sound and reputable, insurance in such amounts (after giving effect to self insurance compatible with the following standards), with such deductibles and covering such risks as are customarily carried by companies engaged in the same or similar business and owning similar properties in localities where the Parent Borrower or such Subsidiary operates. If a Non-Investment Grade Ratings Event shall have occurred, then, within 60 days of the occurrence thereof (or such later date as the Administrative Agent may agree to in writing) and at all times thereafter the Parent Borrower shall cause each such policy of liability insurance (other than workers’ compensation, director and officer liability or other policies in which such endorsements are not customary or available) maintained by or on behalf of the Loan Parties to name the Administrative Agent, on behalf of the Secured Parties, as an additional insured thereunder.
SECTION 5.08.    Compliance with Laws. The Parent Borrower shall, and shall cause each Subsidiary to, comply in all material respects with the requirements of all laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
SECTION 5.09.    Books and Records. The Parent Borrower shall, and shall cause each Subsidiary to, maintain proper books of record and account in which full, true and correct entries in conformity, in all material respects, with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Parent Borrower or such Subsidiary, as the case may be; provided, that such books of record and account, and entries therein in, of Foreign Subsidiaries shall conform, in all material respects, with the generally accepted (or customary) financial practices and statutory requirements of its jurisdiction.
SECTION 5.10.    Inspection Rights. The Parent Borrower shall, and shall cause each Subsidiary to, permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Parent Borrower (unless a Default is then continuing, only to the extent such expenses are out-of-pocket and reasonable) and at such reasonable times during normal business hours and as often as may be reasonably desired, but not more than two times in any calendar year unless a Default shall have occurred and be continuing, upon reasonable advance notice to the Parent Borrower.
SECTION 5.11.    Use of Proceeds. The Parent Borrower shall, and shall cause each Subsidiary Borrower to, use the proceeds of the Loans and Letters of Credit solely (a) to refinance, as of the Second Restatement Date, Indebtedness outstanding under the Existing Credit Agreement, (b) to pay fees and expenses incurred in connection with the Transaction and (c) for

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other general corporate purposes, including to finance any Acquisition that is not a Hostile Acquisition and to make dividends and stock repurchases permitted by this Agreement.
SECTION 5.12.    Compliance with Environmental Laws. The Parent Borrower shall, and shall cause each Subsidiary Borrower to, comply, and cause all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits; obtain and renew all Environmental Permits necessary for its operations and properties; and conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, as required by and in accordance with the requirements of all Environmental Laws; provided (a) that neither the Parent Borrower nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances and (b) neither the Parent Borrower nor any of its Subsidiaries shall be required to take any action described in this Section 5.12 if the failure to take such action, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
SECTION 5.13.    Dart. The Parent Borrower shall cause Dart at all times to be the legal, beneficial and registered and record owner of the Material Marks, except as otherwise expressly permitted under the Dart Security Agreement; provided that Dart may transfer or otherwise Dispose of any Material Mark as permitted pursuant to Section 6.04(h) to the Parent Borrower and its Subsidiaries and as otherwise permitted pursuant to the Dart Security Agreement.
SECTION 5.14.    Maintenance of Ratings. The Parent Borrower shall use commercially reasonable efforts to maintain continuously in effect a Moody’s Ratings and an S&P Rating (it being understood, in each case, that no minimum ratings shall be required to be obtained or maintained).
SECTION 5.15.    Additional Guarantee and Collateral Requirement. If a Non-Investment Grade Ratings Event shall have occurred, then:
(a)    The Parent Borrower shall, as promptly as practicable, and in any event within 45 days (or such longer period as the Administrative Agent may agree to in writing) after the occurrence of such Non-Investment Grade Ratings Event, cause the Additional Guarantee and Collateral Requirement to be satisfied.
(b)    If any Subsidiary is formed or acquired after the occurrence of such Non-Investment Grade Ratings Event that is a Designated Subsidiary or any Subsidiary otherwise becomes a Designated Subsidiary (including as a result of becoming a Material Subsidiary), the Parent Borrower shall, as promptly as practicable, and in any event within 45 days (or such longer period as the Administrative Agent may agree to in writing), notify the Administrative Agent thereof and cause the Additional Guarantee and Collateral Requirement to be satisfied with respect to such Subsidiary (if it is a Designated Subsidiary) and with respect to any Equity

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Interests in or Indebtedness of such Subsidiary owned by the Parent Borrower or any Subsidiary Guarantor.
(c)    The Parent Borrower shall, as promptly as practicable, and in any event within 60 days or such longer period as the Administrative Agent may agree to in writing) furnish to the Administrative Agent written notice of the acquisition by the Parent Borrower or any Subsidiary Guarantor of any material assets (other than any assets constituting Excluded Assets) after the occurrence of a Non-Investment Grade Ratings Event, other than any such assets constituting Collateral under the Security Documents in which the Administrative Agent shall have a valid, legal and perfected security interest (with the priority contemplated by the applicable Security Document) upon the acquisition thereof.
(d)    The Parent Borrower shall, as promptly as practicable, and in any event within 30 days (or such longer period as the Administrative Agent may agree to in writing), notify the Administrative Agent of any change in (i) the legal name of the Parent Borrower or any Subsidiary Guarantor, as set forth in its Organizational Documents, (ii) the jurisdiction of incorporation, organization or formation or the form of organization of the Parent Borrower or any Subsidiary Guarantor (including as a result of any merger or consolidation), (iii) the location of the chief executive office or the principal place of business of the Parent Borrower or any Subsidiary Guarantor or (iv) the organizational identification number, if any, or the federal taxpayer identification number of the Parent Borrower or any Subsidiary Guarantor.
SECTION 5.16.    Further Assurances. The Parent Borrower shall, and shall cause each other Loan Party to, at any time upon request of the Administrative Agent, promptly execute and deliver any and all further instruments and documents, and take all such other action, as the Administrative Agent may reasonably deem necessary in obtaining the full benefits of, or in perfecting and preserving in the United States and, with respect to Material IP Collateral only, the Material Foreign Jurisdictions the Liens of, the Loan Documents, in each case solely to the extent not inconsistent with the provisions of this Agreement or any other Loan Document. If a Non-Investment Grade Ratings Event shall have occurred, (a) the Parent Borrower shall, and shall cause each other Loan Party to, promptly execute and deliver any and all further instruments and documents, and take all such other action, that may be required under any applicable law, or that the Administrative Agent may reasonably deem necessary, to cause the Additional Guarantee and Collateral Requirement to be and remain satisfied at all times (it being understood that, with respect to matters set forth in Section 5.15, the requirements of this Section 5.16 shall be subject to the grace periods set forth therein), and (b) the Parent Borrower shall provide to the Administrative Agent, from time to time upon request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.
ARTICLE VI

NEGATIVE COVENANTS
So long as any Lender shall have any Revolving Commitment hereunder, any Loan or other Obligation hereunder (other than contingent obligations for indemnification,

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expense reimbursement or tax or yield protection as to which no claim has been made) shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Parent Borrower covenants and agrees that:
SECTION 6.01.    Liens. The Parent Borrower shall not, and shall not permit any Subsidiary to, create, incur, assume or suffer to exist any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than the following:
(a)    (i) Liens created pursuant to the Loan Documents securing the Obligations and (ii) Liens on the Collateral (as defined in the Dart Security Agreement) created pursuant to the Dart Security Agreement securing any Permitted Senior Notes Indebtedness (and any obligations relating thereto not constituting Indebtedness);
(b)    Liens existing on the Second Restatement Date and listed on Schedule 6.01, and any renewals, extensions or refinancings thereof, provided that (i) the property covered thereby is not broadened or increased (other than with respect to improvements and accessions thereto and proceeds thereof) and (ii) the amount secured or benefited thereby is not increased;
(c)    Liens for Taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;
(d)    carriers’, warehousemen’s, landlords’, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;
(e)    pledges or deposits (i) in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA and (ii) in respect of letters of credit, bank guarantees or similar instruments issued for the account of the Parent Borrower or any Subsidiary in the ordinary course of business supporting obligations of the type set forth in clause (i) above;
(f)    pledges and deposits made (i) to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations (other than any Lien imposed by ERISA), surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature, in each case, incurred in the ordinary course of business and (ii) in respect of letters of credit, bank guarantees or similar instruments issued for the account of the Parent Borrower or any Subsidiary in the ordinary course of business supporting obligations of the type set forth in clause (i) above;
(g)    easements, zoning restrictions, rights-of-way, restrictions and other similar encumbrances affecting real property or other minor irregularities in title which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from

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the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;
(h)    Liens securing judgments for the payment of money not constituting an Event of Default under Section 7.01(h) or securing appeal or other surety bonds related to such judgments;
(i)    Liens securing Indebtedness in respect of Capitalized Leases, Synthetic Lease Obligations and obligations for acquisition, construction or the improvement of fixed or capital assets, and any renewals, extensions or refinancings thereof; provided that (i) such Liens do not at any time encumber any property other than the property whose acquisition, construction or improvement was financed by such Indebtedness or, if applicable, subject to such Capitalized Lease or Synthetic Lease Obligations (and improvements and accessions thereto and proceeds thereof), (ii) such Liens and the Indebtedness secured thereby are incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement and (iii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing, or improving such assets; provided further that individual financings of equipment or other fixed or capital assets otherwise permitted to be secured hereunder provided by any Person (or its Affiliates) may be cross-collateralized to other such financings provided by such Person (or its Affiliates);
(j)    Liens in the form of leases or subleases of Real Properties granted or created by the Parent Borrower or any Subsidiary that do not interfere, individually or in the aggregate, in any material respect with the business of the Parent Borrower and its Subsidiaries (taken as a whole);
(k)    Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Parent Borrower or any of its Subsidiaries in the ordinary course of business;
(l)    Liens arising from precautionary UCC financing statement filings regarding operating leases entered into by the Parent Borrower or any of its Subsidiaries in the ordinary course of business;
(m)    banker’s liens, rights of set-off or similar rights in favor of (i) a depository institution with respect to deposit accounts maintained with such depository institution in the ordinary course of business or (ii) a depository institution or other intermediary in connection with the processing of VISA, MasterCard and other credit card payments and remittances;
(n)    Liens created over deposits and investments in the ordinary course of business in connection with the procurement and maintenance of insurance by the Parent Borrower and its Subsidiaries, and Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;
(o)    Liens representing any interest or title of a licensor, lessor or sublicensor or sublessor, or a licensee, lessee or sublicensee or sublessee, in the property subject to any lease

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(other than Capitalized Lease or Synthetic Lease Obligations), license or sublicense or concession agreement permitted by this Agreement;
(p)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;
(q)    Liens on specific items of inventory or other goods and proceeds thereof of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business;
(r)    deposits of cash with the owner or lessor of premises leased and operated by the Parent Borrower or any Subsidiary to secure the performance of its obligations under the lease for such premises, in each case in the ordinary course of business;
(s)    Liens on cash and cash equivalents deposited with a trustee or a similar Person to defease or to satisfy and discharge any Indebtedness; provided that such defeasance or satisfaction and discharge is permitted hereunder;
(t)    Liens that are contractual rights of set-off;
(u)    any Lien on any asset acquired by the Parent Borrower or any Subsidiary after the Second Restatement Date existing at the time of the acquisition thereof or existing on any asset of any Person that becomes a Subsidiary (other than as a result of a Division) (or of any Person not previously a Subsidiary that is merged or consolidated with or into the Parent Borrower or a Subsidiary in a transaction permitted hereunder) after the Second Restatement Date and prior to the time such Person becomes a Subsidiary (or is so merged or consolidated), provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary (or such merger or consolidation), as the case may be, (ii) such Lien does not at any time encumber any other property of the Parent Borrower or any Subsidiary (other than improvements or accessions thereto and the proceeds thereof) and (iii) such Lien shall secure only those obligations that it secures on the date of such acquisition or the date such Person becomes a Subsidiary (or is so merged or consolidated), as the case may be, and extensions, renewals and refinancings thereof that do not increase the outstanding principal amount thereof;
(v)    in connection with the sale or transfer of any Equity Interests or other assets in a transaction permitted under Section 6.04, customary rights and restrictions contained in agreements relating to such sale or transfer pending the completion thereof;
(w)    in the case of (i) any Subsidiary that is not a wholly owned Subsidiary or (ii) the Equity Interests in any Person that is not a Subsidiary, any encumbrance or restriction, including any put and call arrangements, related to Equity Interests in such Subsidiary or such other Person set forth in the Organization Documents of such Subsidiary or such other Person or any related joint venture, shareholders’ or similar agreement;

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(x)    Liens solely on any cash earnest money deposits, escrow arrangements or similar arrangements made by the Parent Borrower or any Subsidiary in connection with any letter of intent or purchase agreement for an Acquisition or other transaction permitted hereunder;
(y)    Liens on assets of Foreign Subsidiaries securing lines of credit for Foreign Subsidiaries in an aggregate principal amount not to exceed US$35,000,000 at any time outstanding; and
(z)    other Liens (other than Liens on any real property) securing Indebtedness (other than Liens securing lines of credit for Foreign Subsidiaries and amounts outstanding under lines of credit for Foreign Subsidiaries) in an aggregate principal amount not to exceed US$50,000,000 at any time outstanding.
Notwithstanding anything to the contrary herein or in any other Loan Document, the Parent Borrower shall not, nor shall it permit any Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien in respect of (i) the Material Marks or (ii) the Equity Interests in Dart, in each case, other than Liens permitted by Section 6.01(a) or 6.01(c) and, in the case of Material Marks, to the extent constituting Liens, licenses of IP Rights permitted by Section 6.04(h).
SECTION 6.02.    Subsidiary Debt. The Parent Borrower shall not permit any Subsidiary to create, incur, assume or suffer to exist any Subsidiary Debt, except:
(a)    Indebtedness under the Loan Documents;
(b)    Indebtedness owing by any Subsidiary to the Parent Borrower or any other Subsidiary;
(c)    (i) for so long as and at the times the Dart Guaranty is in effect, the Guarantee by Dart of any Permitted Senior Notes Indebtedness and (ii) a Guarantee by any Subsidiary Guarantor (including, if it shall be a Subsidiary Guarantor, Dart) of any Permitted Senior Notes Indebtedness;
(d)    Indebtedness existing on the Second Restatement Date and set forth on Schedule 6.02 and not otherwise permitted under this Section 6.02 and any renewals, extensions or refinancings thereof, provided that the amount of such Indebtedness is not increased at the time of such renewal, extension or refinancing thereof;
(e)    Indebtedness in respect of letters of credit, bank guarantees and similar instruments issued for the account of any Subsidiary in the ordinary course of business supporting obligations under (i) workers’ compensation, unemployment insurance and other social security legislation, (ii) bids, trade contracts, leases (other than Capitalized Leases or Synthetic Lease Obligations), statutory obligations, surety bonds, performance bonds, appeal bonds and other obligations of a like nature, in each case, incurred in the ordinary course of business and (iii) other obligations that do not constitute Indebtedness;

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(f)    Indebtedness in respect of netting services, overdraft protections and otherwise arising from treasury, depository and cash management services or in connection with any automated clearing-house transfers of funds, overdraft or any similar services, in each case in the ordinary course of business;
(g)    Indebtedness of any Subsidiary (i) incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capitalized Leases, provided that such Indebtedness is incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement and the principal amount of such Indebtedness does not exceed the cost of acquiring, constructing or improving such fixed or capital assets, or (ii) assumed in connection with the acquisition of any fixed or capital assets, and, in each case, any renewals, extensions or refinancings thereof, provided that the amount of such Indebtedness is not increased at the time of such renewal, extension or refinancing thereof;
(h)    Indebtedness of any Person that becomes a Subsidiary (other than as a result of a Division) (or of any Person not previously a Subsidiary that is merged or consolidated with or into a Subsidiary in a transaction permitted hereunder) after the Second Restatement Date, or Indebtedness of any Person that is assumed by any Subsidiary in connection with an acquisition of assets by such Subsidiary in an Acquisition permitted hereunder after the Second Restatement Date, provided that such Indebtedness exists at the time such Person becomes a Subsidiary (or is so merged or consolidated) or such assets are acquired and is not created in contemplation of or in connection with such Person becoming a Subsidiary (or such merger or consolidation) or such assets being acquired, and any renewals, extensions and refinancings thereof, provided that the amount of such Indebtedness is not increased at the time of such renewal, extension or refinancing;
(i)    to the extent constituting Indebtedness, Taxes described in Section 6.01(c); and
(j)    other Subsidiary Debt in an aggregate principal amount not to exceed US$100,000,000 at any time outstanding.
SECTION 6.03.    Fundamental Changes. The Parent Borrower shall not, and shall not permit any Subsidiary to, merge, dissolve, liquidate, consolidate with or into another Person, consummate a Division as the Dividing Person or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:
(a)    any Subsidiary may merge or consolidate with or into, or be liquidated, wound up or dissolved into (i) the Parent Borrower, provided that the Parent Borrower shall be the continuing or surviving Person, or (ii) any one or more other Subsidiaries, provided that (A) no Subsidiary Borrower may be liquidated, wound up or dissolved and, in the case of any merger or consolidation involving a Subsidiary Borrower, such Subsidiary Borrower shall be the continuing or surviving Person, (B) Dart may not be liquidated, wound up or dissolved and, in the case of any merger or consolidation involving Dart, Dart shall be the continuing or surviving

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Person and (C) in the case of a merger or consolidation involving a Subsidiary Guarantor with another Subsidiary that is not a Subsidiary Guarantor, such Subsidiary Guarantor shall be the continuing or surviving Person;
(b)    any Loan Party may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Parent Borrower or to another Loan Party;
(c)    any Subsidiary that is not a Loan Party may Dispose of all or substantially all its assets (upon voluntary liquidation or otherwise) (i) to another Subsidiary which is not a Loan Party or (ii) to a Loan Party;
(d)    any Subsidiary may merge or consolidate with or into any other Person (other than the Parent Borrower or any Subsidiary), provided that (i) except in the case of a Disposition of a Subsidiary (other than a Subsidiary Borrower or Dart) otherwise permitted by Section 6.04, the surviving or continuing Person shall be a Subsidiary and, in the case of a merger or consolidation involving a Subsidiary Guarantor, a Subsidiary Guarantor and (ii) in the case of any merger or consolidation involving a Subsidiary Borrower or Dart, such Subsidiary Borrower or Dart, as the case may be, shall be the continuing or surviving Person; and
(e)    any Subsidiary (other than a Subsidiary Borrower or Dart) may consummate a Division as the Dividing Person if, immediately after the consummation of such Division, the assets of the applicable Dividing Person are held by one or more Subsidiaries (and, if the Dividing Person shall be a Subsidiary Guarantor, each such Subsidiary shall be a Subsidiary Guarantor) or, with respect to assets not so held by one or more Subsidiaries, such Division constitutes a Disposition permitted by Section 6.04.
SECTION 6.04.    Dispositions. The Parent Borrower shall not, and shall not permit any Subsidiary to, make any Disposition, except:
(a)    Dispositions of (i) obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business, (ii) fixed operating assets (solely to the extent not constituting all or substantially all of the assets or business of the Parent Borrower or any Subsidiary or a business unit, line of business or division of the Parent Borrower or any Subsidiary) no longer used or useful to the business of the Parent Borrower and its Subsidiaries, whether now owned or hereafter acquired, in the ordinary course of business and (iii) leasehold improvements to landlords pursuant to the terms of leases in respect of leasehold property;
(b)    Dispositions of inventory in the ordinary course of business and Dispositions of cash and cash equivalents;
(c)    Dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;

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(d)    Dispositions of property by the Parent Borrower or any Subsidiary to the Parent Borrower, a wholly owned Subsidiary or a Qualified Non-Wholly Owned Subsidiary; provided that such Disposition shall be for fair market value and on arm’s-length terms;
(e)    Dispositions permitted by Section 6.03;
(f)    Dispositions by the Parent Borrower and its Subsidiaries of the Specified Florida Properties and the Idle Properties;
(g)    the Dispositions of accounts in connection with the collection or compromise thereof in the ordinary course of business;
(h)    licenses of IP Rights in the ordinary course of business and substantially consistent with past practice or as otherwise permitted by Section 8(d) of the Dart Security Agreement;
(i)    Dispositions made pursuant to the terms of any Plan or Employee Benefit Arrangement in the ordinary course of business;
(j)    Dispositions of assets subject to any casualty or condemnation proceedings (including dispositions in lieu of condemnation);
(k)    the unwinding of Swap Contracts in accordance with the terms thereof;
(l)    Dispositions of Equity Interests in, and issuances of Equity Interests by, any joint venture or non-wholly owned Subsidiary to the extent required by, or made pursuant to customary buy/sell arrangements between the parties to such joint venture or equityholders of such non-wholly owned Subsidiary set forth in, the joint venture agreement, operating agreement, shareholders agreement or similar agreement governing such joint venture or non-wholly-owned Subsidiary; and
(m)    Dispositions by the Parent Borrower and its Subsidiaries not otherwise permitted under this Section 6.04; provided that (i) at the time of such Disposition, no Default shall exist or would result from such Disposition, (ii) the aggregate fair market value (as reasonably determined by the Parent Borrower) of all property Disposed of in reliance on this clause (m) in any fiscal year shall not exceed 10% of the Parent Borrower’s consolidated total assets (determined in accordance with GAAP) as of the last day of the immediately preceding fiscal year and (iii) such Disposition shall be for consideration at least equivalent to fair market value (as reasonably determined by the Parent Borrower) of the property or assets Disposed.
Notwithstanding the foregoing, Dart shall not transfer or otherwise Dispose of any Material Mark except as permitted pursuant to Section 6.04(h).
SECTION 6.05.    Change in Nature of Business. The Parent Borrower shall not, and shall not permit any Subsidiary to, engage in any material line of business substantially different from those lines of business conducted by the Parent Borrower and its Subsidiaries on the Second Restatement Date. For the avoidance of doubt, the Parent Borrower and its

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Subsidiaries may engage in any line of business that is similar, ancillary, complementary or otherwise reasonably related to the business conducted by the Parent Borrower and its Subsidiaries on the Second Restatement Date or that is a reasonable extension, development or expansion thereof.
SECTION 6.06.    Use of Proceeds. The Parent Borrower shall not, and shall not permit any Subsidiary to, permit the proceeds of any Borrowings or drawings under any Letter of Credit to be used, whether directly or indirectly, to finance a Hostile Acquisition or for any purpose that entails a violation of Regulations U or X of the Board, or at any time permit the value of margin stock (within the meaning of Regulation U of the Board) held by the Parent Borrower and its Subsidiaries to exceed an amount equal to 25% of the value of all assets of the Parent Borrower and its Subsidiaries.
SECTION 6.07.    Financial Covenants. (a) Consolidated Leverage Ratio. The Parent Borrower shall not permit the Consolidated Leverage Ratio as of the end of any Measurement Period to be greater than or equal to 3.75 to 1.00.
(b)    Consolidated Interest Coverage Ratio. The Parent Borrower shall not permit the Consolidated Interest Coverage Ratio as of the end of any Measurement Period to be less than or equal to 3.00 to 1.00.
SECTION 6.08.    OFAC and Anti-Corruption Laws.
(a)    The Parent Borrower shall not, and shall not permit any Subsidiary to, directly or indirectly use the proceeds of credit extensions hereunder (i) for any purpose which would violate any applicable Anti-Corruption Laws, (ii) to fund, finance or facilitate any activities, business or transaction of or with any Designated Person or in any Sanctioned Country, or otherwise in violation of applicable Sanctions, or (iii) in any other manner that will result in the violation of any applicable Sanctions by the Administrative Agent or any Lender.
(b)    The Parent Borrower shall not, and shall not permit any Subsidiary to, use funds or assets obtained directly or indirectly from transactions with or otherwise relating to (i) Designated Persons or (ii) any Sanctioned Country, to pay or repay any amount owing to any Specified Party under any Loan Document.
(c)    The Parent Borrower shall not, and shall not permit any Subsidiary to, fail to (i) conduct its business in compliance in all material respects with applicable Anti-Corruption Laws and applicable Sanctions, (ii) maintain policies and procedures designed to promote and achieve compliance with applicable Anti-Corruption Laws or (iii) have controls and safeguards in place designed to prevent any proceeds of any extension of credit hereunder from being used contrary to the representations and undertakings set forth in Section 3.19 or 3.20 or this Section 6.08, respectively.
ARTICLE VII

EVENTS OF DEFAULT

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SECTION 7.01.    Events of Default. If any of the following events (“Events of Default”) shall occur:
(a)    Non-Payment. The Parent Borrower or any other Loan Party (i) fails to pay when and as required to be paid herein any amount of principal of any Loan or any reimbursement obligation in respect of any LC Disbursement or to deposit when and as required to be deposited herein any cash collateral amount due pursuant to Section 2.05(j) or (ii) fails to pay within five Business Days after the same becomes due, any interest on any Loan or on any LC Disbursement, or any fee due hereunder, or any other amount payable hereunder or under any other Loan Document;
(b)    Specific Covenants. The Parent Borrower fails to perform or observe any covenant or agreement contained in any of Section 5.03(a), 5.05(a) (with respect to legal existence of the Parent Borrower, any Subsidiary Borrower or Dart), 5.11 or 5.13 or Article VI;
(c)    Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 7.01(a) or 7.01(b)) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after the earlier of (i) notice of such default shall have been given to the Parent Borrower by the Administrative Agent and (ii) a Responsible Officer of any Loan Party shall have actual knowledge of such failure;
(d)    Representations and Warranties. Any representation, warranty or certification made or deemed made by or on behalf of the Parent Borrower or any other Loan Party herein, in any other Loan Document or in any document delivered in connection herewith or therewith shall be incorrect in any material respect (other than in respect of any representation or warranty that is subject to a Material Adverse Effect qualifier, in which case, such representation or warranty shall be incorrect as stated and so qualified) when made or deemed made, except with respect to any representation or warranty to the extent incorrect solely as to Subsidiaries that are not Material Subsidiaries;
(e)    Cross-Default. (i) The Parent Borrower or any of its Subsidiaries (A) fails (other than as a result of an administrative funds transmission problem beyond the Parent Borrower’s control which is remedied within two Business Days) to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or

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redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; provided that this clause (i) shall not apply to (x) any secured Indebtedness that becomes due as a result of the voluntary Disposition of assets securing such Indebtedness or (y) any Indebtedness that becomes due as a result of a voluntary prepayment, repurchase, defeasance or redemption thereof, or any refinancing thereof, not prohibited under this Agreement; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Parent Borrower or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Parent Borrower or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Loan Party or such Subsidiary as a result thereof is greater than the Threshold Amount;
(f)    Insolvency Proceedings, Etc. Any Loan Party or any Material Subsidiary institutes or consents to the institution of any proceeding, procedure, step or action under any Debtor Relief Law, including, with respect to the Dutch Subsidiary Borrower or any other Person organized under the laws of the Netherlands, a filing of a notice under Section 36 of the Tax Collection Act of the Netherlands (Invorderingswet 1990) or Section 60 of the Social Insurance Financing Act of the Netherlands (Wet Financiering Sociale Verzekeringen) in conjunction with Section 36 of the Tax Collection Act of the Netherlands (Invorderingswet 1990), or makes a general assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, judicial manager, examiner, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, examiner, rehabilitator, visitador, conciliador, síndico or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; provided that in the case of an appointment of a receiver (bewindvoerder or curator) or the declaration of a bankruptcy (faillissement) in respect of the Dutch Subsidiary Borrower, none of the grace periods set forth above shall be applicable;
(g)    Inability to Pay Debts; Attachment. (i) Any Loan Party or any Material Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment (including a conservatoir beslag and executoriaal beslag) or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy;
(h)    Judgments. There is entered against the Parent Borrower or any of its Subsidiaries (i) a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by (A) independent third-party insurance as to which the insurer is financially sound, has been notified of the potential claim and does not dispute coverage, or (B) an indemnity by Mondelēz International, Inc. (successor

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to Kraft Foods, Inc.) or Hillshire Brands Co. f/k/a Sara Lee Corporation (the “Applicable Indemnitor”), as applicable, pursuant to a legally binding agreement then in full force and effect as to which the Parent Borrower shall have made a claim for indemnification from the Applicable Indemnitor in accordance with the applicable agreement and the Applicable Indemnitor does not dispute such claim or its obligations to indemnify), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 30 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect;
(i)    ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Parent Borrower or any of its Subsidiaries under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) the Parent Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount;
(j)    Foreign Benefits Plans. The occurrence of any of the following events, where such events individually or in the aggregate with all other events in this Section 7.01(j), could reasonably be expected to have a Material Adverse Effect: (i) any employer or employee contributions required by law or by the terms of any Foreign Government Scheme or Arrangement or any Foreign Plan are not made, or, if applicable, accrued, in accordance with normal accounting practices; (ii) the fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance or the book reserve established for any Foreign Plan, together with any accrued contributions, is not sufficient to procure or provide for the accrued benefit obligations with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with applicable generally accepted accounting principles; or (iii) any Foreign Plan required to be registered is not registered or is not maintained in good standing with applicable regulatory authorities;
(k)    Invalidity of Loan Documents. Any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any provision of any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document;
(l)    Change of Control. There occurs any Change of Control; or
(m)    Collateral. (i) With respect to the Collateral (as defined in the Dart Security Agreement) at any time prior to the release of the Lien on such Collateral in accordance with

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the terms of the Dart Security Agreement: (A) any Significant Collateral Security Failure Event with respect to the United States exists and is continuing; (B) any Significant Collateral Security Failure Event with respect to two Material Foreign Jurisdictions exists and is continuing; or (C) the Parent Borrower or Dart asserts, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable and, in the case of any such assertion by Dart, the Parent Borrower fails to cause Dart to rescind such assertions within 10 days after the Parent Borrower has actual knowledge of such assertions; provided that the Parent Borrower’s or Dart’s assertion that a security interest is invalid or unenforceable is not based on a change of law in the jurisdiction that results in the jurisdiction not permitting the granting, recordation or perfection of security interests in the Collateral (as defined in the Dart Security Agreement); or (ii) after the Non-Investment Grade Ratings Event, any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by the Parent Borrower or any Subsidiary Guarantor not to be, a valid and perfected Lien on any material Collateral, with the priority required by the applicable Security Document, except as a result of (A) a Disposition of the applicable Collateral in a transaction permitted under the Loan Documents, (B) the release thereof as provided in the applicable Security Document or Section 9.17 or (C) as a result of the Administrative Agent’s failure (x) to maintain possession of any stock certificate, promissory note or other instrument delivered to it under any Security Document or (y) to file Uniform Commercial Code (or equivalent) continuation statements;
then, and in every such event (other than an event with respect to any Borrower described in clause (f) of this Section 7.01), and at any time thereafter during the continuance of such event, the Administrative Agent may with the consent, and shall at the request, of the Required Lenders, by notice to the Parent Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Revolving Commitments, and thereupon the Revolving Commitments shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part (but ratably as among the Classes of Loans and the Loans of each Class at the time outstanding), in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately and (iii) require the deposit of cash collateral in respect of LC Exposure as provided in Section 2.05(j), in each case, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; and in case of any event with respect to any Borrower described in clause (f) of this Section 7.01, the Revolving Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall automatically become due and payable and the deposit of cash collateral in respect of LC Exposure as provided in Section 2.05(j) shall immediately and automatically become due, in each case, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers.
SECTION 7.02.    CAM Exchange. (a)  On the CAM Exchange Date, (i) the Revolving Commitments shall automatically and without further act be terminated as provided in Section 7.01, (ii) each Global Tranche Lender shall become obligated to fund, within one Business Day, all participations in outstanding Swingline Loans held by it (it being agreed that

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the CAM Exchange shall not result in a reallocation of such funding obligations, but only of the funded participations resulting therefrom) and (iii) the Lenders shall automatically and without further act be deemed to have made reciprocal purchases of interests in the Designated Obligations such that, in lieu of the interests of each Lender in the particular Designated Obligations that it shall own as of such date and prior to the CAM Exchange, such Lender shall own an interest equal to such Lender’s CAM Percentage in each of the Designated Obligations. Each Lender and each Person acquiring a participation from any Lender as contemplated by Section 9.04 hereby consents and agrees to the CAM Exchange. Each of the Lenders agrees from time to time to execute and deliver to the Administrative Agent all such instruments and documents as the Administrative Agent shall reasonably request to evidence and confirm the respective interests and obligations of the Lenders after giving effect to the CAM Exchange, and each Lender agrees to surrender any promissory notes originally received by it hereunder to the Administrative Agent; provided that the failure to execute and deliver any such instrument or document shall not affect the validity or effectiveness of the CAM Exchange. It is acknowledged and agreed that the foregoing provisions of this paragraph and paragraphs (b) and (c) of this Section 7.02 reflect an agreement entered into solely among the Lenders (and not any Borrower or other Loan Party) and the consent of any Borrower or any other Loan Party shall not be required to give effect to the CAM Exchange or with respect to any action taken by the Lenders or the Administrative Agent pursuant to such provisions.
(b)    As a result of the CAM Exchange, on and after the CAM Exchange Date, each payment received by the Administrative Agent pursuant to any Loan Document in respect of the Designated Obligations shall be distributed to the Lenders pro rata in accordance with their respective CAM Percentages (to be redetermined as of each such date of payment or distribution to the extent required by paragraph (c) of this Section 7.02), but giving effect to assignments after the CAM Exchange Date, it being understood that nothing herein shall be construed to prohibit the assignment of a proportionate part of all an assigning Lender’s rights and obligations in respect of a single Class of Loans.
(c)    In the event that, after the CAM Exchange Date, the aggregate amount of the Designated Obligations shall change as a result of the making of an LC Disbursement by an Issuing Bank that is not reimbursed by a Borrower, then (i) each Global Tranche Lender (determined as of the CAM Exchange Date but without giving effect to the CAM Exchange) shall, in accordance with Sections 2.05(d) and 2.05(e), promptly pay to such Issuing Bank an amount determined in accordance with such Sections on the basis of such Global Tranche Lender’s Global Tranche Percentage (determined as of the CAM Exchange Date but without giving effect to the CAM Exchange) of the amount due from the Applicable Borrower in respect of such LC Disbursement, (ii) the Administrative Agent shall redetermine the CAM Percentages after giving effect to such LC Disbursement and the funding of participations therein by the Global Tranche Lenders, and the Lenders shall automatically and without further act be deemed to have made reciprocal purchases of interests in the Designated Obligations such that each Lender shall own an interest equal to such Lender’s CAM Percentage in each of the Designated Obligations and (iii) in the event distributions shall have been made in accordance with paragraph (b) of this Section 7.02, the Lenders shall make such payments to one another as shall be necessary in order that the amounts received by them shall be equal to the amounts they would have received

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had each LC Disbursement been outstanding immediately prior to the CAM Exchange. Each such redetermination shall be binding on each of the Borrowers and Lenders and their successors and assigns and shall be conclusive absent manifest error.
SECTION 7.03.    Application of Funds. After the exercise of remedies provided for in Section 7.01 (or after the Loans have automatically become immediately due and payable and the LC Exposure has automatically been required to be cash collateralized as set forth in Section 2.05(j)), any amounts received by the Administrative Agent on account of the Loan Document Obligations shall be applied by the Administrative Agent in the following order:
First, to payment of that portion of the Loan Document Obligations constituting fees and expenses (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article II) payable to the Administrative Agent in its capacity as such;
Second, to payment of that portion of the Loan Document Obligations constituting fees and expenses payable to the Lenders and the Issuing Banks (including fees, charges and disbursements of counsel to any Lender and any Issuing Bank and amounts payable under Article II), ratably among them in proportion to the amounts described in this clause Second payable to them;
Third, to payment of that portion of the Loan Document Obligations constituting accrued and unpaid interest on the Loans, LC Disbursements and other Loan Document Obligations, ratably among the Lenders and the Issuing Banks in proportion to the respective amounts described in this clause Third payable to them;
Fourth, to payment of that portion of the Loan Document Obligations constituting unpaid principal of the Loans and LC Disbursements, ratably among the Lenders and the Issuing Banks, in proportion to the respective amounts described in this clause Fourth held by them;
Fifth, to the Administrative Agent for the account of the Issuing Banks, to cash collateralize that portion of the Loan Document Obligations comprised of the aggregate undrawn amount of outstanding Letters of Credit in an amount as set forth in Section 2.05(j);
Sixth, to payment of (a) all indemnities and other Loan Document Obligations in favor of the Administrative Agent, and then (b) all indemnities and other Loan Document Obligations in favor of any Lender or any Issuing Bank, ratably to each such Lender or such Issuing Bank in proportion to the respective amounts described in this clause Sixth held by them;
Seventh, to the payment of all other Loan Document Obligations that are due and payable to the Administrative Agent, the Lenders, the Issuing Banks or the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such

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Loan Document Obligations owing to the Administrative Agent and such other Persons on such date; and
Last, the balance, if any, after all of the Loan Document Obligations (other than contingent obligations for indemnification, expense reimbursement or tax or yield protection as to which no claim has been made) have been paid in full, to the Borrowers or as otherwise required by law.
Subject to Section 2.05, amounts used to cash collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as cash collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Loan Document Obligations, if any, in the order set forth above.
ARTICLE VIII

THE ADMINISTRATIVE AGENT
Each of the Lenders and the Issuing Banks hereby irrevocably appoints the Person named as the Administrative Agent in the heading of this Agreement and its successors and permitted assigns as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto. In addition, for Mexican law purposes, each of the Lenders and the Issuing Banks hereby grants to the Person named as the Administrative Agent in the heading of this Agreement and its successors and permitted assigns, as Administrative Agent, a comisión mercantil con representación in accordance with Articles 273, 274, and other applicable articles of the Commerce Code of Mexico (Código de Comercio) to act on its behalf as its agent in connection with this Agreement and the other Loan Documents, on the terms and for the purposes set forth in this Agreement and the other Loan Documents.
The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender or an Issuing Bank as any other Lender or Issuing Bank and may exercise the same as though it were not the Administrative Agent, and such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Parent Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder without any duty to account therefor to the Lenders or the Issuing Banks.
The Administrative Agent shall not have any duties or obligations except those expressly set forth herein, and the Administrative Agent’s duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing (and it is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising

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under agency doctrine of any applicable law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties), (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in Section 9.02), provided that the Administrative Agent shall not be required to take any action that, in its opinion, could expose it to liability or be contrary to any Loan Document or applicable law, and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Parent Borrower or any of its Subsidiaries or other Affiliates that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and nonappealable judgment). The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof (stating that it is a “notice of default”) is given to the Administrative Agent by the Parent Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, including with respect to the existence and aggregate amount of any Designated Cash Management Obligations or Designated Swap Obligations at any time, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in this Agreement or any other Loan Document or the occurrence of any Default, (iv) the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agent.
The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the signatory, sender or authenticator thereof). The Administrative Agent also may rely upon, and shall not incur any liability for relying upon, any statement made to it orally or by telephone and believed by it to be made by the proper Person (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the signatory, sender or authenticator thereof), and may act upon any such statement prior

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to receipt of written confirmation thereof. In determining compliance with any condition hereunder to the making of a Loan or any issuance, amendment, renewal or extension of any Letter of Credit that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or Issuing Bank, as the case may be, unless the Administrative Agent shall have received notice to the contrary from such Lender or Issuing Bank, as the case may be, prior to the making of such Loan or such issuance, amendment, renewal or extension of a Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Parent Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. Notwithstanding anything herein to the contrary, the Administrative Agent shall not have any liability arising from, or be responsible for any loss, cost or expense suffered on account of, any determination by the Administrative Agent (a) that any Lender is a Defaulting Lender, or the effective date of such status, it being further understood and agreed that the Administrative Agent shall not have any obligation to determine whether any Lender is a Defaulting Lender, (b) of the Exchange Rate or LC Exchange Rate or of the CAM Percentages, (c) of whether the Required Lenders or any other requisite Lenders shall have consented to any amendment, waiver or other modification of any Loan Document, and shall be entitled to rely, and shall not incur any liability for relying, on the records maintained by it as contemplated by Section 9.04(e) and (d) as contemplated by the definition of the term “Additional Guarantee and Collateral Requirement” or by Section 5.15.
The Administrative Agent may perform any and all its duties and exercise its rights and powers under any Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of this Article VIII shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any of its sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.
Subject to the terms of this paragraph, the Administrative Agent may resign at any time from its capacity as such. In connection with such resignation, the Administrative Agent shall give notice of its intent to resign to the Lenders, the Issuing Banks and the Parent Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Parent Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties

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of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations, hereunder and under the other Loan Documents. The fees payable by the Parent Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Parent Borrower and such successor. Notwithstanding the foregoing, in the event no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its intent to resign, the retiring Administrative Agent may give notice of the effectiveness of its resignation to the Lenders, the Issuing Banks and the Parent Borrower, whereupon, on the date of effectiveness of such resignation stated in such notice, (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents, provided that solely for purposes of maintaining any security interest granted to the Administrative Agent under any Security Document for the benefit of the Secured Parties, the retiring Administrative Agent shall continue to be vested with such security interest as collateral agent for the benefit of the Secured Parties and, in the case of any Collateral in the possession of the retiring Administrative Agent, shall continue to hold such Collateral, in each case until such time as a successor Administrative Agent is appointed and accepts such appointment in accordance with this paragraph (it being understood and agreed that the retiring Administrative Agent shall have no duty or obligation to take any further action under any Security Document, including any action required to maintain the perfection of any such security interest), and (b) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, provided that (i) all payments required to be made hereunder or under any other Loan Document to the retiring Administrative Agent for the account of any Person other than the retiring Administrative Agent shall be made directly to such Person and (ii) all notices and other communications required or contemplated to be given or made to the retiring Administrative Agent shall also directly be given or made to each Lender and Issuing Bank. After the Administrative Agent’s resignation hereunder, the provisions of this Article VIII and Section 9.03, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of such retiring Administrative Agent, its sub‑agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as the Administrative Agent and in respect of the matters referred to in the proviso under clause (a) above.
Each Lender and Issuing Bank acknowledges and agrees that the extensions of credit made hereunder are commercial loans and letters of credit and not investments in a business enterprise or securities. Each Lender and Issuing Bank further represents that it is engaged in making, acquiring or holding commercial loans and issuing letters of credit in the ordinary course of its business and has, independently and without reliance upon the Administrative Agent, any Arranger, any other Lender or any other Issuing Bank and based on the financial statements prepared by the Parent Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender and Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Arranger, any other Lender or any other Issuing Bank and based on such documents and information (which may contain MNPI concerning the Parent Borrower and its Affiliates) as it shall deem appropriate at the time, continue

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to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.
Each Lender, by delivering its signature page to this Agreement, or delivering its signature page to an Assignment and Assumption, an Incremental Commitments Agreement or any other document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent on the Second Restatement Date.
In case of the pendency of any proceeding with respect to any Loan Party under any Debtor Relief Law now or hereafter in effect, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:
(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Administrative Agent (including any claim under Sections 2.11, 2.12, 2.14, 2.15, 2.16 and 9.03) allowed in such judicial proceeding; and
(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender and each Issuing Bank (and shall be deemed, by its acceptance of the benefits of the Collateral and of the Guarantees of the Obligations provided under the Loan Documents, to have been authorized by each other Secured Party) to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, the Issuing Banks or the other Secured Parties, to pay to the Administrative Agent any amount due to it, in its capacity as the Administrative Agent, under the Loan Documents (including under Section 9.03).
Except with respect to the exercise of setoff rights of any Lender or any Issuing Bank in accordance with Section 9.08 (or any similar provision in any other Loan Document) or with respect to a Lender’s or an Issuing Bank’s right to file a proof of claim in any proceeding under any Debtor Relief Law, no Secured Party (other than the Administrative Agent) shall have any right individually to realize upon any of the Collateral or to enforce any Guarantee of the Obligations provided under the Loan Documents, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Administrative Agent (including in its capacity as the security trustee), in each case, on behalf of the Secured Parties in accordance with the terms thereof; provided that, with respect to the Collateral (as defined in the Dart Security Agreement) and for so long as the Intercreditor Agreement is in

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effect, any recourse to such Collateral shall be through the Collateral Agent in accordance with the terms of the Intercreditor Agreement. In furtherance of the foregoing and not in limitation thereof, no Swap Contract and no agreement relating to Cash Management Services, in each case, the obligations under which constitute Obligations will create (or be deemed to create) in favor of any Secured Party that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Loan Party under any Loan Document. By accepting the benefits of the Collateral, each Secured Party that is not a party hereto shall be deemed to have appointed the Administrative Agent to serve as collateral agent (or a security trustee) under the Loan Documents and agreed to be bound by the Loan Documents as a Secured Party thereunder. Each Secured Party holding any Designated Cash Management Obligations or Designated Swap Obligations acknowledges that such Obligations shall have the benefit of the Liens provided under the Dart Security Agreement or the Dart IP Security Agreement, and shall be entitled to any distributions under the Intercreditor Agreement in respect of the Collateral (as defined in the Dart Security Agreement), in each case, solely to the extent that such Obligations constitute Secured Obligations (as defined in the Intercreditor Agreement). It is understood and agreed that the availability of benefits of the Collateral to any Secured Party that is not a party hereto is made available on an express condition that, and is subject to, such Secured Party not asserting that it is not bound by the appointments and other agreements expressed in this Article VIII or in Section 9.21 to be made, or deemed herein to be made, by such Secured Party. The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s or the Collateral Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.
No Arranger and no Person identified in this Agreement as a “Documentation Agent” or a “Syndication Agent” shall have any obligation, liability, responsibility or duty under this Agreement or any other Loan Document (except in its capacity, as applicable, as the Administrative Agent, a Lender or an Issuing Bank), but all such Persons shall have the benefit of the indemnities and exculpatory provisions provided for hereunder or thereunder. Without limiting the foregoing, the Lenders and the Arrangers are arms-length counterparties and none of such Lenders or Arrangers shall have or be deemed to have a fiduciary relationship with any Lender or Arranger.
The Administrative Agent shall be permitted from time to time to designate one of its Affiliates to perform the duties to be performed by the Administrative Agent hereunder with respect to Loans and Borrowings denominated in Foreign Currencies. The provisions of this Article VIII shall apply to any such Affiliate, mutatis mutandis.
Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that at least one of the following is and will be true:

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(i)    such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Commitments or this Agreement,
(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Commitments and this Agreement,
(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Commitments and this Agreement, or
(iv)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

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ARTICLE IX

MISCELLANEOUS
SECTION 9.01.    Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone and subject to paragraph (b) below, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax (or by other means agreed to by the Administrative Agent), as follows:
(i)    if to the Parent Borrower and/or any Subsidiary Borrower, to it at 14901 South Orange Blossom Trail, Orlando, Florida 32837, Attention of Treasurer (Fax No. (407) 826-4510, email: keithcrowe@tupperware.com);
(ii)    if to the Administrative Agent or to JPMorgan, in its capacity as an Issuing Bank or the Swingline Lender, to JPMorgan Chase Bank, N.A., 500 Stanton Christiana Rd, NCC5, Newark, DE 19713-2107, Attention of Jane Dreisbach and Dan Lougheed (Phone No. (302) 634-1704; Alternative Phone No. (302) 634-1956; Fax No. (302) 634-4250; e-mail: jane.dreisbach@jpmorgan.com, dan.p.lougheed@jpmorgan.com and 12016395215@tls.ldsprod.com); and
(iii)    if to any Lender or other Issuing Bank, to it at its address (or fax number) set forth in its Administrative Questionnaire.
Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through Electronic Systems, to the extent provided in paragraph (b) of this Section 9.01, shall be effective as provided in such paragraph (b).
(b)    Notices and other communications to the Lenders and the Issuing Banks hereunder may be delivered or furnished by using Electronic Systems pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices under Article II to any Lender or Issuing Bank if such Lender or Issuing Bank has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Parent Borrower (on behalf of itself and the other Loan Parties) may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or

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communications posted to an Electronic System shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
(c)    Any party hereto may change its address, e-mail or fax number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.
(d)    The Borrowers agree that the Administrative Agent may, but shall not be obligated to, make Communications available to the Issuing Banks and the other Lenders by posting the Communications on Debt Domain, Intralinks, SyndTrak, ClearPar or any other Electronic System. Any Electronic System used by the Administrative Agent is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of any Electronic System and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or any Electronic System. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrowers, any other Loan Party, any Lender, any Issuing Bank or any other Person for damages of any kind, including without limitation direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise), arising out of the Loan Parties’ or the Administrative Agent’s transmission of Communications through an Electronic System, except, as to any Agent Party, to the extent that any such direct damages (as opposed to indirect, special, incidental or consequential damages) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party.
SECTION 9.02.    Waivers; Amendments. (a) No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 9.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making

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of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.
(b)    Except as provided in paragraph (c) of this Section 9.02, none of this Agreement, any other Loan Document or any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Parent Borrower, the Subsidiary Borrowers and the Required Lenders or by the Parent Borrower, the Subsidiary Borrowers and the Administrative Agent with the consent of the Required Lenders, in the case of the Intercreditor Agreement, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the other parties to the Intercreditor Agreement with the consent of the Required Lenders and, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Revolving Commitment of any Lender, or change the currency in which Revolving Loans are available thereunder, without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement, reduce the rate of interest thereon or reduce any fees payable hereunder without the written consent of each Lender affected thereby (other than any waiver of any default interest applicable pursuant to Section 2.12(g) and other than as a result of any change in the definition, or in any components thereof, of the term “Consolidated Leverage Ratio”), (iii) postpone the scheduled final maturity of any Loan or the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder or reduce the amount of, waive or excuse any such payment, or postpone the final permitted expiry date of any Letter of Credit beyond the Revolving Maturity Date or the scheduled date of expiration of any Revolving Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.17(b) or 2.17(c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this paragraph or the percentage set forth in the definition of “Required Lenders” or any other provision hereof or any other Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights hereunder or thereunder or make any determination or grant any consent hereunder or thereunder, without the written consent of each Lender (or each Lender of such Class, as the case may be), provided that, with the consent of the Required Lenders, the provisions of this paragraph and the definition of the term “Required Lenders” may be amended to include references to any new class of loans created under this Agreement (or to lenders extending such loans), (vi) release the Parent Borrower from the Parent Guaranty, without the written consent of each Lender, (vii) release Dart from the Dart Guaranty, without the written consent of each Lender (except as expressly provided in Section 14 of the Dart Guaranty), (viii) release substantially all of the Collateral (as defined in the Dart Security Agreement) from the Liens of the Dart Security Agreement, without the written consent of each Lender (except as expressly provided in Section 18 of the Dart Security Agreement, the Intercreditor Agreement or Section 9.17 (including any such release by the Collateral Agent in connection with any sale or other Disposition of such Collateral upon the exercise of remedies under the Dart Security Agreement)), (ix) following the execution and delivery of the Master Guarantee Agreement,

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release substantially all of the value of the Guarantees created under the Master Guarantee Agreement without the written consent of each Lender (except as expressly provided in Section 9.17 or the Master Guarantee Agreement), it being understood that an amendment or other modification of the type of obligations Guaranteed under the Master Guarantee Agreement shall not be deemed to be a release of any Guarantee, (x) following the execution and delivery of the Master Collateral Agreement, release all or substantially all the Collateral (as defined in the Master Collateral Agreement) from the Liens of the Security Documents, without the written consent of each Lender (except as expressly provided in Section 9.17 or the applicable Security Document (including any such release by the Administrative Agent in connection with any sale or other disposition of the Collateral upon the exercise of remedies under the Security Documents)), it being understood that an amendment or other modification of the type of obligations secured by the Security Documents shall not be deemed to be a release of the Collateral from the Liens of the Security Documents, or (xi) change any provisions of this Agreement in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of any Class differently than those holding Loans of any other Class, without the written consent of Lenders representing a Majority in Interest of each differently affected Class; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, any Issuing Bank or the Swingline Lender hereunder or under the other Loan Documents without the prior written consent of the Administrative Agent, the applicable Issuing Bank or the Swingline Lender, as the case may be.
(c)    Notwithstanding anything to the contrary in paragraph (b) of this Section 9.02:
(i)    any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by the Parent Borrower, the Subsidiary Borrowers and the Administrative Agent to cure any ambiguity, omission, defect or inconsistency so long as, in each case, the Lenders shall have received at least five Business Days’ prior written notice thereof (together with a copy thereof) and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment;
(ii)    no consent with respect to any amendment, waiver or other modification of this Agreement or any other Loan Document shall be required of any Defaulting Lender, except with respect to any amendment, waiver or other modification referred to in clause (i), (ii) or (iii) of the first proviso of paragraph (b) of this Section 9.02 and then only in the event such Defaulting Lender shall be affected by such amendment, waiver or other modification;
(iii)    any amendment, waiver or other modification of this Agreement or any other Loan Document that by its terms affects the rights or duties hereunder or thereunder of the Lenders of one or more Classes (but not the Lenders of any other Class) may be effected by an agreement or agreements in writing entered into by the Parent Borrower, the Subsidiary Borrowers, the Administrative Agent and the requisite number

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or percentage in interest of the affected Class or Classes of Lenders that would be required to consent thereto under this Section 9.02 if such Class or Classes of Lenders were the only Class of Lenders hereunder at the time;
(iv)    this Agreement and the other Loan Documents may be amended in the manner provided in Section 2.05(i) and the term “LC Commitment”, as such term is used in reference to any Issuing Bank, may be modified as contemplated by the definition of such term;
(v)    this Agreement and the other Loan Documents may be amended in the manner provided in Section 2.13(b);
(vi)    this Agreement and the other Loan Documents may be amended in the manner provided in Section 2.08(d) and, in connection with any Incremental Commitments Agreement, the Administrative Agent, the Parent Borrower, the Subsidiary Borrowers and the Incremental Lenders may enter into an amendment hereof solely for the purpose of reflecting the Incremental Lenders and their new or increased Revolving Commitments;
(vii)    the Administrative Agent may, without the consent of any Secured Party, (A) consent to a departure by the Parent Borrower or any Subsidiary Guarantor from any covenant of such Loan Party set forth in this Agreement or any other Loan Document to the extent such departure is consistent with the authority of the Administrative Agent set forth in the definition of the term “Additional Guarantee and Collateral Requirement” or (B) amend, waive or otherwise modify any provision in any Security Document, or consent to a departure by the Parent Borrower or any Subsidiary Guarantor therefrom, to the extent the Administrative Agent determines that such amendment, waiver, other modification or consent is necessary in order to eliminate any conflict between such provision and the terms of this Agreement;
(viii)    the designation of any Permitted Senior Notes Indebtedness as Additional Secured Debt (as defined in the Intercreditor Agreement) in accordance with the terms of the Intercreditor Agreement shall not be deemed to constitute an amendment, waiver or other modification to the Dart Guaranty, the Dart Security Agreement, the Dart IP Security Agreement or the Intercreditor Agreement; and
(ix)    no amendment, waiver or other modification of this Agreement or any other Loan Document which is in all other respects approved by the Lenders in accordance with this Section 9.02 shall require the consent or approval of any Lender (A) which immediately after giving effect to such amendment, waiver or other modification shall have no Revolving Commitment or other obligation to maintain or extend credit under this Agreement (as so amended, waived or modified), including any obligation in respect of any drawing under or participation in any Letter of Credit, and (B) which, substantially contemporaneously with the effectiveness of such amendment, waiver or other modification, is paid in full all amounts owing to it hereunder (including principal, interest and fees, but excluding unmatured contingent obligations), it being

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understood that from and after the effectiveness of any such amendment, waiver or other modification, any such Lender shall be deemed to no longer be a “Lender” hereunder or a party hereto; provided, that such Lender shall retain the benefit of indemnification and other provisions hereof which, by the terms hereof, would survive a termination of this Agreement.
(d)    The Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, waivers or other modifications on behalf of such Lender. Any amendment, waiver or other modification effected in accordance with this Section 9.02 shall be binding upon each Person that is at the time thereof a Lender and each Person that subsequently becomes a Lender.
SECTION 9.03.    Expenses; Indemnity; Damage Waiver. (a) The Parent Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent and their respective Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent and its Affiliates (which, in the case of this clause (i), shall be limited to a single U.S. counsel, a single local counsel in the jurisdiction of incorporation or organization of any Subsidiary Borrower and, if reasonably necessary, a single local counsel in each other relevant jurisdiction (which may be a single local counsel acting in multiple jurisdictions), in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement or any other Loan Document or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent, any Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, the Collateral Agent, any Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section 9.03, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit. For the avoidance of doubt, this Section 9.03(a) shall not apply with respect to Taxes, which shall be governed by Sections 2.14 and 2.16.
(b)    The Parent Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), the Collateral Agent (and any sub-agent thereof), each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, penalties, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the syndication of the credit facilities provided for herein, the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or the consummation of the Transaction

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or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Parent Borrower or any of its Subsidiaries (excluding with regard to any Hazardous Materials first present on any property after the Parent Borrower and any of its Subsidiaries no longer have possession or control of such property), or any Environmental Liability related in any way to the Parent Borrower or any of its Subsidiaries (or any former Subsidiary), or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether initiated against or by any party to this Agreement or any other Loan Document, any Affiliate of any of the foregoing or any third party and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or any of its Related Parties, (y) result from a claim brought by a Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (z) result from a claim not involving an act or omission of the Parent Borrower or any Subsidiary and that is brought by an Indemnitee against another Indemnitee (other than against the Administrative Agent, any Arranger or any other titled Person in its capacity or in fulfilling its role as such). This Section 9.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses or damages arising from any non-Tax claim.
(c)    To the extent that the Parent Borrower fails to pay any amount required to be paid by it to the Administrative Agent (or any sub-agent thereof), any Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section 9.03, each Lender severally agrees to pay to the Administrative Agent (or such sub-agent thereof), the applicable Issuing Bank or the Swingline Lender, as the case may be, such Lender’s ratable share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought by reference to the aggregate outstanding Revolving Commitments (or, if the Revolving Commitments have terminated, aggregate Revolving Credit Exposure, provided that, solely for the purposes of this paragraph, the Global Tranche Revolving Credit Exposure of the Swingline Lender shall be deemed to exclude any amount of its Swingline Exposure in excess of its Global Tranche Percentage of the total Swingline Exposure, but adjusted to give effect to any reallocation under Section 2.19 of the Swingline Exposures of Defaulting Lenders in effect at such time)) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or such sub-agent thereof), the applicable Issuing Bank or the Swingline Lender in its capacity as such.
(d)    To the extent permitted by applicable law, the Borrowers shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, (i) for any damages

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arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet and Electronic Systems), except to the extent such damages are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, or (ii) for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transaction, any Loan or Letter of Credit or the use of the proceeds thereof. To the extent permitted by applicable law, the Administrative Agent, the Issuing Banks and the Lenders shall not assert, and hereby waive, any claim against any Borrower, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transaction, any Loan or Letter of Credit or the use of the proceeds thereof; provided, that nothing in this sentence shall limit the Loan Parties’ indemnity and reimbursement obligations set forth in this Section 9.03 or any other Loan Document or separately agreed, including such indemnity and reimbursement obligations with respect to any special, indirect, consequential or punitive damages arising out of, in connection with or as a result of any claim, litigation, investigation or proceeding brought against any Indemnitee by any third party.
(e)    All amounts due under this Section 9.03 shall be payable promptly after written demand therefor.
SECTION 9.04.    Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that (i) the Borrowers may not assign or otherwise transfer any of their rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (and any attempted assignment or transfer by the Borrowers without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 9.04. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (g) of this Section 9.04), the Arrangers and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    Subject to the conditions set forth in paragraph (c) below, any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Commitments of any Class and the Loans of any Class at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld, delayed or conditioned) of:

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(i)    the Parent Borrower, provided that no consent of the Parent Borrower shall be required for an assignment to a Lender or an Affiliate of a Lender or, if an Event of Default has occurred and is continuing, any other assignee; provided, further, that the Parent Borrower shall be deemed to have consented to any assignment unless it shall object thereto by written notice to the Administrative Agent within five Business Days after having received written notice thereof;
(ii)    the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment to any Lender or an Affiliate of a Lender;
(iii)    in the case of an assignment of a Global Tranche Revolving Commitment or any LC Exposure, each Issuing Bank; and
(iv)    in the case of an assignment of a Global Tranche Revolving Commitment or any Swingline Exposure, the Swingline Lender.
(c)    Assignments shall be subject to the following additional conditions:
(i)    except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Revolving Commitment or Loans of any Class, the amount of the Revolving Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than US$5,000,000 (or, in the case of a Loan denominated in a Foreign Currency, an equivalent thereof) unless each of the Parent Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Parent Borrower shall be required if an Event of Default has occurred and is continuing; provided, further, that the Parent Borrower shall be deemed to have consented to such assignment unless it shall object thereto by written notice to the Administrative Agent within five Business Days after having received written notice thereof;
(ii)    each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; provided that this clause (ii) shall not be construed to prohibit assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Revolving Commitments or Loans;
(iii)    the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption (or an agreement incorporating by reference a form of Assignment and Assumption posted on the Electronic System), together with a processing and recordation fee of US$3,500;
(iv)    the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates

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one or more credit contacts to whom all syndicate-level information (which may contain MNPI) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws; and
(v)    each Lender is prohibited from assigning all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Commitments and the Loans at the time owing to it) to any Loan Party or any Affiliate of a Loan Party (and any such assignment shall be void ab initio).
(d)    Subject to acceptance and recording thereof pursuant to paragraph (e) of this Section 9.04, from and after the effective date specified in each Assignment and Assumption (or an agreement incorporating by reference a form of Assignment and Assumption posted on the Electronic System) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (g) of this Section 9.04.
(e)    The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Revolving Commitments of, and principal amount of (and stated interest on) the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent, the Issuing Banks and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(f)    Upon its receipt of a duly completed Assignment and Assumption (or an agreement incorporating by reference a form of Assignment and Assumption posted on the Electronic System) executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section 9.04 and any written consent to such assignment required by paragraph (b) of this Section 9.04, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to

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make any payment required to be made by it pursuant to Section 2.04(c), 2.05(e), 2.05(f), 2.06(b), 2.17(d) or 9.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
(g)    Any Lender may, without the consent of the Borrowers, the Administrative Agent, the Issuing Banks or the Swingline Lender, sell participations to one or more Eligible Assignees (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Revolving Commitment and the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. The Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 (subject to the requirements and limitations therein, including the requirements under Section 2.16(f) (it being understood that the documentation required under Section 2.16(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 9.04; provided that such Participant (i) agrees to be subject to the provisions of Sections 2.17 and 2.18 as if it were an assignee under paragraph (b) of this Section 9.04; (ii) shall not be entitled to receive any greater payment under Section 2.14, 2.15 or 2.16, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation; and (iii) Excluded Taxes in respect of the Participant shall be determined in reference to the date such Person becomes a Participant (as distinguished from the date the participating Lender became party hereto). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.17(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Revolving Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such Revolving Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.

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103-1(c) of the United States Treasury Regulations (or any successor thereof, including proposed Treasury Regulations Section 1.163-5(b)). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(h)    Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank, and this Section 9.04 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
SECTION 9.05.    Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement or any other Loan Document and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any LC Exposure is outstanding and so long as the Revolving Commitments have not expired or terminated. Notwithstanding the foregoing or anything else to the contrary set forth in this Agreement or any other Loan Document, in the event that an Issuing Bank shall have provided to the Administrative Agent a written consent to the release of the Global Tranche Lenders from their obligations hereunder with respect to any Letter of Credit issued by such Issuing Bank (whether as a result of the obligations of the Applicable Borrower in respect of such Letter of Credit having been collateralized in full by a deposit of cash with such Issuing Bank, or being supported by a letter of credit that names such Issuing Bank as the beneficiary thereunder, or otherwise), then from and after such time such Letter of Credit shall cease to be a “Letter of Credit” outstanding hereunder for all purposes of this Agreement and the other Loan Documents (including for purposes of determining whether the Parent Borrower is required to comply with Articles V and VI hereof, but excluding Sections 2.14, 2.15, 2.16 and 9.03 and any expense reimbursement or indemnity provisions set forth in any other Loan Document), and the Global Tranche Lenders shall be deemed to have no participations in such Letter of Credit, and no obligations with respect thereto, under Section 2.05(d) or 2.05(e). The provisions of Sections 2.14, 2.15, 2.16 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination

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of the Letters of Credit and the Revolving Commitments or the termination of this Agreement or any provision hereof.
SECTION 9.06.    Counterparts; Integration; Effectiveness; Electronic Execution. (a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof, including the commitments of the Lenders and, if applicable, their Affiliates, set forth in any commitment letter entered into in connection herewith (but do not supersede any provisions of any such commitment letter that by their terms survive the effectiveness of this Agreement). Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by fax or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.
(b)    Delivery of an executed counterpart of a signature page of this Agreement by fax, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary, the Administrative Agent shall not be under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.
SECTION 9.07.    Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
SECTION 9.08.    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and

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from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any of the Borrowers against any of and all the obligations of the Borrowers now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section 9.08 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.
SECTION 9.09.    GOVERNING LAW; Jurisdiction; Consent to Service of Process. (a) THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. If the Dutch Subsidiary Borrower is represented by an attorney in connection with the signing and/or execution of this Agreement and the other Loan Documents or any other agreement, deed or document referred to in or made pursuant to this Agreement or any other Loan Document, it is hereby expressly acknowledged and accepted by the other parties to this Agreement that the existence and extent of the attorney’s authority and the effects of the attorney’s exercise or purported exercise of their authority shall be governed by the laws of the Netherlands.
(b)    Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the Borrowers hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding brought by it shall be brought, and heard and determined, exclusively in such Federal court or, in the event such Federal court lacks subject matter jurisdiction, such New York State court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Borrower or its properties in the courts of any jurisdiction.
(c)    Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section 9.09. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)    Each of the parties hereto hereby irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

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(e)    Each Subsidiary Borrower hereby irrevocably designates, appoints and empowers the Parent Borrower, and the Parent Borrower hereby accepts such appointment, as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents that may be served in any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document. Such service may be made by mailing or delivering a copy of such process to any Subsidiary Borrower in care of the Parent Borrower at the Parent Borrower’s address used for purposes of giving notices under Section 9.01, and each Subsidiary Borrower hereby irrevocably authorizes and directs the Parent Borrower to accept such service on its behalf.
(f)    In the event any Subsidiary Borrower or any of its assets has or hereafter acquires, in any jurisdiction in which judicial proceedings may at any time be commenced with respect to this Agreement or any other Loan Document, any immunity from jurisdiction, legal proceedings, attachment (whether before or after judgment), execution, judgment or setoff, such Subsidiary Borrower hereby irrevocably agrees not to claim and hereby irrevocably and unconditionally waives such immunity.
SECTION 9.10.    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.10.
SECTION 9.11.    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
SECTION 9.12.    Confidentiality. Each of the Administrative Agent, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and its and their Related Parties, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential or be subject to customary confidentiality obligations of employment or professional practice), (b) to the extent requested by any Governmental Authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena

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or similar legal process, (d) to any other party to this Agreement or the Intercreditor Agreement, (e) in connection with the exercise of any remedies hereunder or any other Loan Document or any suit, action or proceeding relating to this Agreement, any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 9.12, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement (or its advisors), (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrowers and their Obligations or (iii) any credit insurance provider relating to the Borrowers and their Obligations, (g) with the consent of the Parent Borrower, (h) on a confidential basis to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the credit facilities provided for herein, or (i) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 9.12 or (ii) becomes available to the Administrative Agent, any Issuing Bank or any Lender on a non-confidential basis from a source other than the Parent Borrower or its Subsidiaries. For the purposes of this Section 9.12, “Information” means all information, including MNPI, received from the Parent Borrower or its Subsidiaries relating to such entities or their respective businesses, other than any such information that is available to the Administrative Agent, any Issuing Bank or any Lender on a non-confidential basis prior to disclosure by the Parent Borrower or its Subsidiaries. Any Person required to maintain the confidentiality of Information as provided in this Section 9.12 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. It is agreed that, notwithstanding the restrictions of any prior confidentiality agreement binding on the Administrative Agent or any Arranger relating to this Agreement, such Persons may disclose Information as provided in this Section 9.12.
EACH LENDER ACKNOWLEDGES THAT INFORMATION FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MNPI AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MNPI AND THAT IT WILL HANDLE MNPI IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.
ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY ANY LOAN PARTY OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MNPI. ACCORDINGLY, EACH LENDER REPRESENTS TO THE PARENT BORROWER AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MNPI IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.
SECTION 9.13.    Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges

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and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section 9.13 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the NYFRB Rate to the date of repayment, shall have been received by such Lender.
SECTION 9.14.    Certain Notices. Each Lender that is subject to the requirements of the USA Patriot Act and/or the Beneficial Ownership Regulation hereby notifies each Loan Party that pursuant to such requirements, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender to identify such Loan Party in accordance with the USA Patriot Act and the Beneficial Ownership Regulation.
SECTION 9.15.    Conversion of Currencies. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.
(b)    The obligations of each Borrower in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum is stated to be due hereunder (the “Agreement Currency”), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, the Parent Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such deficiency. The obligations of the Parent Borrower contained in this Section 9.15 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.
SECTION 9.16.    Effect of Restatement. (a) This Agreement amends and restates and replaces in its entirety the Existing Credit Agreement. All rights, benefits, indebtedness, interest, liabilities and obligations of the parties to the Existing Credit Agreement are hereby amended, restated, replaced and superseded, in their entirety, on the terms and provisions set forth herein; provided that all indemnification obligations of the Borrowers

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pursuant to the Existing Credit Agreement shall survive the amendment and restatement of the Existing Credit Agreement pursuant to this Agreement. In furtherance of the foregoing, (i) each party hereto acknowledges and agrees that, on and as of the Second Restatement Date, Schedule 2.01 sets forth all the Revolving Commitments of all the Lenders (and no Person whose name does not appear on Schedule 2.01 shall have, or shall be deemed to have, a Revolving Commitment on the Second Restatement Date, it being understood and agreed that each such Person, if a Lender under the Existing Credit Agreement, shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03 of the Existing Credit Agreement) and (ii) each Global Tranche Lender acknowledges and agrees that, on the Second Restatement Date and without any further action on the part of any Issuing Bank or any Global Tranche Lender, each Issuing Bank shall have granted to such Global Tranche Lender, and such Global Tranche Lender shall have acquired from such Issuing Bank, a participation in each Existing Letter of Credit issued by such Issuing Bank and outstanding on the Second Restatement Date equal to such Lender’s Global Tranche Percentage from time to time of the aggregate amount available to be drawn under such Letter of Credit.
(b)    On and after the Second Restatement Date, each reference to the Credit Agreement in any other Loan Document shall be deemed to be a reference to this Agreement.
(c)    Each of the Borrowers represents and warrants that as of the Second Restatement Date there are no claims or offsets against, or defenses or counterclaims to, its obligations under the Existing Credit Agreement or any of the other agreements, documents or instruments executed in connection therewith. To induce the Administrative Agent, the Issuing Banks and the Lenders to enter into this Agreement, each of the Borrowers waives any and all such claims, offsets, defenses and counterclaims, whether known or unknown, arising prior to the Second Restatement Date and relating to the Existing Credit Agreement.
(d)    Each Lender party hereto that is a lender under the Existing Credit Agreement hereby waives the requirement set forth in Section 2.11(b) of the Existing Credit Agreement that notice of prepayment of borrowings thereunder be delivered three Business Days before the date of prepayment.
SECTION 9.17.    Release of Liens and Guarantees. (a) The Guarantees made under the Master Guarantee Agreement, the Dart Guaranty and the Parent Guaranty and the Liens created under the Security Documents shall automatically terminate and be released when all the Loan Document Obligations (other than contingent obligations for indemnification, expense reimbursement or tax or yield protection as to which no claim has been made) have been paid in full in cash, the Lenders have no further commitment to lend under this Agreement, the LC Exposure has been reduced to zero and the Issuing Banks have no further obligation to issue, amend or extend Letters of Credit under this Agreement; provided that such termination and release shall not apply to Liens created under the Dart Security Agreement and the Dart IP Security Agreement for so long as the Intercreditor Agreement is in effect.
(b)    A Subsidiary Guarantor shall automatically be released from its obligations under the Master Guarantee Agreement and the Security Documents, and all security interests created by the Security Documents in Collateral owned by such Subsidiary Guarantor

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shall be automatically released, upon the consummation of any transaction permitted by this Agreement as a result of which such Subsidiary Guarantor ceases to be a Subsidiary; provided that (i) if so required by this Agreement, the Required Lenders shall have consented to such transaction and the terms of such consent shall not have provided otherwise and (ii) the foregoing shall not apply to Dart for so long as the Intercreditor Agreement is in effect.
(c)    Upon any Disposition by the Parent Borrower or any Subsidiary Guarantor (other than to the Parent Borrower or any other Subsidiary Guarantor, or to any Subsidiary that, upon the consummation of such Disposition, would be required to become a Subsidiary Guarantor) of any Collateral in a transaction permitted under this Agreement, or upon the effectiveness of any written consent to the release of the security interest created under any Security Document in any Collateral pursuant to Section 9.02, the security interests in such Collateral created by the Security Documents shall be automatically released; provided that the foregoing shall not apply to Liens created under the Dart Security Agreement and the Dart IP Security Agreement for so long as the Intercreditor Agreement is in effect.
(d)    Dart shall be released from the Guarantee made under the Dart Guaranty as expressly provided in Section 14 thereof, and the Liens created under the Dart Security Agreement and the Dart IP Security Agreement shall be released as expressly provided in Section 18 of the Dart Security Agreement or Section 7.1 of the Intercreditor Agreement; provided that any such release of Dart or of such Liens shall not be deemed to be, or to require, the release of Dart from the Guarantee made under the Master Guarantee Agreement or the release of any Liens on any Collateral provided by Dart under the Security Documents other than the Dart Security Agreement or the Dart IP Security Agreement.
(e)    In connection with any termination or release pursuant to this Section 9.17, the Administrative Agent shall execute and deliver to the Parent Borrower, at the Parent Borrower’s expense, all documents that the Parent Borrower shall reasonably request to evidence such termination or release. Furthermore, upon the satisfaction of the requirements to the termination and release of the Guarantees and Liens set forth in paragraph (a) of this Section (and disregarding the proviso set forth therein), the Administrative Agent shall give written direction to the Collateral Agent to release all the Collateral (as defined in the Dart Security Agreement) from the Lien of the Dart Security Agreement. Any execution and delivery of documents pursuant to this Section 9.17 shall be without recourse to or warranty by the Administrative Agent. Each of the Secured Parties irrevocably authorizes the Administrative Agent, at its option and in its discretion, to effect the releases and give directions set forth in this Section 9.17. In the event of any conflict between the provisions of this Section 9.17 and any release or termination provisions set forth in any Security Document (other than the Dart Security Agreement and the Dart IP Security Agreement), the provisions of this Section 9.17 shall govern and control.
SECTION 9.18.    Parent Borrower as Agent of Subsidiary Borrowers. Each Subsidiary Borrower hereby irrevocably appoints the Parent Borrower as its agent for all purposes of this Agreement and the other Loan Documents, including (a) the giving and receipt of notices

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(including any Borrowing Request and any Interest Election Request) and (b) the execution and delivery of all documents, instruments and certificates contemplated herein.
SECTION 9.19.    No Fiduciary Relationship. The Borrowers, on behalf of themselves and their Subsidiaries, agree that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, the Parent Borrower or its Subsidiaries or other Affiliates, on the one hand, and the Administrative Agent, the Collateral Agent, the Lenders, the Issuing Banks and their Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Administrative Agent, the Collateral Agent, the Lenders, the Issuing Banks or their Affiliates, and no such duty will be deemed to have arisen in connection with any such transactions or communications. The Administrative Agent, the Collateral Agent, the Lenders, the Issuing Banks and their Affiliates may be engaged, for their own accounts or the accounts of customers, in a broad range of transactions that involve interests that differ from those of the Parent Borrower and its Subsidiaries or other Affiliates, and none of the Administrative Agent, the Collateral Agent, the Lenders, the Issuing Banks or their Affiliates has any obligation to disclose any of such interests to the Parent Borrower or any of its Subsidiaries or other Affiliates. To the fullest extent permitted by law, the Borrowers hereby agree not to assert any claims against the Administrative Agent, the Collateral Agent, the Lenders, the Issuing Banks or their Affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
SECTION 9.20.    Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in this Agreement, any other Loan Document or any related agreement, arrangement or understanding among the parties hereto, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder that may be payable to it by any party hereto that is an EEA Financial Institution; and
(b)    the effects of any Bail-in Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

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SECTION 9.21.    Intercreditor Agreement. (a) Each of the Lenders acknowledges that the Guarantee by Dart of the Senior Notes is, and any Guarantee by Dart of any other Permitted Senior Notes Indebtedness may be, secured by Liens on the Collateral (as defined in the Dart Security Agreement) and that the relative Lien priority and other creditor rights of the Secured Parties and the holders of the Senior Notes or such other Permitted Senior Notes Indebtedness are set forth in the Intercreditor Agreement.
(b)    In consideration of the benefits being provided under the Dart Security Agreement, the Dart IP Security Agreement and the Intercreditor Agreement, the Administrative Agent and each Lender (including any Person that becomes a Lender after the Second Restatement Date) hereby agree to be bound by the terms of the Intercreditor Agreement and to comply with such terms. The foregoing agreement shall inure to the benefit of all “Secured Parties” as defined in the Intercreditor Agreement. Each Lender hereby authorizes and directs the Administrative Agent to execute and deliver to Dart and the Collateral Agent on the Second Restatement Date (and from time to time thereafter as the Administrative Agent may deem appropriate) an affirmation made on its own behalf and on behalf of each Lender (as attorney-in-fact for each Lender) that the Administrative Agent and each Lender is bound by the terms of the Intercreditor Agreement.
(c)    Each of the Lenders hereby irrevocably authorizes and directs the Administrative Agent to carry out the provisions and intent of the Intercreditor Agreement, including (i) providing instructions to the Collateral Agent (it being understood that such instructions shall be consistent with the powers and authority otherwise delegated to the Administrative Agent by the terms of the Loan Documents), (ii) in the event of a resignation of the Collateral Agent, appointing a successor thereto in accordance with the Intercreditor Agreement, (iii) providing to the Collateral Agent a calculation of amounts owing to the Bank Creditors (as defined in the Intercreditor Agreement) and (iv) providing to the Collateral Agent written direction to release all the Collateral (as defined in the Dart Security Agreement) from the Lien of the Dart Security Agreement as and to the extent required by Section 14 of the Dart Guaranty or Section 9.17.
(d)    Each of the Lenders and the other Secured Parties agrees that no Secured Party shall have any right of action whatsoever against the Administrative Agent as a result of any action taken by the Administrative Agent pursuant to this Section 9.21 or in accordance with the terms of the Intercreditor Agreement. The Administrative Agent shall have the benefit of the provisions of Article VIII and Section 9.03 with respect to all actions taken by it pursuant to this Section 9.21 or in accordance with the terms of the Intercreditor Agreement to the full extent thereof.
[signature pages follow]
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

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TUPPERWARE BRANDS CORPORATION,
by: /s/ Keith Crowe

Name: Keith Crowe
Title: VP and Treasurer

TUPPERWARE nederland B.V.,
by: /s/ Nicolaas Lambertus Verrips

Name: Nicolaas Lambertus Verrips
Title: Authorized signatory

by: /s/ Thomas Kevin Pauly

Name: Thomas Kevin Pauly
Title: Authorized signatory

administradora dart, s. de r.l. de c.v.,
by: /s/ Keith Stanton Crowe

Name: Keith Stanton Crowe
Title: Authorized signatory

TUPPERWARE brands asia pacific pte. ltd.,
by: /s/ Keith Crowe

Name: Keith Crowe
Title: Authorized signatory

Signature Page to Tupperware Second Amended and Restated Credit Agreement

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JPMORGAN CHASE BANK, N.A., individually and as Administrative Agent, Swingline Lender and an Issuing Bank,
by: /s/ Blakely Engel

Name: Blakely Engel
Title: VP

Signature Page to Tupperware Second Amended and Restated Credit Agreement

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SIGNATURE PAGE TO THE AMENDED AND RESTATED CREDIT AGREEMENT OF TUPPERWARE BRANDS CORPORATION
Name of Institution: Banco JP Morgan SA, Institucion de Banca Multiple, JP Morgan Grupo Financiero
by: /s/ Paul Freyre

Name: Paul Freyre
Title: Executive Director, Commercial Banking

For institutions requiring a second signature line:
by

Name:
Title:

Signature Page to Tupperware Second Amended and Restated Credit Agreement

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SIGNATURE PAGE TO THE AMENDED AND RESTATED CREDIT AGREEMENT OF TUPPERWARE BRANDS CORPORATION
Name of Institution: Credit Agricole Corporate and Investment Bank
by: /s/ Gordon Yip

Name: Gordon Yip
Title: Director

For institutions requiring a second signature line:
by: /s/ Myra Martinez

Name: Myra Martinez
Title: Vice President

Signature Page to Tupperware Second Amended and Restated Credit Agreement

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SIGNATURE PAGE TO THE AMENDED AND RESTATED CREDIT AGREEMENT OF TUPPERWARE BRANDS CORPORATION
Name of Institution: HSBC Bank USA, National Association
by: /s/ Devin Moore

Name: Devin Moore
Title: Senior Vice President

For institutions requiring a second signature line:
by

Name:
Title:

Signature Page to Tupperware Second Amended and Restated Credit Agreement

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SIGNATURE PAGE TO THE AMENDED AND RESTATED CREDIT AGREEMENT OF TUPPERWARE BRANDS CORPORATION
Name of Institution: KeyBank National Association
by: /s/ Marianne T Meil

Name: Marianne T Meil
Title: Senior Vice President

For institutions requiring a second signature line:
by

Name:
Title:

Signature Page to Tupperware Second Amended and Restated Credit Agreement

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SIGNATURE PAGE TO THE AMENDED AND RESTATED CREDIT AGREEMENT OF TUPPERWARE BRANDS CORPORATION
Name of Institution: Mizuho Bank, Ltd.
by: /s/ Tracy Rahn

Name: Tracy Rahn
Title: Authorized Signatory

For institutions requiring a second signature line:
by

Name:
Title:

Signature Page to Tupperware Second Amended and Restated Credit Agreement

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SIGNATURE PAGE TO THE AMENDED AND RESTATED CREDIT AGREEMENT OF TUPPERWARE BRANDS CORPORATION
Name of Institution: MUFG Bank, Ltd.
by: /s/ Henry Schwarz

Name: Henry Schwarz
Title: Director

For institutions requiring a second signature line:
by

Name:
Title:

Signature Page to Tupperware Second Amended and Restated Credit Agreement

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SIGNATURE PAGE TO THE AMENDED AND RESTATED CREDIT AGREEMENT OF TUPPERWARE BRANDS CORPORATION
Name of Institution: SunTrust Bank, as a Lender
by: /s/ Mary Lundin

Name: Mary Lundin
Title: Director

For institutions requiring a second signature line:
by

Name:
Title:

Signature Page to Tupperware Second Amended and Restated Credit Agreement

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SIGNATURE PAGE TO THE AMENDED AND RESTATED CREDIT AGREEMENT OF TUPPERWARE BRANDS CORPORATION
Name of Institution: U.S. Bank National Association
by: /s/ Kelsey E. Hehman

Name: Kelsey E. Hehman
Title: Officer

For institutions requiring a second signature line:
by

Name:
Title:

Signature Page to Tupperware Second Amended and Restated Credit Agreement

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SIGNATURE PAGE TO THE AMENDED AND RESTATED CREDIT AGREEMENT OF TUPPERWARE BRANDS CORPORATION
Name of Institution: Wells Fargo Bank, N.A., as a Lender
by: /s/ Karen Harrington Martorelli

Name: Karen Harrington Martorelli
Title: Senior Vice President

For institutions requiring a second signature line:
by

Name:
Title:

Signature Page to Tupperware Second Amended and Restated Credit Agreement

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SCHEDULE 1.01
PRICING SCHEDULE

Applicable Rate	Level I Status	Level II Status	Level III Status	Level IV Status
Applicable Margin for Eurocurrency Loans and Swingline Loans (other than Swingline Loans denominated in Dollars)	1.375%	1.50%	1.625%	1.875%
Applicable Margin for ABR Loans (including Swingline Loans denominated in Dollars)	0.375%	0.50%	0.625%	0.875%
Commitment Fee Rate	0.15%	0.175%	0.225%	0.275%

Capitalized terms used but not defined in this Pricing Schedule have the meanings assigned thereto in Section 1.01. For the purposes of this Pricing Schedule, the following terms have the following meanings, subject to the final paragraph of this Schedule:
“Financials” means the annual or quarterly financial statements of the Parent Borrower most recently delivered pursuant to this Agreement.
“Level I Status” shall exist at any date if either (a) as of the last day of the fiscal quarter of the Parent Borrower referred to in the most recent Financials, the Consolidated Leverage Ratio is less than or equal to 1.25 to 1.00 or (b) as of such date (i) the S&P Rating is BBB or better or (ii) the Moody’s Rating is Baa2 or better so long as the lower of the S&P Rating and the Moody’s Rating is not more than one Level below the other Rating.
“Level II Status” shall exist at any date if Level I Status is not applicable and either (a) as of the last day of the fiscal quarter of the Parent Borrower referred to in the most recent Financials, the Consolidated Leverage Ratio is less than or equal to 2.00 to 1.00 or (b) as of such date (i) the S&P Rating is BBB- or better or (ii) the Moody’s Rating is Baa3 or better so long as the lower of the S&P Rating and the Moody’s Rating is not more than one Level below the other Rating.
“Level III Status” shall exist on any date if neither Level I Status nor Level II Status is applicable and either (a) as of the last day of the fiscal quarter of the Parent Borrower referred to in the most recent Financials, the Consolidated Leverage Ratio is less than or equal to 2.75 to 1.00 or (b) as of such date (i) the S&P Rating is BB+ or better or (ii) the Moody’s Rating is Ba1 or better so long as the lower of the S&P Rating and the Moody’s Rating is not more than one Level below the other Rating.
“Level IV Status” shall exist on any date on which none of Level I Status, Level II Status or Level III Status is applicable.

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“Status” means Level I Status, Level II Status, Level III Status or Level IV Status.
The Applicable Rate shall be determined in accordance with the foregoing table based on the Status. Adjustments, if any, to the Applicable Rate shall be effective five Business Days after the Administrative Agent has received the applicable Financials; provided, however, that if the Status as of any date is determined by reference to a Rating, the Rating in effect on such date for the purposes of this Schedule is that in effect at the close of business on such date. If the Parent Borrower fails to deliver the Financials to the Administrative Agent at the time required pursuant to this Agreement, then the Applicable Rate shall be the highest Applicable Rate set forth in the foregoing table until five Business Days after such Financials are so delivered unless the Parent Borrower qualifies for a lower Applicable Rate based on a Rating. Until adjusted after the Second Restatement Date, Level II Status shall be deemed to exist.

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Schedule 2.01
REVOLVING COMMITMENTS

Lender	Revolving Commitment (US$)			Total (US$)
	Global Tranche	Mexican Tranche	Singaporean Tranche
JPMorgan Chase Bank, N.A.	$66,142,857.13	$0	$4,464,285.73	$70,607,142.86
Banco J.P. Morgan, S.A., Institución de Banca Múltiple, J.P. Morgan Grupo Financiero	$0	$13,392,857.14	$0	$13,392,857.14
Credit Agricole Corporate and Investment Bank	$66,142,857.13	$13,392,857.15	$4,464,285.72	$84,000,000
HSBC Bank USA, National Association	$66,142,857.15	$13,392,857.14	$4,464,285.71	$84,000,000
Mizuho Bank, Ltd.	$66,142,857.15	$13,392,857.14	$4,464,285.71	$84,000,000
Wells Fargo Bank, N.A.	$66,142,857.15	$13,392,857.14	$4,464,285.71	$84,000,000
KeyBank National Association	$46,785,714.29	$8,035,714.29	$2,678,571.42	$57,500,000
MUFG Bank, Ltd.	$57,500,000	$0	$0	$57,500,000
SunTrust Bank	$57,500,000	$0	$0	$57,500,000
U.S. Bank National Association	$57,500,000	$0	$0	$57,500,000
Total Commitments	$550,000,000	$75,000,000	$25,000,000	$650,000,000

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Schedule 2.05
LC COMMITMENTS

Lender	LC Commitment (US$)	Total (US$)
JPMorgan Chase Bank, N.A.	$50,000,000	$50,000,000

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Schedule 3.03
GOVERNMENT AUTHORIZATIONS AND OTHER CONSENTS
None.

[[NYCORP:3904166v3:03/27/2019--01:07 PM]]

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Schedule 3.13
CERTAIN DART INFORMATION

Loan Party	Jurisdiction of Incorporation	Address of Principal Place of Business	U.S. Taxpayer Identification Number
Dart Industries Inc.	Delaware - USA	14901 S. Orange Blossom Trail, Orlando, Florida 32837	95-1455570

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Schedule 6.01
EXISTING LIENS

Amount	Loan Party/Subsidiary	Comments/Property Secured	Lienholder(s)
$3,700,000.00	Tupperware Belgium Mfg.	Capital Lease on manufacturing facility (KBC Bank/Fortis [(now BNP)]) Aalst, Belgium	Fortis (now BNP)/KBC Bank
$1,050,000.00	Nutrimetics Australia Pty Ltd	Uncommitted line of credit with National Australia Bank secured with a letter of credit from JPMorgan Chase	National Australia Bank
$30,000.00	Tupperware Brands Argentina	Miscellaneous employee liens	Various
$1,630,000.00	Dart do Brasil Industria e Comercio Ltda.	Various warehouse rental obligations	Various
$1,160,000.00	Dart do Brasil Industria e Comercio Ltda.	Guarantee by Dart do Brazil to Government of Brazil covering judicial dispute defense	Government of Brazil
$100,000.00	Tupperware Brands Corp.	CAD equipment, office furniture, computer equipment, security equipment, photocopiers - leases	Various
$11,500.00	Tupperware Products S.A.	Cash deposits for employee housing and office space	Various
$20,000.00	Tupperware Products S.A.	Automobiles, office equipment	Various
$1,000,000.00	Tupperware India	Cash deposits held in Chandigarh legal case	HDFC Bank

The following Foreign Subsidiaries (acquired from Sara Lee Corporation in December 2005) include preemptive rights, rights of first refusal or similar restrictions on the transfer of shares in their respective Organization Documents.
Avroy Shlain Cosmetics (Pty) Ltd.
Nutrimetics France SNC
Nutrimetics France Holdings SNC
Nutri-Metics (B) Sdn. Bhd
FC Mexican Consulting, S. de R.L. de C.V.
Vlijmense Belegging-Maatschappij B.V.
Fuller Mexicana Holdings, S. de R.L. de C.V.
Tupperware Brands Philippines
House of Fuller, S. de R.L. de C.V.

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Schedule 6.02
EXISTING SUBSIDIARY DEBT
Schedule of Indebtedness Not Already Detailed on Financial Statements
Obligations for Borrowed Money

Borrower(s)	Lender	Currency	Amount

Obligations for Letters of Credit, Bank Guarantees
Tupperware Brands Corporation	JPMorgan Chase	USD	1,510,541.11
Tupperware Brands Corporation	Bank of Tokyo Mitsubishi	RMB	12,000,000.00
Tupperware Brands Corporation	Mizuho Bank Ltd	USD	2,237,500.00
Tupperware Brands Corporation	Mizuho Bank Ltd	EUR	3,749,225.95

Obligations to Pay Deferred Purchase Price
None

Indebtedness Secured with Liens on Property
Tupperware Belgium	Capital Lease - Manufacturing Facility	USD	3,700,000.00
Nutrimetics Australia	Uncommitted Line of Credit secured with JPMorgan Chase letter of credit- National Australia Bank	USD	1,050,000.00
Tupperware Brands Argentina	Various - employee liens	USD	30,000.00
Tupperware Brazil	Government of Brazil	USD	1,160,000.00
Tupperware Brazil	Various warehouse rental obligations	USD	1,630,000.00
Tupperware Brands Corporation	CAD Equipment, Computer Equipment, Photocopiers, etc	USD	100,000.00
Tupperware Products SA	Various - deposits for employee housing, office space	USD	11,500.00
Tupperware Products SA	Automobiles, office equipment	USD	20,000.00
Tupperware India	Cash deposit held in Chandigarh legal case	USD	1,000,000.00

Attributable Indebtedness

None

Obligations to Redeem Equity Interests
None

Open Lines of Credit - Uncommitted

Tupperware Deutschland GmbH	HSBC	USD	6,835,200.00
Tupperware Hellas SAIC	Alpha Bank	USD	569,600.00
Tupperware Italia SPA	Unicredit Banca Intesa BCI	USD	1,139,200.00
Tupperware Italia SPA	Banca Nazionale del Lavoro	USD	455,680.00

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Borrower(s)	Lender	Currency	Amount
Tupperware International Capital Limited (Ireland)	JPMorgan Chase (London)	USD	8,000,000.00
Nutrimetics Australia	JPMorgan Chase (Australia)	USD	1,000,000.00
Tupperware Southern Africa (Proprietary) Limited	Standard Bank	USD	1,203,890.00
Avroy Shlain	Rand Merchant Bank (First Rand Bank Limited), secured	USD	1,417,150.00
Tupperware Osterreich Gmbh (Austria)	Bank of Austria	USD	1,500,000.00
Tupperware Central	K&H Bank (affiliate of KBC Bank)	USD	230,520.00
Tupperware Switzerland, Tupperware Products SA Tupperware International Holdings BV (Nyon) and Tupperware Products Inc.	UBS	USD	3,021,150.00
Tupperware Switzerland, Tupperware Products SA and Tupperware Products Inc.	JPMorgan Chase (London)	USD	4,000,000.00
Tupperware Colombia	HSBC Columbia	USD	140,000.00
Tupperware Belgium N.V.	BNP Paribas (formerly Fortis)	USD	3,417,600.00
Tupperware India	HSBC	USD	2,851,340.00
Tupperware Indonesia	Bank of Tokyo Mitsubishi	USD	2,666,670.00
Tupperware Australia, and Diecraft Australia	National Australia Bank	USD	2,735,400.00
Tupperware Brazil	Banco Itau	USD	2,049,390.00
Tupperware Brazil	HSBC	USD	6,404,340.00
Tupperware Brazil	Santander	USD	768,520.00
Tupperware Nordic A/S	Nordea Bank	USD	2,290,080.00
Tupperware France, S.A.	Credit Lyonnais (Calyon)	USD	3,417,600.00
Premiere Products Canada	Royal Bank of Canada	USD	2,209,940.00
Nutrimetics Australia	National Australia Bank - secured with letter of credit from JPMorgan Chase	USD	1,031,200.00
ADA Mexico	BBVA Bancomer	USD	753,470.00
ADA Mexico	HSBC	USD	2,009,260.00
House of Fuller S de RL de CV	Citi / Banamex	USD	1,959,030.00
House of Fuller S de RL de CV, Fuller Cosmetics SA de CV, Probemex	HSBC	USD	2,009,260.00
House of Fuller Argentina SA	HSBC	USD	4,500,000.00
Nuvo Cosmeticos SA	Itau	USD	1,000,000.00
Tupperware Brands Japan	Mizuho	USD	1,798,880.00
Tupperware Brands Japan	Mizuho	USD	4,497,210.00
Tupperware Brands Philippines	HSBC	USD	754,760.00
Tupperware Brands Philippines	Bank of Philippines Islands	USD	660,410.00
Tupperware Brands Korea	Korea Exchange Bank	USD	889,680.00
Tupperware LLC	HSBC	USD	2,000,000.00

[[NYCORP:3891891v20:3/28/2019 3:11:14 PM

EXHIBIT A
[FORM OF] ASSIGNMENT AND ASSUMPTION
This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between the Assignor identified in Item 1 below (the “Assignor”) and the Assignee identified in Item 2 below (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below, receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions for Assignment and Assumption set forth in Annex 1 attached hereto (the “Standard Terms and Conditions”) are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (a) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the applicable facilities identified below (including any Letters of Credit, Guarantees and Swingline Loans included in such facilities) and (b) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (a) above (the rights and obligations sold and assigned pursuant to clauses (a) and (b) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

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1.	Assignor:
2.	Assignee:	[and is an Affiliate/Approved Fund of [identify Lender]1]
3.	Borrowers:	Tupperware Brands Corporation, Tupperware Nederland B.V., Administradora Dart, S. de R.L. de C.V. and Tupperware Brands Asia Pacific Pte. Ltd.
4.	Administrative Agent:	JPMorgan Chase Bank, N.A., as the administrative agent under the Credit Agreement
5.	Credit Agreement:
The Second Amended and Restated Credit Agreement dated as of March 29, 2019, among Tupperware Brands Corporation, Tupperware Nederland B.V., Administradora Dart, S. de R.L. de C.V., Tupperware Brands Asia Pacific Pte. Ltd., the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, as amended, restated, amended and restated, supplemented or otherwise modified and in effect from time to time

6.	Assigned Interest:

Class of Revolving Commitments/ Loans Assigned[2]	Aggregate Amount of Revolving Commitment/ Loans for all Lenders of the applicable Class	Amount of Revolving Commitment/Loans Assigned[3]	Percentage Assigned of Revolving Commitment/Loans under applicable Class[4]
	[US$]	[US$]	%
	[US$]	[US$]	%
	[US$]	[US$]	%

Effective Date:         , 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
__________________
1 Select as applicable.
2 Fill in the appropriate terminology for the Class of Revolving Commitments or Loans that are being assigned under this Assignment and Assumption (e.g. “Global Tranche Revolving Commitment”).
3 Except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Revolving Commitment or Loans of any Class, not to be less than US$5,000,000 unless each of the Parent Borrower and the Administrative Agent otherwise consent.
4 Set forth, to at least 9 decimals, as a percentage of the Revolving Commitments/Loans of all Lenders of the applicable Class thereunder.

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The Assignee, if it is not a Lender, agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain MNPI) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws.
By its acceptance of this Assignment and Assumption and in consideration of the benefits being provided under the Dart Security Agreement, the Dart IP Security Agreement and the Intercreditor Agreement, the Assignee hereby expressly agrees to be bound by the terms of the Intercreditor Agreement. The foregoing agreement shall inure to the benefit of all “Secured Parties” as defined in the Intercreditor Agreement
[signature pages follow]

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The terms set forth in this Assignment and Assumption are hereby agreed to:
ASSIGNOR
[NAME OF ASSIGNOR]
By:
Name:
Title:
ASSIGNEE
[NAME OF ASSIGNEE]
By:
Name:
Title:
[Consented to and]5 Accepted:

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:
Name:
Title:

[Consented to:]6
[__________________________________]
By:
Name:
Title:
__________________
5 To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
6 To be added only if the consent of the Parent Borrower, the Swingline Lender and each Issuing Bank is required by the terms of the Credit Agreement.

[[NYCORP:3896360v10:03/28/2019--01:46 PM]]

ANNEX 1
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
1.    Representations and Warranties.
1.1    Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) makes no representation or warranty and assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than its representations and warranties set forth in this Assignment and Assumption, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any Collateral thereunder, (iii) the financial condition of the Borrowers, any of their Subsidiaries or other Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrowers, any of their Subsidiaries or other Affiliates or any other Person of any of their respective obligations under any Loan Document.
1.2.    Assignee. The Assignee (a) represents and warrants that (i) it is an Eligible Assignee and has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement and the other Loan Documents as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Non-U.S. Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to Section 2.16(f) of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor, any Arranger or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (ii) it irrevocably appoints the Person named as the Administrative Agent in the heading of the Credit Agreement and its successors and permitted assigns as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof,

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together with such actions and powers as are reasonably incidental thereto, and, in addition, for Mexican law purposes, hereby grants to such Person a comisión mercantil con representación in accordance with Articles 273, 274, and other applicable articles of the Commerce Code of Mexico (Código de Comercio) to act on its behalf as its agent in connection with the Credit Agreement and the other Loan Documents, on the terms and for the purposes set forth in the Credit Agreement and the other Loan Documents, (iii) it irrevocably appoints the Collateral Agent as set forth in the Intercreditor Agreement and (iv) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
2.    Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.
3.    General Provisions. This Assignment and Assumption shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Acceptance and adoption of the terms of this Assignment and Assumption by the Assignee and the Assignor by Electronic Signature or delivery of an executed counterpart of a signature page of this Assignment and Assumption by any Electronic System shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be construed in accordance with and governed by the law of the State of New York.

[[NYCORP:3896360v10:03/28/2019--01:46 PM]]

EXHIBIT B
[FORM OF] BORROWING REQUEST

JPMorgan Chase Bank, N.A.
500 Stanton Christiana Rd, NCC5
Newark, DE 19713-2107
Attention of Jane Dreisbach and Dan Lougheed

_____________ ____, 20___
Ladies and Gentlemen:
Reference is made to the Second Amended and Restated Credit Agreement dated as of March 29, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Tupperware Brands Corporation (the “Parent Borrower”), Tupperware Nederland B.V. (formerly known as Tupperware International Holdings B.V.), Administradora Dart, S. de R.L. de C.V., Tupperware Brands Asia Pacific Pte. Ltd., the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. Capitalized terms used herein, not otherwise defined herein are used herein as defined in the Credit Agreement.
The Parent Borrower [on behalf of the [Dutch Subsidiary][Mexican Subsidiary][Singaporean Subsidiary] Borrower]1 hereby gives notice, irrevocably, pursuant to Section [2.03] [2.04(b)] of the Credit Agreement that the [Parent][Dutch Subsidiary][Mexican Subsidiary][Singaporean Subsidiary] Borrower hereby requests a [Revolving Borrowing] [Swingline Loan]8 (the “Proposed Borrowing”) and, in that connection, sets forth below the information relating to the Proposed Borrowing as required by Section [2.03] [2.04(b)] of the Credit Agreement:
(a)    Applicable Borrower: [Parent][Dutch Subsidiary][Mexican Subsidiary][Singaporean Subsidiary] Borrower;
(b)    Aggregate Principal Amount of the Proposed Borrowing: [US$][€][£][Mex$]____________;
(c)    Currency of the Proposed Borrowing: [Dollars][Euros][Sterling][Mexican Pesos];
__________________
1 If request relates to a Loan or Borrowing by a Subsidiary Borrower.
2 In the case of the Parent Borrower or the Dutch Subsidiary Borrower only.
3 Subject to Sections 2.02(c) and 2.04(a) of the Credit Agreement, as applicable.

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(d)    Date of the Proposed Borrowing: _____________ ____, 20__ (the “Funding Date”);4
(e)    Class of the Proposed Borrowing: [Global Tranche Revolving Borrowing][Mexican Tranche Revolving Borrowing][Singaporean Tranche Revolving Borrowing][Swingline Loan];
(f)    Type of the Proposed Borrowing: [an ABR Revolving Borrowing]5 [a Eurocurrency Revolving Borrowing;6
(g)    [Initial Interest Period of the Proposed Borrowing: [28 days] [[one] [two] week[s]] [[one] [two] [three] [six] month[s]];]7 [and]
(h)    [Location and account number to which the funds of the Proposed Borrowing are to be disbursed: __________________ [.][; and]
(i)    [LC Disbursement to be reimbursed by the Proposed Borrowing:__________________ ]8.
The undersigned hereby certifies as follows:
(a)    the representations and warranties of the Parent Borrower and each other Loan Party contained in the Loan Documents (other than, after the Second Restatement Date, representations and warranties in Sections 3.05(b) and 3.06(c) of the Credit Agreement) are true and correct in all material respects (other than in respect of representations and warranties that are subject to a Material Adverse Effect qualifier, in which case such representations and warranties are true and correct as stated and so qualified) on and as of the Funding Date, except to the extent that any such representation and warranty specifically refers to an earlier date, in which case such representation and warranty shall be true and correct in all material respects (other than in respect of representations and warranties that are subject to a Material Adverse Effect qualifier, in which case such representations and warranties will be true and correct as stated and so qualified) as of such earlier date; and
__________________
4 The Funding Date must be a Business Day.
5 Available only if denominated in Dollars and made to the Parent Borrower.
6 If no election as to the Type of Revolving Borrowing is specified, then the Proposed Borrowing shall be an ABR Borrowing, unless such Proposed Borrowing is denominated in a Foreign Currency or is made to a Subsidiary Borrower, in which case such Proposed Borrowing shall be a Eurocurrency Borrowing of the applicable Type.
7 Include in the case of Eurocurrency Revolving Borrowings only. Must be a period contemplated by the definition of “Interest Period.” If no Interest Period is specified with respect to any requested Eurocurrency Revolving Borrowing, then the Interest Period shall be one month’s duration, in the case of LIBOR Borrowings and EURIBOR Borrowings, and 28 days’ duration, in the case of TIIE Borrowings.
8 In the case of an ABR Revolving Borrowing or a Swingline Loan requested to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e) of the Credit Agreement, identify such LC Disbursement.

[[NYCORP:3896360v10:03/28/2019--01:46 PM]]

(b)    at the time of and immediately after giving effect to the Proposed Borrowing on the Funding Date, no Default will have occurred and be continuing.

TUPPERWARE BRANDS CORPORATION

By:	Name: Title:

[[NYCORP:3896360v10:03/28/2019--01:46 PM]]

EXHIBIT C
[FORM OF] INTEREST ELECTION REQUEST

JPMorgan Chase Bank, N.A.
500 Stanton Christiana Rd, NCC5
Newark, DE 19713-2107
Attention of Jane Dreisbach and Dan Lougheed

_____________ ____, 20___
Ladies and Gentlemen:
Reference is made to the Second Amended and Restated Credit Agreement dated as of March 29, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Tupperware Brands Corporation, a Delaware corporation (the “Parent Borrower”), Tupperware Nederland B.V. (formerly known as Tupperware International Holdings B.V.), Administradora Dart, S. de R.L. de C.V., Tupperware Brands Asia Pacific Pte. Ltd., the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. Capitalized terms used herein, not otherwise defined herein are used herein as defined in the Credit Agreement.
The Parent Borrower hereby gives notice, irrevocably, pursuant to Section 2.07 of the Credit Agreement that it elects to [continue the Revolving Borrowing identified below, or a portion thereof as described below] [convert the Revolving Borrowing identified below, or a portion thereof as described below, to a different Type]1, and in that connection sets forth below the terms on which such [conversion] [continuation] is to be made. The applicable [Global Tranche] [Mexican Tranche] [Singaporean Tranche] Revolving Borrowing is in an aggregate principal amount of [US$][€][£][Mex$] [ ] and consists of [Global Tranche] [Mexican Tranche] [Singaporean Tranche] Revolving Loans that are [ABR Loans] [Eurocurrency Loans having an Interest Period ending on _____________ ____, 20___].

__________________
1 Available only if the applicable Revolving Borrowing is denominated in Dollars and made to the Parent Borrower.

C-1
[[NYCORP:3896360v10:03/28/2019--01:46 PM]]

(a)	The amount of the Revolving Borrowing to which this Interest Election Request applies:[2]
(b)	The effective date of the election (which is a Business Day):
(c)	Type of Revolving Borrowing following [conversion] [continuation]:	[[ABR] [TIIE][LIBOR][EURIBOR] Borrowing]
(d)	Interest Period and the last day thereof:[3]	[28 days] [[one] [two] week[s]] [[one] [two] [three] [six] month[s]]

TUPPERWARE BRANDS CORPORATION

By:	Name: Title:

__________________
2 If different options are being elected with respect to different portions of the applicable Revolving Borrowing, specify the portions thereof to be allocated to each resulting Revolving Borrowing and specify the information requested in clauses (b), (c) and (d) for each resulting Revolving Borrowing.
3 For TIIE, LIBOR and EURIBOR Borrowings only. Shall be subject to the definition of “Interest Period” in the Credit Agreement.

C-2
[[NYCORP:3896360v10:03/28/2019--01:46 PM]]

EXHIBIT D
[FORM OF] MEXICAN PROMISSORY NOTE
[See attached.]

[[NYCORP:3896360v10:03/28/2019--01:46 PM]]

PAGARÉ

MXN$[•].00

POR VALOR RECIBIDO, la suscrita Administradora Dart, S. de R.L. de C.V. (la “Suscriptora”), una sociedad de responsabilidad limitada de capital variable debidamente constituida y válidamente existente de conformidad con las leyes de los Estados Unidos Mexicanos (“México”), por el presente Pagaré promete incondicionalmente pagar a [•] (junto con sus sucesores y cesionarios, el “Acreedor”), la suma principal de MXN$[•].00 ([•] de pesos 00/100), moneda de curso legal de México (“Pesos”), cuyo monto deberá ser pagado en su totalidad a más tardar el [•] de marzo de 2024 (la “Fecha de Vencimiento”).

PROMISSORY NOTE

MXN$[•].00[1]

FOR VALUE RECEIVED, the undersigned Administradora Dart, S. de R.L. de C.V. (the “Borrower”), a sociedad de responsabilidad limitada de capital variable duly organized and validly existing under the laws of the United Mexican States (“Mexico”), by this Promissory Note unconditionally promises to pay to [•] (together with its successors or assigns, the “Lender”), the principal amount of MXN$[•].00 ([•] pesos 00/100), lawful currency of Mexico (“Pesos”), which amount shall be payable in full precisely on or prior March [•], 2024 (the “Maturity Date”).

La Suscriptora promete incondicionalmente pagar al Acreedor, en cada Fecha de Pago de Intereses (según dicho término se define más adelante), intereses ordinarios sobre la suerte principal insoluta de este Pagaré los cuales se causarán desde, e incluyendo, el primer día de cada Periodo de Intereses (según dicho término se define más adelante) hasta, pero excluyendo, el último día de dicho Periodo de Intereses, a una tasa anual igual a la Tasa de Interés Aplicable.

The Borrower unconditionally promises to pay to the Lender, on each Interest Payment Date (as such term is hereinafter defined), ordinary interest on the unpaid principal amount of this Promissory Note, which shall accrue from and including the first day of each Interest Period (as such term is hereinafter defined) to, but excluding, the last day of such Interest Period, at a rate per annum equal to the Applicable Interest Rate.

En caso de que la Fecha de Vencimiento ocurriera en un día distinto a un Día Hábil, entonces dicha Fecha de Vencimiento tendrá lugar en el Día Hábil inmediato anterior.	If the Maturity Date shall not be a Business Day, then such Maturity Date shall be the immediately preceding Business Day.

Según se utilizan en este Pagaré, los siguientes términos tienen los siguientes significados:	As used in this Promissory Note, the following terms have the meanings specified below:

__________________
1 Note: To be confirmed by the Administrative Agent prior to the date of issuance of the corresponding promissory note.

[[NYCORP:3896360v10:03/28/2019--01:46 PM]]

“Acreedor Calificado” significan acreedores, actuando a través de una sucursal o agencia, o un acreedor cuya oficina principal (a) es la última beneficiaria de los pagos hechos por la Suscriptora, (b) cumple con los requisitos previstos en el artículo 166, fracción I, párrafo (a), subsección 2 (o cualquier disposición subsecuente de dichas disposiciones) de la Ley del Impuesto sobre la Renta de México y entregue a la Suscriptora la información descrita en las reglas 3.18.19 y/o 3.18.20, según sea aplicable, de la Resolución Miscelánea Fiscal de México para 2018, la cual continúa vigente en 2019 (o cualquier disposición subsecuente en relación con lo anterior) y que cumpla con los requisitos previstos en la regla 3.18.19 y 3.18.20 de la Resolución Miscelánea Fiscal 2018, la cual continúa vigente en 2019, según sea modificada o publicada cada año (o cualquier disposición subsecuente), para aplicar las tasas de retención dispuestas para bancos extranjeros, bancos y entidades de financiamiento conforme a lo dispuesto en dichas disposiciones, (c) proporcione a la Suscriptora su certificado de residencia fiscal (o documento equivalente), (d) es un residente para efectos de impuestos de un país con el que México tiene celebrado un tratado para evitar la doble tributación que esté vigente y (e) cumple con los requisitos para la aplicación de las tasas de retención contenidas en dicho tratado para evitar la doble tributación.

“Qualified Lender” shall mean lenders, acting through a branch or agency, or a lender the principal office of which (a) is the beneficial owner of the payments made by the Borrower, (b) meets the requirements set forth under article 166, section I, paragraph (a), subsection 2 (or any successor provision thereof) of the Mexican Income Tax Law and delivers to the Borrower the information described in rules 3.18.19 and/or 3.18.20, as applicable, of the Resolución Miscelanea Fiscal of Mexico for 2018, which remains in force for 2019 (or any successor provision thereof) and meets the requirements contained in rule 3.18.19 and 3.18.20 of the 2018 Miscellaneous Tax Resolution (Resolución Miscelánea Fiscal), which remains in force for 2019, as amended or published each year (or any successor provision thereof), to claim the withholding rates provided for foreign banks, banks and financial entities as established therein, (c) provides the Borrower its tax residency certificate (or any equivalent document) (d) is a resident for tax purposes of a country with which Mexico has entered into a treaty for the avoidance of double taxation that is in effect and (e) meets the requirements for the application of the withholding rates contained in such treaty for the avoidance of double taxation.

“Agente Administrativo” significa JPMorgan Chase Bank, N.A., como agente administrativo del Acreedor, junto con sus sucesores y cesionarios en dicho carácter.	“Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lender, together with its successors and assignees in such capacity.

“Autoridad Gubernamental” significa el gobierno de los Estados Unidos, cualquier otra nación o subdivisión política del mismo, ya sea estatal o local, y cualquier agencia, autoridad, instrumento, organismo regulador, tribunal, banco central u otra entidad que ejerza poderes o funciones ejecutivas,

“Governmental Authority” means the government of the United States, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing,

[[NYCORP:3896360v10:03/28/2019--01:46 PM]]

 legislativas, judiciales, tributarias, regulatorias o administrativas de dicho gobierno o que pertenezcan al mismo (incluyendo cualquier organismo supranacional que ejerza tales poderes o funciones, como la Unión Europea o el Banco Central Europeo).

 regulatory or administrative powers or functions of or pertaining to said government (including any supra-national body exercising such powers or functions, such as the European Union or the European Central Bank).

“Día Hábil” significa cualquier día que no sea sábado, domingo u otro día en que los bancos comerciales en la ciudad de Nueva York y en la Ciudad de México estén autorizados u obligados por ley a permanecer cerrados; en el entendido, que el término “Día Hábil” también excluye cualquier día en que los bancos no estén abiertos para llevar a cabo operaciones comerciales en la Ciudad de México, México.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City and in Mexico City are authorized or required by law to remain closed; provided that the term “Business Day” shall also exclude any day on which banks are not open for general business in Mexico City, Mexico.

“Fecha de Pago de Intereses” significa el último día de cada Periodo de Interés correspondiente.	“Interest Payment Date” means the last day of each relevant Interest Period.

“Hora Local” significa la hora de Londres.	“Local Time” means the London time.

“Impuestos” significa todos y cada uno de los impuestos, gravámenes, tributos, impuestos aduanales, deducciones, retenciones, liquidaciones de impuestos, derechos, u otros cargos, presentes o futuros, impuestos por cualquier Autoridad Gubernamental, incluyendo intereses, actualizaciones multas y recargos aplicables.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges, imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Impuestos Indemnizados” significa (a) Impuestos, distintos de los Impuestos Excluidos, aplicados sobre o con respecto a cualquier pago realizado por o a cuenta de la Suscriptora bajo el presente Pagaré y (b) Otros Impuestos.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of the Borrower under this Promissory Note and (b) Other Taxes.

“Impuestos Excluidos” significa cualquiera de los siguientes Impuestos atribuibles a o en relación con el Acreedor o cualquier receptor de pagos conforme al presente Pagaré o que requiera ser retenido o deducido de un pago al Acreedor o cualquier receptor de pagos conforme al presente Pagaré, (a) Impuestos atribuibles a o calculados por ingreso neto (como quiera que se denominen), Impuestos

“Excluded Taxes” means any of the following Taxes imposed on or with respect to the Lender or any a recipient of payments under this Promissory Note or required to be withheld or deducted from a payment to the Lender or any recipient of payments under this Promissory Note, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch

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sobre franquicia, e Impuestos sobre utilidades de sucursales, en cada caso, (i) impuesto como resultado de que el Acreedor o receptor esté constituido bajo las leyes de, o tiene su lugar principal de negocios o, en caso del Acreedor, su oficina de préstamos aplicable ubicada en, la jurisdicción que impone dicho Impuesto (o cualesquier subdivisión política de la misma) o (ii) que sean considerados Otros Impuestos Conexos, (b) Impuestos atribuibles al incumplimiento del Acreedor o dicho receptor de (i) entregar a la Suscriptora y al Agente Administrativo, en el momento o momentos razonablemente solicitados por la Suscriptora o el Agente Administrativo, la documentación completa y debidamente firmada de conformidad con la ley aplicable, o que razonablemente haya sido solicitada por la Suscriptora o por el Agente Administrativo, que sustente que dichos pagos se efectúen sin retención o a una tasa de retención reducida; (ii) entregar cualquier otra documentación de conformidad con la ley aplicable o que razonablemente sea solicitada por la Suscriptora o el Agente Administrativo que permita a la Suscriptora o al Agente Administrativo determinar la tasa de retención aplicable, ya sea que el Acreedor esté o no sujeto a requisitos de retenciones adicionales o de reporteo de información; o (iii) actualizar cualquier formulario o certificación entregada previamente de conformidad con los incisos (i) y (ii) inmediatos anteriores después de tener conocimiento de que dicha certificación ha expirado, se ha vuelto obsoleta o inexacta en cualquier aspecto, o notificar a la Suscriptora y al Agente Administrativo por escrito de la imposibilidad legal para hacerlo, (c) cualquier Impuesto de retención de conformidad con FATCA, y (d) cualquier Impuesto aplicable en México sobre los montos pagaderos conforme al presente Pagaré que se deba retener a o a cuenta de cualquier Acreedor en exceso de los Impuestos aplicables que se deban retener que se habrían impuesto si dicho Acreedor fuera considerado como un Acreedor Calificado en la fecha del pago.

profits Taxes, in each case, (i) imposed as a result of the Lender or recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) Taxes attributable to the Lender’s or recipient’s failure (i) to deliver to the Borrower and to the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding; (ii) deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine the applicable withholding tax rate whether or not the Lender is subject to backup withholding or information reporting requirements; or (iii) update any form or certification previously delivered pursuant to (i) and (ii) above promptly after becoming aware that such certification has expired, become obsolete or inaccurate in any respect, or notify the Borrower and the Administrative Agent in writing of its legal inability to do so, (c) any U.S. federal withholding Taxes imposed under FATCA, and (d) any Mexican withholding Taxes imposed on amounts payable under this Promissory Note to or for the account of any Lender in excess of the withholding Taxes that would have been imposed had such Lender been a Qualified Lender at the time of payment.

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“FATCA” significa las Secciones 1471 a 1474 del Código Fiscal (Internal Revenue Code of 1986), según seá modificado (el “Código”), en esta fecha (o cualquier versión modificada o subsecuente que sea substancialmente comparable y no materialmente más onerosa de cumplir), cualquier regulación o interpretación oficial presente o futura de las mismos, así como cualesquier convenios celebrados conforme a la Sección 1471(b)(1) del Código y cualesquier convenio intergubernamental, celebrado en relación con la implementación de dichas Secciones del Código.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code of 1986, as amended (the “Code”), as of the date of this Promissory Note (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, and any agreement entered into pursuant to Section 1471(b)(1) of the Code and any intergovernmental agreements entered into in connection with the implementation of such Sections of the Code.

“Margen Aplicable” significa [•]%.	“Applicable Margin” means [•]%.[2]

“Otros Impuestos” significa cualquier impuesto del timbre, judicial, documental, intangible, de registro, de presentación o Impuestos especiales similares o sobre bienes, presentes o futuros, que surjan de cualquier pago realizado bajo, de la suscripción, entrega, cumplimiento, ejecución o inscripción de, o registro, recibo o perfeccionamiento de una garantía en virtud de o de cualquier otro modo relacionada con este Pagaré, excepto cualquier otro Impuesto que sea Otro Impuesto Conexo impuesto con motivo de una cesión.

“Other Taxes” means any present or future stamp, court, documentary, intangible, recording, filing or similar excise or property Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, or from the registration, receipt or perfection of a security interest under, or otherwise with respect to, this Promissory Note, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Otros Impuestos Conexos” significa, con respecto al Acreedor o cualquier receptor de pagos conforme al presente Pagaré, los Impuestos aplicados como resultado de una conexión actual o anterior entre el Acreedor o cualquier tenedor o receptor con la jurisdicción que impone dichos Impuestos (que no sea una conexión que surja con motivo de que el Acreedor o dicho receptor haya ejecutado, entregado, se haya convertido en parte, haya cumplido con sus obligaciones, haya recibido pagos, recibido o perfeccionado una garantía en virtud de este Pagaré o haya participado en cualquier otra transacción en relación con este Pagaré, haya ejecutado este Pagaré, o que haya vendido o cedido una participación en este Pagaré).

“Other Connection Taxes” means, with respect to the Lender or any recipient of payments under this Promissory Note, Taxes imposed as a result of a present or former connection between such the Lender or such recipient and the jurisdiction imposing such Taxes (other than a connection arising from the Lender or such recipient having executed, delivered, enforced, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to, or enforced, this Promissory Note, or sold or assigned an interest in this Promissory Note).

__________________
2 Note: To be confirmed by the Administrative Agent prior to the date of issuance of the corresponding promissory note.

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[“Periodo de Interés” significa, (i) en el caso del Primer Periodo de Intereses, inicialmente el período que comience en (incluyendo) la fecha de suscripción del presente Pagaré y que termine (excluyendo) el día 28 posterior, y (ii) en el caso de cada uno de los Períodos de Intereses subsecuentes, el período que comience el día siguiente del último día del Período de Intereses inmediato anterior y que termine el día 28 posterior; en el entendido, que (a) en caso de que algún Período de Intereses termine en una fecha que no sea un Día Hábil, la duración de dicho Período de Intereses se ampliará de forma que termine en el Día Hábil inmediato siguiente, y (b) cualquier Periodo de Intereses que en su caso terminara con posterioridad a la Fecha de Vencimiento se entenderá que termina precisamente en dicha Fecha de Vencimiento.]

[“Interest Period” means (i) in the case of the first Interest Period, initially the period commencing on the date of this Promissory Note and ending 28 days thereafter, and (ii) in the case of every Interest Period thereafter, the period commencing on succeeding day of the immediately preceding Interest Period and ending 28 days thereafter; provided that, (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day, and (b) any Interest Period that would otherwise end after the Maturity Date shall instead end on the Maturity Date.][3]

“Tasa de Interés Aplicable” significa la Tasa TIIE más el Margen Aplicable.	“Applicable Interest Rate” mean the TIIE Rate plus the Applicable Margin.

“Tasa TIIE” significa, para cualquier Período de Interés, la Tasa de Interés Interbancaria de Equilibrio (a) a un plazo de 28 días o (b) cualquier otro período publicado que sea lo más cercano a 28 días, según lo determine el Agente Administrativo, todo ello publicado por el Banco de México, el banco central de México, en el Diario Oficial de la Federación el Día Hábil que ocurra un Día Hábil anterior al primer día de dicho Período de Interés; en el entendido, que en caso de que la Tasa TIIE determinada según lo dispuesto anteriormente, sea inferior a cero, se considerará que la Tasa TIIE es igual a cero.

“TIIE Rate” means, for any Interest Period, the Interbank Equilibrium Interest Rate (Tasa de Interés Interbancaria de Equilibrio) (a) for a term of 28 days or (b) such other period so published as is most nearly equal to 28 days, as determined by the Administrative Agent, all as published by Banco de México, the central bank of Mexico, in the Diario Oficial de la Federación on the Business Day that is one Business Day prior to the first day of such Interest Period; provided, that if the TIIE Rate, determined as provided above, would be less than zero, the TIIE Rate shall be deemed to be zero.

__________________
3 Note: To be confirmed by the Administrative Agent prior to the date of issuance of the corresponding promissory note.

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La suerte principal insoluta de este Pagaré se tendrá por vencida anticipadamente (i) en la fecha en que la Suscriptora incumpla con el pago puntual de cualquier cantidad de principal pagadera conforme al mismo, o (ii) en la fecha que corresponda al quinto Día Hábil siguiente a la fecha en que la Suscriptora incumpla con el pago puntual de cualquier cantidad de intereses, comisiones o cualquier otro monto adeudado (diverso a principal) a su vencimiento si dicho pago no se ha realizado a más tardar en dicho quinto Día Hábil. Sin perjuicio de lo anterior, la Suscriptora promete incondicionalmente pagar al Acreedor, a la vista, intereses moratorios sobre toda cantidad vencida bajo el presente Pagaré y no pagada, por los días que efectivamente transcurran desde la fecha de su vencimiento y hasta su pago total, a una tasa anual igual a la Tasa de Interés Aplicable más 2%.

The unpaid principal balance of this Promissory Note shall become forthwith due and payable (i) on the date on which the Borrower first fails to make any payment of principal hereunder when due, or (ii) on the date falling on the fifth Business Day after the date on which the Borrower first fails to make any payment hereunder of interest, fees or any other amount whatsoever (other than principal) when due if such payment is not made on or prior to such fifth Business Day. Without prejudice to the foregoing, the Borrower unconditionally promises to pay to the Lender, on demand, default interest on any amount past due hereunder, for every day actually elapsed from the due date through the date payment is made in full, at a rate per annum equal to the Applicable Interest Rate plus 2% .

Los intereses ordinarios y moratorios devengados conforme al presente Pagaré, serán calculados sobre la base de los días efectivamente transcurridos durante un año de 360 (trescientos sesenta) días.	Ordinary and default interest hereunder shall be computed on the basis of the actual number of days elapsed over a year of 360 (three hundred and sixty) days.

Todos los pagos que deba hacer la Suscriptora conforme a este Pagaré, ya sea por concepto de principal, interés, comisiones o por cualquier otro concepto, serán efectuados antes de las 12:00 p.m. Hora Local, en las fechas de pago previstas en el presente Pagaré, en Pesos y en fondos inmediatamente disponibles sin compensaciones o reconvenciones, a la cuenta siguiente:

All payments to be made by the Borrower hereunder whether on account of principal, interest, fees or otherwise shall be made prior to 12:00 noon Local Time on the due dates specified in this Promissory Note, in Pesos and in immediately available funds without set-off or counterclaim, to the following account:

JPMorgan Chase Bank, N.A. Cuenta No. [•] Nombre de Cuenta: [•] ABA: [•] Código SWIFT: [•] Referencia: [•]	JPMorgan Chase Bank, N.A. Account No. [•] Account Name: [•] ABA: [•] SWIFT Code: [•] Reference: [•]

, o cualquier otra cuenta que el Agente Administrativo le comunique previamente por escrito a la Suscriptora; en el entendido, que la Suscriptora podrá pagar cualesquier cantidades adeudadas bajo el presente pagaré en el domicilio del Agente Administrativo ubicado en [•], o cualquier otro domicilio que el Agente le notifique de tiempo en tiempo a la Suscriptora.

, or such other account as the Administrative Agent shall previously communicate to the Borrower in writing; in the understanding, that the Borrower may pay any amounts due under this Promissory Note at the address of the Administrative Agent located at [•], or any such other address as the Agent may from time to time notify to the Borrower.

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La Suscriptora promete pagar a la vista, en la misma forma y fondos, todos los costos y gastos en que incurra el tenedor de este Pagaré derivados de la ejecución del mismo, incluyendo honorarios legales.
The Borrower promises to pay on demand, in like manner and funds, all costs and expenses incurred by the holder hereof in connection with the enforcement of this Promissory Note, including legal fees.

La Suscriptora extiende el plazo para la presentación para pago de este Pagaré hasta el día [[•] de marzo de 2025], de conformidad con el Artículo 128 de la Ley General de Títulos y Operaciones de Crédito; en el entendido, que dicha extensión no precluye que este Pagaré pueda ser presentado para su pago en cualquier momento anterior a dicha fecha, en los términos previstos en el presente Pagaré.

The Borrower hereby extends the period of presentment for payment of this Promissory Note until [March [•], 2025][4], in accordance with Article 128 of the Mexican General Law of Negotiable Instruments and Credit Transactions; provided, however, that such extension does not preclude presentment for payment of this Promissory Note at any time prior to such date, in the terms set forth in this Promissory Note.

Cada pago efectuado por o a cuenta de la Suscriptora conforme a este Pagaré se efectuará sin retención de ningún Impuesto, a menos que dicha retención sea requerida por alguna ley. Si la Suscriptora debe retener cualquier Impuesto, entonces la Suscriptora podrá retenerlos y pagará a tiempo la cantidad total de dichos Impuestos retenidos a la Autoridad Gubernamental competente de conformidad con la ley aplicable; en el entendido, que si dichos Impuestos son Impuestos Indemnizados, entonces el monto a pagar por la Suscriptora al Acreedor o cualquier tenedor o receptor de pagos bajo este Pagaré se incrementará según sea necesario, de manera que, neto de dicha retención, el Acreedor o cualquier otro tenedor o receptor de pagos conforme al presente Pagaré reciba el monto que habría recibido si no se hubiera efectuado dicha retención.

Each payment by or on account of the Borrower under this Promissory Note shall be made without withholding for any Taxes, unless such withholding is required by any law. If the Borrower shall withhold any Taxes, then the Borrower may so withhold and shall timely pay the full amount of withheld Taxes to the relevant Governmental Authority in accordance with applicable law; provided that, if such Taxes are Indemnified Taxes, then the amount payable by the Borrower to the Lender or any recipient of payments under this Promissory Note shall be increased as necessary so that, net of such withholding, the Lender or recipient receives the amount it would have received had no such withholding been made.

Para todo lo relacionado con este Pagaré, la Suscriptora designa como su domicilio el ubicado en [•].	For everything related to this Promissory Note, the Borrower designates the following as its domicile [•].

__________________
4 Note: To include the relevant date that is 1 year after the signature date.

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Este Pagaré se regirá por, e interpretará de acuerdo con, las leyes de México, en el entendido, que en relación con cualquier acción o procedimiento legal (distinto de una acción para ejecutar una sentencia dictada en otra jurisdicción) entablado en relación con este Pagaré, ante los tribunales competentes del Estado de Nueva York ubicados en el Condado de Nueva York, Estado de Nueva York, Estados Unidos de América o el tribunal de los Estados Unidos de América para el Distrito Sur de Nueva York, Estado de Nueva York, Estados Unidos de América este Pagaré será considerado como suscrito conforme a las leyes del Estado de Nueva York, Estados Unidos de América, y para dichos propósitos será regido por, e interpretado de conformidad con, las leyes del Estado de Nueva York, Estados Unidos de América.

This Promissory Note shall be governed by, and construed in accordance with, the laws of Mexico; provided, that in connection with any legal action or proceeding (other than an action to enforce a judgment obtained in another jurisdiction) brought in respect of this Promissory Note, in the competent courts of the State of New York located in New York County, State or New York, United States of America and the United States of America District Court of the Southern District of New York, State of New York, United States of America this Promissory Note shall be deemed to be made under the laws of the State of New York, United States of America, and for such purposes shall be governed by, and construed in accordance with, the laws of the State of New York, United States of America.

La Suscriptora y el tenedor de este Pagaré se someten expresa e irrevocablemente a la jurisdicción de (a) los tribunales competentes de la Ciudad de México, México, y (b) los tribunales competentes del Estado de Nueva York, ubicados en el Condado de Nueva York, Estado de Nueva York, Estados Unidos de América o el tribunal de los Estados Unidos de América para el Distrito Sur de Nueva York, Estados Unidos de América a elección de la parte que inicie la acción, en cualquier acción o procedimiento que surja como consecuencia de o en relación con este Pagaré, o para el reconocimiento o ejecución de cualquier sentencia. Cada una de la Suscriptora y el tenedor de este Pagaré en este acto renuncian, de manera expresa e irrevocable, a cualquier otra jurisdicción que pudiere corresponderles en razón de sus domicilios presentes o futuros o por cualquier otro motivo.

Each of the Borrower and the holder of this Promissory Note expressly and irrevocably submits to the jurisdiction of (a) the competent courts of Mexico City, Mexico, and (b) the competent courts of the State of New York located in New York County, State of New York, United States of America and of the United States of America District Court of the Southern District of New York, United States of America at the election of the party initiating the action, in any action or proceeding arising out of or relating to this Promissory Note, or for recognition or enforcement of any judgment. Each of the Borrower and the holder of this Promissory Note hereby expressly and irrevocably waives its rights to any other jurisdiction to which it may now or hereafter be entitled to by reason of its present or any future domicile or for any other reason.

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Este Pagaré se suscribe en español y en inglés, siendo ambas versiones obligatorias para la Suscriptora, las cuales constituyen uno y el mismo Pagaré, en el entendido, que en caso de duda en cuanto a la interpretación de este Pagaré, la versión en español será la que prevalezca en caso de cualquier acción, demanda o procedimiento ante tribunales ubicados en México o en cualquier otro lugar donde el idioma oficial sea el español, y en caso de cualquier acción o demanda en los Estados Unidos de América, la versión en inglés será la que prevalezca.

This Promissory Note is executed in both the Spanish and English languages, both versions of which shall be binding for the Borrower and shall constitute one and the same Promissory Note, provided, that in the event of doubt as to the interpretation of this Promissory Note, the Spanish version shall prevail in the case of any action, suit or proceeding before courts located in Mexico or in any other place where the official language is Spanish, and the English version shall prevail in the case of any action or proceeding in the United States of America.

La Suscriptora por el presente, renuncia expresa e irrevocablemente a cualquier requisito de diligencia, presentación, demanda, protesto o notificación de cualquier clase. La Suscriptora se obliga a pagar los gastos de cobranza y honorarios de abogados en caso de incumplimiento en el pago oportuno de este Pagaré.

The Borrower hereby waives any requirement of diligence, presentment, demand, protest or notices of any kind whatsoever. The Borrower hereby binds itself to pay any costs of collection and attorney's fees in the case of default in the timely payment of this Promissory Note.

[Continúa hoja de firma]	[Signature page follows]

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Mexico City, Mexico, on ______________, _____, 2019
Ciudad de México, México, a ___ de ___________ de 2019

Administradora Dart, S. de R.L. de C.V.

Por / By: _______________________________
Nombre / Name:
Cargo / Title: Apoderado / Attorney-in-Fact

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PAGARÉ

E.U.A.$[•].00

POR VALOR RECIBIDO, la suscrita Administradora Dart, S. de R.L. de C.V. (la “Suscriptora”), una sociedad de responsabilidad limitada de capital variable debidamente constituida y válidamente existente de conformidad con las leyes de los Estados Unidos Mexicanos (“México”), por el presente Pagaré promete incondicionalmente pagar a [•] (junto con sus sucesores y cesionarios, el “Acreedor”), la suma principal de E.U.A.$[•].00 ([•] de dólares 00/100), moneda de curso legal de los Estados Unidos de América (“Dólares”), cuyo monto deberá ser pagado en su totalidad a más tardar el [•] de marzo de 2024 (la “Fecha de Vencimiento”).

PROMISSORY NOTE

U.S.$[•].00[5]

FOR VALUE RECEIVED, the undersigned Administradora Dart, S. de R.L. de C.V. (the “Borrower”), a sociedad de responsabilidad limitada de capital variable duly organized and validly existing under the laws of the United Mexican States (“Mexico”), by this Promissory Note unconditionally promises to pay to [•] (together with its successors or assigns, the “Lender”), the principal amount of U.S.$[•].00 ([•] dollars 00/100), lawful currency of the United States (“Dollars”), which amount shall be payable in full precisely on or prior March [•], 2024 (the “Maturity Date”).

La Suscriptora promete incondicionalmente pagar al Acreedor, en cada Fecha de Pago de Intereses (según dicho término se define más adelante), intereses ordinarios sobre la suerte principal insoluta de este Pagaré los cuales se causarán desde, e incluyendo, el primer día de cada Periodo de Intereses (según dicho término se define más adelante) hasta, pero excluyendo, el último día de dicho Periodo de Intereses, a una tasa anual igual a la Tasa de Interés Aplicable.

The Borrower unconditionally promises to pay to the Lender, on each Interest Payment Date (as such term is hereinafter defined), ordinary interest on the unpaid principal amount of this Promissory Note, which shall accrue from and including the first day of each Interest Period (as such term is hereinafter defined) to, but excluding, the last day of such Interest Period, at a rate per annum equal to the Applicable Interest Rate.

En caso de que la Fecha de Vencimiento ocurriera en un día distinto a un Día Hábil, entonces dicha Fecha de Vencimiento tendrá lugar en el Día Hábil inmediato anterior.	If the Maturity Date shall not be a Business Day, then such Maturity Date shall be the immediately preceding Business Day.

Según se utilizan en este Pagaré, los siguientes términos tienen los siguientes significados:	As used in this Promissory Note, the following terms have the meanings specified below:

__________________
5 Note: To be confirmed by the Administrative Agent prior to the date of issuance of the corresponding promissory note.

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“Acreedor Calificado” significan acreedores, actuando a través de una sucursal o agencia, o un acreedor cuya oficina principal (a) es la última beneficiaria de los pagos hechos por la Suscriptora, (b) cumple con los requisitos previstos en el artículo 166, fracción I, párrafo (a), subsección 2 (o cualquier disposición subsecuente de dichas disposiciones) de la Ley del Impuesto sobre la Renta de México y entregue a la Suscriptora la información descrita en las reglas 3.18.19 y/o 3.18.20, según sea aplicable, de la Resolución Miscelánea Fiscal de México para 2018, la cual continúa vigente en 2019 (o cualquier disposición subsecuente en relación con lo anterior) y que cumpla con los requisitos previstos en la regla 3.18.19 y 3.18.20 de la Resolución Miscelánea Fiscal 2018, la cual continúa vigente en 2019, según sea modificada o publicada cada año (o cualquier disposición subsecuente), para aplicar las tasas de retención dispuestas para bancos extranjeros, bancos y entidades de financiamiento conforme a lo dispuesto en dichas disposiciones, (c) proporcione a la Suscriptora su certificado de residencia fiscal (o documento equivalente), (d) es un residente para efectos de impuestos de un país con el que México tiene celebrado un tratado para evitar la doble tributación que esté vigente y (e) cumple con los requisitos para la aplicación de las tasas de retención contenidas en dicho tratado para evitar la doble tributación.

“Qualified Lender” shall mean lenders, acting through a branch or agency, or a lender the principal office of which (a) is the beneficial owner of the payments made by the Borrower, (b) meets the requirements set forth under article 166, section I, paragraph (a), subsection 2 (or any successor provision thereof) of the Mexican Income Tax Law and delivers to the Borrower the information described in rules 3.18.19 and/or 3.18.20, as applicable, of the Resolución Miscelanea Fiscal of Mexico for 2018, which remains in force for 2019 (or any successor provision thereof) and meets the requirements contained in rule 3.18.19 and 3.18.20 of the 2018 Miscellaneous Tax Resolution (Resolución Miscelánea Fiscal), which remains in force for 2019, as amended or published each year (or any successor provision thereof), to claim the withholding rates provided for foreign banks, banks and financial entities as established therein, (c) provides the Borrower its tax residency certificate (or any equivalent document) (d) is a resident for tax purposes of a country with which Mexico has entered into a treaty for the avoidance of double taxation that is in effect and (e) meets the requirements for the application of the withholding rates contained in such treaty for the avoidance of double taxation.

“Agente Administrativo” significa JPMorgan Chase Bank, N.A., como agente administrativo del Acreedor, junto con sus sucesores y cesionarios en dicho carácter.	“Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lender, together with its successors and assignees in such capacity.

“Autoridad Gubernamental” significa el gobierno de los Estados Unidos, cualquier otra nación o subdivisión política del mismo, ya sea estatal o local, y cualquier agencia, autoridad, instrumento, organismo regulador, tribunal, banco central u otra entidad que ejerza poderes o funciones ejecutivas, legislativas, judiciales, tributarias, regulatorias o administrativas de dicho gobierno o que

“Governmental Authority” means the government of the United States, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to said

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pertenezcan al mismo (incluyendo cualquier organismo supranacional que ejerza tales poderes o funciones, como la Unión Europea o el Banco Central Europeo).	government (including any supra-national body exercising such powers or functions, such as the European Union or the European Central Bank).

“Día Hábil” significa cualquier día que no sea sábado, domingo u otro día en que los bancos comerciales en la ciudad de Nueva York y en la Ciudad de México estén autorizados u obligados por ley a permanecer cerrados; en el entendido, que el término “Día Hábil” también excluye cualquier día en que los bancos no estén abiertos para llevar a cabo operaciones de depósito en Dólares en el mercado interbancario de Londres.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City and in Mexico City are authorized or required by law to remain closed; provided, that the term “Business Day” shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market.

“Fecha de Pago de Intereses” significa el último día de cada Periodo de Interés aplicable correspondiente.	“Interest Payment Date” means the last day of the applicable Interest Period.

“Hora Local” significa la hora de la Ciudad de Nueva York, Estados Unidos de América.	“Local Time” means the New York City, United States of America time.

“Impuestos” significa todos y cada uno de los impuestos, gravámenes, tributos, impuestos aduanales, deducciones, retenciones, liquidaciones de impuestos, derechos, u otros cargos, presentes o futuros, impuestos por cualquier Autoridad Gubernamental, incluyendo intereses, actualizaciones multas y recargos aplicables.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges, imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Impuestos Indemnizados” significa (a) Impuestos, distintos de los Impuestos Excluidos, aplicados sobre o con respecto a cualquier pago realizado por o a cuenta de la Suscriptora bajo el presente Pagaré y (b) Otros Impuestos.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of the Borrower under this Promissory Note and (b) Other Taxes.

“Impuestos Excluidos” significa cualquiera de los siguientes Impuestos atribuibles a o en relación con el Acreedor o cualquier receptor de pagos conforme al presente Pagaré o que requiera ser retenido o deducido de un pago al Acreedor o cualquier receptor de pagos conforme al presente Pagaré, (a) Impuestos atribuibles a o calculados por ingreso neto (como quiera que se denominen), Impuestos

“Excluded Taxes” means any of the following Taxes imposed on or with respect to the Lender or any a recipient of payments under this Promissory Note or required to be withheld or deducted from a payment to the Lender or any recipient of payments under this Promissory Note, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch

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sobre franquicia, e Impuestos sobre utilidades de sucursales, en cada caso, (i) impuesto como resultado de que el Acreedor o receptor esté constituido bajo las leyes de, o tiene su lugar principal de negocios o, en caso del Acreedor, su oficina de préstamos aplicable ubicada en, la jurisdicción que impone dicho Impuesto (o cualesquier subdivisión política de la misma) o (ii) que sean considerados Otros Impuestos Conexos, (b) Impuestos atribuibles al incumplimiento del Acreedor o dicho receptor de (i) entregar a la Suscriptora y al Agente Administrativo, en el momento o momentos razonablemente solicitados por la Suscriptora o el Agente Administrativo, la documentación completa y debidamente firmada de conformidad con la ley aplicable, o que razonablemente haya sido solicitada por la Suscriptora o por el Agente Administrativo, que sustente que dichos pagos se efectúen sin retención o a una tasa de retención reducida; (ii) entregar cualquier otra documentación de conformidad con la ley aplicable o que razonablemente sea solicitada por la Suscriptora o el Agente Administrativo que permita a la Suscriptora o al Agente Administrativo determinar la tasa de retención aplicable, ya sea que el Acreedor esté o no sujeto a requisitos de retenciones adicionales o de reporteo de información; o (iii) actualizar cualquier formulario o certificación entregada previamente de conformidad con los incisos (i) y (ii) inmediatos anteriores después de tener conocimiento de que dicha certificación ha expirado, se ha vuelto obsoleta o inexacta en cualquier aspecto, o notificar a la Suscriptora y al Agente Administrativo por escrito de la imposibilidad legal para hacerlo, (c) cualquier Impuesto de retención de conformidad con FATCA, y (d) cualquier Impuesto aplicable en México sobre los montos pagaderos conforme al presente Pagaré que se deba retener a o a cuenta de cualquier Acreedor en exceso de los Impuestos aplicables que se deban retener que se habrían impuesto si dicho Acreedor fuera considerado como un Acreedor Calificado en la fecha del pago.

profits Taxes, in each case, (i) imposed as a result of the Lender or recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) Taxes attributable to the Lender’s or recipient’s failure (i) to deliver to the Borrower and to the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding; (ii) deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine the applicable withholding tax rate whether or not the Lender is subject to backup withholding or information reporting requirements; or (iii) update any form or certification previously delivered pursuant to (i) and (ii) above promptly after becoming aware that such certification has expired, become obsolete or inaccurate in any respect, or notify the Borrower and the Administrative Agent in writing of its legal inability to do so, (c) any U.S. federal withholding Taxes imposed under FATCA, and (d) any Mexican withholding Taxes imposed on amounts payable under this Promissory Note to or for the account of any Lender in excess of the withholding Taxes that would have been imposed had such Lender been a Qualified Lender at the time of payment.

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“FATCA” significa las Secciones 1471 a 1474 del Código Fiscal (Internal Revenue Code of 1986), según seá modificado (el “Código”), en esta fecha (o cualquier versión modificada o subsecuente que sea substancialmente comparable y no materialmente más onerosa de cumplir), cualquier regulación o interpretación oficial presente o futura de las mismos, así como cualesquier convenios celebrados conforme a la Sección 1471(b)(1) del Código y cualesquier convenio intergubernamental, celebrado en relación con la implementación de dichas Secciones del Código.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code of 1986, as amended (the “Code”), as of the date of this Promissory Note (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, and any agreement entered into pursuant to Section 1471(b)(1) of the Code and any intergovernmental agreements entered into in connection with the implementation of such Sections of the Code.

“Margen Aplicable” significa [•]%.	“Applicable Margin” means [•]%.[6]

“Otros Impuestos” significa cualquier impuesto del timbre, judicial, documental, intangible, de registro, de presentación o Impuestos especiales similares o sobre bienes, presentes o futuros, que surjan de cualquier pago realizado bajo, de la suscripción, entrega, cumplimiento, ejecución o inscripción de, o registro, recibo o perfeccionamiento de una garantía en virtud de o de cualquier otro modo relacionada con este Pagaré, excepto cualquier otro Impuesto que sea Otro Impuesto Conexo impuesto con motivo de una cesión.

“Other Taxes” means any present or future stamp, court, documentary, intangible, recording, filing or similar excise or property Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, or from the registration, receipt or perfection of a security interest under, or otherwise with respect to, this Promissory Note, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Otros Impuestos Conexos” significa, con respecto al Acreedor o cualquier receptor de pagos conforme al presente Pagaré, los Impuestos aplicados como resultado de una conexión actual o anterior entre el Acreedor o cualquier tenedor o receptor con la jurisdicción que impone dichos Impuestos (que no sea una conexión que surja con motivo de que el Acreedor o dicho receptor haya ejecutado, entregado, se haya convertido en parte, haya cumplido con sus obligaciones, haya recibido pagos, recibido o perfeccionado una garantía en virtud de este Pagaré o haya participado en cualquier otra transacción en relación con este Pagaré, haya ejecutado este Pagaré, o que haya vendido o cedido una participación en este Pagaré).

“Other Connection Taxes” means, with respect to the Lender or any recipient of payments under this Promissory Note, Taxes imposed as a result of a present or former connection between such the Lender or such recipient and the jurisdiction imposing such Taxes (other than a connection arising from the Lender or such recipient having executed, delivered, enforced, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to, or enforced, this Promissory Note, or sold or assigned an interest in this Promissory Note).

__________________
6 Note: To be confirmed by the Administrative Agent prior to the date of issuance of the corresponding promissory note.

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[“Periodo de Interés” significa (i) en relación con el primer Periodo de Intereses, el periodo que comienza en la fecha de suscripción del presente Pagaré y que termina en (pero excluyendo) el día numéricamente correspondiente en el mes calendario que es seis meses después, y (ii) en el caso de cada uno de los Periodos de Intereses subsecuentes, el periodo que comience en (e incluyendo) la fecha que sea seis meses después; en el entendido, que (a) en caso de que algún Período de Intereses termine en una fecha que no sea un Día Hábil, la duración de dicho Período de Intereses se ampliará de forma que termine en el Día Hábil inmediato siguiente, y (b) cualquier Periodo de Intereses que en su caso terminara con posterioridad a la Fecha de Vencimiento se entenderá que termina precisamente en dicha Fecha de Vencimiento.]

[“Interest Period” means (i) with respect to the first Interest Period, the period commencing on the date of this Promissory Note and ending (but excluding) on the numerically corresponding day in the calendar month that is six months thereafter, and (ii) thereafter, each period commencing on (an including) the date that is six months thereafter; provided that, (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day, and (b) any Interest Period that would otherwise end after the Maturity Date shall instead end on the Maturity Date.][7]

“Tasa de Interés Aplicable” significa la Tasa LIBO Ajustada más el Margen Aplicable.	“Applicable Interest Rate” mean the Adjusted LIBO Rate plus the Applicable Margin.

“Tasa LIBO” significa para cualquier Período de Interés, la Tasa de Pantalla aplicable a partir del Momento Especificado en la Día de Cotización.	“LIBO Rate” means for any Interest Period, the applicable Screen Rate as of the Specified Time on the Quotation Day.

“Tasa LIBO Ajustada” significa para cualquier Período de Interés, una tasa de interés anual (redondeada a la alza, si es necesario, al siguiente 1/100 del 1%) igual a (a) la Tasa LIBO para dicho Período de Interés multiplicada por (b) la Tasa de Reserva Legal.

“Adjusted LIBO Rate” means for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Tasa Legal de la Reserva” significa una fracción (expresada en decimales) cuyo numerador es el número uno y cuyo	“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator

__________________

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7 Note: To be confirmed by the Administrative Agent prior to the date of issuance of the corresponding promissory note.

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denominador es el número uno menos el total del porcentaje máximo de reservas (incluidas las reservas marginales, especiales, de emergencia o suplementarias) expresado en decimales establecidos por el Consejo de Gobernadores de la Reserva Federal de los Estados Unidos de América (Board of Governors of the Federal Reserve System of the United States of America) a los que está sujeto el Agente Administrativo para el otorgamiento de créditos en moneda europea (en la actualidad denominados “Eurocurrency Liabilities” en la “Regulation D” de dicho Consejo de Gobernadores del Sistema de Reserva Federal de los Estados Unidos de América). Dichos porcentajes de reserva incluirán aquellos establecidos de conformidad con dichoa “Regulation D”. La Tasa Legal de la Reserva se ajustará automáticamente en la fecha efectiva de cualquier cambio en cualquier porcentaje de reserva.

of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board of Governors of the Federal Reserve System of the United States of America to which the Administrative Agent is subject for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of such Board of Governors of the Federal Reserve System of the United States of America). Such reserve percentages shall include those imposed pursuant to such Regulation D. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Tasa de Pantalla” significa con respecto a la Tasa LIBO para cualquier Período de Interés, una tasa anual igual a la tasa interbancaria ofrecida en Londres administrada por la ICE Benchmark Administration (o cualquier otra persona que se haga cargo de la administración de dicha tasa) para depósitos en la moneda aplicable (para ser entregados el primer día de dicho Período de Interés) con un plazo equivalente al período relevante que aparece en la página de pantalla de Reuters que muestra dicha tasa (actualmente LIBOR01 o LIBOR02) (o, en el caso de que dicha tasa no aparezca en una página de la pantalla de Reuters, en la página correspondiente de cualquier otro servicio de información que publique la tasa seleccionada por el Agente Administrativo de tiempo en tiempo a su entera discreción, en consulta con la Suscriptora); en el entendido, que (i) si, respecto de cualquier divisa, no se dispone de ningún tipo de Tasa de Pantalla para un período en particular en ese momento, pero sí se dispone de Tasas de Pantalla para vencimientos tanto más largos como más cortos que ese período en ese momento, la Tasa de Pantalla para ese período será la Tasa de Pantalla Interpolada a partir de ese momento y (ii) si la Tasa de Pantalla,

“Screen Rate” means in respect of the LIBO Rate for any Interest Period, a rate per annum equal to the London interbank offered rate as administered by the ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for deposits in the applicable currency (for delivery on the first day of such Interest Period) with a term equivalent to the relevant period as displayed on the Reuters screen page that displays such rate (currently LIBOR01 or LIBOR02) (or, in the event such rate does not appear on a page of the Reuters screen, on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion, in consultation with the Borrower); provided that (i) if, as to any currency, no Screen Rate shall be available for a particular period at such time but Screen Rates shall be available for maturities both longer and shorter than such period at such time, than the Screen Rate for such period shall be the Interpolated Screen Rate as of such time and (ii) if the Screen Rate, determined as provided above, would be less than zero, the Screen Rate shall be deemed to be zero.

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determinada de acuerdo con lo dispuesto anteriormente, es inferior a cero, se considerará que la Tasa de Pantalla es igual a cero.

“Tasa de Pantalla Interpolada” significa una tasa anual (redondeada al mismo número de decimales que la Tasa de Pantalla aplicable) determinada por el Agente Administrativo (cuya determinación será concluyente y vinculante en ausencia de error manifiesto) igual a la tasa que resulta de la interpolación lineal entre: (a) la Tasa de Pantalla aplicable para el vencimiento más largo para el cual se dispone de una Tasa de Pantalla) que sea más corta que el período aplicable; y (b) la Tasa de Pantalla para el vencimiento más corto para el cual se dispone de una Tasa de Pantalla que sea más larga que el período aplicable, en cada caso, a partir del momento en que la Tasa de Pantalla Interpolada deba determinarse de otra manera de conformidad con el presente Pagaré; en el entendido de que la Tasa de Pantalla Interpolada no será en ningún caso inferior a cero.

“Interpolated Screen Rate” means a rate per annum (rounded to the same number of decimal places as the applicable Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the applicable Screen Rate for the longest maturity for which a Screen Rate is available) that is shorter than the applicable period; and (b) the Screen Rate for the shortest maturity for which a Screen Rate is available that is longer than the applicable period, in each case, as of the time the Interpolated Screen Rate is otherwise required to be determined in accordance with this Promissory Note; provided that the Interpolated Screen Rate shall in no event be less than zero.

“Día de Cotización” significa el día que sea dos Días Hábiles anteriores al primer día de dicho Período de Interés.	“Quotation Day” means the day that is two Business Days prior to the first day of such Interest Period.

“Momento Especificado” significa las 11:00 a.m., hora de Londres.	“Specified Time” means 11:00 a.m., London time.

La suerte principal insoluta de este Pagaré se tendrá por vencida anticipadamente (i) en la fecha en que la Suscriptora incumpla con el pago puntual de cualquier cantidad de principal pagadera conforme al mismo, o (ii) en la fecha que corresponda al quinto Día Hábil siguiente a la fecha en que la Suscriptora incumpla con el pago puntual de cualquier cantidad de intereses, comisiones o cualquier otro monto adeudado (diverso a principal) a su vencimiento si dicho pago no se ha realizado a más tardar en dicho quinto Día Hábil. Sin perjuicio de lo anterior, la Suscriptora promete incondicionalmente pagar al Acreedor, a la vista, intereses moratorios sobre toda cantidad vencida bajo el presente Pagaré y no pagada, por los días que efectivamente transcurran desde la fecha de su

The unpaid principal balance of this Promissory Note shall become forthwith due and payable (i) on the date on which the Borrower first fails to make any payment of principal hereunder when due, or (ii) on the date falling on the fifth Business Day after the date on which the Borrower first fails to make any payment hereunder of interest, fees or any other amount whatsoever (other than principal) when due if such payment is not made on or prior to such fifth Business Day. Without prejudice to the foregoing, the Borrower unconditionally promises to pay to the Lender, on demand, default interest on any amount past due hereunder, for every day actually elapsed from the due date through the date payment is made in full, at a rate per annum equal to the Applicable Interest Rate plus 2% .

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vencimiento y hasta su pago total, a una tasa anual igual a la Tasa de Interés Aplicable más 2%.	Interest Rate plus 2% .

Los intereses ordinarios y moratorios devengados conforme al presente Pagaré, serán calculados sobre la base de los días efectivamente transcurridos durante un año de 360 (trescientos sesenta) días.	Ordinary and default interest hereunder shall be computed on the basis of the actual number of days elapsed over a year of 360 (three hundred and sixty) days.

Todos los pagos que deba hacer la Suscriptora conforme a este Pagaré, ya sea por concepto de principal, interés, comisiones o por cualquier otro concepto, serán efectuados antes de las 12:00 p.m. Hora Local, en las fechas de pago previstas en el presente Pagaré, en Dólares y en fondos inmediatamente disponibles sin compensaciones o reconvenciones, a la cuenta siguiente:

All payments to be made by the Borrower hereunder whether on account of principal, interest, fees or otherwise shall be made prior to 12:00 noon Local Time on the due dates specified in this Promissory Note, in Dollars and in immediately available funds without set-off or counterclaim, to the following account:

JPMorgan Chase Bank, N.A. Cuenta No. [•] Nombre de Cuenta: [•] ABA: [•] Código SWIFT: [•] Referencia: [•]	JPMorgan Chase Bank, N.A. Account No. [•] Account Name: [•] ABA: [•] SWIFT Code: [•] Reference: [•]

, o cualquier otra cuenta que el Agente Administrativo le comunique previamente por escrito a la Suscriptora; en el entendido, que la Suscriptora podrá pagar cualesquier cantidades adeudadas bajo el presente pagaré en el domicilio del Agente Administrativo ubicado en [•], o cualquier otro domicilio que el Agente le notifique de tiempo en tiempo a la Suscriptora.

, or such other account as the Administrative Agent shall previously communicate to the Borrower in writing; in the understanding, that the Borrower may pay any amounts due under this Promissory Note at the address of the Administrative Agent located at [•], or any such other address as the Agent may from time to time notify to the Borrower.

La Suscriptora promete pagar a la vista, en la misma forma y fondos, todos los costos y gastos en que incurra el tenedor de este Pagaré derivados de la ejecución del mismo, incluyendo honorarios legales.
The Borrower promises to pay on demand, in like manner and funds, all costs and expenses incurred by the holder hereof in connection with the enforcement of this Promissory Note, including legal fees.

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La Suscriptora extiende el plazo para la presentación para pago de este Pagaré hasta el día [[•] de marzo de 2025], de conformidad con el Artículo 128 de la Ley General de Títulos y Operaciones de Crédito; en el entendido, que dicha extensión no precluye que este Pagaré pueda ser presentado para su pago en cualquier momento anterior a dicha fecha, en los términos previstos en el presente Pagaré.

The Borrower hereby extends the period of presentment for payment of this Promissory Note until [March [•], 2025][8], in accordance with Article 128 of the Mexican General Law of Negotiable Instruments and Credit Transactions; provided, however, that such extension does not preclude presentment for payment of this Promissory Note at any time prior to such date, in the terms set forth in this Promissory Note.

Cada pago efectuado por o a cuenta de la Suscriptora conforme a este Pagaré se efectuará sin retención de ningún Impuesto, a menos que dicha retención sea requerida por alguna ley. Si la Suscriptora debe retener cualquier Impuesto, entonces la Suscriptora podrá retenerlos y pagará a tiempo la cantidad total de dichos Impuestos retenidos a la Autoridad Gubernamental competente de conformidad con la ley aplicable; en el entendido, que si dichos Impuestos son Impuestos Indemnizados, entonces el monto a pagar por la Suscriptora al Acreedor o cualquier tenedor o receptor de pagos bajo este Pagaré se incrementará según sea necesario, de manera que, neto de dicha retención, el Acreedor o cualquier otro tenedor o receptor de pagos conforme al presente Pagaré reciba el monto que habría recibido si no se hubiera efectuado dicha retención.

Each payment by or on account of the Borrower under this Promissory Note shall be made without withholding for any Taxes, unless such withholding is required by any law. If the Borrower shall withhold any Taxes, then the Borrower may so withhold and shall timely pay the full amount of withheld Taxes to the relevant Governmental Authority in accordance with applicable law; provided that, if such Taxes are Indemnified Taxes, then the amount payable by the Borrower to the Lender or any recipient of payments under this Promissory Note shall be increased as necessary so that, net of such withholding, the Lender or recipient receives the amount it would have received had no such withholding been made.

Para todo lo relacionado con este Pagaré, la Suscriptora designa como su domicilio el ubicado en [•].	For everything related to this Promissory Note, the Borrower designates the following as its domicile [•].

Este Pagaré se regirá por, e interpretará de acuerdo con, las leyes de México, en el entendido, que en relación con cualquier acción o procedimiento legal (distinto de una acción para ejecutar una sentencia dictada en otra jurisdicción) entablado en relación con este Pagaré, ante los tribunales competentes del Estado de Nueva York ubicados en el

This Promissory Note shall be governed by, and construed in accordance with, the laws of Mexico; provided, that in connection with any legal action or proceeding (other than an action to enforce a judgment obtained in another jurisdiction) brought in respect of this Promissory Note, in the competent courts of the State of New York located in

__________________
8 Note: To include the relevant date that is 1 year after the signature date.

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Condado de Nueva York, Estado de Nueva York, Estados Unidos de América o el tribunal de los Estados Unidos de América para el Distrito Sur de Nueva York, Estado de Nueva York, Estados Unidos de América este Pagaré será considerado como suscrito conforme a las leyes del Estado de Nueva York, Estados Unidos de América, y para dichos propósitos será regido por, e interpretado de conformidad con, las leyes del Estado de Nueva York, Estados Unidos de América.

New York County, State or New York, United States of America and the United States of America District Court of the Southern District of New York, State of New York, United States of America this Promissory Note shall be deemed to be made under the laws of the State of New York, United States of America, and for such purposes shall be governed by, and construed in accordance with, the laws of the State of New York, United States of America.

La Suscriptora y el tenedor de este Pagaré se someten expresa e irrevocablemente a la jurisdicción de (a) los tribunales competentes de la Ciudad de México, México, y (b) los tribunales competentes del Estado de Nueva York, ubicados en el Condado de Nueva York, Estado de Nueva York, Estados Unidos de América o el tribunal de los Estados Unidos de América para el Distrito Sur de Nueva York, Estados Unidos de América a elección de la parte que inicie la acción, en cualquier acción o procedimiento que surja como consecuencia de o en relación con este Pagaré, o para el reconocimiento o ejecución de cualquier sentencia. Cada una de la Suscriptora y el tenedor de este Pagaré en este acto renuncian, de manera expresa e irrevocable, a cualquier otra jurisdicción que pudiere corresponderles en razón de sus domicilios presentes o futuros o por cualquier otro motivo.

Each of the Borrower and the holder of this Promissory Note expressly and irrevocably submits to the jurisdiction of (a) the competent courts of Mexico City, Mexico, and (b) the competent courts of the State of New York located in New York County, State of New York, United States of America and of the United States of America District Court of the Southern District of New York, United States of America at the election of the party initiating the action, in any action or proceeding arising out of or relating to this Promissory Note, or for recognition or enforcement of any judgment. Each of the Borrower and the holder of this Promissory Note hereby expressly and irrevocably waives its rights to any other jurisdiction to which it may now or hereafter be entitled to by reason of its present or any future domicile or for any other reason.

Este Pagaré se suscribe en español y en inglés, siendo ambas versiones obligatorias para la Suscriptora, las cuales constituyen uno y el mismo Pagaré, en el entendido, que en caso de duda en cuanto a la interpretación de este Pagaré, la versión en español será la que prevalezca en caso de cualquier acción, demanda o procedimiento ante tribunales ubicados en México o en cualquier otro lugar donde el idioma oficial sea el español, y en caso de cualquier acción o demanda en los Estados Unidos de América, la versión en inglés será la que prevalezca.

This Promissory Note is executed in both the Spanish and English languages, both versions of which shall be binding for the Borrower and shall constitute one and the same Promissory Note, provided, that in the event of doubt as to the interpretation of this Promissory Note, the Spanish version shall prevail in the case of any action, suit or proceeding before courts located in Mexico or in any other place where the official language is Spanish, and the English version shall prevail in the case of any action or proceeding in the United States of America.

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La Suscriptora por el presente, renuncia expresa e irrevocablemente a cualquier requisito de diligencia, presentación, demanda, protesto o notificación de cualquier clase. La Suscriptora se obliga a pagar los gastos de cobranza y honorarios de abogados en caso de incumplimiento en el pago oportuno de este Pagaré.

The Borrower hereby waives any requirement of diligence, presentment, demand, protest or notices of any kind whatsoever. The Borrower hereby binds itself to pay any costs of collection and attorney's fees in the case of default in the timely payment of this Promissory Note.

[Continúa hoja de firma]	[Signature page follows]

[[NYCORP:3896360v10:03/28/2019--01:46 PM]]

Mexico City, Mexico, on ______________, _____, 2019
Ciudad de México, México, a ___ de ___________ de 2019

Administradora Dart, S. de R.L. de C.V.

Por / By: _______________________________
Nombre / Name:
Cargo / Title: Apoderado / Attorney-in-Fact

[[NYCORP:3896360v10:03/28/2019--01:46 PM]]

EXHIBIT E
[FORM OF] COMPLIANCE CERTIFICATE

JPMorgan Chase Bank, N.A.
500 Stanton Christiana Rd, NCC5
Newark, DE 19713-2107
Attention of Jane Dreisbach and Dan Lougheed

Financial Statement Date:__________
Reference is made to the Second Amended and Restated Credit Agreement dated as of March 29, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Tupperware Brands Corporation, a Delaware corporation (the “Parent Borrower”), Tupperware Nederland B.V. (formerly known as Tupperware International Holdings B.V.), Administradora Dart, S. de R.L. de C.V., Tupperware Brands Asia Pacific Pte. Ltd., the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. Capitalized terms used herein, not otherwise defined herein are used herein as defined in the Credit Agreement.
The undersigned Responsible Officer of the Parent Borrower hereby certifies as of the date hereof that he/she is the [ ] of the Parent Borrower, and that, as such, he/she is authorized to execute and deliver this Compliance Certificate on behalf of the Parent Borrower, and that:
[Use following paragraph 1 for fiscal year-end financial statements]
1.    Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 5.01(a) of the Credit Agreement for the fiscal year of the Parent Borrower ended as of the above date, together with the report and opinion of a Registered Public Accounting Firm of nationally recognized standing required by such Section.
[Use following paragraph 1 for fiscal quarter-end financial statements]
1.    Attached hereto as Schedule 1 are the unaudited financial statements required by Section 5.01(b) of the Credit Agreement for the fiscal quarter of the Parent Borrower ended as of the above date. Such financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of the Parent Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP as of the dates thereof and for the period covered thereby, subject only to normal year-end adjustments and the absence of footnotes.

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2.    The undersigned has reviewed and is familiar with the terms of the Credit Agreement and the other Loan Documents and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Parent Borrower and its Subsidiaries during the accounting period covered by the attached financial statements, and
[Select one, as appropriate:]
[to the best knowledge of the undersigned no Default has occurred and is continuing.]
--or-
[the following is a list of each Default that has occurred and is continuing and its nature and status:]
3.    The financial covenant analyses and information set forth on Schedule 2 attached hereto are true and accurate on and as of the date of this Certificate.
4.    [Schedule 3 attached hereto sets forth a true and complete listing of each Material Subsidiary and, if applicable, any calculations required to make such determinations.]1

__________________
1 Include only if a Non-Investment Grade Ratings Event has occurred.

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IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of ______________, __________.
TUPPERWARE BRANDS CORPORATION

By:	Name: Title:

[[NYCORP:3896360v10:03/28/2019--01:46 PM]]

SCHEDULE 1
to the Compliance Certificate
Financial Statements for the Fiscal [Quarter][Year] ended _______________(“Statement Date”)

[[NYCORP:3896360v10:03/28/2019--01:46 PM]]

SCHEDULE 2
to the Compliance Certificate
(US$ in 000’s)
I.    Section 6.07(a) – Consolidated Leverage Ratio

A.	Consolidated Funded Indebtedness at Statement Date

1. Outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Loans outstanding under the Credit Agreement) and all obligations evidenced by bonds, debentures, notes or other similar instruments:
US$__________
	2. All purchase money Indebtedness:	US$__________

3. All outstanding reimbursement obligations in respect of drawings made under letters of credit (including standby and commercial letters of credit constituting Indebtedness), bankers’ acceptances, bank guaranties and similar instruments:
US$__________
	4. All obligations to pay the deferred purchase price of property or services (other than any obligation in respect of an Employee Benefit Arrangement) to the extent it constitutes Indebtedness:	US$__________
	5. All Attributable Indebtedness:	US$__________
	6. All Guarantees with respect to outstanding Indebtedness of the types specified in Lines I.A.1 through I.A.5 above of Persons other than the Parent Borrower or any Subsidiary:	US$__________

7. All Indebtedness of the types referred to in Lines I.A.1 through I.A.6 above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Parent Borrower or a Subsidiary is a general partner or joint venturer to the extent that the Parent Borrower or such Subsidiary is legally liable therefor as a result of its ownership interest in such entity or is contractually liable therefor by operation of its charter or other governing documents, unless such Indebtedness is expressly made non-recourse to the Parent Borrower or such Subsidiary:
US$__________

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	8. Consolidated Funded Indebtedness (sum of Lines I.A.1 through I.A.7):	US$__________
B.	Consolidated EBITDA for four consecutive fiscal quarters ending on the Statement Date (“Measurement Period”)
	1. Consolidated Net Income (“CNI”) of the Parent Borrower and its Subsidiaries for Measurement Period:	US$__________
	2. To the extent deducted in CNI for Measurement Period, Consolidated Interest Charges:	US$__________
	3. To the extent deducted in CNI for Measurement Period, the provision for Federal, state, local and foreign income taxes payable (including franchise and similar taxes based on net income):	US$__________
	4. To the extent deducted in CNI for Measurement Period, depreciation expense:	US$__________
	5. To the extent deducted in CNI for Measurement Period, amortization expense:	US$__________

6. To the extent deducted in CNI for Measurement Period, extraordinary, unusual or non-recurring non-cash charges, expenses or losses (including, without duplication, non-cash reengineering and impairment charges and write-off of goodwill and intangibles) and non-cash charges for deferred tax asset valuation allowances:
US$__________
	7. To the extent deducted in CNI for Measurement Period, any non-cash impairment charges or asset write-off under ASC 350:	US$__________

8. To the extent deducted in CNI for Measurement Period, any non-cash expense realized or resulting from any employee benefit plans, post-employment benefit plans, deferred stock compensation plan or grants of stock appreciation or similar rights, stock options, restricted stock or other rights to officers, directors and employees of the Parent Borrower or any of its Subsidiaries:
US$__________

9. To the extent deducted in CNI for Measurement Period, any write-off of deferred costs incurred in connection with the Existing Credit Agreement and related interest rate Swap Contracts and any other losses arising from the early extinguishment of Indebtedness or obligations under Swap Contracts:
US$__________
	10. To the extent deducted in CNI for Measurement Period, non-cash losses or expenses resulting from fair-value accounting under Auditing Standards Update No. 133:	US$__________
	11. To the extent included in CNI for Measurement Period, Federal, state, local and foreign income tax credits:	US$__________
	12. Any amounts paid in cash during Measurement Period in respect of any non-cash charges, expenses or losses added back pursuant to Line I.B.6 above in any prior period:	US$__________

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	13. To the extent included in CNI for Measurement Period, all extraordinary, unusual or non-recurring non-cash items increasing CNI:	US$__________
	14. To the extent included in CNI for Measurement Period, gains arising from the early extinguishment of Indebtedness or obligations under Swap Contracts:	US$__________
	15. Consolidated EBITDA ((a) sum of Lines I.B.1 through I.B.10 minus (b) sum of Lines I.B.11 through I.B.14):	US$__________
C.	Consolidated Leverage Ratio (Line I.A.8 ÷ Line I.B.15):	____ to 1.00
	Maximum permitted:	Less than 3.75 to 1.00
II.    Section 6.07(b) – Consolidated Interest Coverage Ratio

A.	Consolidated EBITDA for Measurement Period (Line I.B.15 above):	US$__________
B.	Consolidated Interest Charges for Measurement Period

1. All interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money, or Swap Contracts (excluding any impairment charge arising by reason of refinancing of Indebtedness), or in connection with the deferred purchase price of assets, in each case, to the extent treated as interest in accordance with GAAP of the Parent Borrower and its Subsidiaries:
US$__________
	2. The portion of rent expense under Capitalized Leases that is treated as interest in accordance with GAAP by the Parent Borrower and its Subsidiaries:	US$__________
	3. Consolidated Interest Charges (sum of Lines II.B.1 and II.B.2):	US$__________
C.	Consolidated Interest Coverage Ratio (Line II.A ÷ Line II.B.3):	___ to 1.00
	Minimum permitted:	More than 3.00 to 1.00

[[NYCORP:3896360v10:03/28/2019--01:46 PM]]

SCHEDULE 3
to the Compliance Certificate
Material Subsidiaries:

[[NYCORP:3896360v10:03/28/2019--01:46 PM]]

EXHIBIT F-1
[FORM OF] U.S. TAX COMPLIANCE CERTIFICATE
(For Non-U.S. Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is made to the Second Amended and Restated Credit Agreement dated as of March 29, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Tupperware Brands Corporation, a Delaware corporation (the “Parent Borrower”), Tupperware Nederland B.V. (formerly known as Tupperware International Holdings B.V.), Administradora Dart, S. de R.L. de C.V., Tupperware Brands Asia Pacific Pte. Ltd., the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.
Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “ten percent shareholder” of the Parent Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a “controlled foreign corporation” related to the Parent Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Parent Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (i) if the information provided on this certificate changes, the undersigned shall promptly so inform the Parent Borrower and the Administrative Agent and (ii) the undersigned shall have at all times furnished the Parent Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF LENDER]
By:
Name:
Title:
Date:________, 20__

F-1-1
[[NYCORP:3896360v10:03/28/2019--01:46 PM]]

EXHIBIT F-2
[FORM OF] U.S. TAX COMPLIANCE CERTIFICATE
(For Non-U.S. Participants That Are Not Partnerships
For U.S. Federal Income Tax Purposes)
Reference is made to the Second Amended and Restated Credit Agreement dated as of March 29, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Tupperware Brands Corporation, a Delaware corporation (the “Parent Borrower”), Tupperware Nederland B.V. (formerly known as Tupperware International Holdings B.V.), Administradora Dart, S. de R.L. de C.V., Tupperware Brands Asia Pacific Pte. Ltd., the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.
Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “ten percent shareholder” of the Parent Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a “controlled foreign corporation” related to the Parent Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (i) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (ii) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF LENDER]
By:
Name:
Title:
Date:________, 20__

F-2-1
[[NYCORP:3896360v10:03/28/2019--01:46 PM]]

EXHIBIT F-3
[FORM OF] U.S. TAX COMPLIANCE CERTIFICATE
(For Non-U.S. Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is made to the Second Amended and Restated Credit Agreement dated as of March 29, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Tupperware Brands Corporation, a Delaware corporation (the “Parent Borrower”), Tupperware Nederland B.V. (formerly known as Tupperware International Holdings B.V.), Administradora Dart, S. de R.L. de C.V., Tupperware Brands Asia Pacific Pte. Ltd., the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.
Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “ten percent shareholder” of the Parent Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Parent Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

F-3-1
[[NYCORP:3896360v10:03/28/2019--01:46 PM]]

[NAME OF PARTICIPANT]
By:
Name:
Title:
Date:________, 20__

F-3-2
[[NYCORP:3896360v10:03/28/2019--01:46 PM]]

EXHIBIT F-4
[FORM OF] U.S. TAX COMPLIANCE CERTIFICATE
(For Non-U.S. Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is made to the Second Amended and Restated Credit Agreement dated as of March 29, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Tupperware Brands Corporation, a Delaware corporation (the “Parent Borrower”), Tupperware Nederland B.V. (formerly known as Tupperware International Holdings B.V.), Administradora Dart, S. de R.L. de C.V., Tupperware Brands Asia Pacific Pte. Ltd., the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.
Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “ten percent shareholder” of the Parent Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Parent Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Parent Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Parent Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Parent Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

G-1
[[NYCORP:3896360v10:03/28/2019--01:46 PM]]

[NAME OF LENDER]
By:
Name:
Title:
Date:________, 20__

G-2
[[NYCORP:3896360v10:03/28/2019--01:46 PM]]

EXHIBIT G
[FORM OF] MASTER GUARANTY AGREEMENT
[See attached.]

[[NYCORP:3896360v10:03/28/2019--01:46 PM]]

[FORM OF]

MASTER GUARANTY AGREEMENT
dated as of
[ ],
among
TUPPERWARE BRANDS CORPORATION,
DART INDUSTRIES INC.,
THE OTHER SUBSIDIARY GUARANTORS IDENTIFIED HEREIN
and
JPMORGAN CHASE BANK, N.A.,
as the Administrative Agent

[[NYCORP:3896360v10:03/28/2019--01:46 PM]]

[[NYCORP:3896360v10:03/28/2019--01:46 PM]]

Schedules:

Schedule I – Initial Subsidiary Guarantors

Exhibits:

Exhibit A – Form of Supplement

[[NYCORP:3896360v10:03/28/2019--01:46 PM]]

MASTER GUARANTY AGREEMENT dated as of [ ] (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), among TUPPERWARE BRANDS CORPORATION, a Delaware corporation (the “Parent Borrower”), DART INDUSTRIES INC., a Delaware corporation (“Dart”), the OTHER SUBSIDIARY GUARANTORS identified herein and JPMORGAN CHASE BANK, N.A., as the Administrative Agent, on behalf of itself and the other Secured Parties.
Reference is made to the Second Amended and Restated Credit Agreement dated as of March 29, 2019 (as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Parent Borrower, Tupperware Nederland B.V. (formerly known as Tupperware International Holdings B.V.), a besloten vennootschap met beperkte aansprakelijkheid organized under the laws of the Netherlands, registered with the Dutch trade register under number 27119364, Administradora Dart, S. de R.L. de C.V., a limited liability corporation (sociedad de responsabilidad limitada de capital variable) organized under the laws of Mexico, Tupperware Brands Asia Pacific Pte. Ltd., a private limited liability company organized under the laws of Singapore, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. The Lenders and the Issuing Banks have agreed to extend credit to the Borrowers subject to the terms and conditions set forth in the Credit Agreement. The Subsidiary Guarantors are Affiliates of the Borrowers, will derive substantial benefits from the extension of credit to the Borrowers pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders and the Issuing Banks to extend such credit and as consideration for extensions of the credit previously made continuing to be outstanding. Accordingly, the parties hereto agree as follows:
ARTICLE I

Definitions
SECTION 1.01.    Credit Agreement. (a) Capitalized terms used in this Agreement (including in the introductory paragraph hereto) and not otherwise defined herein have the meanings specified in the Credit Agreement.
(b)    The rules of construction specified in Section 1.03 of the Credit Agreement also apply to this Agreement, mutatis mutandis.
SECTION 1.02.    Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“Agreement Currency” has the meaning set forth in Section 5.15(b).
“Applicable Creditor” has the meaning set forth in Section 5.15(b).
“Borrowers” has the meaning set forth in the Credit Agreement.
“Claiming Party” has the meaning set forth in Section 3.02.
“Contributing Party” has the meaning set forth in Section 3.02.

[[NYCORP:3896360v10:03/28/2019--01:46 PM]]

“Credit Agreement” has the meaning set forth in the introductory paragraph to this Agreement.
“Dart” has the meaning set forth in the preamble hereto.
“Designated Cash Management Obligations” has the meaning set forth in the Credit Agreement.
“Designated Swap Obligations” has the meaning set forth in the Credit Agreement.
“Excluded Swap Obligation” has the meaning set forth in the Credit Agreement.
“Guarantors” means Dart, the other Subsidiary Guarantors and the Parent Borrower.
“Judgment Currency” has the meaning set forth in Section 5.15(b).
“Loan Document Obligations” has the meaning set forth in the Credit Agreement.
“Obligations” means (a) the Loan Document Obligations, (b) the Designated Cash Management Obligations and (c) the Designated Swap Obligations, excluding, with respect to any Subsidiary Guarantor, Excluded Swap Obligations with respect to such Subsidiary Guarantor.
“Parent Borrower” has the meaning set forth in the preamble hereto.
“Qualified ECP Guarantor” means, in respect of any Designated Swap Obligation, each Subsidiary Guarantor that has total assets exceeding US$10,000,000 or that otherwise constitutes an “eligible contract participant” under the Commodity Exchange Act or any rules or regulations promulgated thereunder or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) at the time such Designated Swap Obligation is incurred.
“Secured Parties” means, collectively, (a) the Administrative Agent, (b) the Arrangers, (c) the Lenders, (d) the Issuing Banks, (e) each provider of Cash Management Services the obligations under which constitute Designated Cash Management Obligations, (f) each counterparty to any Swap Contract the obligations under which constitute Designated Swap Obligations, (g) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document, (h) the holder of any other Obligation and (i) the successors and assigns of any of the foregoing.
“Subsidiary Guarantors” means the Subsidiaries identified as such on Schedule I hereto and each other Subsidiary that becomes a party to this Agreement as a Subsidiary Guarantor after the date hereof pursuant to Section 5.13; provided that if a Subsidiary is released from its obligations as a Subsidiary Guarantor hereunder as provided in Section 5.12(b), such Subsidiary shall cease to be a Subsidiary Guarantor hereunder effective upon such release.

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“Supplement” means an instrument substantially in the form of Exhibit A hereto or any other form approved by the Administrative Agent.
ARTICLE II

The Guarantees
SECTION 2.01.    Guarantee. Each Guarantor irrevocably and unconditionally guarantees to each of the Secured Parties, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, by way of an independent payment obligation, the due and punctual payment and performance of the Obligations. Each Guarantor further agrees, to the fullest extent permitted by applicable law, that the Obligations may be extended or renewed, in whole or in part, or amended or modified, without notice to or further assent from it, and that it will remain bound upon its Guarantee hereunder notwithstanding any extension, renewal, amendment or modification of any of the Obligations. Each Guarantor waives presentment to, demand of payment from and protest to any Borrower, any other Loan Party or any other Subsidiary of any of the Obligations, and also waives notice of acceptance of its Guarantee hereunder and notice of protest for nonpayment.
SECTION 2.02.    Guarantee of Payment; Continuing Guarantee. Each Guarantor further agrees that its Guarantee hereunder constitutes a Guarantee of payment when due (whether or not any proceeding under any Debtor Relief Law shall have stayed the accrual or collection of any of the Obligations or operated as a discharge thereof) and not merely of collection, and, to the fullest extent permitted by applicable law, waives any right to require that any resort be had by the Administrative Agent or any other Secured Party to any security held for the payment of any of the Obligations or to any balance of any deposit account or credit on the books of the Administrative Agent or any other Secured Party in favor of any Borrower, any other Loan Party or any other Person. Each Guarantor agrees that its Guarantee hereunder is continuing in nature and applies to all of the Obligations, whether currently existing or hereafter incurred.
SECTION 2.03.    No Limitations. (a) Except for the termination or release of a Guarantor’s obligations hereunder as expressly provided in Section 5.12, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations or of any other Guarantor, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Obligations, any impossibility in the performance of any of the Obligations, or otherwise. Without limiting the generality of the foregoing, except for termination or release of its obligations hereunder as expressly provided in Section 5.12, to the fullest extent permitted by applicable law, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by (i) the failure of the Administrative Agent, any other Secured Party or any other Person to assert any claim or demand or to enforce any right or remedy under the provisions of any Loan Document or otherwise, (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Loan Document or any other agreement, including with respect to any other Guarantor under this Agreement, (iii) the release of, or any impairment of or failure to perfect

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any Lien on, or security interest in, any security held by the Administrative Agent or any other Secured Party for any of the Obligations, (iv) any default, failure or delay, willful or otherwise, in the performance of any of the Obligations, (v) any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a discharge of any Guarantor as a matter of law or equity, (vi) any illegality, lack of validity or enforceability of any of the Obligations, (vii) any change in the corporate existence, structure or ownership of any Loan Party, or any proceeding under any Debtor Relief Law affecting any Loan Party or its assets or any resulting release or discharge of any of the Obligations, (viii) the existence of any claim, set-off or other rights that any Guarantor may have at any time against any Borrower, any other Loan Party, the Administrative Agent, any other Secured Party or any other Person, whether in connection with the Credit Agreement, the other Loan Documents or any unrelated transaction, (ix) this Agreement having been determined (on whatsoever grounds) to be invalid, non-binding or unenforceable against any other Guarantor ab initio or at any time after the date hereof, (x) the fact that any Person that, pursuant to the Loan Documents, was required to become a party hereto may not have executed or is not effectually bound by this Agreement, whether or not this fact is known to the Secured Parties, (xi) any action permitted or authorized hereunder or (xii) any other circumstance (including any statute of limitations), or any existence of or reliance on any representation by the Administrative Agent, any other Secured Party or any other Person, that might otherwise constitute a defense to, or a legal or equitable discharge of, any Borrower, any Subsidiary Guarantor or any other guarantor or surety.
(b)    Each Guarantor expressly authorizes the Secured Parties to take and hold security for the payment and performance of the Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security in accordance with its terms and direct the order and manner of any sale, transfer or other disposition thereof in their sole discretion or to release or substitute any one or more other guarantors or obligors upon or in respect of the Obligations, all without affecting the obligations of any Guarantor hereunder.
(c)    To the fullest extent permitted by applicable law, each Guarantor waives any defense based on or arising out of any defense of any Borrower, any other Loan Party or any other Subsidiary or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any Borrower, any other Loan Party or any other Subsidiary, other than the indefeasible payment in full in cash of all the Obligations. To the fullest extent permitted by applicable law, the Administrative Agent and the other Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with any Borrower, any other Loan Party or any other Subsidiary or exercise any other right or remedy available to them against any Borrower, any other Loan Party or any other Subsidiary, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Obligations have been indefeasibly paid in full in cash. To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against any Borrower or any other Loan Party, as the case may be, or any security.

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SECTION 2.04.    Reinstatement. Each Guarantor agrees that, unless, in the case of any Subsidiary Guarantor, released pursuant to Section 5.12(b), its Guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligations is rescinded or must otherwise be restored by the Administrative Agent or any other Secured Party upon any proceeding under any Debtor Relief Law affecting any Borrower, any other Loan Party or otherwise.
SECTION 2.05.    Agreement to Pay; Subrogation. In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent or any other Secured Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of any Borrower or any other Loan Party to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent for distribution to the applicable Secured Parties in cash and in the applicable currency the amount of such unpaid Obligation. Upon payment by any Guarantor of any sums to the Administrative Agent as provided above, all rights of such Guarantor against any Borrower or any other Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article III.
SECTION 2.06.    Information. Each Guarantor assumes (a) all responsibility for being and keeping itself informed of each Borrower’s and each other Loan Party’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and (b) the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Administrative Agent or any of the other Secured Parties will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.
SECTION 2.07.    Payments Free of Taxes. Each Subsidiary Guarantor hereby acknowledges the provisions of Section 2.16 of the Credit Agreement and agrees to be bound by such provisions with the same force and effect, and to the same extent, as if such Subsidiary Guarantor were a party to the Credit Agreement.
ARTICLE III

Indemnity, Subrogation, Contribution and Subordination
SECTION 3.01.    Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 3.03) in respect of any payment hereunder, the Parent Borrower agrees that (a) in the event a payment in respect of any Obligation shall be made by any Subsidiary Guarantor under this Agreement or, in the case of Dart, under the Dart Guaranty Agreement, the Parent Borrower shall indemnify such Subsidiary Guarantor for the full amount of such payment and such Subsidiary Guarantor shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment and (b) in the event any assets of any Subsidiary Guarantor shall be sold pursuant to this Agreement or any Security Document to satisfy in whole or in part any Obligations, the Parent Borrower shall indemnify such Subsidiary Guarantor in an amount equal to the greater of the book value and the fair market value of the assets so sold.

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SECTION 3.02.    Contribution and Subrogation. Each Subsidiary Guarantor (a “Contributing Party”) agrees (subject to Section 3.03) that, in the event a payment shall be made by any other Subsidiary Guarantor hereunder or, in the case of Dart, under the Dart Guaranty Agreement in respect of any Obligations or assets of any other Subsidiary Guarantor shall be sold pursuant to any Security Document to satisfy any Obligation and such other Subsidiary Guarantor (the “Claiming Party”) shall not have been fully indemnified by the Parent Borrower as provided in Section 3.01, each Contributing Party shall indemnify such Claiming Party in an amount equal to the amount of such payment or the greater of the book value and the fair market value of such assets (the “Indemnified Amount”), as the case may be, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Party on the date hereof and the denominator shall be the aggregate net worth of all the Subsidiary Guarantors on the date hereof (or, in the case of any Subsidiary Guarantor becoming a party hereto pursuant to Section 5.13, the date of the Supplement hereto executed and delivered by such Subsidiary Guarantor). Any Contributing Party making any payment to a Claiming Party pursuant to this Section 3.02 shall (subject to Section 3.03) be subrogated to the rights of such Claiming Party under Section 3.01 to the extent of such payment. Notwithstanding the foregoing, to the extent that any Claiming Party’s right to indemnification hereunder arises from a payment or sale of Collateral made to satisfy Obligations constituting Swap Obligations, only those Contributing Parties for whom such Swap Obligations do not constitute Excluded Swap Obligations shall indemnify such Claiming Party, with the fraction set forth in the second preceding sentence being modified as appropriate to provide for indemnification of the entire Indemnified Amount.
SECTION 3.03.    Subordination. (a)Notwithstanding any provision of this Agreement to the contrary, all rights of the Subsidiary Guarantors under Sections 3.01 and 3.02 and all other rights of the Guarantors of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the payment in full in cash of all the Obligations. No failure on the part of the Parent Borrower or any Subsidiary Guarantor to make the payments required by Sections 3.01 and 3.02 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Subsidiary Guarantor with respect to its obligations hereunder, and each Subsidiary Guarantor shall remain liable for the full amount of the obligations of such Subsidiary Guarantor hereunder.
(b)    Each Subsidiary Guarantor hereby agrees that all Indebtedness and other monetary obligations owed to it by any other Subsidiary Guarantor shall be fully subordinated to the prior payment in full in cash of all the Obligations of such other Subsidiary Guarantor.
ARTICLE IV

Representations and Warranties
Each Guarantor represents and warrants to the Administrative Agent and the other Secured Parties that the execution, delivery and performance by such Guarantor of this Agreement have been duly authorized by all necessary corporate or other organizational action, and that this Agreement has been duly executed and delivered by such Guarantor and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, winding-up or other laws affecting the enforceability of creditors’ rights generally and subject

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to general principles of equity (regardless of whether considered in a proceeding in equity or at law).
ARTICLE V

Miscellaneous
SECTION 5.01.    Notices. All notices and other communications hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to any Subsidiary Guarantor shall be given to it in care of the Parent Borrower as provided in Section 9.01 of the Credit Agreement.
SECTION 5.02.    Waivers; Amendment. (a) No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Guarantor herefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Without limiting the generality of the foregoing, the execution and delivery of this Agreement, the making of a Loan or issuance, amendment, renewal or extension of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Issuing Bank, any Lender or any Affiliate of any of the foregoing may have had notice or knowledge of such Default at the time. No notice or demand on any Guarantor in any case shall entitle any Guarantor to any other or further notice or demand in similar or other circumstances.
(b)    Except as provided in Section 5.13 hereof, neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Guarantor or Guarantors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.02 of the Credit Agreement.
(c)    This Agreement shall be construed as a separate agreement with respect to each Guarantor and may be amended, modified, supplemented, waived or released with respect to any Guarantor without the approval of any other Guarantor and without affecting the obligations of any other Guarantor hereunder.

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SECTION 5.03.    Expenses; Indemnity; Damage Waiver. (a) Each Guarantor agrees, jointly and severally, to pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent and its Affiliates (which, in the case of this clause (i), shall be limited to a single U.S. counsel, and, if reasonably necessary, a single local counsel in each other relevant jurisdiction (which may be a single local counsel acting in multiple jurisdictions), in connection with the preparation and administration of this Agreement or any other Loan Document or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all out-of-pocket expenses incurred by the Administrative Agent, any Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, any Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement or any other Loan Document, including its rights under this Section 5.03, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of the Loans or Letters of Credit. For the avoidance of doubt, this Section 5.03 shall not apply with respect to Taxes, which shall be governed by Sections 2.14 and 2.16 of the Credit Agreement
(b)    Each Guarantor, jointly and severally, shall indemnify the Administrative Agent (and any sub-agent thereof), the Collateral Agent (and any sub-agent thereof), each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, penalties, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or (ii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether initiated against or by any party to this Agreement or any other Loan Document, any Affiliate of any of the foregoing or any third party and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or any of its Related Parties, (y) result from a claim brought by any Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (z) result from a claim not involving an act or omission of the Parent Borrower or any Subsidiary and that is brought by an Indemnitee against another Indemnitee (other than against the Administrative Agent, any Arranger or any other titled Person in its capacity or in fulfilling its role as such). This Section 5.03 shall not apply with respect to Taxes other than any Taxes that represent losses or damages arising from any non-Tax claim.

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(c)    To the extent permitted by applicable law, no Guarantor shall assert, and each Guarantor hereby waives, any claim against any Indemnitee, on any theory of liability, (i) for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet and Electronic Systems), except to the extent such damages are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, or (ii) for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby. To the extent permitted by applicable law, each Secured Party shall not assert, and hereby waives, any claim against any Guarantor, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transaction, any Loan or Letter of Credit or the use of the proceeds thereof; provided, that nothing in this sentence shall limit the Guarantors’ indemnity and reimbursement obligations set forth in this Section 5.03 or any other Loan Document or separately agreed, including such indemnity and reimbursement obligations with respect to any special, indirect, consequential or punitive damages arising out of, in connection with or as a result of any claim, litigation, investigation or proceeding brought against any Indemnitee by any third party.
(d)    All amounts due under this Section 5.03 shall be payable promptly after written demand therefor.
(e)    BY ACCEPTING THE BENEFITS OF THIS AGREEMENT AND THE GUARANTEES CREATED HEREBY, EACH SECURED PARTY SHALL BE DEEMED TO HAVE ACKNOWLEDGED THE PROVISIONS OF ARTICLE VIII OF THE CREDIT AGREEMENT AND AGREED TO BE BOUND BY SUCH PROVISIONS AS FULLY AS IF THEY WERE SET FORTH HEREIN.
SECTION 5.04.    Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party.
SECTION 5.05.    Survival of Agreement. All covenants, agreements, representations and warranties made by the Guarantors in this Agreement or any other Loan Document and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Administrative Agent, the Arrangers, the Lenders and the Issuing Banks and shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by or on behalf of the Administrative Agent, any Arranger, any Lender and any Issuing Banks and notwithstanding that the Administrative Agent, any Arranger, any Lender or any Issuing Bank or any Affiliate of the foregoing may have had notice or knowledge of any Default or incorrect representation or warranty at the time any Loan Document is executed and delivered or any credit is extended under the Credit Agreement, and shall continue in full force and effect as long as the

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principal of or any accrued interest on any Loan or any fee or any other amount payable under the Credit Agreement is outstanding and unpaid or any LC Exposure is outstanding and so long as the Revolving Commitments have not expired or terminated. The provisions of Sections 2.04, 2.07, 5.03 and 5.15 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated by the Loan Documents, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Revolving Commitments or the termination of this Agreement or any provision hereof.
SECTION 5.06.    Counterparts; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by fax or any other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement shall become effective as to any Guarantor when a counterpart hereof executed on behalf of such Guarantor shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon such Guarantor and the Administrative Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Guarantor, the Administrative Agent and the other Secured Parties and their respective successors and assigns, except that no Guarantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein (and any attempted assignment or transfer by any Guarantor shall be null and void), except as expressly provided in this Agreement and the Credit Agreement.
SECTION 5.07.    Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
SECTION 5.08.    Right of Set-off. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any of the Guarantors against any of and all the Loan Document Obligations held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or the Credit Agreement and although such Loan Document Obligations may be unmatured. The rights of each Lender under this Section 5.08 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.
SECTION 5.09.    Governing Law; Jurisdiction; Consent to Service of Process; Appointment of Service of Process Agent. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.
(b)    Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New

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York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the Guarantors hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding brought by it shall be brought, and heard and determined, exclusively in such Federal court or, in the event such Federal court lacks subject matter jurisdiction, such New York State court. Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Guarantor or any of its properties in the courts of any jurisdiction.
(c)    Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each party hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)    Each party hereto hereby irrevocably consents to service of process in the manner provided for notices in Section 5.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement or any other Loan Document to serve process in any other manner permitted by law.
SECTION 5.10.    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
SECTION 5.11.    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or to be taken into consideration in interpreting, this Agreement.
SECTION 5.12.    Termination or Release. (a) Subject to Section 2.04, this Agreement and the Guarantees made herein shall automatically terminate and be released when all the Loan Document Obligations (other than contingent obligations for indemnification,

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expense reimbursement or tax or yield protection as to which no claim has been made) have been paid in full in cash, the Lenders have no further commitment to lend under the Credit Agreement, the LC Exposure has been reduced to zero and the Issuing Banks have no further obligations to issue, amend or extend Letters of Credit under the Credit Agreement.
(b)    The Guarantees made herein by the Subsidiary Guarantors shall also be released at the time or times and in the manner set forth in Section 9.17(b) of the Credit Agreement.
(c)    In connection with any termination or release pursuant to paragraph (a) or (b) of this Section, the Administrative Agent shall execute and deliver to any Guarantor, at such Guarantor’s expense, all documents that such Guarantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents by the Administrative Agent pursuant to this Section shall be without recourse to or warranty by the Administrative Agent.
SECTION 5.13.    Additional Subsidiary Guarantors. Pursuant to the Credit Agreement, certain Subsidiaries not a party hereto on the date hereof are required to, or may, become party to this Agreement. Upon the execution and delivery by the Administrative Agent and any such Subsidiary of a Supplement, such Subsidiary shall become a Subsidiary Guarantor hereunder with the same force and effect as if originally named as such herein. The execution and delivery of any Supplement shall not require the consent of any other Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any additional Subsidiary Guarantor as a party to this Agreement.
SECTION 5.14.    Excluded Swap Obligations. (a) In the event that, notwithstanding the definition of “Obligations”, any payment is made pursuant to any Guarantee by any Subsidiary Guarantor in respect of any Excluded Swap Obligations, such payment shall be applied to pay the Obligations of such Subsidiary Guarantor as otherwise provided herein and in the other Loan Documents without giving effect to any payment in respect of such Excluded Swap Obligations, and each reference in this Agreement or any other Loan Document to the ratable application of such payment as among the Obligations or any specified portion of the Obligations that would otherwise include such Excluded Swap Obligations shall be deemed so to provide.
(b)    Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time to enable each other Guarantor to honor all of its obligations hereunder and under the Loan Documents in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section or otherwise under this Agreement voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until its Guarantee hereunder is released. Each Guarantor intends that this Section shall constitute a “keepwell, support, or other agreement” by which each Qualified ECP Guarantor supports the obligations of each other Guarantor for purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

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SECTION 5.15.    Conversion of Currencies. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.
(b)    The obligations of each party hereto in respect of any sum due to any other party hereto or any holder of the obligations owing hereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum is stated to be due hereunder (the “Agreement Currency”), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, such party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such deficiency.
SECTION 5.16.    Concerning Parent Guaranty and Dart Guaranty. The Parent Borrower and the Administrative Agent acknowledge that they are party to the Parent Guaranty, and that the Parent Guaranty shall continue in full force and effect in accordance with its terms notwithstanding the execution and delivery of this Agreement, and Dart and the Administrative Agent acknowledge that they are party to the Dart Guaranty, and that the Dart Guaranty shall continue in full force and effect in accordance with its terms notwithstanding the execution and delivery of this Agreement; provided that, subject to and without limiting the next sentence, in the event of an express conflict between the terms of this Agreement and those of the Parent Guaranty or the Dart Guaranty, the terms of this Agreement shall govern and control this Agreement. The rights and remedies of the Administrative Agent, the Issuing Banks, the Lenders and the other Secured Parties hereunder are in addition to the rights and remedies any of them has under the Parent Guaranty and the Dart Guaranty. Nothing contained in this Agreement shall be construed as amending, modifying or otherwise supplementing the Parent Guaranty or the Dart Guaranty.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

TUPPERWARE BRANDS CORPORATION
By

Name:
Title:

DART INDUSTRIES INC.
By

Name:
Title:

[OTHER SUBSIDIARY GUARANTORS]
By

Name:
Title:

SIGNATURE PAGE TO MASTER GUARANTY AGREEMENT

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JPMORGAN CHASE BANK, N.A., as the Administrative Agent,
By

Name:
Title:

SIGNATURE PAGE TO MASTER GUARANTY AGREEMENT

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Schedule I to
the Master Guaranty Agreement

INITIAL SUBSIDIARY GUARANTORS

Name	Jurisdiction of Formation
[●]	[●]

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SUPPLEMENT NO. __ dated as of [ ] (this “Supplement”) to the Master Guaranty Agreement dated as of [ ] (the “Master Guaranty Agreement”), among TUPPERWARE BRANDS CORPORATION, DART INDUSTRIES INC., the OTHER SUBSIDIARY GUARANTORS party thereto and JPMORGAN CHASE BANK, N.A., as the Administrative Agent.
Reference is made to (a) the Second Amended and Restated Credit Agreement dated as of March 29, 2019 (as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Tupperware Brands Corporation, a Delaware corporation (the “Parent Borrower”), Tupperware Nederland B.V., a private limited liability company organized under the laws of The Netherlands, Administradora Dart, S. de R.L. de C.V., a Mexico limited liability corporation (sociedad de responsabilidad limitada de capital variable), Tupperware Brands Asia Pacific Pte. Ltd., a private limited liability company organized under the laws of Singapore, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent and (b) the Master Guaranty Agreement.
Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement and the Master Guaranty Agreement, as applicable.
The Guarantors have entered into the Master Guaranty Agreement in order to induce the Lenders and Issuing Banks to extend credit to the Borrowers and as consideration for extensions of the credit previously made continuing to be outstanding. Section 5.13 of the Master Guaranty Agreement provides that additional Subsidiaries may become Subsidiary Guarantors under the Master Guaranty Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Subsidiary Guarantor”) is executing this Supplement to become a Subsidiary Guarantor under the Master Guaranty Agreement in order to induce the Lenders and Issuing Banks to make additional extensions of credit under the Credit Agreement and as consideration for extensions of the credit previously made continuing to be outstanding.
Accordingly, the Administrative Agent and the New Subsidiary Guarantor agree as follows:
SECTION 1. In accordance with Section 5.13 of the Master Guaranty Agreement, the New Subsidiary Guarantor by its signature below becomes a Subsidiary Guarantor under the Master Guaranty Agreement with the same force and effect as if originally named therein as a Subsidiary Guarantor, and the New Subsidiary Guarantor hereby agrees to all the terms and provisions of the Master Guaranty Agreement applicable to it as a Guarantor or a Subsidiary Guarantor thereunder. Each reference to a “Guarantor” or a “Subsidiary Guarantor” in the Master Guaranty Agreement shall be deemed to include the New Subsidiary Guarantor. The Master Guaranty Agreement is hereby incorporated herein by reference.

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SECTION 2. The New Subsidiary Guarantor represents and warrants to the Administrative Agent and the other Secured Parties that (a) the execution and delivery by the New Subsidiary Guarantor of this Supplement, and the performance by the New Subsidiary Guarantor of this Supplement and the Master Guaranty Agreement, have been duly authorized by all necessary corporate or other organizational action, (b) this Supplement has been duly executed and delivered by the New Subsidiary Guarantor and (c) each of this Supplement and the Master Guaranty Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, winding-up or other laws affecting the enforceability of creditors’ rights generally and subject to general principles of equity (regardless of whether considered in a proceeding in equity or at law).
SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Supplement by fax or any other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Supplement. This Supplement shall become effective when a counterpart hereof executed on behalf of the New Subsidiary Guarantor shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon the New Subsidiary Guarantor and the Administrative Agent and their respective permitted successors and assigns, and shall inure to the benefit of the New Subsidiary Guarantor, the Administrative Agent and the other Secured Parties and their respective successors and assigns, except that the New Subsidiary Guarantor shall not have the right to assign or transfer its rights or obligations hereunder or any interest herein (and any attempted assignment or transfer by the New Subsidiary Guarantor shall be null and void) except as expressly provided in this Supplement, the Master Guaranty Agreement and the Credit Agreement.
SECTION 4. Except as expressly supplemented hereby, the Master Guaranty Agreement shall remain in full force and effect.
SECTION 5. THIS SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.
SECTION 6. Any provision of this Supplement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the Master Guaranty Agreement.
SECTION 8. The provisions of Sections 5.02, 5.04, 5.05, 5.09 and 5.10 of the Master Guaranty Agreement are hereby incorporated by reference herein as if set forth in full force herein, mutatis mutandis.

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IN WITNESS WHEREOF, the New Subsidiary Guarantor and the Administrative Agent have duly executed this Supplement to the Master Guaranty Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY GUARANTOR],
By

Name:
Title:

JPMORGAN CHASE BANK, N.A., as the Administrative Agent,
By

Name:
Title:

SIGNATURE PAGE TO SUPPLEMENT TO THE MASTER GUARANTY AGREEMENT

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EXHIBIT H
[FORM OF] MASTER COLLATERAL AGREEMENT
[See attached.]

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[FORM OF] MASTER COLLATERAL AGREEMENT dated as of [ ], among TUPPERWARE BRANDS CORPORATION, DART INDUSTRIES INC., THE OTHER GRANTORS PARTY HERETO and JPMORGAN CHASE BANK, N.A., as the Administrative Agent

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SECTION 5.14.	Additional Grantors	H-31
SECTION 5.15.	Administrative Agent Appointed Attorney-in-Fact	H-31

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Schedules
Schedule I    Initial Subsidiary Grantors
Schedule II    Pledged Equity Interests; Pledged Debt Securities
Schedule III    Intellectual Property
Schedule IV    Commercial Tort Claims
Exhibits
Exhibit I    Form of Supplement
Exhibit II    Form of Master Copyright Security Agreement
Exhibit III    Form of Master Patent and Trademark Security Agreement

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MASTER COLLATERAL AGREEMENT dated as of [        ] (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), among TUPPERWARE BRANDS CORPORATION, a Delaware corporation (the “Parent Borrower”), DART INDUSTRIES INC., a Delaware corporation (“Dart”), the other GRANTORS party hereto and JPMORGAN CHASE BANK, N.A., as the Administrative Agent.
Reference is made to the Second Amended and Restated Credit Agreement dated as of March 29, 2019 (as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Parent Borrower, Tupperware Nederland B.V. (formerly known as Tupperware International Holdings B.V.), a besloten vennootschap met beperkte aansprakelijkheid organized under the laws of the Netherlands, registered with the Dutch trade register under number 27119364, Administradora Dart, S. de R.L. de C.V., a limited liability corporation (sociedad de responsabilidad limitada de capital variable) organized under the laws of Mexico, and Tupperware Brands Asia Pacific Pte. Ltd., a private limited liability company incorporated under the laws of Singapore, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. The Lenders and the Issuing Banks have agreed to extend credit to the Borrowers subject to the terms and conditions set forth in the Credit Agreement. The Grantors are, or are Affiliates of, the Borrowers, will derive substantial benefits from the extension of credit to the Borrowers pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders and the Issuing Banks to extend such credit and as consideration for extensions of credit previously made continuing to be outstanding. Accordingly, the parties hereto agree as follows:
ARTICLE I

Definitions
SECTION 1.01. Defined Terms. (a) Each capitalized term used but not defined herein shall have the meaning specified in the Credit Agreement; provided that each term defined in the New York UCC (as defined herein) and not defined in this Agreement shall have the meaning specified in the UCC. The term “instrument” shall have the meaning specified in Article 9 of the New York UCC.
(b) The rules of construction specified in Section 1.03 of the Credit Agreement also apply to this Agreement, mutatis mutandis.
SECTION 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“Account Debtor” means any Person that is or may become obligated to any Grantor under, with respect to or on account of an Account or a Payment Intangible.
“Agreement” has the meaning set forth in the preamble hereto.
“Article 9 Collateral” has the meaning set forth in Section 3.01(a).

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“Collateral” means Article 9 Collateral and Pledged Collateral.
“Copyright License” means any written agreement, now or hereafter in effect, granting to any Person any right under any Copyright now or hereafter owned by any other Person or that such other Person otherwise has the right to license, and all rights of any such Person under any such agreement.
“Copyrights” means, with respect to any Person, all of the following now owned or hereafter acquired by such Person: (a) all copyright rights in any work subject to the copyright laws of the United States of America or any other country or any political subdivision thereof, whether as author, assignee, transferee or otherwise, (b) all registrations and applications for registration of any such copyright in the United States of America or any other country, including registrations, recordings, supplemental registrations, pending applications for registration, and renewals in the United States Copyright Office (or any similar office in any other country or any political subdivision thereof), including, in the case of any Grantor, any of the foregoing set forth under its name on Schedule III, and (c) any other rights corresponding to the foregoing, including moral rights.
“Credit Agreement” has the meaning set forth in the recitals hereto.
“Dart” has the meaning set forth in the preamble hereto.
“Designated Cash Management Obligations” has the meaning set forth in the Credit Agreement.
“Designated Swap Obligations” has the meaning set forth in the Credit Agreement.
“Excluded Assets” has the meaning set forth in the Credit Agreement.
“Excluded Swap Obligation” has the meaning set forth in the Credit Agreement.
“Federal Securities Laws” has the meaning set forth in Section 4.04.
“Grantors” means the Parent Borrower, Dart and the other Subsidiary Grantors.
“Intellectual Property” means, with respect to any Person, all intellectual property of every kind and nature now owned or hereafter acquired by such Person, including inventions, Patents, Patent Licenses, Copyrights, Copyright Licenses, Trademarks, Trademark Licenses, trade secrets, and know‑how.
“Intellectual Property License” means any Patent License, Trademark License, Copyright License or other license or sublicense agreement for Intellectual Property to which any Grantor is a party, including, in the case of any Grantor, any of the foregoing set forth next to its name on Schedule III.
“Loan Document Obligations” has the meaning set forth in the Credit Agreement.
“Master Copyright Security Agreement” means the Master Copyright Security Agreement substantially in the form of Exhibit II or any other form approved by the Administrative Agent.

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“Master IP Security Agreements” means the Master Copyright Security Agreement and the Master Patent and Trademark Security Agreement.
“Master Patent and Trademark Security Agreement” means the Master Patent and Trademark Security Agreement substantially in the form of Exhibit III or any other form approved by the Administrative Agent.
“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.
“Obligations” means (a) the Loan Document Obligations, (b) the Designated Cash Management Obligations and (c) the Designated Swap Obligations, excluding, with respect to any Subsidiary Grantor, Excluded Swap Obligations with respect to such Subsidiary Grantor.
“Parent Borrower” has the meaning set forth in the preamble hereto.
“Patent License” means any written agreement, now or hereafter in effect, granting to any Person any right to make, use or sell any invention on which a Patent, now or hereafter owned by any other Person or that any other Person now or hereafter otherwise has the right to license, is in existence, and all rights of any such Person under any such agreement.
“Patents” means, with respect to any Person, all of the following now owned or hereafter acquired by such Person: (a) all letters patent of the United States of America or the equivalent thereof in any other country, all registrations and applications for letters patent of the United States of America or the equivalent thereof in any other country or any political subdivision thereof, including registrations and applications in the United States Patent and Trademark Office or any similar offices in any other country or any political subdivision thereof, including, in the case of any Grantor, any of the foregoing set forth under its name on Schedule III, and (b) all reissues, continuations, divisionals, continuations-in-part, reexaminations, supplemental examinations, inter partes reviews, renewals, adjustments or extensions thereof, and the inventions disclosed or claimed therein.
“Perfection Certificate” means the Perfection Certificate dated [ ] delivered by the Parent Borrower pursuant to Section 5.15 of the Credit Agreement.
“Pledged Collateral” has the meaning set forth in Section 2.01.
“Pledged Debt Securities” has the meaning set forth in Section 2.01.
“Pledged Equity Interests” has the meaning set forth in Section 2.01.
“Pledged Securities” means any promissory notes, stock certificates, unit certificates, limited or unlimited liability membership interest certificates, share certificates or other securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.
“Quarterly Update Date” means, at any time, the earlier of (a) the date by which a Compliance Certificate is next required to be delivered pursuant to Section 5.02(b) of the Credit Agreement

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and (b) the date on which a Compliance Certificate is next delivered pursuant to Section 5.02(b) of the Credit Agreement.
“Secured Parties” means, collectively, (a) the Administrative Agent, (b) the Arrangers, (c) the Lenders, (d) the Issuing Banks, (e) each provider of Cash Management Services the obligations under which constitute Designated Cash Management Obligations, (f) each counterparty to any Swap Contract the obligations under which constitute Designated Swap Obligations, (g) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document, (h) the holder of any other Obligation and (i) the successors and permitted assigns of any of the foregoing.
“Security Interest” has the meaning set forth in Section 3.01(a).
“Subsidiary Grantor” means Subsidiaries identified as such on Schedule I hereto and each other Subsidiary that becomes a party to this Agreement as a Grantor after the date hereof pursuant to Section 5.14, provided that if a Subsidiary is released from its obligations as a Grantor hereunder as provided in Section 5.13, such Subsidiary shall cease to be a Grantor hereunder effective upon such release.
“Supplement” means an instrument substantially in the form of Exhibit I hereto or any other form approved by the Administrative Agent.
“Supplemental Perfection Certificate” means each supplemental Perfection Certificate delivered by the Parent Borrower pursuant to Section 5.02(b) of the Credit Agreement.
“Trademark License” means any written agreement, now or hereafter in effect, granting to any Person any right to use any Trademark now or hereafter owned by any other Person or that such other Person otherwise has the right to license, and all rights of any such Person under any such agreement.
“Trademarks” means, with respect to any Person, all of the following now owned or hereafter acquired by such Person: (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, domain names, global top level domain names, other source or business identifiers, all registrations and applications filed in connection therewith, including registrations and applications in the United States Patent and Trademark Office or any similar office in any State of the United States of America or any other country or any political subdivision thereof, all extensions or renewals thereof, and all common law rights related thereto, including, in the case of any Grantor, any of the foregoing set forth under its name on Schedule III, and (b) all goodwill associated therewith or symbolized thereby.
“UCC” means the New York UCC; provided that if by reason of mandatory provisions of law, the perfection, the effect of perfection or non-perfection or priority of a security interest is governed by the personal property security laws of any jurisdiction other than New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for the definitions related to such provisions.

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ARTICLE II

Pledge of Securities
SECTION 2.01. Pledge. As security for the payment and performance in full of the Obligations, each Grantor hereby assigns, charges and pledges to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in, all of such Grantor’s right, title and interest in, to and under (a)(i) the shares of capital stock and other Equity Interests now directly owned or at any time hereafter directly acquired by such Grantor, including those set forth opposite the name of such Grantor on Schedule II, and (ii) all certificates and any other instruments representing all such Equity Interests (collectively, the “Pledged Equity Interests”); provided that if, to the extent and for so long as any of the foregoing assets constitutes an Excluded Asset, the foregoing assignment, charge, pledge and security interest shall not attach to, and Pledged Equity Interests shall not include, such asset (it being understood that the foregoing assignment, charge, pledge and security interest shall immediately attach to, and Pledged Equity Interests shall immediately include, any such asset (or any portion thereof) upon such asset (or such portion thereof) ceasing to be an Excluded Asset); (b)(i) the debt securities now owned or at any time hereafter acquired by such Grantor, including those set forth opposite the name of such Grantor on Schedule II, and (ii) all promissory notes and other instruments evidencing all such debt securities (the assets under clauses (i) and (ii), collectively, the “Pledged Debt Securities”); provided that if, to the extent and for so long as any of the foregoing assets constitutes an Excluded Asset, the foregoing assignment, charge, pledge and security interest shall not attach to, and Pledged Debt Securities shall not include, such asset (it being understood that the foregoing assignment, charge, pledge and security interest shall immediately attach to, and Pledged Debt Securities shall immediately include, any such asset (or any portion thereof) upon such asset (or such portion thereof) ceasing to be an Excluded Asset); (c) all other property that may be delivered to and held by the Administrative Agent pursuant to the terms of this Section 2.01 and Section 2.02; (d) subject to Section 2.06, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the Pledged Equity Interests and the Pledged Debt Securities; (e) subject to Section 2.06, all rights and privileges of such Grantor with respect to the securities, instruments and other property referred to in clauses (a), (b), (c) and (d) above; and (f) all Proceeds of any of the foregoing (the items referred to in clauses (a) through (f) above being collectively referred to as the “Pledged Collateral”).
SECTION 2.02. Delivery of the Pledged Collateral. (a) Each Grantor agrees to deliver or cause to be delivered to the Administrative Agent any and all Pledged Securities (i) on the date hereof, in the case of any such Pledged Securities owned by such Grantor on the date hereof, and (ii) on or before the next Quarterly Update Date after the acquisition thereof (and, in any event, as required under the Credit Agreement), in the case of any such Pledged Securities (other than promissory notes) acquired by such Grantor after the date hereof; provided that (A) no Grantor shall be required to deliver to the Administrative Agent any Pledged Securities representing Equity Interests in any Subsidiary that is not a Material Subsidiary or (B) any promissory note

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evidencing Indebtedness of less than US$2,500,000 (or equivalent thereof) (it being understood that such Equity Interests or promissory notes may nonetheless constitute Collateral).
(b) Upon delivery to the Administrative Agent, (i) any Pledged Securities shall be accompanied by undated stock or note powers, as applicable, duly executed by the applicable Grantor in blank or other undated instruments of transfer reasonably satisfactory to the Administrative Agent duly executed by the applicable Grantor in blank and by such other instruments and documents as the Administrative Agent may reasonably request and (ii) all other property comprising part of the Pledged Collateral shall be accompanied by undated instruments of transfer duly executed by the applicable Grantor in blank and such other instruments and documents as the Administrative Agent may reasonably request. Each delivery of Pledged Securities after the date hereof shall be accompanied by a schedule describing such Pledged Securities, provided that failure to attach any such schedule hereto shall not affect the validity of the pledge of any Pledged Securities.
SECTION 2.03. Representations, Warranties and Covenants. The Grantors jointly and severally represent, warrant and covenant to and with the Administrative Agent, for the benefit of the Secured Parties, that:
(a) Schedule II sets forth, as of the date of this Agreement, a true and complete list with respect to each Grantor of (i) all the Pledged Equity Interests owned by such Grantor and the percentage of the issued and outstanding units of each class of the Equity Interests of the issuer thereof represented by the Pledged Equity Interests owned by such Grantor and (ii) all the Pledged Debt Securities owned by such Grantor;
(b) with respect to the Pledged Equity Interests and Pledged Debt Securities issued by the Parent Borrower or any Subsidiary, such Pledged Equity Interests and Pledged Debt Securities have been duly and validly authorized and issued by the issuers thereof and (i) in the case of Pledged Equity Interests, are fully paid and nonassessable and (ii) in the case of Pledged Debt Securities, are legal, valid and binding obligations of the issuers thereof, subject to applicable bankruptcy, insolvency, reorganization, moratorium, winding-up or other laws affecting creditors’ rights generally and to general principles of equity, regardless of whether considered in a proceeding in equity or at law;
(c) except for the security interests granted hereunder and under any other Loan Documents, each of the Grantors (i) is and, subject to any transfers or dispositions made in compliance with the Credit Agreement, will continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule II as owned by such Grantor, (ii) holds the same free and clear of all Liens, other than Liens permitted pursuant to Section 6.01 of the Credit Agreement and transfers and dispositions made in compliance with the Credit Agreement, (iii) will make no further assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than Liens permitted pursuant to Section 6.01 of the Credit Agreement and transfers or dispositions made in compliance with the Credit Agreement, and (iv) will defend its title or interest thereto or therein against any and all Liens (other than the Liens created by this Agreement and the other Loan Documents and other Liens permitted pursuant to Section 6.01 of the Credit Agreement), however arising, of all Persons whomsoever;

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(d) except for restrictions and limitations imposed by the Loan Documents or securities laws generally and by applicable local law in the case of Equity Interests in any Foreign Subsidiary, and, in the case of clause (ii), except for limitations existing as of the date hereof (or, in the case of any Person that becomes a Subsidiary after the date hereof, as of the date such Person becomes a Subsidiary) in the Organizational Documents of any Subsidiary, (i) the Pledged Collateral is and will continue to be freely transferable and assignable and (ii) none of the Pledged Collateral is or will be subject to any option, right of first refusal, shareholders agreement, charter or by-law provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect the pledge of such Pledged Collateral hereunder, the sale, transfer or other disposition thereof pursuant hereto or the exercise by the Administrative Agent of rights and remedies hereunder;
(e) each of the Grantors has the organizational power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated;
(f) no consent or approval of any Governmental Authority, any securities exchange or any other Person is or will be required for the validity of the pledge effected hereby (other than such as have been obtained and are in full force and effect); and
(g) subject to applicable local law in the case of Equity Interests in any Foreign Subsidiary, by virtue of the execution and delivery by the Grantors of this Agreement, when any Pledged Securities are delivered to the Administrative Agent in accordance with this Agreement, the Administrative Agent will obtain a legal, valid and perfected first priority lien upon and security interest in such Pledged Securities (subject to Liens permitted pursuant to the Credit Agreement), as security for the payment and performance of the Obligations.
SECTION 2.04. Certification of Limited Liability Company and Limited Partnership Interests. Subject to applicable local law in the case of Equity Interests in any Foreign Subsidiary, each Grantor acknowledges and agrees that (a) to the extent any interest in any limited liability company, exempted company or limited partnership controlled now or in the future by such Grantor (or by such Grantor and one or more other Loan Parties) and pledged hereunder is a “security” within the meaning of Article 8 of the UCC and is governed by Article 8 of the UCC, such interest shall be certificated, and such certificates shall be delivered to the Administrative Agent in accordance with Section 2.02(a), and (b) each such interest shall at all times hereafter continue to be such a security and represented by such certificate. Each Grantor further acknowledges and agrees that with respect to any interest in any limited liability company, exempted company or limited partnership controlled now or in the future by such Grantor (or by such Grantor and one or more other Loan Parties) and pledged hereunder that is not a “security” within the meaning of Article 8 of the New York UCC, the terms of such interest shall at no time provide that such interest is a “security” within the meaning of Article 8 of the UCC, nor shall such interest be represented by a certificate, unless such Grantor provides prior written notification to the Administrative Agent that the terms of such interest so provide that such interest is a “security” within the meaning of Article 8 of the UCC and such interest is thereafter represented by a certificate, and such certificate shall be delivered to the Administrative Agent in accordance with Section 2.02(a).

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SECTION 2.05. Registration in Nominee Name; Denominations. If an Event of Default shall have occurred and be continuing, the Administrative Agent, on behalf of the Secured Parties, shall have the right (in its discretion) to hold the Pledged Securities in the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Administrative Agent or in its own name as pledgee or chargee, or in the name of its nominee (as pledgee or chargee, or as sub-agent). If an Event of Default shall have occurred and be continuing, the Administrative Agent shall at all times have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any reasonable purpose consistent with this Agreement.
SECTION 2.06. Voting Rights; Dividends and Interest. (a) Unless and until an Event of Default shall have occurred and be continuing and, other than in the case of an Event of Default under Section 7.01(f) of the Credit Agreement, the Administrative Agent shall have notified the Grantors that their rights under this Section 2.06 are being suspended:

(i)
each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Collateral or any part thereof for any purpose consistent with the terms of this Agreement, the Credit Agreement and the other Loan Documents; provided that such rights and powers shall not be exercised in any manner that could reasonably be expected to materially and adversely affect the rights inuring to a holder of any Pledged Collateral or the rights and remedies of any of the Administrative Agent or any other Secured Party under this Agreement, the Credit Agreement or any other Loan Document or the ability of the Secured Parties to exercise the same;

(ii)
the Administrative Agent shall promptly execute and deliver to each Grantor, or cause to be promptly executed and delivered to such Grantor, all such proxies, powers of attorney and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 2.06; and

(iii)
each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Collateral to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and are otherwise paid or distributed in accordance with, the terms and conditions of the Credit Agreement, the other Loan Documents and applicable laws; provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Equity Interests or Pledged Debt Securities, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any amalgamation, merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral and, if received by any Grantor and required to be delivered to the Administrative Agent hereunder, shall not be commingled by such Grantor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Administrative Agent and the other Secured Parties and shall be forthwith delivered to the Administrative

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Agent in the same form as so received (with any endorsements, stock or note powers and other instruments of transfer reasonably requested by the Administrative Agent).
(b) Upon the occurrence and during the continuance of an Event of Default and, other than in the case of an Event of Default under Section 7.01(f) of the Credit Agreement, after the Administrative Agent shall have notified the Grantors of the suspension of their rights under paragraph (a)(iii) of this Section 2.06, all rights of any Grantor to dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to paragraph (a)(iii) of this Section 2.06 shall cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of this Section 2.06 shall be held in trust for the benefit of the Administrative Agent and the other Secured Parties, shall be segregated from other property or funds of such Grantor and shall be forthwith delivered to the Administrative Agent upon demand in the same form as so received (with any endorsements, stock or note powers and other instruments of transfer reasonably requested by the Administrative Agent). Any and all money and other property paid over to or received by the Administrative Agent pursuant to the provisions of this paragraph (b) shall be retained by the Administrative Agent in an account to be established by the Administrative Agent upon receipt of such money or other property, shall be held as security for the payment and performance of the Obligations and shall be applied in accordance with the provisions of Section 4.02. After all Events of Default have been cured or waived and the Parent Borrower has delivered to the Administrative Agent a certificate of a Responsible Officer of the Parent Borrower to that effect, the Administrative Agent shall promptly repay to each Grantor (without interest) all dividends, interest, principal or other distributions that such Grantor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 2.06 and that remain in such account.
(c) Upon the occurrence and during the continuance of an Event of Default and, other than in the case of an Event of Default under Section 7.01(f) of the Credit Agreement, after the Administrative Agent shall have notified the Grantors of the suspension of their rights under paragraph (a)(i) of this Section 2.06, all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 2.06, and the obligations of the Administrative Agent under paragraph (a)(ii) of this Section 2.06, shall cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that, unless otherwise directed by the Required Lenders, the Administrative Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Grantors to exercise such rights. After all Events of Default have been cured or waived and the Parent Borrower has delivered to the Administrative Agent a certificate of a Responsible Officer of the Parent Borrower to that effect, all rights vested in the Administrative Agent pursuant to this paragraph (c) shall cease, and the Grantors shall have the exclusive right to exercise the voting and consensual rights and powers they would otherwise be entitled to exercise pursuant to paragraph (a)(i) of this Section 2.06, and the obligations of the Administrative Agent under paragraph (a)(ii) of this Section shall be in effect.

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(d) Any notice given by the Administrative Agent to the Grantors suspending their rights under paragraph (a) of this Section 2.06 (i) may be given by telephone if promptly confirmed in writing, (ii) may be given with respect to one or more of the Grantors at the same or different times and (iii) may suspend the rights and powers of the Grantors under paragraph (a)(i) or paragraph (a)(iii) in part without suspending all such rights or powers (as specified by the Administrative Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Administrative Agent’s right to give additional notices from time to time suspending other rights and powers so long as an Event of Default has occurred and is continuing.
ARTICLE III

Security Interests in Personal Property
SECTION 3.01. Security Interest. (a) As security for the payment and performance in full of the Obligations, each Grantor hereby grants to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in all right, title and interest in, to and under any and all of the following assets now owned or at any time hereafter acquired by such Grantor or in, to or under which such Grantor now has or at any time hereafter may acquire any right, title or interest (collectively, the “Article 9 Collateral”):
(i) all Accounts;
(ii) all Chattel Paper;
(iii) all cash, cash equivalents and Deposit Accounts;
(iv) all Documents;
(v) all Equipment;
(vi) all General Intangibles, including all Intellectual Property;
(vii) all Inventory;
(viii) all other Goods;
(ix) all Instruments;
(x) all Investment Property;
(xi) all Letter-of-Credit Rights;
(xii) all Commercial Tort Claims described on Schedule IV, as such schedule may be supplemented from time to time pursuant to Section 3.02(f);
(xiii) all books and records pertaining to the Article 9 Collateral; and
(xiv) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

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provided that (A) if, to the extent and for so long as any asset is an Excluded Asset, the Security Interest shall not attach to, and Article 9 Collateral shall not include, such asset (it being understood that the Security Interest shall immediately attach to, and Article 9 Collateral shall immediately include, any such asset (or any portion thereof) upon such asset (or such portion thereof) ceasing to be an Excluded Asset) and (B) for so long as the Dart Security Agreement shall be in effect, the Security Interest shall not attach to, and Article 9 Collateral shall not include, any asset that constitutes Collateral (as defined in the Intercreditor Agreement) (it being understood that the Security Interest shall immediately attach to, and Article 9 Collateral shall immediately include, any such asset (or any portion thereof) upon such asset (or such portion thereof) ceasing to be Collateral (as defined in the Intercreditor Agreement) or the Dart Security Agreement ceasing to be in effect).
(b) Each Grantor hereby irrevocably authorizes the Administrative Agent (or its designee) at any time and from time to time to file in any relevant jurisdiction any financing statements with respect to the Article 9 Collateral or any part thereof and amendments thereto that (i) describe the Collateral covered thereby in any manner that the Administrative Agent reasonably determines is necessary or advisable to ensure the perfection of the security interest in the Article 9 Collateral granted under this Agreement, including indicating the Collateral as “all assets” of such Grantor or words of similar effect, and (ii) contain the information required by Article 9 of the Uniform Commercial Code for the filing of any financing statement or amendment, including whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor. Each Grantor agrees to provide the information required for any such filing to the Administrative Agent promptly upon request.
Each Grantor also ratifies its authorization for the Administrative Agent (or its designee) to file in any relevant jurisdiction any financing statements or amendments thereto with respect to the Article 9 Collateral or any part thereof naming any Grantor as debtor or the Grantors as debtors and the Administrative Agent as secured party, if filed prior to the date hereof.
The Administrative Agent (or its designee) is further authorized by each Grantor to file with the United States Patent and Trademark Office or the United States Copyright Office (or any successor office or, with respect to any Material Foreign Jurisdiction, any similar office in any other country) such documents as may be reasonably necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by such Grantor and naming any Grantor or the Grantors as debtors and the Administrative Agent as secured party. Each Grantor agrees to provide the information or applicable signatures required for any such filing to the Administrative Agent promptly upon request.
(c) The Security Interest and the security interest granted pursuant to Article II are granted as security only and shall not subject the Administrative Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.

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SECTION 3.02. Representations and Warranties. The Grantors jointly and severally represent and warrant to the Administrative Agent, for the benefit of the Secured Parties, that:
(a) Each Grantor has good and valid rights in and title to the Article 9 Collateral with respect to which it has purported to grant the Security Interest, except for Liens permitted under Section 6.01 of the Credit Agreement and defects that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and has full power and authority to grant to the Administrative Agent the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval that has been obtained and except to the extent that failure to obtain such consent or approval, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
(b) The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein, including the exact legal name and jurisdiction of organization of each Grantor, is correct and complete in all material respects as of the date of this Agreement. The Uniform Commercial Code financing statements or other appropriate filings, recordings or registrations prepared by the Administrative Agent based upon the information provided to the Administrative Agent in the Perfection Certificate for filing in each governmental office specified in Schedules [2A and 2B] to the Perfection Certificate (or specified by notice from the Parent Borrower to the Administrative Agent after the date of this Agreement in the case of filings, recordings or registrations required by Sections 5.15 or 5.16 of the Credit Agreement), are all the filings, recordings and registrations (other than filings required to be made in the United States Patent and Trademark Office and the United States Copyright Office in order to perfect the Security Interest in the Article 9 Collateral consisting of United States Patents, United States registered Trademarks (and Trademarks for which United States applications for registration are pending) and United States registered Copyrights (and Copyrights for which United States applications for registration are pending), as of the date of this Agreement) that are necessary to publish notice of and protect the validity of and to establish a perfected security interest in favor of the Administrative Agent (for the benefit of the Secured Parties) in respect of all Article 9 Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States of America (or any political subdivision thereof), and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary with respect to any such Article 9 Collateral in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements. A Master Copyright Security Agreement and a Master Patent and Trademark Security Agreement, in each case containing a description of the Article 9 Collateral consisting of United States Patents, United States registered Trademarks (and Trademarks for which United States applications for registration are pending) and United States registered Copyrights (and Copyrights for which United States applications for registration are pending), as applicable, as of the date of this Agreement, and executed by each Grantor owning any such Article 9 Collateral, have been delivered to the Administrative Agent for recording with the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205 and the regulations thereunder, as applicable, to protect the validity of and to establish perfected security interest in favor of the Administrative Agent (for the benefit of the Secured Parties) in respect of all Article 9 Collateral consisting of United States Patents, United States Trademarks, and United

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States Copyrights in which a security interest may be perfected by filing, recording or registration in the United States of America (or any political subdivision thereof), and no further or subsequent filing, refiling, recording or rerecording is necessary with respect to any such Article 9 Collateral (other than such actions as are necessary to perfect the Security Interest with respect to any Article 9 Collateral consisting of United States Patents, United States Trademarks and United States Copyrights acquired or developed after the date of this Agreement).
(c) The Security Interest constitutes (i) a legal and valid security interest in all the Article 9 Collateral securing the payment and performance of the Obligations, (ii) subject to the filings described in Section 3.02(b), a perfected security interest in all Article 9 Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States of America (or any political subdivision thereof) pursuant to the Uniform Commercial Code or other applicable law in such jurisdictions and (iii) subject to the filings described in Section 3.02(b), a security interest that shall be perfected in all Article 9 Collateral in which a security interest may be perfected upon the receipt and recording of the applicable Master IP Security Agreement with the United States Patent and Trademark Office and the United States Copyright Office, as applicable. The Security Interest is and shall be prior to any other Lien on any of the Article 9 Collateral, other than Liens permitted pursuant to Section 6.01 of the Credit Agreement that have priority as a matter of law.
(d) Schedule III sets forth, as of the date of this Agreement, a true and complete list, with respect to each Grantor, of (i) all Patents that have been granted by the United States Patent and Trademark Office and Patents for which United States applications are pending, (ii) all Copyrights that have been registered with the United States Copyright Office and Copyrights for which United States registration applications are pending and (iii) all Trademarks that have been registered with the United States Patent and Trademark Office and Trademarks for which United States registration applications are pending, in each case specifying the name of the registered owner, title, type of mark, registration or application number and registration date or filing date, if applicable.
(e) Schedule IV sets forth, as of the date of this Agreement, a true and complete list, with respect to each Grantor, of each Commercial Tort Claim in respect of which a complaint or a counterclaim has been filed by such Grantor, seeking damages in an amount reasonably estimated to equal or exceed US$2,500,000, including a summary description of such claim. In the event any Supplemental Perfection Certificate delivered pursuant to Section 5.02(b) of the Credit Agreement or any Supplement shall set forth any Commercial Tort Claim, Schedule IV shall be deemed to be supplemented to include the reference to such Commercial Tort Claim (and the description thereof), in the same form as such reference and description are set forth on such Supplemental Perfection Certificate or Supplement.
SECTION 3.03. Covenants. (a) Each Grantor shall, at its own expense, take any and all commercially reasonable actions necessary to defend title to the Article 9 Collateral against all Persons, except with respect to Article 9 Collateral that such Grantor determines in its reasonable business judgment is no longer necessary or beneficial to the conduct of such Grantor’s business, and to defend the Security Interest of the Administrative Agent in Article 9 Collateral and the priority thereof against any Lien not permitted pursuant to Section 6.01 of the Credit Agreement, subject to the rights of such Grantor under Section 9.17 of the Credit Agreement and

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corresponding provisions of the Security Documents to obtain a release of the Liens created under the Security Documents.
(b) Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments, financing statements, agreements and documents and take all such other actions as the Administrative Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and Taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing and recording of any financing statements or other documents in connection herewith or therewith. Each Grantor will provide to the Administrative Agent, from time to time upon request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created pursuant to this Agreement.
(c) Subject to the limitation on inspection rights and reimbursement obligations in the Credit Agreement, the Administrative Agent and such Persons as the Administrative Agent may reasonably designate shall have the right, at the Grantors’ own cost and expense, to inspect the Article 9 Collateral, all records related thereto (and to make extracts and copies from such records) and the premises upon which any of the Article 9 Collateral is located and to verify under reasonable procedures the identity, validity, amount, quality, quantity, value, condition, location and status of, or any other matter relating to, the Article 9 Collateral, including, in the case of Accounts or Payment Intangibles or Article 9 Collateral in the possession of any third party by contacting Account Debtors or the third party possessing such Article 9 Collateral for the purpose of making such a verification. The Administrative Agent shall have the absolute right to share any information it gains from such inspection or verification with any Secured Party (it being acknowledged that such Secured Party may be subject to confidentiality obligations with respect to such information, including pursuant to Section 9.12 of the Credit Agreement).
(d) At its option, after the occurrence and during the continuance of an Event of Default, the Administrative Agent may discharge past due Taxes, assessments, charges, fees and Liens at any time levied or placed on the Article 9 Collateral that are not permitted by the Credit Agreement, and may pay for the maintenance and preservation of the Article 9 Collateral to the extent any Grantor fails to do so as required by the Credit Agreement, this Agreement or the other Loan Documents, and each Grantor jointly and severally agrees to reimburse the Administrative Agent on demand for any payment made or any expense incurred by the Administrative Agent pursuant to the foregoing authorization (and any such payment made or expense incurred shall be an additional Obligation secured hereby); provided that nothing in this paragraph shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Administrative Agent or any other Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to Taxes, assessments, charges, fees or Liens and maintenance as set forth herein or in the other Loan Documents.
(e) Each Grantor shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Article 9 Collateral, all in accordance with the terms and conditions thereof, and each Grantor

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jointly and severally agrees to indemnify and hold harmless the Administrative Agent and the Secured Parties from and against any and all liability for such performance.
(f) None of the Grantors shall make or permit to be made any transfer of the Article 9 Collateral and each Grantor shall remain at all times in possession or control of the Article 9 Collateral owned by it, except that unless and until the Administrative Agent shall notify the Grantors that an Event of Default shall have occurred and be continuing and that during the continuance thereof the Grantors shall not sell, convey, lease, assign, transfer or otherwise dispose of any Article 9 Collateral (which notice may be given by telephone if promptly confirmed in writing), the Grantors may use and dispose of the Article 9 Collateral in any lawful manner not inconsistent with the provisions of this Agreement, the Credit Agreement and the other Loan Documents.
(g) None of the Grantors will, without the Administrative Agent’s prior written consent, grant any extension of the time of payment of any Accounts or Payment Intangibles included in the Article 9 Collateral, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof or allow any credit or discount whatsoever thereon, other than extensions, compromises, settlements, releases, credits or discounts granted or made in the ordinary course of business, consistent with its past practices, or otherwise in accordance with such prudent and standard practice as are used in industries that are the same as or similar to those in which such Grantor is engaged.
SECTION 3.04. Covenants Regarding Patent, Trademark and Copyright Collateral. (a) To the extent determined by such Grantor in its reasonable and good faith judgment to be prudent business conduct, each Grantor agrees that it will use commercially reasonable efforts not to do any act or omit to do any act whereby any Patent owned by such Grantor and that is material to the conduct of the business of the Parent Borrower and the Subsidiaries may become invalidated or dedicated to the public (except as a result of expiration of such Patent at the end of its statutory term), and agrees that it shall continue to mark any products covered by any such Patent with the relevant patent number as required under applicable patent laws to establish and preserve its rights thereunder; ); provided that such Grantor may let lapse or abandon (including failure to maintain) in the ordinary course of business any such Patent that is not used, or ceases to be used, in the business of the Parent Borrower and the Subsidiaries or is no longer economically practicable or commercially desirable to maintain or use in the business the Parent Borrower and the Subsidiaries.
(b) To the extent determined by such Grantor in its reasonable and good faith judgment to be prudent business conduct, each Grantor will use commercially reasonable efforts, for each Trademark owned by such Grantor and that is material to the conduct of the business of the Parent Borrower and the Subsidiaries, to maintain such Trademark in full force free from any valid claim of abandonment or invalidity for non‑use; provided that such Grantor may let lapse or abandon (including failure to maintain) in the ordinary course of business any registrations or applications for registration of any such Trademark that is not used, or ceases to be used, in the business of the Parent Borrower and the Subsidiaries or is no longer economically practicable or commercially desirable to maintain or use in the business of the Parent Borrower and the Subsidiaries.

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(c) Each Grantor shall notify the Administrative Agent, on or before the next Quarterly Update Date, if, to the knowledge of a Responsible Officer of such Grantor, any Patent, Trademark or Copyright owned by such Grantor that is material to the conduct of the business of the Parent Borrower and the Subsidiaries may become abandoned, lost or dedicated to the public, or of any materially adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, United States Copyright Office or any court or similar office of any country) regarding such Grantor’s ownership of any such Patent, Trademark or Copyright, such Grantor’s right to register the same or such Grantor’s right to keep and maintain the same.
(d) To the extent determined by such Grantor in its reasonable and good faith judgment to be prudent business conduct, each Grantor will take all commercially reasonable steps (i) in any proceeding before the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States of America or in any other country or any political subdivision thereof, to maintain and pursue each material application relating to the Patents, Trademarks and/or Copyrights owned by such Grantor (and to obtain the relevant grant or registration) and (ii) to maintain each issued Patent and each registration of the Trademarks and Copyrights that is owned by such Grantor and is material to the conduct of any Grantor’s business, including timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if consistent with good business judgment, to initiate opposition, interference and cancelation proceedings against third parties; provided that such Grantor may let lapse or abandon (including failure to maintain) in the ordinary course of business any registrations or applications for registration of any such Patent, Trademark or Copyright that is not used, or ceases to be used, in the business of such Grantor or is no longer economically practicable or commercially desirable to maintain or use in the business of such Grantor.
(e) Each Grantor shall notify the Administrative Agent, if, to the knowledge of a Responsible Officer of such Grantor, any Article 9 Collateral consisting of a Patent, Trademark or Copyright owned by such Grantor that is material to the conduct of any Grantor’s business has been infringed, misappropriated or diluted by a third party, and shall, if consistent with its good business judgment to be determined by such Grantor in its good faith discretion, promptly take actions as are appropriate under the circumstances to protect such Article 9 Collateral, except where this failure to do so could not reasonably be expected to have a Material Adverse Effect.
(f) Upon the occurrence and during the continuance of an Event of Default, each Grantor shall, upon request of the Administrative Agent, use its commercially reasonable efforts to obtain all requisite consents or approvals by the licensor of each Copyright License, Patent License or Trademark License under which such Grantor is a licensee to effect the assignment of all such Grantor’s right, title and interest thereunder to the Administrative Agent or its designee.
ARTICLE IV

Remedies
SECTION 4.01. Remedies upon Default. Upon the occurrence and during the continuance of an Event of Default, each Grantor agrees to deliver each item of Collateral to the Administrative

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Agent on demand, and it is agreed that, upon the occurrence and during the continuance of an Event of Default, the Administrative Agent shall have the right to take any of or all the following actions at the same or different times: (a) with respect to any Article 9 Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Article 9 Collateral by the applicable Grantors to the Administrative Agent, and (b) with or without legal process and with or without prior notice or demand for performance, to take possession of the Article 9 Collateral and without liability for trespass to enter any premises where the Article 9 Collateral may be located for the purpose of taking possession of or removing the Article 9 Collateral and, generally, to exercise any and all rights afforded to a secured party under the Uniform Commercial Code or other applicable law. Without limiting the generality of the foregoing, each Grantor agrees that, upon the occurrence and during the continuance of an Event of Default, the Administrative Agent shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Administrative Agent shall deem appropriate. The Administrative Agent shall be authorized at any such sale of securities (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons that will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Administrative Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any sale of Collateral shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal that such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.
The Administrative Agent shall give the applicable Grantors 10 Business Days’ prior written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9 611 of the New York UCC or its equivalent in other jurisdictions) of the Administrative Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Administrative Agent may fix and state in the notice (if any) of such sale. At any such sale, but only during the continuance of an Event of Default, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Administrative Agent may (in its sole and absolute discretion) determine. The Administrative Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Administrative Agent until the sale price is paid by the purchaser or purchasers thereof, but the Administrative Agent and the other Secured Parties shall not incur

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any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. In the event of a foreclosure by the Administrative Agent on any of the Collateral pursuant to a public or private sale, transfer or other disposition, the Administrative Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale, transfer or other disposition, and the Administrative Agent, at the direction of the Required Lenders, as agent for and representative of the Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Loan Document Obligations as a credit on account of the purchase price for any Collateral payable by the Administrative Agent on behalf of the Secured Parties at such sale, transfer or other disposition. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof that is entered into during the continuance of an Event of Default shall be treated as a sale thereof; the Administrative Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Administrative Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Administrative Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court appointed receiver. Any sale pursuant to the provisions of this Section 4.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9 610(b) of the New York UCC or its equivalent in other jurisdictions.
SECTION 4.02. Application of Proceeds. The Administrative Agent shall apply the proceeds of any collection or sale of Collateral, including any Collateral consisting of cash, as follows:
FIRST, to the payment of all costs and expenses incurred by the Administrative Agent in connection with such collection or sale or incurred by the Administrative Agent in connection with any Loan Document or any of the Obligations, including all court costs and the fees and expenses of agents and legal counsel to the Administrative Agent, the repayment of all advances made by the Administrative Agent hereunder or under any other Loan Document on behalf of any Loan Party and any other costs or expenses incurred by the Administrative Agent in connection with the exercise of any right or remedy hereunder or under any other Loan Document;
SECOND, to the payment in full of the Obligations (the amounts so applied to be distributed, as among the Secured Parties holding the Loan Document Obligations, the Designated Cash Management Obligations and the Designated Swap Obligations (treating each such category of Obligations as if it were a separate class of Obligations), pro rata in accordance with the respective amounts of such classes of the Obligations owed to them on the date of any such distribution and, as to the amounts so distributed with respect to the Loan Document Obligations, to be further distributed, as among the Secured Parties holding the Loan Document Obligations, in accordance with Section 7.03 of the Credit Agreement); and

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THIRD, to the Grantors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.
The Administrative Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Administrative Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Administrative Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Administrative Agent or such officer or be answerable in any way for the misapplication thereof. The Grantors shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all Obligations, including any attorneys’ fees and other expenses incurred by Administrative Agent or any other Secured Party to collect such deficiency. Notwithstanding the foregoing, the proceeds of any collection, sale, foreclosure or realization upon any Collateral of any Subsidiary Grantor, including any Collateral consisting of cash, shall not be applied to any Excluded Swap Obligation of such Subsidiary Grantor and shall instead be applied to other Obligations.
SECTION 4.03. Grant of License to Use Intellectual Property. For the purpose of enabling the Administrative Agent to exercise rights and remedies under this Article IV at such time as the Administrative Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Administrative Agent, for the benefit of the Secured Parties, an irrevocable nonexclusive license solely to the extent such Grantor has the right to do so and solely to the extent the grant thereof does not constitute a breach of any contract (exercisable without payment of royalty or other compensation to the Grantors) to use, license or sublicense any of the Article 9 Collateral consisting of Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof, the right to prosecute and maintain all Intellectual Property and the right to sue for infringement of the Intellectual Property. Upon the occurrence and during the continuance of an Event of Default, each Grantor further agrees to reasonably cooperate with the Administrative Agent, in any attempt to prosecute or maintain the Intellectual Property or sue for infringement of the Intellectual Property. The use of such license by the Administrative Agent may be exercised, at the option of the Administrative Agent, only upon the occurrence and during the continuation of an Event of Default; provided that any license, sublicense or other transaction entered into by the Administrative Agent in accordance herewith shall be binding upon the Grantors notwithstanding any subsequent cure of an Event of Default. Each Grantor irrevocably agrees that, upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may sell any of such Grantor’s Inventory directly to any Person, including Persons that have previously purchased the Grantor’s Inventory from such Grantor, and in connection with any such sale or other enforcement of the Administrative Agent’s rights under this Agreement, may sell Inventory that bears any Trademark owned by or licensed to such Grantor and any Inventory that is covered by any Copyright owned by or licensed to such Grantor, and the Administrative Agent may finish any work in process and affix any Trademark owned by or licensed to such Grantor and sell such Inventory as provided herein.

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SECTION 4.04. Securities Act. In view of the position of the Grantors in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the Securities Act as now or hereafter in effect or any similar statute hereafter enacted analogous in purpose or effect (the Securities Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Collateral permitted hereunder. Each Grantor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Administrative Agent if the Administrative Agent were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Administrative Agent in any attempt to dispose of all or part of the Pledged Collateral under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. Each Grantor recognizes that in light of such restrictions and limitations the Administrative Agent may, with respect to any sale of the Pledged Collateral, and shall be authorized to, limit the purchasers to those who will agree, among other things, to acquire such Pledged Collateral for their own account for investment, and not with a view to the distribution or resale thereof, and upon consummation of any such sale may assign, transfer and deliver to the purchaser or purchasers thereof the Pledged Collateral so sold. Each Grantor acknowledges and agrees that in light of such restrictions and limitations, the Administrative Agent, in its sole and absolute discretion, (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws or, to the extent applicable, Blue Sky or other state securities laws and (b) may approach and negotiate with a limited number of potential purchasers (including a single potential purchaser) to effect such sale. Each Grantor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Administrative Agent shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that the Administrative Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a limited number of potential purchasers (or a single purchaser) were approached. The provisions of this Section 4.04 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Administrative Agent sells.
ARTICLE V

Miscellaneous
SECTION 5.01. Notices. All notices and other communications hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to any Subsidiary Grantor shall be given to it in care of the Parent Borrower as provided in Section 9.01 of the Credit Agreement.

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SECTION 5.02. Waivers; Amendment. (a) No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Grantor herefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance, amendment, renewal or extension of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender, any Issuing Bank or any Affiliate of any of the foregoing may have had notice or knowledge of such Default at the time. Notwithstanding anything herein to the contrary, no sale, assignment, novation, transfer or delegation by any Lender of any of its rights or obligations under the Credit Agreement or any other Loan Document shall, or shall be deemed, to extinguish any of the rights, benefits or privileges afforded by any Grantor created hereunder in relation to such of its rights or obligations, and all such rights, benefits and privileges shall continue to accrue, to the full extent thereof, for the benefit of the assignee, transferee or delegee of such Lender in connection with each such sale, assignment, novation, transfer and delegation. No notice or demand on any Grantor in any case shall entitle any Grantor to any other or further notice or demand in similar or other circumstances.
(b) Except as provided in Section 5.14 hereof, neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Grantor or Grantors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.02 of the Credit Agreement.
(c) This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.
SECTION 5.03. Administrative Agent’s Fees and Expenses; Indemnification. (a) Each Subsidiary Grantor agrees, jointly and severally, to pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent and its Affiliates (which, in the case of this clause (i), shall be limited to a single U.S. counsel, and, if reasonably necessary, a single local counsel in each other relevant jurisdiction (which may be a single local counsel acting in multiple jurisdictions), in connection with the preparation and administration of this Agreement or any other Loan Document or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all out-of-pocket expenses incurred by the Administrative Agent, any Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for

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the Administrative Agent, any Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement or any other Loan Document, including its rights under this Section 5.03, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of the Loans or Letters of Credit. For the avoidance of doubt, this Section 5.03 shall not apply with respect to Taxes, which shall be governed by Sections 2.14 and 2.16 of the Credit Agreement.
(b) Each Subsidiary Grantor, jointly and severally, shall indemnify the Administrative Agent (and any sub-agent thereof), the Collateral Agent (and any sub-agent thereof), each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, penalties, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or (ii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether initiated against or by any party to this Agreement or any other Loan Document, any Affiliate of any of the foregoing or any third party and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or any of its Related Parties, (y) result from a claim brought by any Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (z) result from a claim not involving an act or omission of the Parent Borrower or any Subsidiary and that is brought by an Indemnitee against another Indemnitee (other than against the Administrative Agent, any Arranger or any other titled Person in its capacity or in fulfilling its role as such). This Section 5.03 shall not apply with respect to Taxes other than any Taxes that represent losses or damages arising from any non-Tax claim.
(c) To the extent permitted by applicable law, no Subsidiary Grantor shall assert, and each Subsidiary Grantor hereby waives, any claim against any Indemnitee, on any theory of liability, (i) for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet and Electronic Systems), except to the extent such damages are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, or (ii) for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby. To the extent permitted by applicable law, each Secured Party shall not assert, and hereby waives, any claim against any Subsidiary Grantor, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to

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direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transaction, any Loan or Letter of Credit or the use of the proceeds thereof; provided, that nothing in this sentence shall limit the Subsidiary Grantors indemnity and reimbursement obligations set forth in this Section 5.03 or any other Loan Document or separately agreed, including such indemnity and reimbursement obligations with respect to any special, indirect, consequential or punitive damages arising out of, in connection with or as a result of any claim, litigation, investigation or proceeding brought against any Indemnitee by any third party.
(d) All amounts due under this Section 5.03 shall be payable promptly after written demand therefor.
(e) BY ACCEPTING THE BENEFITS OF THIS AGREEMENT AND THE SECURITY INTERESTS CREATED HEREBY, EACH SECURED PARTY SHALL BE DEEMED TO HAVE ACKNOWLEDGED THE PROVISIONS OF ARTICLE VIII OF THE CREDIT AGREEMENT AND AGREED TO BE BOUND BY SUCH PROVISIONS AS FULLY AS IF THEY WERE SET FORTH HEREIN.
SECTION 5.04. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party.
SECTION 5.05. Survival of Agreement. All covenants, agreements, representations and warranties made by the Grantors in this Agreement or any other Loan Document and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Administrative Agent, the Arrangers, the Lenders and the Issuing Banks and shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by or on behalf of the Administrative Agent, the Arrangers, the Lenders and the Issuing Banks and notwithstanding that the Administrative Agent, any Arranger, any Lender or any Issuing Bank or any Affiliate of the foregoing may have had notice or knowledge of any Default or incorrect representation or warranty at the time any Loan Document is executed and delivered or any credit is extended under the Credit Agreement, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under the Credit Agreement is outstanding and unpaid or any LC Exposure is outstanding and so long as the Revolving Commitments have not expired or terminated. The provisions of Section 5.03 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated by the Loan Documents, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Revolving Commitments or the termination of this Agreement or any provision hereof.
SECTION 5.06. Counterparts; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by fax or any other electronic imaging shall be effective as delivery of a manually executed counterpart of this Agreement. This

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Agreement shall become effective as to any Grantor when a counterpart hereof executed on behalf of such Grantor shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon such Grantor and the Administrative Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Grantor, the Administrative Agent and the other Secured Parties and their respective successors and assigns, except that no Grantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein (and any attempted assignment or transfer by any Grantor shall be null and void), except as expressly provided in this Agreement and the Credit Agreement.
SECTION 5.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
SECTION 5.08. Right of Set-off. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any of the Grantors against any of and all the obligations of the Grantors now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section 5.08 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.
SECTION 5.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.
(b) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the Grantors hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding brought by it shall be brought, and heard and determined, exclusively in such Federal court or, in the event such Federal court lacks subject matter jurisdiction, such New York State court. Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Grantor or any of its properties in the courts of any jurisdiction.

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(c) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each party hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d) Each party hereto hereby irrevocably consents to service of process in the manner provided for notices in Section 5.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement or any other Loan Document to serve process in any other manner permitted by law.
SECTION 5.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
SECTION 5.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or to be taken into consideration in interpreting, this Agreement.
SECTION 5.12. Security Interest Absolute. All rights of the Administrative Agent hereunder, the Security Interest, the grant of a security interest in the Pledged Collateral and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee securing or guaranteeing all or any of the Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Obligations or this Agreement.
SECTION 5.13. Termination or Release. (a) This Agreement, the Security Interest and all other security interests granted hereby shall automatically terminate and be released when all the Loan

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Document Obligations (other than contingent obligations for indemnification, expense reimbursement or tax or yield protection as to which no claim has been made) have been paid in full in cash, the Lenders have no further commitment to lend under the Credit Agreement, the LC Exposure has been reduced to zero and the Issuing Banks have no further obligations to issue, amend or extend Letters of Credit under the Credit Agreement.
(b) The Security Interest and all other security interests granted hereby shall also be released at the time or times and in the manner set forth in Section 9.17 of the Credit Agreement.
(c) In connection with any termination or release pursuant to paragraph (a) or (b) of this Section, the Administrative Agent shall execute and deliver to any Grantor, at such Grantor’s expense, all documents that such Grantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents by the Administrative Agent pursuant to this Section shall be without recourse to or warranty by the Administrative Agent.
SECTION 5.14. Additional Grantors. Pursuant to the Credit Agreement, certain Subsidiaries not a party hereto on the date of this Agreement are required to enter in this Agreement. Upon the execution and delivery by the Administrative Agent and any such Subsidiary of a Supplement, such Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as such herein. The execution and delivery of any Supplement shall not require the consent of any other Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any additional Subsidiary as a party to this Agreement.
SECTION 5.15. Administrative Agent Appointed Attorney-in-Fact. Each Grantor hereby appoints the Administrative Agent the attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Administrative Agent may deem necessary for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is exercisable only after the occurrence and during the continuance of an Event of Default, and is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Administrative Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Administrative Agent’s name or in the name of such Grantor (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral; (d) to send verifications of Accounts or Payment Intangibles; (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (g) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Administrative Agent; and (h) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things

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necessary to carry out the purposes of this Agreement, as fully and completely as though the Administrative Agent were the absolute owner of the Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating the Administrative Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Administrative Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Administrative Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their Related Parties shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or wilful misconduct, as determined by a court of competent jurisdiction in a final and non-appealable judgment.
[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

TUPPERWARE BRANDS CORPORATION
By:

Name:
Title:

DART INDUSTRIES INC.
By:

Name:
Title:

[OTHER GRANTORS]
By:

Name:
Title:

SIGNATURE PAGE TO MASTER COLLATERAL AGREEMENT

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JPMORGAN CHASE BANK, N.A., as the Administrative Agent,
By:

Name:
Title:

SIGNATURE PAGE TO MASTER COLLATERAL AGREEMENT

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Schedule I to the
Master Collateral Agreement

INITIAL SUBSIDIARY GRANTORS

Name	Jurisdiction of Formation or Incorporation

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Schedule II to the
Master Collateral Agreement

PLEDGED EQUITY INTERESTS

Grantor	Issuer (including jurisdiction of organization)	Certificate Number	Number and Class of Equity Interests	Percentage of Equity Interests

PLEDGED DEBT SECURITIES

Grantor	Issuer	Principal Amount	Date of Note	Maturity Date

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Schedule III to the
Master Collateral Agreement

U.S. COPYRIGHTS OWNED BY [NAME OF GRANTOR]
[Make a separate page of Schedule III for each Grantor and state if no copyrights are owned. List in numerical order by Registration No.]
U.S. Copyright Registrations

Registered Owner	Title	Reg. No.	Reg. Date

U.S. Pending Copyright Applications for Registration

Registered Owner	Title	App. No.	Date Filed

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PATENTS OWNED BY [NAME OF GRANTOR]
[Make a separate page of Schedule III for each Grantor and state if no patents are owned. List in numerical order by patent no./patent application no.]
U.S. Patent Registrations

Registered Owner	Title	Reg. No.	Issue Date

U.S. Patent Applications

Registered Owner	Title	App. No.	Date Filed

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TRADEMARK/TRADE NAMES OWNED BY [NAME OF GRANTOR]
[Make a separate page of Schedule III for each Grantor and state if no trademarks/trade names are owned. List in numerical order by trademark registration/application no.]
U.S. Trademark Registrations

Registered Owner	Mark	Reg. No.	Reg. Date

U.S. Trademark Applications

Registered Owner	Mark	App. No.	Date Filed

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Schedule IV to the
Master Collateral Agreement

COMMERCIAL TORT CLAIMS

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Exhibit I to the
Master Collateral Agreement

SUPPLEMENT NO. __ dated as of [ ] (this “Supplement”), to the Master Collateral Agreement dated as of [ ], (the “Master Collateral Agreement”), among TUPPERWARE BRANDS CORPORATION, DART INDUSTRIES INC., the other GRANTORS party thereto and JPMORGAN CHASE BANK, N.A., as the Administrative Agent.
Reference is made to (a) the Second Amended and Restated Credit Agreement dated as of March 29, 2019 (as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Tupperware Brands Corporation, a Delaware corporation (the “Parent Borrower”), Tupperware Nederland B.V. (formerly known as Tupperware International Holdings B.V.), a besloten vennootschap met beperkte aansprakelijkheid organized under the laws of the Netherlands, registered with the Dutch trade register under number 27119364, Administradora Dart, S. de R.L. de C.V., a limited liability corporation (sociedad de responsabilidad limitada de capital variable) organized under the laws of Mexico, and Tupperware Brands Asia Pacific Pte. Ltd., a private limited liability company incorporated under the laws of Singapore, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent and (b) the Master Collateral Agreement.
Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Credit Agreement and the Master Collateral Agreement, as applicable.
The Grantors have entered into the Master Collateral Agreement in order to induce the Lenders and Issuing Banks to extend credit to the Borrowers and as consideration for extensions of the credit previously made continuing to be outstanding. Section 5.14 of the Master Collateral Agreement provides that additional Subsidiaries may become Grantors under the Master Collateral Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Grantor”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Grantor under the Master Collateral Agreement in order to induce the Lenders and Issuing Banks to make additional extensions of credit under the Credit Agreement and as consideration for extensions of the credit previously made continuing to be outstanding.
Accordingly, the Administrative Agent and the New Grantor agree as follows:
SECTION 1. In accordance with Section 5.14 of the Master Collateral Agreement, the New Grantor by its signature below becomes a Grantor under the Master Collateral Agreement with the same force and effect as if originally named therein as a Grantor, and the New Grantor hereby agrees to all the terms and provisions of the Master Collateral Agreement applicable to it as a Grantor thereunder. In furtherance of the foregoing, the New Grantor, as security for the payment and performance in full of the Obligations (as defined in the Master Collateral Agreement), does hereby grant to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in all of the New Grantor’s right, title and interest in, to and under the Pledged Collateral and the Article 9 Collateral. Each reference to a “Grantor” and “Subsidiary Grantor” in the Master Collateral Agreement shall be deemed to include the New Grantor. The Master Collateral Agreement is hereby incorporated herein by reference.

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SECTION 2. The New Grantor represents and warrants to the Administrative Agent and the other Secured Parties that (a) the execution and delivery by the New Grantor of this Supplement, and the performance by the New Grantor of this Supplement and the Master Collateral Agreement, have been duly authorized by all necessary corporate or other organizational action, (b) this Supplement has been duly executed and delivered by the New Grantor and (c) each of this Supplement and the Master Collateral Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, winding-up or other laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether considered in a proceeding in equity or at law).
SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Supplement by fax or any other electronic imaging means shall be effective as delivery of a manually signed counterpart of this Supplement. This Supplement shall become effective when a counterpart hereof executed on behalf of the New Grantor shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon the New Grantor and the Administrative Agent and their respective permitted successors and assigns, and shall inure to the benefit of the New Grantor, the Administrative Agent and the other Secured Parties and their respective successors and assigns, except that the New Grantor shall not have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any attempted assignment or transfer by the New Grantor shall be null and void) except as expressly provided in the Master Collateral Agreement and the Credit Agreement.
SECTION 4. The New Grantor hereby represents and warrants that (a) Schedule I sets forth, as of the date hereof, the true and correct legal name of the New Grantor, its jurisdiction of organization and the location of its chief executive office, (b) Schedule II sets forth, as of the date hereof, a true and complete list of (i) all the Pledged Equity Interests owned by the New Grantor and the percentage of the issued and outstanding units of each class of the Equity Interests of the issuer thereof represented by the Pledged Equity Interests owned by the New Grantor and (ii) all the Pledged Debt Securities owned by the New Grantor and (c) Schedule III sets forth, as of the date hereof, a true and complete list of (i) all Copyrights that have been registered with the United States Copyright Office and Copyrights for which United States registration applications are pending and that, in each case, are owned by the New Grantor, (ii) all exclusive Copyright Licenses under which the New Grantor is a licensee with respect to United States registered Copyrights (and Copyrights for which United States applications for registration are pending), (iii) all Patents that have been granted by the United States Patent and Trademark Office and Patents for which United States applications are pending and that, in each case, are owned by the New Grantor and (iv) all Trademarks that have been registered with the United States Patent and Trademark Office and Trademarks for which United States registration applications are pending and that, in each case, are owned by the New Grantor, in each case specifying, true and completely the name of the registered owner, title, type of mark, registration or application number, expiration date (if already registered) or filing date, a brief description thereof and, if applicable, the licensee and licensor, and (d) Schedule IV sets forth, as of the date

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hereof, each Commercial Tort Claim in respect of which a complaint or counterclaim has been filed by the New Grantor seeking damages in an reasonably estimated to equal or exceed US$2,500,000, including a summary description of such claim.
SECTION 5. Except as expressly supplemented hereby, the Master Collateral Agreement shall remain in full force and effect.
SECTION 6. THIS SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.
SECTION 7. Any provision of this Supplement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the Master Collateral Agreement.
SECTION 9.    The provisions of Sections 5.02, 5.04, 5.05, 5.09 and 5.10 of the Master Collateral Agreement are hereby incorporated by reference herein as if set forth in full force herein, mutatis mutandis.

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IN WITNESS WHEREOF, the New Grantor and the Administrative Agent have duly executed this Supplement to the Master Collateral Agreement as of the day and year first above written.

[NAME OF NEW GRANTOR]
by

Name:
Title:

JPMORGAN CHASE BANK, N.A., as the Administrative Agent
by

Name:
Title:

SIGNATURE PAGE TO SUPPLEMENT TO MASTER COLLATERAL AGREEMENT

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Schedule I
to Supplement No. __ to
the Master Collateral Agreement

NEW GRANTOR INFORMATION

Name	Jurisdiction of Organization	Location of Chief Executive Office

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Schedule II
to Supplement No. __ to
the Master Collateral Agreement

PLEDGED EQUITY INTERESTS

Grantor	Issuer (including jurisdiction of organization)	Certificate Number	Number and Class of Equity Interests	Percentage of Equity Interests

PLEDGED DEBT SECURITIES

Grantor	Issuer	Principal Amount	Date of Note	Maturity Date

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2

U.S. COPYRIGHTS OWNED BY [NAME OF GRANTOR]
[Make a separate page of Schedule III for each Grantor and state if no copyrights are owned. List in numerical order by Registration No.]
U.S. Copyright Registrations

Registered Owner	Title	Reg. No.	Reg. Date

U.S. Pending Copyright Applications for Registration

Registered Owner	Title	App. No.	Date Filed

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Schedule III
to Supplement No. __ to
the Master Collateral Agreement

PATENTS OWNED BY [NAME OF GRANTOR]
[Make a separate page of Schedule III for each Grantor and state if no patents are owned. List in numerical order by patent no./patent application no.]
U.S. Patent Registrations

Registered Owner	Type	Reg. No.	Issue Date

U.S. Patent Applications

Registered Owner	Title	App. No.	Date Filed

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2

TRADEMARK/TRADE NAMES OWNED BY [NAME OF GRANTOR]
[Make a separate page of Schedule III for each Grantor and state if no trademarks/trade names are owned. List in numerical order by trademark registration/application no.]
U.S. Trademark Registrations

Registered Owner	Mark	Reg. No.	Reg. Date

U.S. Trademark Applications

Registered Owner	Mark	App. No.	Date Filed

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Schedule IV
to Supplement No. __ to
the Master Collateral Agreement

COMMERCIAL TORT CLAIMS

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Exhibit II to
the Master Collateral Agreement

[FORM OF] MASTER COPYRIGHT SECURITY AGREEMENT dated as of [ ] (this “Agreement”), among TUPPERWARE BRANDS CORPORATION, [a [insert state and entity type] located at [insert address]], DART INDUSTRIES INC., [a [●] corporation located at [insert address]], the other GRANTORS from time to time party hereto and JPMORGAN CHASE BANK, N.A., [a [insert state and entity type] located at [insert address]] as the Administrative Agent.
Reference is made to (a) the Second Amended and Restated Credit Agreement dated as of March 29, 2019 (as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Parent Borrower, Tupperware Nederland B.V. (formerly known as Tupperware International Holdings B.V.), a besloten vennootschap met beperkte aansprakelijkheid organized under the laws of the Netherlands, registered with the Dutch trade register under number 27119364, Administradora Dart, S. de R.L. de C.V., a limited liability corporation (sociedad de responsabilidad limitada de capital variable) organized under the laws of Mexico, and Tupperware Brands Asia Pacific Pte. Ltd., a private limited liability company incorporated under the laws of Singapore, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent and (b) the Master Collateral Agreement referred to therein. The Lenders and the Issuing Banks have agreed to extend credit to the Borrowers subject to the terms and conditions set forth in the Credit Agreement.
SECTION 1. Terms. Each capitalized term used but not otherwise defined herein shall have the meaning specified in the Credit Agreement or the Master Collateral Agreement, as applicable. The rules of construction specified in Section 1.03 of the Credit Agreement also apply to this Agreement, mutatis mutandis.
SECTION 2. Grant of Security Interest. As security for the payment and performance in full of the Obligations, each Grantor pursuant to the Master Collateral Agreement did, and hereby does, grant to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in all of such Grantor’s right, title and interest in, to and under any and all of the following assets now owned or at any time hereafter acquired by such Grantor or in, to or under which such Grantor now has or at any time hereafter may acquire any right, title or interest (collectively, the “Copyright Collateral”):
(a)(i) all copyright rights in any work subject to the copyright laws of the United States of America or any other country or any political subdivision thereof, whether as author, assignee, transferee or otherwise, (ii) all registrations and applications for registration of any such copyright in the United States of America or any other country, including registrations, recordings, supplemental registrations, pending applications for registration, and renewals in the United States Copyright Office (or any similar office in any other country or any political subdivision thereof), including, in the case of any Grantor, any of the foregoing set forth under its name on Schedule I, and (iii) any other rights corresponding to the foregoing, including moral rights; and

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(b) in each case, other than any such asset if, to the extent and for so long as such asset does not, pursuant to the final proviso of Section 3.01(a) of the Master Collateral Agreement, constitute Article 9 Collateral.
SECTION 3. Collateral Agreement. The security interests granted to the Administrative Agent herein are granted in furtherance, and not in limitation of, the security interests granted to the Administrative Agent pursuant to the Master Collateral Agreement. Each Grantor hereby acknowledges and affirms that the rights and remedies of the Administrative Agent with respect to the Copyright Collateral are more fully set forth in the Master Collateral Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Master Collateral Agreement, the terms of the Master Collateral Agreement shall govern.
SECTION 4. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by fax, emailed pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement.
SECTION 5. Incorporation by Reference. The provisions of Sections 5.02, 5.04, 5.09 and 5.10 of the Master Collateral Agreement are hereby incorporated by reference herein as if set forth in full force herein, mutatis mutandis.
[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

TUPPERWARE BRANDS CORPORATION
By:

Name:
Title:

DART INDUSTRIES INC.
By:

Name:
Title:

[OTHER GRANTORS]
By:

Name:
Title:

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JPMORGAN CHASE BANK, N.A., as the Administrative Agent
By:

Name:
Title:

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SCHEDULE I

U.S. COPYRIGHTS OWNED BY [NAME OF GRANTOR]
[Make a separate page of Schedule III for each Grantor and state if no copyrights are owned. List in numerical order by Registration No.]
U.S. Copyright Registrations

Registered Owner	Title	Reg. No.	Reg. Date

U.S. Pending Copyright Applications for Registration

Registered Owner	Title	App. No.	Date Filed

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Exhibit III to
the Master Collateral Agreement

[FORM OF] MASTER PATENT AND TRADEMARK SECURITY AGREEMENT dated as of [ ] (this “Agreement”), among TUPPERWARE BRANDS CORPORATION, [a [insert state and entity type] located at [insert address]], DART INDUSTRIES INC., [a [●] corporation located at [insert address]], the other GRANTORS from time to time party hereto and JPMORGAN CHASE BANK, N.A., [a [insert state and entity type] located at [insert address]] as the Administrative Agent.
Reference is made to (a) the Second Amended and Restated Credit Agreement dated as of March 29, 2019 (as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Parent Borrower, Tupperware Nederland B.V. (formerly known as Tupperware International Holdings B.V.), a besloten vennootschap met beperkte aansprakelijkheid organized under the laws of the Netherlands, registered with the Dutch trade register under number 27119364, Administradora Dart, S. de R.L. de C.V., a limited liability corporation (sociedad de responsabilidad limitada de capital variable) organized under the laws of Mexico, and Tupperware Brands Asia Pacific Pte. Ltd., a private limited liability company incorporated under the laws of Singapore, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent and (b) the Master Collateral Agreement referred to therein. The Lenders and Issuing Banks have agreed to extend credit to the Borrowers subject to the terms and conditions set forth in the Credit Agreement.
SECTION 1. Terms. Each capitalized term used but not otherwise defined herein shall have the meaning specified in the Credit Agreement or the Master Collateral Agreement, as applicable. The rules of construction specified in Section 1.03 of the Credit Agreement also apply to this Agreement, mutatis mutandis.
SECTION 2. Grant of Security Interest. As security for the payment and performance in full of the Obligations, each Grantor pursuant to the Master Collateral Agreement did, and hereby does, grant to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in all of such Grantor’s right, title and interest in, to and under any and all of the following assets now owned or at any time hereafter acquired by such Grantor or in, to or under which such Grantor now has or at any time hereafter may acquire any right, title or interest (collectively, the “Patent and Trademark Collateral”):
(a)    (i) all letters patent of the United States of America or the equivalent thereof in any other country, all registrations and applications for letters patent of the United States of America or the equivalent thereof in any other country or any political subdivision thereof, including registrations and applications in the United States Patent and Trademark Office or any similar offices in any other country or any political subdivision thereof, including, in the case of any Grantor, any of the foregoing set forth under its name on Schedule I hereto, and (ii) all reissues, continuations, divisionals, continuations-in-part, reexaminations, supplemental examinations, inter partes reviews, renewals, adjustments or extensions thereof, and the inventions disclosed or claimed therein;
(b)    (i) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, domain names,

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2

global top level domain names, other source or business identifiers, all registrations and applications filed in connection therewith, including registrations and applications in the United States Patent and Trademark Office or any similar office in any State of the United States of America or any other country or any political subdivision thereof, all extensions or renewals thereof, and all common law rights related thereto, including, in the case of any Grantor, any of the foregoing set forth under its name on Schedule II hereto and (ii) all goodwill associated therewith or symbolized thereby; and
(c) in each case, other than any such asset if, to the extent and for so long as such asset does not, pursuant to the final proviso of Section 3.01(a) of the Master Collateral Agreement, constitute Article 9 Collateral.
SECTION 3. Collateral Agreement. The security interests granted to the Administrative Agent herein are granted in furtherance of, and not in limitation of, the security interests granted to the Administrative Agent pursuant to the Master Collateral Agreement. Each Grantor hereby acknowledges and affirms that the rights and remedies of the Administrative Agent with respect to the Patent and Trademark Collateral are more fully set forth in the Master Collateral Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Master Collateral Agreement, the terms of the Master Collateral Agreement shall govern.
SECTION 4. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by fax, emailed pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement.
SECTION 5. Incorporation by Reference. The provisions of Sections 5.02, 5.04, 5.09 and 5.10 of the Master Collateral Agreement are hereby incorporated by reference herein as if set forth in full force herein, mutatis mutandis.
[Signature Pages Follow]

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TUPPERWARE BRANDS CORPORATION
By:

Name:
Title:

DART INDUSTRIES INC.
By:

Name:
Title:

[OTHER GRANTORS]
By:

Name:
Title:

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JPMORGAN CHASE BANK, N.A., as the Administrative Agent
by

Name:
Title:

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SCHEDULE I
PATENTS OWNED BY [NAME OF GRANTOR]
[Make a separate page of Schedule I for each Grantor and state if no patents are owned. List in numerical order by patent no./patent application no.]
U.S. Patent Registrations

Registered Owner	Title	Reg. No.	Issue Date

U.S. Patent Applications

Registered Owner	Title	App. No.	Date Filed

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SCHEDULE II
TRADEMARK/TRADE NAMES OWNED BY [NAME OF GRANTOR]
[Make a separate page of Schedule II for each Grantor and state if no trademarks/trade names are owned. List in numerical order by trademark registration/application no.]
U.S. Trademark Registrations

Registered Owner	Mark	Reg. No.	Reg. Date

U.S. Trademark Applications

Registered Owner	Mark	App. No.	Date Filed

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EXHIBIT I-1
[FORM OF] PERFECTION CERTIFICATE
[Month] [Date], 20[ ]
Reference is made to the Second Amended and Restated Credit Agreement dated as of March 29, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Tupperware Brands Corporation, a Delaware corporation (the “Parent Borrower”), Tupperware Nederland B.V. (formerly known as Tupperware International Holdings B.V.), Administradora Dart, S. de R.L. de C.V., Tupperware Brands Asia Pacific Pte. Ltd., the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. Capitalized terms used but not defined herein have the meanings assigned thereto in the Credit Agreement or the Master Collateral Agreement referred to therein, as applicable.
This Perfection Certificate is dated as of [    ], 20[ ] and is delivered pursuant to Section 5.15 of the Credit Agreement.
The undersigned, a Responsible Officer of the Parent Borrower, hereby certifies to the Administrative Agent, not individually, but on behalf of the Parent Borrower, as follows:
1.Legal Names. (a) Set forth on Schedule 1(a), with respect to each Grantor, is (i) the exact legal name of such Grantor, as such name appears in its certificate of organization, incorporation or formation, (ii) each other legal name such Grantor has had in the past five years, together with the date of the relevant name change, and (iii) each other name (including trade names or similar appellations used by such Grantor or any of its divisions or other business units in connection with the conduct of its business, the ownership of its properties or in any Federal or state tax filings at any time during the past five years).
(b) Except as set forth on Schedule 1(b), no Grantor has changed its legal identity or corporate structure in any way within the past five years. Changes in legal identity or corporate structure would include mergers, amalgamations, consolidations and acquisitions of all or substantially all of the assets of (or all or substantially all of the assets constituting a business unit, division, product line or line of business of) another Person or other acquisitions of material assets outside the ordinary course of business, as well as any change in the form or jurisdiction of organization or formation. With respect to any such change that has occurred within the past five years, set forth on Schedule 1(b) is the information required by clauses (i) and (ii) of Section 1(a) above as to each acquiree, constituent or seller party to such merger, amalgamation, consolidation or acquisition (each, a “Predecessor Entity”).
2.Current Locations. Set forth on Schedule 2 opposite the name of each Grantor (and, in the case of clauses (a) and (b), each Predecessor Entity as of immediately prior to the relevant change in legal identity or corporate structure) is (a) the jurisdiction of incorporation, organization or formation of such Person, (b) the address of the chief executive office of such

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Person and (c) each location where such Grantor maintains any books or records relating to any Accounts.
3.File Search Reports and UCC Filings. File search reports have been obtained from the UCC filing office relating to the location of the organization of each Grantor identified on Schedule 2. The file search reports obtained reflect no Liens on any of the Collateral other than those permitted under the Credit Agreement. Schedule 3 sets forth, with respect to each Grantor, the UCC filing office or county recorder’s office in which a UCC filing is required to be made to perfect the Administrative Agent’s security interest in the Collateral.
4.Stock Ownership and other Equity Interests. Set forth on Schedule 4 is a true and complete list, for each Grantor, of all the stock, partnership interests, limited liability company membership interests or other Equity Interests directly owned by such Grantor, specifying the issuer (including the jurisdiction of organization thereof) and certificate number of, and the number and percentage of ownership represented by, such Equity Interests.
5.Debt Instruments. Set forth on Schedule 5 is a true and complete list, for each Grantor, of all promissory notes, if any, evidencing Indebtedness of any Person in a principal amount of US$2,500,000 or more, in each case specifying the debtor thereunder and the type and outstanding principal amount thereof.
6.Intellectual Property. (a) Set forth on Schedule 6(a) is a true and complete list, with respect to each Grantor, of each Patent (including each Patent application) issued (or applied for issuance) by the applicable Governmental Authority of the United States or any Material Foreign Jurisdiction owned by such Grantor, in each case specifying the name of the registered owner, title, registration or application number and the registration date or application date (if already registered) thereof.
(b) Set forth on Schedule 6(b) is a true and complete list, with respect to each Grantor, of each Trademark (including each Trademark application) registered (or applied for registration) with the applicable Government Authority of the United States or any Material Foreign Jurisdiction owned by such Grantor, specifying the name of the registered owner, the registration or application number and the registration date or application date (if already registered) thereof.
(c) Set forth on Schedule 6(c) is a true and complete list, with respect to each Grantor, of each Copyright (including each Copyright application) registered (or applied for registration) with the applicable Government Authority of the United States or any Material Foreign Jurisdiction owned by such Grantor, specifying the name of the registered owner, the title and the registration number (if already registered) thereof.
Commercial Tort Claims. Set forth on Schedule 7 is a true and complete list of commercial tort claims in excess of US$2,500,000 held by any Grantor, including a brief description thereof.

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IN WITNESS WHEREOF, the undersigned has duly executed this certificate as of the date first set forth above.
TUPPERWARE BRANDS CORPORATION,

By:
Name:
Title:

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SCHEDULE 1(a)
Legal Names

Exact Legal Name[1]	Former Legal Names (including date of change)	Other Names

__________________
1 Note to Parent Borrower: Please include tax identification numbers for entities organized or formed in South Dakota.

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SCHEDULE 1(b)
Changes in Legal Identity or Corporate Structure

Grantor	Description of Change	Legal Name of Constituent/Acquiree/Seller	Former Legal Name of Constituent/Acquiree/Seller (including date of change)

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SCHEDULE 2
Locations

Grantor/Predecessor Entity	Jurisdiction of Organization	Chief Executive Office	Location of Books and Records

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SCHEDULE 3
Schedule of Filings
UCC-1 Filings

Grantor	Jurisdiction	UCC Filing Office/Local Filing Office

I-1-7
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SCHEDULE 4
Equity Interests

Grantor	Issuer	Jurisdiction of Organization of Issuer	Certificate No. (if uncertificated, please indicate so)	Number of Shares/Units Owned	Total Shares/Units Outstanding	Percentage of Ownership

I-1-8
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SCHEDULE 5
Debt Instruments

Grantor (Creditor)	Debtor	Type of Instrument	Outstanding Principal Amount

I-1-9
[[NYCORP:3896360v10:03/28/2019--01:46 PM]]

SCHEDULE 6(a)
Intellectual Property
Patents/Patent Applications

Registered Owner	Title of Patent	Country	Registration/Application Number	Registration/Application Date

I-1-10
[[NYCORP:3896360v10:03/28/2019--01:46 PM]]

SCHEDULE 6(b)
Intellectual Property
Trademarks/Trademark Applications

Registered Owner	Mark	Country	Application/Registration Number	Registration/Application Date

I-1-11
[[NYCORP:3896360v10:03/28/2019--01:46 PM]]

SCHEDULE 6(c)
Intellectual Property
Copyrights/Copyright Applications

Registered Owner	Title	Registration/Application Number	Registration/Application Date

I-1-12
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SCHEDULE 7
Commercial Tort Claims

I-1-13
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I-1-14
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EXHIBIT I-2
[FORM OF] SUPPLEMENTAL PERFECTION CERTIFICATE
[Month] [Date], 20[ ]
Reference is made to the Second Amended and Restated Credit Agreement dated as of March 29, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Tupperware Brands Corporation, a Delaware corporation (the “Parent Borrower”), Tupperware Nederland B.V. (formerly known as Tupperware International Holdings B.V.), Administradora Dart, S. de R.L. de C.V., Tupperware Brands Asia Pacific Pte. Ltd., the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. Capitalized terms used but not defined herein have the meanings assigned thereto in the Credit Agreement or the Master Collateral Agreement referred to therein, as applicable.
This Supplemental Perfection Certificate is dated as of [    ], 20[ ] and is delivered pursuant to Section 5.02(b) of the Credit Agreement (this certificate and each other Supplemental Perfection Certificate heretofore delivered pursuant to Section 5.02(b) of the Credit Agreement being referred to as a “Supplemental Perfection Certificate”) and supplements the information set forth in the Perfection Certificate delivered on [    ], 20[ ] (as supplemented from time to time by the Supplemental Perfection Certificates delivered after such date and prior to the date hereof, the “Prior Perfection Certificate”).
The undersigned, a Responsible Officer of the Parent Borrower, hereby certifies to the Administrative Agent, not individually, but on behalf of the Parent Borrower, as follows:
1.Legal Names. Except as set forth on Schedule 1 hereto, Schedule 1(a) of the Prior Perfection Certificate sets forth with respect to each Grantor the exact legal name of such Grantor, as such name appears in its certificate of incorporation, organization or formation.
2.Current Locations. Except as set forth on Schedule 2 hereto, Schedule 2 to the Prior Perfection Certificate sets forth opposite the name of each Grantor (a) the jurisdiction incorporation, organization or formation of such Person and (b) the address of the chief executive office of such Person.
3.[Reserved.]
4.Stock Ownership and other Equity Interests. Except as set forth on Schedule 4 hereto, Schedule 4 of the Prior Perfection Certificate sets forth a true and complete list, for each Grantor, of all the stock, partnership interests, limited liability company membership interests or other Equity Interests directly owned by such Grantor, specifying the issuer (including the jurisdiction of organization thereof) and certificate number of, and the number and percentage of ownership represented by, such Equity Interests.

I-2-1
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5.Debt Instruments. Except as set forth on Schedule 5 hereto, Schedule 5 of the Prior Perfection Certificate sets forth a true and complete list, for each Grantor, of all promissory notes, if any, evidencing Indebtedness of any Person in a principal amount of US$2,500,000 or more, in each case specifying the debtor thereunder and the type and outstanding principal amount thereof.
6.Intellectual Property. (a) Except as set forth on Schedule 6(a) hereto, Schedule 6(a) of the Prior Perfection Certificate sets forth a true and complete list, with respect to each Grantor, of each Patent (including each Patent application) issued (or applied for issuance) by the applicable Governmental Authority of the United States or any Material Foreign Jurisdiction owned by such Grantor, in each case specifying the name of the registered owner, title, registration or application number and the registration date or application date (if already registered) thereof.
(b) Except as set forth on Schedule 6(b) hereto, Schedule 6(b) of the Prior Perfection Certificate sets forth a true and complete list, with respect to each Grantor, of each Trademark (including each Trademark application) registered (or applied for registration) with the applicable Government Authority of the United States or any Material Foreign Jurisdiction owned by such Grantor, specifying the name of the registered owner, the registration or application number and the registration date or application date (if already registered) thereof.
(c) Except as set forth on Schedule 6(c) hereto, Schedule 6(c) of the Prior Perfection Certificate sets forth a true and complete list, with respect to each Grantor, of each Copyright (including each Copyright application) registered (or applied for registration) with the applicable Government Authority of the United States or any Material Foreign Jurisdiction owned by such Grantor, specifying the name of the registered owner, the title and the registration number (if already registered) thereof.
7.Commercial Tort Claims. Except as set forth on Schedule 7 hereto, Schedule 7 of the Prior Perfection Certificate sets forth a true and complete list of commercial tort claims in excess of US$2,500,000 held by any Grantor, including a brief description thereof.

I-2-2
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IN WITNESS WHEREOF, the undersigned has duly executed this certificate as of the date first set forth above.
TUPPERWARE BRANDS CORPORATION,

By:
Name:
Title:

I-2-3
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SCHEDULE 1
Legal Names

Exact Legal Name[28]

__________________
28 Note to Parent Borrower: Please include tax identification numbers for entities organized or formed in South Dakota.

I-2-4
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SCHEDULE 2(a)
Locations

Grantor	Jurisdiction of Organization	Chief Executive Office

I-2-5
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SCHEDULE 4
Equity Interests

Grantor	Issuer	Jurisdiction of Organization of Issuer	Certificate No. (if uncertificated, please indicate so)	Number of Shares/Units Owned	Total Shares/Units Outstanding	Percentage of Ownership

I-2-6
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SCHEDULE 5
Debt Instruments

Grantor (Creditor)	Debtor	Type of Instrument	Outstanding Principal Amount

I-2-7
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SCHEDULE 6(a)
Intellectual Property
Patents/Patent Applications

Registered Owner	Title of Patent	Country	Registration/Application Number	Registration/Application Date

I-2-8
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SCHEDULE 6(b)
Intellectual Property
Trademarks/Trademark Applications

Registered Owner	Mark	Country	Application/Registration Number	Registration/Application Date

I-2-9
[[NYCORP:3891891v20:3/28/2019 3:11:14 PM

SCHEDULE 6(c)
Intellectual Property
Copyrights/Copyright Applications

Registered Owner	Title	Registration/Application Number	Registration/Application Date

I-2-10
[[NYCORP:3891891v20:3/28/2019 3:11:14 PM

SCHEDULE 7
Commercial Tort Claims

I-2-11
[[NYCORP:3891891v20:3/28/2019 3:11:14 PM